CENTENNIAL CELLULAR CORP.,
                                 as a Guarantor,

                                       and

                     CENTENNIAL CELLULAR OPERATING CO. LLC,
                                  as Borrower,

                                       and

                    CENTENNIAL WIRELESS PCS OPERATIONS CORP.,
                                 as PR Borrower,

                                       and

                        THE OTHER GUARANTORS PARTY HERETO
                             ----------------------

                                 $1,050,000,000
                                CREDIT AGREEMENT
                           Dated as of January 7, 1999
                             ----------------------

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                     as Lead Arranger and Syndication Agent,

                                       and

                               NATIONSBANK, N.A.,
                    as Co-Arranger and Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                   as Co-Arranger and Co-Documentation Agent,

                                       and

                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agent,

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                            as Senior Managing Agent,

                                       and

                            THE LENDERS PARTY HERETO

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

Section 1.     Definitions, Accounting Matters and Rules of Construction.......1

        1.01.  Certain Defined Terms...........................................1
        1.02.  Accounting Terms and Determinations............................44
        1.03.  Classes and Types of Loans.....................................44
        1.04.  Rules of Construction..........................................44

Section 2.     Commitments, Letters of Credit, Fees, Register, Prepayments
                 and Replacement of Lenders...................................45

        2.01.  Loans..........................................................45
        2.02.  Borrowings.....................................................48
        2.03.  Letters of Credit..............................................49
        2.04.  Termination and Reductions of Commitments......................54
        2.05.  Fees...........................................................56
        2.06.  Lending Offices................................................56
        2.07.  Several Obligations of Lenders.................................56
        2.08.  Notes; Register................................................56
        2.09.  Optional Prepayments and Conversions or Continuations
                 of Loans.....................................................57
        2.10.  Mandatory Prepayments..........................................59
        2.11.  Replacement of Lenders.........................................63

Section 3.     Payments of Principal and Interest.............................63

        3.01.  Repayment of Loans.............................................63
        3.02.  Interest.......................................................64

Section 4.     Payments; Pro Rata Treatment; Computations; Etc................65

        4.01.  Payments.......................................................65
        4.02.  Pro Rata Treatment.............................................66
        4.03.  Computations...................................................66
        4.04   Minimum Amounts................................................66
        4.05.  Certain Notices................................................67
        4.06.  Non-Receipt of Funds by Administrative Agent...................68
        4.07.  Right of Setoff; Sharing of Payments; Etc......................69

Section 5.     Yield Protection, Etc..........................................70

        5.01.  Additional Costs...............................................70
        5.02.  Limitation on Types of Loans...................................71
        5.03.  Illegality.....................................................72
        5.04.  Treatment of Affected Loans....................................72

                                                                            Page




        5.05.  Compensation...................................................72
        5.06.  Net Payments...................................................73

Section 6.     Guarantee......................................................75

        6.01.  The Guarantee..................................................75
        6.02.  Obligations Unconditional......................................76
        6.03.  Reinstatement..................................................77
        6.04.  Subrogation; Subordination.....................................77
        6.05.  Remedies.......................................................78
        6.06.  Instrument for the Payment of Money............................78
        6.07.  Continuing Guarantee...........................................78
        6.08.  General Limitation on Guarantee Obligations....................78

Section 7.     Conditions Precedent...........................................78

        7.01.  Effectiveness and Initial Extension of Credit..................78
        7.02.  Initial and Subsequent Extensions of Credit....................84
        7.03.  Determinations Under Section 7.................................85

Section 8.     Representations and Warranties.................................85

        8.01.  Corporate Existence............................................86
        8.02.  Financial Condition; Etc.......................................86
        8.03.  Litigation.....................................................87
        8.04.  No Breach; No Default..........................................87
        8.05.  Action.........................................................87
        8.06.  Approvals......................................................88
        8.07.  Representations and Warranties in the Merger Agreement.........88
        8.08.  ERISA..........................................................88
        8.09.  Taxes..........................................................89
        8.10.  Investment Company Act; Public Utility Holding Company Act;
                 Other Restrictions...........................................89
        8.11.  Environmental Matters..........................................89
        8.12.  Environmental Investigations...................................90
        8.13.  Use of Proceeds................................................90
        8.14.  Subsidiaries, Etc..............................................91
        8.15.  Properties.....................................................91
        8.16.  Security Interest; Absence of Financing Statements; Etc........92
        8.17.  Licenses and Permits; Compliance with Laws.....................92
        8.18.  True and Complete Disclosure...................................92
        8.19.  Solvency; Etc..................................................93
        8.20.  Contracts......................................................93

                                                                            Page




        8.21.  Labor Matters..................................................93
        8.22.  FCC Matters and Governmental Matters...........................93
        8.23.  Senior Subordinated Notes; Parent Subordinated Notes...........94
        8.24.  Year 2000......................................................95

Section 9.     Covenants......................................................95

        9.01.  Financial Statements, Etc......................................95
        9.02.  Litigation, Etc................................................99
        9.03.  Existence; Compliance with Law; Payment of Taxes; Inspection
                 Rights; Performance of Obligations; Etc......................99
        9.04.  Insurance.....................................................101
        9.05. Limitation on Lines of Business; Limitation on Activity of License Subsidiaries; Limitation on Management Agreements...101
        9.06.  Limitation on Fundamental Changes, Acquisitions or
                 Dispositions................................................102
        9.07.  Limitation on Liens and Negative Pledges......................106
        9.08.  Prohibition on Disqualified Capital Stock; Limitation on
                 Indebtedness and Contingent Obligations.....................109
        9.09.  Limitation on Investments; Limitation on Creation of
                 Subsidiaries................................................112
        9.10.  Limitation on Dividend Payments...............................115
        9.11.  Financial Covenants...........................................117
        9.12.  Pledge or Mortgage of Additional Collateral...................119
        9.13.  Security Interests; Further Assurances........................121
        9.14.  Compliance with Environmental Laws............................122
        9.15.  Limitation on Transactions with Affiliates....................123
        9.16.  Limitation on Accounting Changes; Limitation on Investment
                 Company Status..............................................123
        9.17.  Limitation on Modifications of Certain Documents, Etc.........124
        9.18.  Interest Rate Protection Agreements...........................124
        9.19.  Limitation on Certain Restrictions Affecting Subsidiaries.....124
        9.20.  Additional Obligors; Licenses To Be Held by License
                 Subsidiaries................................................124
        9.21.  Limitation on Activities of Parent............................125
        9.22.  Limitation on Issuance or Dispositions of Equity Interests
                 of Borrower and Subsidiaries................................125
        9.23.  Limitation on Payments or Prepayments of Indebtedness
                 or Modification of Debt Documents...........................125
        9.24.  Casualty and Condemnation.....................................126
        9.25.  Limitation on Tax Sharing Arrangements........................127
        9.26.  Limitation on Designation of Designated Senior Indebtedness...127
        9.27.  No Contractual Bar............................................127
        9.28.  Year 2000 Compliance..........................................127
        9.29.  Facilities Agreement..........................................127

                                                                            Page



Section 10.    Events of Default.............................................127

Section 11.    Agents........................................................131

        11.01. General Provisions............................................131
        11.02. Indemnification...............................................133
        11.03. Consents Under Other Credit Documents.........................134
        11.04. Collateral Sub-Agents.........................................134

Section 12.    Miscellaneous.................................................134

        12.01. Waiver........................................................134
        12.02. Notices.......................................................135
        12.03. Expenses, Indemnification, Etc................................135
        12.04. Amendments, Etc...............................................137
        12.05. Successors and Assigns........................................140
        12.06. Assignments and Participations................................140
        12.07. Survival......................................................142
        12.08. Captions......................................................142
        12.09. Counterparts; Interpretation; Effectiveness...................143
        12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc.......143
        12.11. Confidentiality...............................................143
        12.12. Independence of Representations, Warranties and Covenants.....144
        12.13. Severability..................................................144
        12.14. Acknowledgments...............................................144

        Signatures...........................................................S-1

ANNEX A    -             Commitments
SCHEDULE 1.01(a)    -    Applicable Margins Before Reset Date
SCHEDULE 1.01(b)    -    Applicable Margins After Reset Date
SCHEDULE 1.01(c)    -    Applicable Revolving Credit Fee Percentage
SCHEDULE 1.01(d)    -    Guarantors (for Obligations of Borrower)
SCHEDULE 3.01(b)    -    Amortization Schedule
SCHEDULE 8.02(b)    -    Certain Contingent Obligations
SCHEDULE 8.02(c)    -    Certain Financial Matters
SCHEDULE 8.03       -    Litigation
SCHEDULE 8.09       -    Tax Matters
SCHEDULE 8.11       -    Environmental Matters
SCHEDULE 8.14       -    Subsidiaries, Etc.
SCHEDULE 8.16       -    Security Interests
SCHEDULE 8.20       -    Certain Contracts
SCHEDULE 8.21       -    Labor Matters
SCHEDULE 8.22(b)    -    License Expiration Dates as of Closing Date
SCHEDULE 9.07       -    Certain Existing Liens
SCHEDULE 9.08       -    Certain Indebtedness to Remain Outstanding
SCHEDULE 9.09       -    Investments
SCHEDULE 9.15       -    Existing Affiliate Agreements
EXHIBIT A-1         -    Form of Revolving Credit Note
EXHIBIT A-2         -    Form of Tranche A Term Loan Note
EXHIBIT A-3         -    Form of Tranche A-PR Term Loan Note
EXHIBIT A-4         -    Form of Tranche B Term Loan Note
EXHIBIT A-5         -    Form of Tranche C Term Loan Note
EXHIBIT A-6         -    Form of Swing Loan Note
EXHIBIT B           -    Form of Intercompany Note
EXHIBIT C-1         -    Form of Interest Rate Certificate
EXHIBIT C-2         -    Form of Solvency Certificate
EXHIBIT D           -    Form of Security Agreement
EXHIBIT E-1         -    Form of Opinion of Counsel to the Obligors
EXHIBIT E-2         -    Form of Opinion of Special FCC Counsel to the Obligors
EXHIBIT F           -    Form of Notice of Assignment
EXHIBIT G           -    Form of Notice of Borrowing
EXHIBIT H           -    Form of Notice of Conversion/Continuation
EXHIBIT I           -    Form of Joinder Agreement
EXHIBIT J           -    Form of Section 5.06 Certificate for Lenders
EXHIBIT K           -    Form of Collateral Assignment of Location Agreements
EXHIBIT L           -    Form of Assignment Agreement
EXHIBIT M           -    Form of Perfection Certificate
EXHIBIT N           -    Form of Century-ML Consent and Agreement
EXHIBIT O           -    Form of Joinder Agreement for Lambda Operating Corp.

CREDIT AGREEMENT dated as of January 7, 1999, among CENTENNIAL CELLULAR OPERATING CO. LLC, as Borrower; CENTENNIAL WIRELESS PCS OPERATIONS CORP., as PR Borrower; CENTENNIAL CELLULAR CORP., as a Guarantor; the other Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as lead arranging agent (in such capacity, together with its successors in such capacity, "Lead Arranger"); NATIONSBANK, N.A., as co-arranger and administrative agent (in such capacity, together with its successors in such capacity, "Administrative Agent"); THE CHASE MANHATTAN BANK, as co-arranger and co-documentation agent (in such capacity, together with its successors in such capacity, "Co-Documentation Agent"); THE BANK OF NOVA SCOTIA, as co-documentation agent (in such capacity, together with its successors in such capacity, "Co-Documentation Agent" and together with the other Co-Documentation Agent, "Co-Documentation Agents"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as syndication agent (in such capacity, together with its successors in such capacity, "Syndication Agent"); and MORGAN STANLEY SENIOR FUNDING, INC., as senior managing agent (in such capacity, together with its successors in such capacity, "Senior Managing Agent").


               The parties hereto agree as follows:

Section 1.     Definitions, Accounting Matters and Rules of Construction.

               1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

               "ABR Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

               "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

               "Acquisition Consideration" shall mean the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of the purchase price for, any Acquisition, whether paid in cash or by exchange of Equity Interests (other than of Parent) or of assets or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements and non-competition agreements.

               "Additional Collateral" see Section 9.12.

               "Additional Obligors" see Section 9.20.

              "Additional Senior Subordinated Notes Documents" shall mean an indenture governing the terms and conditions of the Additional Senior Subordinated Notes and all other documents relating thereto (including any interest escrow agreement, if applicable) and delivered to Agents, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

               "Additional Senior Subordinated Notes" shall mean any senior subordinated notes of Borrower or any senior notes of any direct or indirect parent of Borrower for gross proceeds (for Borrower or any such direct or indirect parent in the aggregate), in excess of the amount of interest in escrow pursuant to the interest escrow agreement relating thereto (if applicable), of up to $150.0 million issued in connection with any Acquisition effected pursuant to Section 9.06(h), including the senior subordinated notes or senior notes (as the case may be) issued pursuant to a registered exchange offer therefor, which notes shall in any event (i) have covenants, events of default, redemption and repurchase provisions and modification provisions in the aggregate not materially less favorable to Borrower (or any such parent) and the Lenders than the covenants, events of default, redemption and repurchase provisions and modification provisions of the Senior Subordinated Notes, (ii) mature after the Final Maturity Date (as it may be extended by the Increased Facility Amount),
(iii) be unsecured, (iv) require no cash interest payments (other than from an interest escrow substantially similar to the Senior Subordinated Notes Interest Escrow Agreement) until after the Senior Subordinated Notes Interest Trigger Date, and (v) in the case of any such notes issued by Borrower, have subordination terms substantially similar to the Senior Subordinated Notes.

               "Adjusted Net Income" shall mean, for any period, the consolidated net income (loss) for such period, of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Excluded Dispositions and Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period to the extent not in excess of such Person's net income for such period, (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, and
(f) any net gain from the collection of proceeds of life insurance or "key man" insurance policies. For the purpose of determining Adjusted Net Income, the value of handsets reflected on the financial statements of Borrower and its Consolidated Subsidiaries shall be amortized in accordance with the relevant amortization policies of Borrower and its Consolidated Subsidiaries as in effect on the Closing Date."Administrative Agent" see the introduction hereto.

               "Administrative Agent Fee Letter" shall mean the Fee Letter dated the date hereof between Administrative Agent and Parent.

               "Advance Date" see Section 4.06.

               "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.15, no Company shall be deemed an Affiliate of any other Company.

               "Affiliate Transaction" see Section 9.15.

               "Agent" shall mean any of Administrative Agent, Syndication Agent, Lead Arranger, either Co-Arranger, either Co-Documentation Agent or Senior Managing Agent and "Agents" shall mean all of them collectively.

               "Agreement" shall mean this Credit Agreement, as amended from time to time.

               "Allowable Cellular System" shall mean, at any date, any Cellular System the geographical boundaries for any portion of which are contiguous to or within 50 miles from the geographical boundaries of (x) any Cellular System owned in whole or in part by Borrower or any Subsidiary on the Closing Date or
(y) any Cellular System in the continental United States or group of Cellular Systems in the same general geographic area in the continental United States constituting a cluster in each case under this clause (y) owned by Borrower or any Subsidiary with a combined Net Pops at such date for all such Cellular Systems of at least 1,000,000 Net Pops. "Net Pops" of any Cellular System shall mean, at any date, the estimated population at such date (as set forth in published reports of the Donnelley Market Information Service) of such Cellular System multiplied by the percentage interest that Borrower or any Subsidiary owns in the entity licensed in such Cellular System.

               "Allowable Wireless System" shall mean, at any date, any Cellular System, PCS System or SMR System, in each case the geographical boundaries for any portion of which are contiguous to or within 50 miles from the geographical boundaries of (x) any Cellular System, PCS System or SMR System owned in whole or in part by Borrower or any Subsidiary on the Closing Date or (y) any Cellular System, PCS System or SMR System in the continental United States or group of Cellular Systems, PCS Systems or SMR Systems in the same general geographic area in the continental United States constituting a cluster in each case under this clause (y) owned by Borrower or any Subsidiary with a combined Net Pops at such date for all such Cellular Systems, PCS Systems or SMR Systems of at least 1,000,000 Net Pops. "Net Pops" of any Cellular System, PCS System or SMR System shall mean, at any date, the estimated population at such date (as set forth in published reports of the Donnelley Market Information Service) of such Cellular System, PCS System or SMR System multiplied by the percentage interest that Borrower or any Subsidiary owns in the entity licensed in such Cellular System, PCS System or SMR System.

               "Alternate Base Rate" shall mean for any day, a rate per annum that is equal to the higher of (i) the Federal Funds Rate, plus 0.50%, or (ii) the Prime Rate.

               "Amortization Payment" shall mean each scheduled installment of payments on the Term Loans as set forth in Section 3.01(b).

               "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" shall be, for any Type and Class of Loan, (x) from the Closing Date to the first date (the "Reset Date") after the sixth month after the Closing Date on which Borrower shall have delivered to the Lenders the financial statements required by Sections 9.01(a) or (b), as the case may be, Interest Rate Certificates required by Section 9.01(e) and an Officers' Certificate demonstrating the then applicable Total Leverage Ratio, the percentage per annum set forth on Schedule 1.01(a) for such Type and Class of Loan, and (y) on and after the Reset Date, when the Total Leverage Ratio at the end of the most recently ended fiscal quarter is as set forth in Schedule 1.01(b), the percentage per annum set forth opposite such Total Leverage Ratio in Schedule 1.01(b) for such Type and Class of Loan. Any change in the Total Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the financial statements or Interest Rate Certificate within the times specified in Sections 9.01(a), (b) and (e), the Total Leverage Ratio shall be deemed to be greater than or equal to 7.5:1.0 until Borrower delivers such Interest Rate Certificate and financial statements.

               "Applicable Revolving Credit Fee Percentage" shall mean 0.50% per annum; provided, however, that on and after the Reset Date, when the Total Leverage Ratio at the end of the most recently ended fiscal quarter is as set forth in Schedule 1.01(c), the Applicable Revolving Credit Fee Percentage shall mean the percentage per annum set forth opposite such Total Leverage Ratio in
Schedule 1.01(c). Any change in the Total Leverage Ratio shall be effective to adjust the Applicable Revolving Credit Fee Percentage as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the financial statements and Interest Rate Certificate within the times specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be greater than or equal to 5.0:1.0 until Borrower delivers such Interest Rate Certificate and financial statements. "Approved Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "Bankruptcy Code" shall mean the United States Federal Bankruptcy Code of 1978 and any analogous law of Puerto Rico.

               "Borrower" shall mean Centennial Cellular Operating Co. LLC, a Delaware limited liability company.

               "Borrower Balance Sheet" shall mean the consolidated balance sheet of Borrower as of May 31, 1998.

               "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "CAP System" shall mean a system that provides long-distance carriers or end-users with an alternative to the traditional local phone company for local transmission of private line and transport and special access telecommunications services in Puerto Rico and the Virgin Islands.

               "Capital Expenditures" shall mean, for any period any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) any expenditure made with the Net Available Proceeds of any Equity Issuance or Disposition Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(iv), (iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (w) of Section 2.10(a)(i) within the period specified therein, (v) expenditures to effect Permitted Acquisitions, and
(vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment.

               "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

               "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "Casualty Event" shall mean, with respect to any Property (including Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $1.0 million and (y) all such proceeds and other compensation in respect of all such events since the Closing Date is less than $5.0 million. "Casualty Event" shall include but not be limited to any taking of any Mortgaged Real Property or Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

               "Cellular System" shall mean a cellular mobile radio telephone system constructed and operated in an MSA or an RSA (or any successor territorial designation) pursuant to a License therefor issued by the FCC.

               "Century-ML" shall mean Century-ML Cable Corporation, a Delaware corporation.

               "Century ML Cable Venture" shall mean Century ML Cable Venture, a New York joint venture.

               "Century-ML Consent and Agreement" shall mean a consent and agreement entered into by the parties to the Facilities Agreement and Administrative Agent, substantially in the form of Exhibit N.

               "CERCLA" see Section 8.11.

               "Change of Control" shall mean any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of Parent) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Permitted Holders collectively fail to beneficially own, directly or indirectly, Equity Interests of Parent representing at least 40% of the economic interests of all Equity Interests then outstanding of Parent or the Permitted Holders collectively cease to have the ability to appoint a majority of the board of directors of Parent; (b) any Person or any group (other than the Permitted Holders) shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Parent having 35% or more of the aggregate voting power of all Equity Interests of Parent at the time outstanding if at such time the Permitted Holders collectively beneficially own Equity Interests having a lesser aggregate voting power of all Equity Interests of Parent at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Parent; (c) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Parent then in office; (d) any event or circumstance constituting a "change of control" under the Parent Financing Documents, Senior Subordinated Notes Financing Documents or any other documentation evidencing or governing any Indebtedness of any Company in a principal amount in excess of $10.0 million (other than under the Credit Documents, and other than the Existing Notes as a result of the Merger) shall occur which results in an obligation of any Company to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness; or (e) Parent fails to own beneficially and of record 100% (on a fully diluted basis) of the Equity Interests of Borrower. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to
Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

               "Class" see Section 1.03.

               "Closing Date" shall mean the date on which the initial extensions of credit are made hereunder.

               "Co-Arrangers" shall mean NationsBank, N.A. and The Chase Manhattan Bank, together with their respective successors in such capacities.

               "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

               "Co-Documentation Agents" see the introduction hereto.

               "Collateral" shall mean all of the Pledged Collateral and Mortgaged Real Property.

               "Collateral Account" see Section 10(d) of the Security Agreement.

               "Collateral Assignment of Location Agreements" shall mean the Collateral Assignment of Location Agreements substantially in the form of Exhibit K among the Obligors and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to assign to Administrative Agent (on behalf of the Creditors) the right, title and interest identified therein.

               "Commission" shall mean the United States Securities and Exchange Commission.

               "Commitment Letter" shall mean the Commitment Letter between Merrill Lynch Capital Corporation, NationsBank, N.A., The Chase Manhattan Bank, Morgan Stanley Senior Funding, Inc. and Parent dated November 29, 1998, as amended and restated on November 30, 1998 to add The Bank of Nova Scotia as a Lender and as Co-Documentation Agent, together with Exhibit A thereto.

               "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

               "Communications Act" shall mean the United States Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Communications Regulatory Authority" shall mean the FCC, any State PUC, the PRPSC, the PRTRB and any future federal, state, Puerto Rican or Virgin Island communication regulatory commission, agency, department, board or authority.

               "Companies" shall mean the Obligors and their respective Subsidiaries; and "Company" shall mean any of them.

               "Consolidated Interest Expense" shall mean, for any period, all interest expense (including original issue discount, interest paid in kind, commitment fees, letter of credit fees and the interest component of Capital Leases but excluding any up-front, underwriting or commitment fees under the Commitment Letter to the extent accrued on or prior to the Closing Date) of Borrower and its Consolidated Subsidiaries for such period including all capitalized interest and the net amounts payable under all Interest Rate Protection Agreements.

               "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

               "Contingent Obligation" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof. "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

               "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC or any other Communications Regulatory Authority) to which such Person is a party or by which it or any of its Property is bound or subject.

               "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "Covered Taxes" see Section 5.06(a).

               "Credit Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

               "Creditor" shall mean (i) any Agent, (ii) the Issuing Lender,
(iii) any Lender, and (iv) any party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender.

               "Debt Issuance" shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

               "Default" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

               "Delivery Date" shall mean the date Borrower shall have delivered a compliance certificate and financial statements in accordance with Section 9.01(a), (b) and (c) in respect of the first fiscal quarter after the date of depletion of the interest escrow in respect of the Senior Subordinated Notes.

               "Disposition" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and Equity Interests of any Subsidiary of any Company or Minority Interests of any Company) (whether now owned or hereafter acquired) by any Company to any Person other than Borrower or any Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Borrower or any Subsidiary, and (iii) any liquidating dividend or distribution received by any Company in respect of any Minority Interest, excluding, however, in each case any Excluded Disposition.

               "Disposition Event" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind received in consideration for a Disposition of Property.

               "Disqualified Capital Stock" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

               "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "Domestic Subsidiary" shall mean any Subsidiary other than a Foreign Subsidiary.

               "Eligible Person" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and investment funds; and
(vi) any other entity consented to by each of Lead Arranger, Administrative Agent and Borrower. With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

               "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

               "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Laws" shall mean any and all present and future applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               "Equity Financing" shall mean the purchase by the Investors from Parent for cash not later than the time of consummation of the Merger of common equity in an aggregate amount not less than $400.0 million.

               "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

               "Equity Issuance" shall mean any of (a) any issuance or sale after the Closing Date by any Company or any other direct or indirect parent of Borrower (other than by the Permitted Holders) of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company, excluding in each case (i) any issuance of common Equity Interests of Parent (or any other direct or indirect parent of Borrower) to the seller or sellers in consideration for a Permitted Acquisition or as permitted by Section 9.09(A)(r),
(ii) any issuance or sale of Equity Interests in any Subsidiary (which, for the avoidance of doubt, is treated as a Disposition), (iii) any issuance or sale by Parent (or any other direct or indirect parent of Borrower) of Equity Interests of Parent to employees, directors, officers or consultants pursuant to a benefit or compensation plan in an amount not to exceed 10% of the outstanding Equity Interests of Parent, (iv) any issuance of Qualified Capital Stock of Parent (or any other direct or indirect parent of Borrower) to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of Parent (or any other direct or indirect parent of Borrower) pursuant to Section 9.10(c)(iii), (v) any issuance of Equity Interests by any Subsidiary to directors or nominees if resulting in deminimis proceeds, and
(vi) any issuance of any common Equity Interests of Parent to (x) any of the Permitted Holders or (y) at least one Permitted Holder and a group of private investors arranged by any Permitted Holder, in each case the proceeds of which are substantially contemporaneously used to effect any Permitted Acquisition.

               "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

               "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Entity" shall mean any member of an ERISA Group.

               "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which is reasonably likely to result in liability to any Company.

               "ERISA Group" shall mean any Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Company, are treated as a single employer under Section 414 of the Code.

               "Event of Default" see Section 10.

               "Excess Cash Flow" shall mean for the relevant period, (A) the sum of (i) Operating Cash Flow for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income); (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to a Disposition during such period); and (iii) cash received from the proceeds of any life insurance or "key man" policies during such period, minus (B) the sum of (i) cash interest expense (including, without duplication, cash interest expense under Swap Contracts, cash Capital Lease expense and commitment fees and interest accruing during such period on the Senior Subordinated Notes and (if issued by Borrower) the Additional Senior Subordinated Notes) of Borrower and its Consolidated Subsidiaries for such period to the extent deducted in calculating Adjusted Net Income; (ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Borrower and its Consolidated Subsidiaries made during such period from internally generated funds, all voluntary prepayments of Term Loans made during such period from internally generated funds and all prepayments of Revolving Credit Loans made during such period from internally generated funds to the extent accompanied by a permanent reduction in Revolving Credit Commitments; (iii) Capital Expenditures made during such period by

Borrower and the Subsidiaries to the extent funded from internally generated funds; (iv) all cash income taxes actually paid by Borrower or any Subsidiary during such period and dividends paid during such period by Borrower pursuant to
Section 9.10(c)(ii); (v) cash dividends paid during such period by Borrower pursuant to Section 9.10(c)(iii) to the extent made with internally generated funds; (vi) cash dividends paid during such period by Borrower pursuant to
Section 9.10(d); (vii) cash paid during such period for any Acquisition or Investment permitted by Section 9.06 or 9.09, in each case to the extent made from internally generated funds; (viii) any net increases in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Acquisition during such period); (ix) solely to the extent not reflected in the calculation of Adjusted Net Income, cash distributions required to be paid to the minority holders of Equity Interests in any Consolidated Subsidiary of Borrower pursuant to the partnership agreement governing such Consolidated Subsidiary as in effect on the Closing Date; and (x) monitoring and management fees actually paid to any Permitted Holder during such period by Borrower as permitted by Section 9.15.

               "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

               "Exchange Indenture" shall mean the indenture pursuant to which the Exchange Notes are issued.

               "Exchange Notes" see the definition of Senior Subordinated Notes.

               "Exchange Offer" see the definition of Senior Subordinated Notes.

               "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $100,000 in aggregate proceeds per Disposition (or series of related Dispositions) and other Dispositions resulting in up to $5.0 million in aggregate proceeds in any fiscal year (which $5.0 million shall not include any such $100,000 or less Disposition or series of related Dispositions); (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) any transaction permitted by Section 9.06 (other than clause (g), (n), (p), (r) or (s) thereof), any Lien permitted by Section
9.07 and any Investment permitted by Section 9.09; (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary course of business.

               "Excluded Equity Issuance" shall mean any issuance of Qualified Capital Stock excluded from the definition of Equity Issuance by virtue of clause (iv) thereof.

               "Excluded Taxes" see Section 5.06(a).

               "Existing Affiliate Agreements" see Section 9.15.

               "Existing Credit Facilities" shall mean the existing $130.0 million credit facility of Centennial Puerto Rico Wireless Corporation agented by Citibank, N.A. and the existing $115.0 million credit facility of Target agented by Citibank, N.A..

               "Existing Credit Facilities Repayment" shall mean the repayment of all Indebtedness and cancellation of all commitments to make extensions of credit under the Existing Credit Facilities.

               "Existing Indentures" shall mean each Indenture pursuant to which each tranche of the Existing Notes were issued.

               "Existing Notes" shall mean Target's (i) $250.0 million aggregate principal amount of 8 7/8% Senior Notes due 2001 and (ii) $100.0 million aggregate principal amount of 10 1/8% Senior Notes due 2005.

               "Existing Stockholders" shall mean the stockholders of Target immediately prior to the Merger.

               "FAA" shall mean the United States Federal Aviation
Administration.

               "Facilities Agreement" shall mean the Facilities Agreement dated as of January 2, 1995 among PR Borrower, Century ML Cable Venture and Century-ML, as the same shall be modified and supplemented and in effect from time to time in accordance with its terms and this Agreement.

               "fair market value" shall mean, with respect to any asset, a price (after taking into account any liabilities relating to such assets), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

               "FCC" shall mean the United States Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

               "Fee Letter" shall mean the Fee Letter dated as of November 29, 1998 between Merrill Lynch Capital Corporation, NationsBank, N.A., The Chase Manhattan Bank, Morgan Stanley Senior Funding, Inc. and Parent, as amended and restated on November 30, 1998 to add The Bank of Nova Scotia as a Lender and as Co-Documentation Agent.

               "Final Maturity Date" shall mean November 30, 2007. If the Increased Facility Amount shall be put in place, the Final Maturity Date shall be extended to the final maturity thereof if beyond the Final Maturity Date as of the Closing Date.

               "Financial Maintenance Covenants" shall mean the covenants set forth in Section 9.11(a) through (e).

               "Fixed Charge Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Operating Cash Flow for the four fiscal quarters ending on such Test Date to (y) Fixed Charges for the four fiscal quarters ending on such Test Date.

               "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period to the extent paid or payable in cash during such period, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower and its Consolidated Subsidiaries (including, without duplication, any lease payments in respect of Capital Leases of Borrower and its Consolidated Subsidiaries attributable to the principal component thereof for such period but excluding any prepayment of a type contemplated by Section 2.10), (iii) all cash income tax expense actually paid to any Governmental Authority by Borrower and its Consolidated Subsidiaries for such period (other than taxes related to Dispositions or Excluded Dispositions not in the ordinary course of business), (iv) all dividends paid by Borrower during such period pursuant to Section 9.10(c)(ii) or pursuant to Section 9.10(d) (other than for taxes related to Dispositions and Excluded Dispositions not in the ordinary course of business), and (v) Capital Expenditures during such period to the extent made from internally generated funds.

               "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

               "Foreign Subsidiary" shall mean any direct or indirect Subsidiary organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

               "Funding Date" shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

               "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" shall mean any government or political subdivision of the United States, Puerto Rico, the Virgin Islands or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

               "Guarantee" shall mean the guarantee of each Guarantor pursuant to Section 6.

               "Guaranteed Obligations" see Section 6.01.

               "Guarantors" shall mean Parent, each Subsidiary (other than any Foreign Subsidiary) listed on Schedule 1.01(d) and each direct and indirect Subsidiary (other than any Foreign Subsidiary) that guarantees the payment of the Obligations of Borrower pursuant to Section 9.20.

               "Guaranty Obligation" see the definition of Contingent
Obligation.

               "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea- formaldehyde insulation and asbestos.

               "in the ordinary course of business" shall mean in the ordinary course of business of Borrower and the Subsidiaries.

               "Increased Facility Amount" see Section 2.01(f). There is no commitment for all or any part of the Increased Facility Amount as of the Closing Date. No Lender shall have any obligation for any part of the Increased Facility Amount unless it shall have expressly consented thereto in writing.

               "incur" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Company (or is merged into or consolidates with any Company), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Company (or being merged into or consolidated with any Company), shall be deemed incurred at the time any such Person becomes a Company or merges into or consolidates with any Company. Neither the accrual of interest, nor the accretion of accreted value, shall be deemed to be an incurrence.

               "Indebtedness" shall mean, for any Person, without duplication,
(a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments that are not reimbursed within three Business Days (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property (other than operating leases)); (f) all Capital Lease Obligations of such Person; (g) all indebtedness of other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness (provided that the amount of indebtedness shall be deemed to be limited to the fair market value of such Property if such Person has not assumed or become liable for the payment of such indebtedness); and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

               "Indemnitee" see Section 12.03(b).

               "Initial PR Borrower" shall mean Centennial Wireless PCS Operations Corp., a Delaware corporation.

               "Initial Public Offering" shall mean a primary underwritten public offering of the common stock of Parent at any time after the Closing Date, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

               "Insolvency Proceeding" shall mean, with respect to any Person,
(a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

               "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit B.

               "Interest Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Operating Cash Flow for the four fiscal quarters ending on such Test Date (or such shorter period as annualized as specified in the last sentence of the definition of Operating Cash Flow) to (y) Consolidated Interest Expense for the four fiscal quarters ending on such Test Date to the extent thereof paid or payable in cash during such period; provided, however, that (1) prior to the Senior Subordinated Notes Interest Trigger Date (or, with respect to the Additional Senior Subordinated Notes, such later date when the interest escrow in respect of the Additional Senior Subordinated Notes has been depleted), Consolidated Interest Expense shall exclude interest accruing on the Senior Subordinated Notes and the Additional Senior Subordinated Notes (if issued by Borrower), (2) if the Additional Senior Subordinated Notes are issued by any direct or indirect parent of Borrower, Consolidated Interest Expense shall, for any period ending after the Senior Subordinated Notes Interest Trigger Date (or, such later date when the interest escrow in respect thereof has been depleted), include cash interest accruing during such period on the Additional Senior Subordinated Notes and (3) for any period ending after the Parent Refinanced Notes Interest Trigger Date, Consolidated Interest Expense shall include cash interest accruing during such period on the Parent Refinanced Notes. Notwithstanding the foregoing, until November 30, 1999, Consolidated Interest Expense shall equal the product of (A) Consolidated Interest Expense since the Closing Date to the date in question and (B) a fraction, the numerator of which is 365 and the denominator of which is the number of days since the Closing Date.

               "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b), 2.01(c), 2.01(d) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower or PR Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

               "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit C-1, delivered pursuant to Section 9.01(e), demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of any Test Date.

               "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "internally generated funds" shall mean funds not generated from the proceeds of any Loan, Debt Issuance, Equity Issuance, Disposition, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof (other than sales of inventory in the ordinary course of business)).

               "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person.

               "Investor Affiliates" shall mean (i) each Affiliate of any Principal Investor that is not an operating company or controlled by an operating company and each general partner of each Principal Investor and Affiliate of a Principal Investor and (ii) any other Person that holds Equity Interests in Parent if any Principal Investor or Investor Affiliate described in clause (i) above has at the time of determination the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such other Person.

               "Investors" shall mean the Principal Investors and the Investor Affiliates.

               "Issuing Lender" shall mean NationsBank, N.A. or any of its Affiliates, or such other Lender or Lenders selected by Administrative Agent and reasonably satisfactory to Borrower, as the issuer of Letters of Credit under
Section 2.03, together with its successors and assigns in such capacity.

               "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit I.

               "Lambda Holdings" shall mean Lambda Communications, Inc., a Puerto Rican corporation.

               "Lambda Operating Corp." shall mean Lambda Operations Corp., a Delaware corporation.

               "Lambda Reorganization" shall mean the merger of Lambda Operating Corp. with and into Lambda Holdings, with Lambda Operating Corp. as the surviving corporation.

               "Lead Arranger" see the introduction hereto.

               "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

               "LEC System" shall mean a system providing local telephone services within a local exchange in Puerto Rico and the Virgin Islands.

               "Lender" and "Lenders" see the introduction to this Agreement.

               "Letter of Credit" see Section 2.03.

               "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

               "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

               "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

               "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Dow Jones Page 3750 (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Dow Jones Page 3750, "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Dow Jones Page 3750" shall mean the display designated as Page 3750 on the Dow Jones (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

               "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Rate" in this Section 1.01.

               "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

               "Licenses" see Section 8.22(a).

               "License Subsidiary" shall mean any Subsidiary of Borrower that
(i) is organized in a state within the United States, (ii) has no assets other than Licenses of the Companies and de minimis other assets and conducts no activity except holding such Licenses and matters ancillary thereto, (iii) has no liabilities or obligations, including Contingent Obligations, other than the Guarantee and liabilities strictly related to its corporate existence incurred in the ordinary course (but not any trade credit or the like) and de minimis other obligations, and (iv) has no Liens, except, to the extent permitted by the FCC, Liens under the Security Documents in favor of Administrative Agent on behalf of the Creditors.

               "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

               "Loans" shall mean the Revolving Credit Loans, the Swing Loans and the Term Loans.

               "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

               "Majority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (d) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

               "Majority Revolving Credit Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the aggregate amount of all Letter of Credit Liabilities, plus
(c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus
(d) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

               "Majority Term Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Term Loans.

               "Majority Tranche A Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche A Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche A Term Loans.

               "Majority Tranche A-PR Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche A-PR Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche A-PR Term Loans.

               "Majority Tranche B Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche B Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche B Term Loans.

               "Majority Tranche C Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche C Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the aggregate principal amount of outstanding Tranche C Term Loans.

               "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

               "Marketing Agreement" shall mean a material operating or material marketing agreement between any Obligor and any other party (including, without limitation, any such agreement with Century- ML).

               "Material Adverse Change" shall mean, with respect to any Person, a material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the financial condition, business, assets or results of operations of such Person, together with its Subsidiaries taken as a whole. Unless otherwise indicated, Material Adverse Change refers to Borrower.

               "Material Adverse Effect" shall mean, any of (a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, assets, or results of operations or financial condition of Borrower, together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of the Lenders, the Issuing Lender, Lead Arranger or any Agent thereunder. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures or event or conditions would have a Material Adverse Effect.

               "Merger" shall mean the merger on the Closing Date of Parent with and into Target, with Target as the survivor pursuant to the Merger Agreement.

               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 2, 1998 between Parent and Target, as amended on November 29, 1998 and as amended and in effect in accordance with its terms and this Agreement.

               "Minority Interest" shall mean an Investment in any Person that is not a Subsidiary.

               "Minority Interest Basket" shall mean, at any time, the excess of
(A) the aggregate amount of cash dividends or other cash distributions received by Borrower since the Closing Date and on or prior to such time from the Minority Interests listed on Schedule 8.14, net of all capital contributions or taxes required to be paid in respect thereof over (B) the sum of (i) the aggregate amount of all Investments made after the Closing Date and outstanding as of such time in Minority Interests pursuant to Section 9.09(A)(q) and (ii) the aggregate amount of all dividends paid as of such time since the Closing Date pursuant to Section 9.10(c)(iv).

               "MLCC" shall mean Merrill Lynch Capital Corporation.

               "MLPF&S" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

               "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

               "Mortgaged Real Property" shall mean each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 9.12.

               "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

               "Multiemployer Plan" shall mean at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which any Company is reasonably likely to incur liability.

               "NAIC" shall mean the National Association of Insurance Commissioners.

               "Net Available Proceeds" shall mean:

                    (i) in the case of any Disposition Event, the amount of Net
               Cash Payments received by any Company in connection with such Disposition Event;

                    (ii) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document, (C) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets) and (D) amounts drawn under the Revolving Credit Facility that are applied to the replacement, restoration or repair of the Property subject to such Casualty Event; and

                    (iii) in the case of any Equity Issuance or any Debt
               Issuance, the aggregate amount of all cash received by any Company in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

               "Net Cash Payments" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the

               "Relevant Disposition"); (ii) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness other than the Obligations to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted hereunder or under the applicable Security Document and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase or sale of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition; and (v) appropriate amounts to be provided by any Company, as a reserve, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officers' Certificate delivered to Administrative Agent.

               "New Lenders" see Section 2.01(f).

               "Non-Qualified Subsidiary" shall mean any Subsidiary other than a Qualified Subsidiary.

               "Non-U.S. Lender" see Section 5.06(b).

               "Note Defeasance" shall mean the defeasance of all covenants and events of default (except to the extent prohibited by the terms of the Existing Indentures) relating to the Existing Notes.

               "Note Tender" shall mean the tender offer and consent solicitation with respect to the Existing Notes by Parent pursuant to the Offer to Purchase and Consent Solicitation dated September 8, 1998 of Parent, as extended from time to time.

               "Notes" shall mean the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Notes.

               "Notice of Assignment" shall mean a notice of assignment pursuant to Section 12.06 substantially in the form of Exhibit F.

               "Notice of Borrowing" shall mean a notice of borrowing substantially in the form of Exhibit G.

               "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

               "Obligors" shall mean Borrower, PR Borrower and the Guarantors.

               "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

               "Operating Cash Flow" shall mean, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income, (1) income tax expense and withholding tax expense incurred in connection with cross border transactions, (2) consolidated interest expense

(including in respect of the Senior Subordinated Notes and, (if issued by Borrower) the Additional Senior Subordinated Notes), (3) depreciation and amortization expense, (4) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses, and (5) monitoring and management fees actually paid to any Permitted Holder as permitted by Section 9.15 all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, and minus (1) cash dividends or other distributions paid by Borrower to Parent pursuant to Section 9.10(c)(i) and (2) distributions received from all Minority Interests during such period to the extent included in calculating such Adjusted Net Income. Operating Cash Flow shall be calculated on a pro forma basis and otherwise in accordance with GAAP to give effect to any Acquisition or Disposition of any Cellular System, PCS System, SMR System, LEC System, CAP System or paging system consummated during the fiscal period of Borrower ended on such Test Date as if each such Acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period; provided that any such pro forma calculation may include adjustments for the pro forma effect of (a) any cost savings accounted for on an annualized basis as a result of an Acquisition by Borrower or any of its Consolidated Subsidiaries which, in the good faith judgment of Borrower (as evidenced by an Officers' Certificate delivered to Administrative Agent), will be eliminated or realized within one year after the date of such transaction (provided that any such cost savings are calculated in accordance with Regulation S-X under the Securities Act of 1933, as amended) or (b) any direct quantifiable savings from the conversion of roaming expense which Borrower will obtain within one year of the transaction in the good faith judgment of Borrower from the Acquisition of a third party which prior to such Acquisition had a contract with Borrower or any of its Consolidated Subsidiaries for roaming services. For purposes of the foregoing sentence, when calculating Operating Cash Flow for any Person or business, Operating Cash Flow and all defined terms used herein (or in any such defined term) shall be deemed to refer to such Person or business. For purposes of determining compliance with Section 7.01(xviii), Operating Cash Flow shall be calculated based on the Operating Cash Flow for the fiscal quarter most recently ended prior to the Closing Date for which financial statements have been delivered to the Agents and Lenders multiplied by four (4), and shall be calculated on a consolidated basis for Target and its Consolidated Subsidiaries. For all purposes (other than for purposes of Section 7.01(xviii)), notwithstanding anything herein to the contrary, Operating Cash Flow for the Test Date on February 28, 1999 will equal the product of (i) the Operating Cash Flow for the nine months ended on such Test Date and (ii) four-thirds (4/3).

               "Option" see Section 2.09.

               "Original Lenders" shall mean the Lenders named on the signature pages hereof who were Lenders at the Closing Date.

               "Organic Document" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Equity Interests.

               "Other Taxes" see Section 5.06(c).

               "Parent" shall mean (x) prior to the consummation of the Merger, CCW Acquisition Corp., Delaware corporation, and (y) on any day after the consummation of the Merger, Target.

               "Parent Financing" shall mean (x) the Equity Financing and (y) the issuance and sale of the Parent Subordinated Notes.

               "Parent Financing Documents" shall mean (x) the Merger Agreement and (y) the Parent Subordinated Notes and the Securities Purchase Agreement dated December 29, 1998 between Parent, WCAS Capital Partners III, L.P. and the other purchasers named therein pursuant to which the Parent Subordinated Notes were issued and all other documents relating thereto and delivered to Agents on or prior to the Closing Date, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

               "Parent Refinanced Notes" shall mean the senior notes of Parent issued to refinance the Parent Subordinated Notes for net proceeds (in excess of the amount of interest in escrow pursuant to any interest escrow agreement relating thereto), of not more than an aggregate principal amount sufficient to repay in full all then outstanding Parent Subordinated Notes Obligations, which notes shall in any event (i) have covenants, events of default, redemption and repurchase provisions and modification provisions in the aggregate not materially less favorable to Parent, Borrower and the Lenders than the covenants, events of default, redemption and repurchase provisions and modification provisions of the Senior Subordinated Notes, (ii) mature no earlier than six months after the maturity date for the Senior Subordinated Notes, (iii) be unsecured and (iv) require no cash interest payments (other than from an interest escrow substantially similar to the Senior Subordinated Notes Interest Escrow Agreement, so long as it will be sufficient to fund the first ten scheduled semi-annual interest payments thereof) for at least five years after the issue date thereof.

               "Parent Refinanced Notes Documents" shall mean an indenture governing the terms and conditions of the Parent Refinanced Notes and all other documents relating thereto (including any interest escrow agreement, if applicable) and delivered to Agents, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

               "Parent Refinanced Notes Interest Trigger Date" shall mean the earlier of (x) the tenth scheduled semi-annual interest payment date on the Parent Refinanced Notes after the issue date thereof or (y) the first date on which interest is required to be paid on any Permitted Refinancing only in cash on the Parent Refinanced Notes (or any one or more refinancings thereof) other than from an interest escrow arrangement funded at the date of issuance thereof.

               "Parent Subordinated Notes" shall mean the Senior Subordinated Notes due 2009 of Parent in an aggregate amount of $180.0 million issued pursuant to the Parent Financing Documents.

               "Parent Subordinated Notes Obligations" shall mean the obligations of Parent under the Parent Subordinated Notes (including any notes issued to holders thereof in lieu of cash interest payments in accordance with the Parent Financing Documents) and the Parent Financing Documents.

               "Participant" see Section 12.06(c).

               "Payment Date" shall mean any Principal Payment Date and each date on which interest is due and payable on any Loan.

               "Payor" see Section 4.06.

               "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

               "PCS System" shall mean a wireless telecommunications system licensed by the FCC under 47 C.F.R. Part 24 for operation in the "B" frequency block (1.865/1.880 GHz and 1.945/1.960 GHz) to provide any or all of a family of digital, wireless mobile or portable and fixed radio communications services to individuals and businesses in Puerto Rico and the Virgin Islands.

               "Permits" see Section 8.17.

               "Permitted Acquisition" shall mean any Acquisition effected in compliance with Section 9.06(h), (i), (o) or (q).

               "Permitted Holders" means the Principal Investors, the Investor Affiliates and the Permitted Transferees.

               "Permitted Investments" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; or (f) money market mutual funds that invest primarily in the foregoing items.

               "Permitted Liens" see Section 9.07.

               "Permitted Refinancing" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, provided, however, that (w) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall
(I) not be on financial and other terms that are materially more onerous (as determined by Borrower and Agents) in the aggregate to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome (as determined by Borrower and Agents) to any Company or Creditor than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness or Contingent Obligation being refinanced, (III) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and
(2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of fees and reasonable expenses of any Obligor or any Subsidiary incurred in connection with such refinancing, (y) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Parent or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that
(I) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness and (II) any Obligor shall be permitted to guarantee any such refinancing of any other Obligor, and (z) any refinancing of the Senior Subordinated Notes (or any refinancing thereof) shall provide for an interest escrow (or non-cash interest) through the date that as of the Closing Date would have been the originally regularly scheduled third interest payment date on the Senior Subordinated Notes on terms and conditions no less favorable to the Creditors than the Senior Subordinated Notes Interest Escrow Agreement.

               "Permitted Transferee" shall mean, with respect to any individual, (i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons; or (ii) the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such individual's assets.

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and is maintained or contributed to by any member of the ERISA Group or with respect to which any Company is reasonably likely to incur liability.

               "Pledged Collateral" shall mean all Property pledged pursuant to the Security Agreement.

               "PR Borrower" shall mean (1) prior to the consummation of the Lambda Reorganization is in accordance with Section 9.03(c), Initial PR Borrower, and (2) after the consummation of the Lambda Reorganization in accordance with Section 9.03(c), each of Initial PR Borrower and Lambda Operating Corp.

               "PR Borrower Parents" shall mean Centennial Cellular Wireless Holding Corporation, a New Jersey corporation and Centennial Puerto Rico Wireless Corporation, a Delaware corporation.

               "PR Systems" shall mean, collectively, the PCS Systems, the CAP Systems and the LEC Systems of PR Borrower.

               "Prepayment Designation Basket" shall mean, at any time, the excess of (A) $75,000,000 over (B) the aggregate amount of prepayments of the Term Loans as to which Borrower and/or PR Borrower has relied upon Section 2.09(c)(i) or Section 2.10(b)(i)(A) since the Closing Date to designate the Class of Loan and the order of application to scheduled Amortization Payments of such prepayment.

               "Prime Rate" shall mean for any day, a rate per annum that is equal to the prime rate of interest established by Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

               "Principal Investors" shall mean WCAS and Blackstone Capital Partners III Merchant Banking Fund L.P. and Blackstone Offshore Capital Partners III L.P.

               "Principal Office" shall mean the principal office of Administrative Agent, located on the date hereof at 901 Main Street, 14th Floor, Dallas, Texas 75202 Attention: Agency Services or such other office as may be designated by Administrative Agent.

               "Principal Payment Date" shall mean, with respect to any Term Loan, each Quarterly Date or other date set forth on Schedule 3.01(b) on which a payment of principal is due with respect to such Term Loan.

               "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

               "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

               "Profit Payment Agreement" shall mean any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

               "Pro Forma Balance Sheets" see Section 8.02(d).

               "Pro Forma Date" see Section 8.02(d).

               "Pro Forma Debt Service" shall mean, for any period, the sum of
(i) the reasonably anticipated Consolidated Interest Expense of Borrower and its Consolidated Subsidiaries for such period to the extent to be paid in cash during such period and assuming prevailing interest rates at the time of calculation, and (ii) the combined sum of all scheduled principal payments on any Indebtedness (including, without duplication, the Loans and Capital Leases) of Borrower and its Consolidated Subsidiaries during such period; provided, however, that such Consolidated Interest Expense shall (1) include only interest that will accrue after the Senior Subordinated Notes Interest Trigger Date (or, with respect to the Additional Senior Subordinated Notes, such later date when the interest escrow in respect thereof is depleted) during such period on the Senior Subordinated Notes and (if issued by Borrower) the Additional Senior Subordinated Notes, (2) include, if the Additional Senior Subordinated Notes are issued by any direct or indirect parent of Borrower, and (3) interest that accrues on the Parent Refinanced Notes after the Parent Refinanced Notes Interest Trigger Date during such period.

               "Pro Forma Debt Service Coverage Ratio" shall mean, for any Test Date, the ratio of Operating Cash Flow for the four fiscal quarters ending on such Test Date to Pro Forma Debt Service for the four fiscal quarters immediately following such Test Date.

               "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

               "PRPSC" shall mean the Puerto Rico Public Service Commission.

               "PRTRB" shall mean the Telecommunications Regulatory Board of Puerto Rico created by Act No. 213 of the Legislature of Puerto Rico approved September 12, 1996, or any successor thereto.

               "Puerto Rico" shall mean the Commonwealth of Puerto Rico.

               "Qualified Capital Stock" shall mean with respect to any Person any Equity Interests of such Person which is not Disqualified Capital Stock.

               "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of Borrower that is a Guarantor.

               "Quarter" shall mean each three month period ending on February 28 (or 29, as the case may be), May 31, August 31 and November 30.

               "Quarterly Dates" shall mean the last Business Day of each Quarter in each year, commencing with the last Business Day of February 1999.

               "Real Property" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

               "Recapitalization" shall mean the recapitalization of Centennial Cellular Corp. pursuant to the Merger Agreement.

               "redeem" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

               "refinance" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

               "Register" see Section 2.08.

               "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

               "Regulations T, U and X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

               "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

               "Related Parties" see Section 11.01.

               "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

               "Replaced Lender" see Section 2.11.

               "Replacement Lender" see Section 2.11.

               "Required Payment" see Section 4.06.

               "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

               "Reset Date" see the definition of Applicable Margin.

               "Responsible Officer" shall mean the chief executive officer of Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

               "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Revolving Credit Commitments is $150.0 million.

               "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

               "Revolving Credit Commitment Termination Date" shall mean November 30, 2006. If the Revolving Credit Commitments are increased pursuant to
Section 2.01(f), the Revolving Credit Commitment Termination Date with respect to such increased portion may be extended by the Lenders agreeing to provide such increase beyond the date specified in the preceding sentence.

               "Revolving Credit Commitments" shall mean the aggregate sum of the Revolving Credit Commitments of all Revolving Credit Lenders.

               "Revolving Credit Facility" shall mean the credit facility comprising the Revolving Credit Commitment of all of the Revolving Credit Lenders.

               "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "Revolving Credit Loans" see Section 2.01(a).

               "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

               "Sale and Leaseback Transaction" shall mean any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

               "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit D among the Obligors and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent (on behalf of the Creditors) a perfected first priority security interest in the Pledged Collateral covered thereby.

               "Security Documents" shall mean the Security Agreement, the Mortgages (if any), the Collateral Assignment of Location Agreements and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any Property acquired or developed pursuant to a Permitted Acquisition, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

               "Senior Debt" shall mean, at any date, Total Debt other than Subordinated Debt.

               "Senior Leverage Ratio" shall mean, for any Test Date, the ratio of (x) Senior Debt at such Test Date to (y) Operating Cash Flow for the four fiscal quarters ending on such Test Date (or such shorter period as annualized as specified in the last sentence of the definition of Operating Cash Flow).

               "Senior Managing Agent" see the recitals hereto.

               "Senior Subordinated Notes" shall mean the 10 3/4% Senior Subordinated Notes due 2008 of Borrower in an aggregate principal amount of $370.0 million issued pursuant to the Senior Subordinated Notes Financing Documents, including the senior subordinated notes issued pursuant to a registered exchange offer (the "Exchange Offer") therefor made pursuant to the registration rights agreement entered into in connection with the issuance thereof on the date of issuance thereof (the "Exchange Notes").

               "Senior Subordinated Notes Financing" shall mean the issuance and sale of the Senior Subordinated Notes for gross proceeds (in excess of the amount of interest in escrow pursuant to the Senior Subordinated Notes Interest Escrow Agreement) of not less than $310.0 million.

               "Senior Subordinated Notes Financing Documents" shall mean the Senior Subordinated Notes Indenture, the Senior Subordinated Notes Interest Escrow Agreement and all other documents relating thereto and delivered to Agents, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

               "Senior Subordinated Notes Indenture" shall mean the Indenture dated December 14, 1998 pursuant to which the Senior Subordinated Notes were (and the Exchange Notes will be) issued.

               "Senior Subordinated Notes Interest Escrow Agreement" shall mean that certain Pledge Escrow and Assignment Agreement dated as of December 14, 1998 between Borrower and The Chase Manhattan Bank, as trustee, pursuant to which proceeds from the Senior Subordinated Notes sufficient to fund the first three scheduled semi-annual interest payments will be held in escrow for the benefit of the holders of the Senior Subordinated Notes.

               "Senior Subordinated Notes Interest Trigger Date" shall mean the earlier of (x) the third scheduled semi-annual interest payment date on the Senior Subordinated Notes after the Closing Date or (y) the first date on which cash interest is payable on any Permitted Refinancing of the Senior Subordinated Notes (or any one or more refinancings thereof) other than from an interest escrow arrangement on terms substantially identical to the terms of the Senior Subordinated Notes Interest Escrow Agreement as in effect on the Closing Date.

               "SMR System" shall mean a specialized mobile radio system consisting of two-way radio service operating in the 800-900 megahertz band.

               "Sold Minority Interests" see Section 9.10(c)(v).

               "Solvent" and "Solvency" shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

               "Specified Wireless System Information" shall mean, for each fiscal quarter or fiscal year, as the case may be, (i) the number of Cellular System, PCS System, SMR System, LEC System, CAP System and paging system subscribers at the beginning of such period, (ii) the number of gross new Cellular System, PCS System, SMR System, LEC System, CAP System and paging systems subscribers added and deactivated Cellular System, PLC System, SMR System, LEC System, CAP System and paging system subscribers lost during such period, (iii) the number of Cellular System, PCS System, SMR System, LEC System, CAP System and paging system subscribers at the end of such period, (iv) Net

Pops, (v) monthly churn (as such term is used in the cellular telecommunications industry), and (vi) roaming revenues for the applicable period as a percentage of total revenue for the same period.

               "State PUC" shall mean any state public utility commission or any other state commission, agency, department, board or authority with responsibility for regulating intrastate and local telecommunications services.

               "Statutes" see Section 8.22(e).

               "Subordinated Debt" shall mean Indebtedness of any Company that is contractually subordinated to any other Indebtedness of such Company. No Indebtedness shall be subordinate to any other Indebtedness solely by virtue of such other Indebtedness being secured and such Indebtedness not being secured by the same collateral.

               "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower. All references to any Subsidiary of Borrower shall include all those Persons which become Subsidiaries of Borrower upon consummation of the Merger and at any time thereafter.

               "Supermajority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate unused amount of Unutilized Revolving Credit Commitments then in effect, plus (d) in the case of the Swing Loan Lender only, the aggregate amount of the Swing Loans then outstanding.

               "Supermajority Lenders of the Affected Class" shall mean (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (f) to the proviso to Section 12.04(i), and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of the aggregate amount of the outstanding Loans of the applicable tranche of Term Loans which would be affected by any modification, supplement or waiver contemplated by clause (f) to the proviso to Section 12.04(i).

               "Supplemental Indentures" shall mean (i) the Third Supplemental Indenture dated as of January 7, 1999, to the applicable Existing Indenture, dated as of November 15, 1993 and the First Supplemental Indenture, dated as of November 15, 1993, between Target and Bank of Montreal Trust Company and (ii) the Fourth Supplemental Indenture, dated as of January 7, 1999, to the applicable Existing Indenture, dated as of November 13, 1993 and the Second Supplemental Indenture, dated as of May 11, 1995 between Target and Bank of Montreal Trust Company.

               "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

               "Survey" shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Administrative Agent) to Administrative Agent and (iv) complying in all respects with Requirements of Law.

               "Swap Contract" shall mean any agreement entered into in the ordinary course of business or in accordance with Borrower's business plan (as a bona fide hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18).

               "Swing Loan Commitment" shall mean the obligation of the Swing Loan Lender to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $30.0 million, as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

               "Swing Loan Lender" shall mean NationsBank, N.A. and its successors and assigns in such capacity.

               "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment Termination Date.

               "Swing Loan Notes" shall mean the promissory notes made by Borrower and PR Borrower evidencing the Swing Loans, in the form of Exhibit A-5.

               "Swing Loans" see Section 2.01(g).


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



               "Syndication Agent" see the introduction hereto.

               "Target" shall mean Centennial Cellular Corp., a Delaware corporation.

               "Target Balance Sheet" shall mean the balance sheet of Target as of May 31, 1998 included on the Form 10-K for the fiscal year of Target ended May 31, 1998 filed by Target with the Commission.

               "Tax Returns" see Section 8.09.

               "Taxes" shall mean any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

               "Term Loan Commitments" shall mean the Tranche A Term Loan Commitments, the Tranche A-PR Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments, collectively.

               "Term Loan Facilities" shall mean the credit facilities comprising the Term Loan Commitments of all of the Term Loan Lenders.

               "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders, the Tranche A-PR Term Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders, collectively.

               "Term Loan Notes" shall mean the Tranche A Term Loan Notes, the Tranche A-PR Term Loan Notes, the Tranche B Term Loan Notes and the Tranche C Term Loan Notes, collectively.

               "Term Loan Tranches" shall mean the Term Loans outstanding under the Tranche A Term Loans, the Tranche A-PR Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, collectively, and "Term Loan Tranche" shall mean any of them.

               "Term Loans" shall mean the Tranche A Term Loans, the Tranche A-PR Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, collectively.

               "Test Date" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter of Borrower included within any period set forth in the table for such Financial Maintenance Covenant, except that for purposes of determining compliance with Section 7.01(xviii), Operating Cash Flow shall be calculated based on the fiscal quarter most recently ended prior to the Closing Date for which financial statements have been delivered to Agents and the Lenders. Compliance with the Financial Maintenance Covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to Section 9.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

               "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by Administrative Agent.

               "Total Debt" shall mean, at any date, the aggregate amount of Indebtedness of Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, net of (A) up to $30.0 million in cash held by Borrower or any Qualified Subsidiary not in the Collateral Account and (B) all cash held in the Collateral Account at such date that resulted from any Disposition of any Cellular System, PCS System, SMR System, LEC System, CAP System or paging system of Borrower or any Subsidiary, and, prior to the Senior Subordinated Notes Interest Trigger Date, net of the cash held in the Senior Subordinated Notes Interest Escrow Agreement.

               "Total Leverage Ratio" shall mean, for any Test Date, the ratio of (x) the sum (without duplication) of (1) Total Debt at such Test Date, plus
(2) if the Additional Senior Subordinated Notes were issued by any direct or indirect parent of Borrower and if such date is on or after the Senior Subordinated Notes Interest Trigger Date (or such later date as the interest escrow account in respect thereof is depleted), the aggregate principal amount of Additional Senior Subordinated Notes outstanding on such date, plus (3) if any Disposition has been effected of any Minority Interest set forth on Schedule
8.14 and the Net Available Proceeds therefrom have not as of such Test Date been applied to the prepayment of the Loans, an aggregate principal amount of the Parent Subordinated Notes equal to the amount of such Net Available Proceeds (not to exceed the aggregate principal amount of the Parent Subordinated Notes then outstanding), plus (4) if the Parent Refinanced Notes are issued and if such date is on or after the Parent Refinanced Notes Interest Trigger Date, the aggregate principal amount of Parent Refinanced Notes outstanding on such date to (y) Operating Cash Flow for the four fiscal quarters ending on such Test Date (or such shorter period as adjusted as set forth in definition of Operating Cash
Flow).

               "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)).

               "Tranche A Term Loan Commitments" shall mean the aggregate sum of the Tranche A Term Loan Commitment of all the Lenders. The initial aggregate principal amount of the Tranche A Term Loan Commitments is $325.0 million.

               "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche A Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "Tranche A Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "Tranche A Term Loans" shall mean the loans provided for by
Section 2.01(b), which may be ABR Loans and/or LIBOR Loans.

               "Tranche A-PR Term Loan Commitment" shall mean, for each Tranche A-PR Term Loan Lender, the obligation of such Lender to make a Tranche A-PR Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A-PR Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)).

               "Tranche A-PR Term Loan Commitments" shall mean the aggregate sum of the Tranche A-PR Term Loan Commitment of all the Lenders. The initial aggregate principal amount of the Tranche A-PR Term Loan Commitments is $125.0 million.

               "Tranche A-PR Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche A-PR Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche A-PR Term Loans and Tranche A-PR Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "Tranche A-PR Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(iii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "Tranche A-PR Term Loans" shall mean the loans provided for by
Section 2.01(b), which may be ABR Loans and/or LIBOR Loans.

               "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche B Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)).

               "Tranche B Term Loan Commitments" shall mean the aggregate sum of the Tranche B Term Loan Commitment of all the Lenders. The initial aggregate principal amount of the Tranche B Term Loan Commitments is $225.0 million.

               "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche B Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "Tranche B Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(iv) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "Tranche B Term Loans" shall mean the loans provided for by
Section 2.01(c), which may be ABR Loans and/or LIBOR Loans.

               "Tranche C Term Loan Commitment" shall mean, for each Tranche C Term Loan Lender, the obligation of such Lender to make a Tranche C Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche C Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)).

               "Tranche C Term Loan Commitments" shall mean the aggregate sum of the Tranche C Term Loan Commitment of all the Lenders. The initial aggregate principal amount of the Tranche C Term Loan Commitments is $225.0 million.

               "Tranche C Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche C Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche C Term Loans and Tranche C Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "Tranche C Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(v) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "Tranche C Term Loans" shall mean the loans provided for by
Section 2.01(d), which may be ABR Loans and/or LIBOR Loans.

               "Transaction Documents" shall mean the Merger Agreement, the Parent Financing Documents, the Senior Subordinated Notes Financing Documents, this Agreement, all documents relating to the Note Tender and the Note Defeasance and all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

               "Transactions" shall mean the Merger, the Recapitalization, the Parent Financing, the Senior Subordinated Notes Financing, the Note Tender, the Note Defeasance (if any), the Existing Credit Facilities Repayment and the borrowings hereunder on the Closing Date.

               "Type" see Section 1.03.

               "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state, Puerto Rico or other jurisdiction.

               "Unutilized Revolving Credit Commitment" shall mean, for any Revolving Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

               "Virgin Islands" shall mean the United States Virgin Islands.

               "WCAS" shall mean Welsh, Carson, Anderson & Stowe VIII, L.P.

               "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower. ["Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.]

               "Working Capital" shall mean an amount determined for Borrower and the Consolidated Subsidiaries equal to the sum of all current assets (other than cash and Permitted Investments) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

               1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

               1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, Swing Loan, Tranche A Term Loan, Tranche A-PR Term Loan, Tranche B Term Loan or Tranche C Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

               1.04. Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of the same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended," "amending," and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first set forth above; and (viii) "asset" and "Property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

               (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

               Section 2. Commitments, Letters of Credit, Fees, Register,
                          Prepayments and Replacement of Lenders.

               2.01. Loans.

               (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower and PR Borrower in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that (i) not more than $65.0 million of Revolving Credit Loans may be drawn on the Closing Date, (ii) in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time, and (iii) PR Borrower may not borrow more than $60.0 million of Revolving Credit Loans at any one time outstanding (such $60.0 million to be reduced in the same proportion and at the same time as the Revolving Credit Commitments are reduced pursuant to Section 2.04(a)(ii) and
Section 2.04(b)). Subject to the terms and conditions of this Agreement, during such period Borrower or PR Borrower, as the case may be, may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of ABR Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).(b) (1) Tranche A Term Loans. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Tranche A Term Loan Commitment of such Lender, such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09).

               Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

               (b) Tranche A-PR Term Loans. Each Tranche A-PR Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to PR Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Tranche A-PR Term Loan Commitment of such Lender, such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter PR Borrower may Convert Tranche A-PR Term Loans of one Type into Tranche A-PR Term Loans of another Type (as provided in Section 2.09) or Continue Tranche A-PR Term Loans of one Type as Tranche A-PR Term Loans of the same Type (as provided in Section 2.09).

               Tranche A-PR Term Loans that are repaid or prepaid may not be reborrowed.

               (c) Tranche B Term Loans. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Tranche B Term Loan Commitment of such Lender, such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09).

               Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

               (d) Tranche C Term Loans. Each Tranche C Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Tranche C Term Loan Commitment of such Lender, such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche C Term Loans of one Type into Tranche C Term Loans of another Type (as provided in Section 2.09) or Continue Tranche C Term Loans of one Type as Tranche C Term Loans of the same Type (as provided in Section 2.09).

               Tranche C Term Loans that are repaid or prepaid may not be reborrowed.

               (e) Limit on LIBOR Loans. No more than seven separate Interest Periods in respect of LIBOR Loans of any Class may be outstanding at any one time.

               (f) Increased Facility Amount. After the Closing Date, Borrower may request that any of the Lenders (or to the extent that the existing Lenders have not agreed within 20 days to provide the Increased Facility Amount described herein, new Lenders ("New Lenders") acceptable to Lead Arranger) agree to increase the amount of the Commitments to make extensions of credit hereunder by up to $150.0 million, which amount shall be allocated among the Revolving Credit Facility and the Term Loan Facilities or one or more new term loan facilities in amounts and with maturities (including any extended maturity (in the sole discretion of Agents) for such portion thereof allocated to the Revolving Credit Facility) acceptable to Agents in their sole discretion and having terms and provisions no more onerous than those contained in the Credit Documents; provided, however, that at the time of the effectiveness of such increase in the credit facilities hereunder, (x) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (y) Borrower shall have delivered a compliance certificate and financial statements in respect of the first full fiscal quarter after the Delivery Date (the increase above, the "Increased Facility Amount"). No Agent or Lender shall have any obligation or liability whatsoever to any Company or any other Person with respect to the approval of any Increased Facility Amount or for any refusal to approve, negotiate or consider any such proposal or for any act or omission related thereto. Notwithstanding Section 12.04, Borrower, Lead Arranger and Administrative Agent may make conforming and other necessary changes to the Credit Documents in order to integrate any Increased Facility Amount into the Credit Documents (including to secure the Increased Facility Amount).

               (g) Swing Loans. Subject to the terms and conditions of this Agreement, upon request of Borrower or PR Borrower, the Swing Loan Lender agrees to make one or more Swing Loans to Borrower and/or PR Borrower from time to time from and including the Closing Date to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect. (Such Swing Loans referred to in this Section 2.01(g) now or hereafter made by the Swing Loan Lender to Borrower and/or PR Borrower from and including and after the Closing Date are hereinafter collectively called the "Swing Loans.") Prior to the Swing Loan Maturity Date, Borrower and/or PR Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(g) or elsewhere in this Agreement, the Swing Loan Lender shall not be obligated, pursuant to this Section 2.01(g) or otherwise, to make any Swing Loan to or for the account of Borrower and/or PR Borrower, and Borrower and or PR Borrower shall not be entitled to borrow, pursuant to this Section 2.01(g), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as ABR Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower, PR Borrower or the Majority Revolving Credit Lenders stating that a Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default by the Majority Lenders, or (iii) Administrative Agent's good faith determination that such Default has ceased to exist. Swing Loans shall be made in minimum amounts of $500,000 and integral multiples of $500,000 above such amount.

               Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit Lender's Revolving Credit Commitment)) an irrevocable participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower, PR Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing



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



Loan (as determined)pursuant to the immediately preceding sentence) in immediately available funds. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender and the Revolving Credit Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in immediately available funds. In the event the Swing Loan Lender receives a payment from Borrower, PR Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall promptly distribute to each Revolving Credit Lender its pro rata share of such payment. Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower, PR Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) any material adverse change in the condition of Borrower, PR Borrower or any Subsidiary, (4) any breach or default of this Agreement or any of the Security Documents by any Person other than a material breach of the provisions of this Section 2.01(g) by the Swing Loan Lender or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if (1) Borrower or PR Borrower, as applicable, fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.02 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this Section 2.01(g).

               2.02. Borrowings. Borrower or PR Borrower, as the case may be, shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit G. Not later than 12:00 noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower or PR Borrower, as applicable. Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit Commitment Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower or PR Borrower, as applicable, by depositing the same, in immediately available funds, in an account of Borrower or PR Borrower, as applicable, maintained with Administrative Agent at the Principal Office designated by Borrower or PR Borrower, as applicable.

               2.03. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of Borrower or any Subsidiary which is an Obligor (provided, that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any such Subsidiary); provided, however, that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate principal amount of the Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding exceed at any time the Revolving Credit Commitments as in


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

effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $25.0 million, (iv) the face amount of any Letter of Credit be less than $500,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date); provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

               (a) Borrower shall give Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) pursuant to a Letter of Credit application satisfactory to the Issuing Lender specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Administrative Agent shall advise the Issuing Lender of the contents thereof. Each Lender hereby authorizes the Issuing Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of the Issuing Lender, which may include an application for Letters of Credit. The Issuing Lender may refuse to issue any Letter of Credit the contents of which are not reasonably satisfactory to it. If there is any conflict between the procedures required by the Issuing Lender and this Agreement, this Agreement shall govern.

               (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

               (c) Upon the making of any payment to the beneficiary of any Letter of Credit, the Issuing Lender shall promptly notify Borrower (through Administrative Agent) of the amount paid by the Issuing Lender and the date on which payment was made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from the Issuing Lender (or the second Business Day thereafter if such notice is received on a date that is not a Business Day or after 11:00 a.m. New York City time on a Business Day). Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

               (d) Forthwith upon its receipt of a notice referred to in clause
          (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

               (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon not less than one Business Day's notice by the Issuing Lender (through Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Subject to the proviso to the last paragraph of this
          Section 2.03, each such Revolving Credit Lender's obligation to make such payments to Administrative Agent for the account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

               (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to Administrative Agent for the account of each Revolving Credit Lender which has satisfied its obligations under clause (e) above, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through Administrative Agent), repay to the Issuing Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.(g) Borrower shall pay to Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount (not less than $500) equal to (x) the rate per annum equal to the Applicable Margin for Revolving Credit Loans that are LIBOR Loans in effect from time to time, multiplied by (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to Administrative Agent for the account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.125% per annum multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances


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



          with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

               (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

               (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this
          Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to time) pursuant to Section 3.02(b).

               (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) the Majority Revolving Credit Lenders shall have consented thereto.

               (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof. At any time that the Issuing Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), the Issuing Lender may be replaced by Borrower with another Lender reasonably acceptable to Administrative Agent upon notice to the Issuing Lender and Administrative Agent. Upon any such replacement, Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender and the replacement Issuing Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.03(g). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such



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

          successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that neither Borrower nor any Revolving Credit Lender shall be obligated to reimburse the Issuing Lender for any wrongful payment finally determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

               2.04. Termination and Reductions of Commitments. (a) (i) The Commitments shall be automatically and permanently terminated on January 31, 1999 (which shall be extended to April 30, 1999 if the sole reason for failure of the Closing Date to occur thereby is due to the failure to obtain all necessary FCC and state approvals to the transfer of the FCC and state licenses in connection with the Recapitalization) if the Closing Date does not occur by such date. The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date. The aggregate amount of Revolving Credit Commitments shall be permanently reduced on the date any required prepayments described in Section 2.10(a) are required to be made in the amount specified in Section 2.10(b)(ii).

               (ii) The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced on each date set forth in the table below (or if such date shall not be a Business Day, on the Business Day immediately preceding such date) in an amount equal to the lesser of (x) that


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

          dollar amount of the aggregate Revolving Credit Commitments set forth in the column entitled "Reduction Amount", or (y) that dollar amount of the Revolving Credit Commitments such that immediately after giving effect thereto the Revolving Credit Commitments would be not more than the amount of the Revolving Credit Commitments set forth below in the column entitled "Remaining Amount":

Date                           Reduction Amount                Remaining Amount
February 28, 2002                $ 3,750,000                      $146,250,000
May 31, 2002                     $ 3,750,000                      $142,500,000
August 31, 2002                  $ 3,750,000                      $138,750,000
November 30, 2002                $ 3,750,000                      $135,000,000
February 28, 2003                $ 5,625,000                      $129,375,000
May 31, 2003                     $ 5,625,000                      $123,750,000
August 31, 2003                  $ 5,625,000                      $118,125,000
November 30, 2003                $ 5,625,000                      $112,500,000
February 28, 2004                $ 7,500,000                      $105,000,000
May 31, 2004                     $ 7,500,000                      $ 97,500,000
August 31, 2004                  $ 7,500,000                      $ 90,000,000
November 30, 2004                $ 7,500,000                      $ 82,500,000
February 28, 2005                $ 9,375,000                      $ 73,125,000
May 31, 2005                     $ 9,375,000                      $ 63,750,000
August 31, 2005                  $ 9,375,000                      $ 54,375,000
November 30, 2005                $ 9,375,000                      $ 45,000,000
February 28, 2006                $11,250,000                      $ 33,750,000
May 31, 2006                     $11,250,000                      $ 22,500,000
August 31, 2006                  $11,250,000                      $ 11,250,000
Revolving Credit Commitment      $11,250,000                      $0
Termination Date



Each such reduction shall apply pro rata to each Revolving Credit Lender's Revolving Credit Commitment. Concurrently with any such reduction, Borrower shall comply with Section 2.10(c).(iii) The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced immediately after the making of the Term Loans on the Closing Date to zero.

          (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any)) (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments in their entirety, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders (which shall be pro rata among such Lenders); provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in
Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or a larger multiple of $1.0 million) or, if less, the remaining Unutilized Revolving Credit Commitments. Any such reduction by Borrower shall be on behalf of Borrower and PR Borrower.

          (c) The Commitments once terminated or reduced may not be reinstated.

          2.05. Fees. (a) Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Revolving Credit Fee Percentage. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

          (b) Borrower shall pay to Administrative Agent for its own account an annual administrative fee pursuant to the Administrative Agent Fee Letter.

          2.06. Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07. Several Obligations of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its



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



Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

          2.08. Notes; Register. (a) (i) At the request of any Lender, the Revolving Credit Loans made by such Lender may be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, dated the Closing Date, payable to such Lender and otherwise duly completed.

          (ii) At the request of any Lender, the Tranche A Term Loans made or to be made by such Lender may be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-2, dated the Closing Date, payable to such Lender and otherwise duly completed.

          (iii) At the request of any Lender, the Tranche A-PR Term Loans made or to be made by such Lender may be evidenced by one or more promissory notes of PR Borrower, substantially in the form of Exhibit A-3, dated the Closing Date, payable to such Lender and otherwise duly completed.

          (iv) At the request of any Lender, the Tranche B Term Loans made or to be made by such Lender may be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-4, dated the Closing Date, payable to such Lender and otherwise duly completed.

          (v) At the request of any Lender, the Tranche C Term Loans made or to be made by such Lender may be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-5, dated the Closing Date, payable to such Lender and otherwise duly completed.

          (vi) At the request of the Swing Loan Lender, the Swing Loans made by Administrative Agent shall be evidenced by one or more promissory notes of Borrower and PR Borrower, substantially in the form of Exhibit A-6, dated the Closing Date, payable to the Swing Loan Lender and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower or PR Borrower (as the case may be), and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower or PR Borrower (as the case may be) to make a payment when due of any amount owing hereunder or under such Note.

          (c) Borrower and PR Borrower hereby designate Administrative Agent to serve as their agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the



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principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's or PR Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, PR Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower, PR Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          2.09. Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04, Borrower and PR Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower or PR Borrower, as applicable, and in accordance with all the terms in this Section 2.09; provided, however, that: (a) Borrower or PR Borrower, as applicable, shall give Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower or PR Borrower, as applicable, shall at such time pay all expenses and costs required by Section 5.05; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied (i) at the sole election and option of Borrower or PR Borrower, as applicable, in an amount not to exceed the then current available Prepayment Designation Basket in any manner among the Term Loan Tranches and the remaining Amortization Payments thereof as Borrower shall designate in an Officers' Certificate delivered to Administrative Agent; provided, however, that any such voluntary prepayments applied to any remaining Amortization Payments of the Tranche B Term Loans or the Tranche C Term Loans may only be applied either (at the sole election and option of Borrower or PR Borrower, as the case may be) in inverse order of maturity or pro rata, (ii) at the sole election and option of PR Borrower, to the Tranche A-PR Term Loans (without regard to (or deduction from) the Prepayment Designation Basket) in any manner among the remaining Amortization Payments thereof as PR Borrower shall designate in an Officers' Certificate delivered to Administrative Agent but if and only to the extent such optional prepayment is made from internally generated funds of PR Borrower and its Subsidiaries, and (iii) unless applied in accordance with the foregoing subclauses (i) or (ii), pro rata among the Term Loan Tranches based upon the remaining unpaid amounts thereof and (A) as to Tranche A Term Loans and Tranche A-PR Term Loans, the amount to be applied thereto shall be applied pro rata among the remaining Amortization Payments based upon the remaining unpaid amounts thereof and (B) as to each of the Tranche B Term Loans and the Tranche C Term Loans, the amount to be applied thereto shall be applied in inverse order of maturity of the remaining Amortization Payments thereunder. Each prepayment made pursuant to this Section
2.09 of the Tranche B Term Loans or the Tranche C Term Loans made (A) on or prior to the first anniversary of the Closing Date shall be accompanied by a premium payment in cash of 2% of the aggregate principal amount of such Loan prepaid and (B) after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date shall be accompanied by a premium payment in cash of 1% of the aggregate principal amount of such Loan prepaid. Any prepayment of the Tranche B Term Loans or the Tranche C Term Loans made in connection with any refinancing of the Loans shall be deemed an optional prepayment under this Section 2.09 and not a mandatory prepayment of the Term Loans under Section 2.10.



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



          Notwithstanding the foregoing, in the event that Borrower elects (in its sole discretion) to provide the option (the "Option") to any of the holders of Tranche B Term Loans and Tranche C Term Loans to elect (in the absolute and sole discretion of such holders) not to have all or any part of any voluntary prepayments applied to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be, Borrower shall provide written notice of the Option with respect to such voluntary prepayment at least five Business Days prior to such voluntary prepayment to Administrative Agent and all holders of Tranche B Term Loans and Tranche C Term Loans. Any such holder may elect to accept such Option (in whole or in part) on or prior to the Business Day prior to the date of such prepayment. Any such holder who shall not have provided written acceptance thereof to Administrative Agent on or prior to the Business Day prior to the date of such prepayment shall be deemed to have declined such Option. Any amount of such voluntary prepayment so declined pursuant to the Option shall be applied (i) first, pro rata between the Tranche A Term Loans and the Tranche A-PR Term Loans and, as to any such Term Loan Tranche, pro rata to the remaining Amortization Payments thereof; and (ii) second, to the extent that no Tranche A Term Loans or Tranche A-PR Term Loans are outstanding after giving effect to the application required by the previous clause (i), pro rata between Tranche B Term Loans and Tranche C Term Loans (based upon the remaining unpaid principal amounts thereof) of the holders thereof who had not declined prepayment, and, as to any such Term Loan Tranche, in inverse order of maturity with respect to the remaining Amortization Payments thereunder.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

          Each notice of Conversion or Continuation shall be substantially in the form of Exhibit H.

          2.10. Mandatory Prepayments. (a) Borrower shall prepay the Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this Section 2.10):

          (i) Casualty Events. Within one Business Day after any Company receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that

          (w) if no Event of Default then exists or would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to fund the substitution of Property used or usable in the business of Borrower and the Subsidiaries or repair, replace or restore the Property in respect of which such Casualty Event has occurred, in each case within one year following the date of the receipt of such Net Available Proceeds,

          (x) all such Net Available Proceeds in excess of $2,500,000 individually or $10,000,000 in the aggregate shall be held in the




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



     Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

          (y) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Loans pursuant to the preceding proviso
     (w) is not so used within one year after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

          (ii) Equity Issuance. Upon any Equity Issuance after the Closing Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance.

          (iii) Debt Issuance. Upon any Debt Issuance after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

     (iv) Disposition Events. Within one Business Day after receipt by any Company of any Net Available Proceeds from any Disposition Event, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided, however, that

          (x) the Net Available Proceeds from any Disposition Event permitted by
     Section 9.06(g), (n), (p), (r) or (s) shall not be required to be applied as provided herein on such date if (1) no Event of Default then exists or would arise therefrom, and (2) Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary, in each case within one year following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended) (provided, that with respect to any Disposition effected pursuant to Section 9.06(p), such Net Available Proceeds may only be used to effect a Permitted Acquisition under clause (h) of Section 9.06),

          (y) all such Net Available Proceeds in excess of $2,500,000 individually and $10,000,000 in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

          (z) if all or any portion of such Net Available Proceeds which are permitted to be applied to reinvestment pursuant to the terms of this
     Section 2.10(a)(iv) is not so used within such one year period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Disposition).

          (v) Excess Cash Flow. Not later than 95 days after the end of each fiscal year of Borrower commencing with the fiscal year ended May 31, 2000, in an aggregate principal amount equal to (A) 75% of Excess Cash Flow for such fiscal year when (x) such fiscal year ends prior to the Delivery Date or (y) the Total Leverage Ratio at the end of such fiscal year is greater than or equal to 6.0:1.0 (as evidenced in an Officers' Certificate delivered to Administrative Agent and the Lenders), and (B) 50% of Excess Cash Flow for any such fiscal year that ends after the Delivery Date when the Total Leverage Ratio at the end of such fiscal year is less than 6.0:1.0 (as evidenced in an Officers' Certificate delivered to Administrative Agent and the Lenders).



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



          (vi) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.10(a), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

          (b) Application. The amount of any required prepayments described in
     Section 2.10(a) shall be applied as follows:

          (i) first, the amount of the required prepayment shall be applied (A) at the option of Borrower or PR Borrower, as applicable, in an amount not to exceed the then current available Prepayment Designation Basket, in any manner among the Term Loan Tranches and the remaining Amortization Payments thereof as Borrower shall designate in an Officers' Certificate delivered to Administrative Agent; provided, however, that any mandatory prepayments applied to any remaining Amortization Payments of the Tranche B Term Loans or the Tranche C Term Loans may only be applied either (at the sole election and option of Borrower or PR Borrower, as the case may be) in inverse order of maturity or pro rata and (B) unless applied in accordance with the foregoing subclause (A), to the reduction of Amortization Payments on the Term Loans required by Section 3.01(b) pro rata among the Term Loan Tranches based upon the remaining unpaid amounts thereof and (A) as to Tranche A Term Loans and Tranche A-PR Term Loans, the amount to be applied thereto shall be applied pro rata to the remaining Amortization Payments of such Term Loan Tranche based on the remaining unpaid amounts thereof and
     (B) as to each of the Tranche B Term Loans and the Tranche C Term Loans, the amount to be applied thereto shall be applied in inverse order of maturity to the remaining Amortization Payments thereunder; provided, however that any amounts required to be applied to Tranche A-PR Term Loans pursuant to this clause (B) from any prepayment made pursuant to Section 2.10(a)(v) shall be net of any amounts applied to Tranche A-PR Term Loans pursuant to Section 2.09(c)(ii) during the period for which Excess Cash Flow was calculated to make such prepayment required by Section 2.10(a)(v). Notwithstanding the foregoing, any holder of Tranche B Term Loans or Tranche C Term Loans at its sole discretion may, with respect to any mandatory prepayment to be applied as set forth in clause (B) above, so long as any Tranche A Term Loans or Tranche A-PR Term Loans are then outstanding (after giving effect to the application of such required prepayment to the Tranche A Term Loans and Tranche A-PR Term Loans), elect by written notice provided to Administrative Agent not to have all or any amount of any such required prepayments applied to such holder's Tranche B Term Loans or Tranche C Term Loans, as the case may be, in which case the aggregate amount so declined shall be applied pro rata between the Tranche A Term Loans and the Tranche A-PR Term Loans and, as to any such Term Loan Tranche, pro rata to the remaining Amortization Payments thereof; provided, however, that to the extent that the aggregate principal amount of the Tranche A Term Loans and Tranche A-PR Term Loans after giving effect to such mandatory prepayment is less than the aggregate amount so declined by the holders of the Tranche B Term Loans and Tranche C Term Loans, such amount so declined shall be allocated between the declining holders of the Tranche B Term Loans and Tranche C Term Loans pro rata based on




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



     the remaining aggregate amount of their amounts declined;

          (ii) second, after such time as no Term Loans remain outstanding, Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the aggregate principal amount of Swing Loans, plus the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, Borrower or PR Borrower shall, first, prepay outstanding Revolving Credit Loans and second, prepay outstanding Swing Loans and, third, provide cover for Letter of Credit Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess. Any application to the Revolving Credit Commitments shall reduce the required scheduled reduction amounts under Section 2.04(a)(ii) pro rata; and

          (iii) third, after application of prepayments in accordance with clauses (i) and (ii) above, Borrower or PR Borrower shall be permitted to retain any such remaining excess.

          Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower or PR Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower or PR Borrower, as applicable) or (ii) prepaid immediately, together with any amounts owing to the Lenders under
Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

          (c) Revolving Credit Extension Reductions. Until the Revolving Credit Commitment Termination Date, Borrower and PR Borrower, as applicable, shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the Revolving Credit Commitments as in effect at such time, such amount to be applied, first, to the Swing Loans, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding as specified in Section 2.10(d).(d) Cover for Letter of Credit Liabilities. In the event that Borrower or PR Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.11. Replacement of Lenders. Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender")



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with one or more other Eligible Persons reasonably acceptable to Lead Arranger
(collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that
(i) at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower and PR Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower or PR Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, or PR Borrower, as the case may be, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

          Section 3. Payments of Principal and Interest.

          3.01. Repayment of Loans.

          (a) Revolving Credit and Swing Loans. Each of Borrower and PR Borrower hereby promises to pay to Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans made to Borrower or PR Borrower, as the case may be, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

          (b) (1) Tranche A Term Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, the amounts set forth on
Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (2) Tranche A-PR Term Loans. PR Borrower hereby promises to pay to Administrative Agent for the account of the Tranche A-PR Term Loan Lenders, in




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repayment of the principal of the Tranche A-PR Term Loans, the amounts set forth on Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (3) Tranche B Term Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, the amounts set forth in
Schedule 3.01(b) on the dates set forth in Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (4) Tranche C Term Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Tranche C Term Loan Lenders, in repayment of the principal of the Tranche C Term Loans, the amounts set forth on
Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

          3.02. Interest. (a) Each of Borrower and PR Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to Borrower or PR Borrower, as the case may be, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

          (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin, and

          (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other overdue amounts owed by any Obligor under the Credit Documents (including such interest accruing before and after judgment) shall bear interest at a rate per annum equal to (x) in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans and (y) in the case of interest or such other amounts, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

          (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.




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

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.


          4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower and PR Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 11:00 a.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Each of Borrower and PR Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Type of Loans, Reimbursement Obligations or other amounts payable by Borrower or PR Borrower hereunder to which such payment is to be applied (and in the event that Borrower or PR Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (c) Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by Administrative Agent or by Issuing Lender (through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, prior to 11:00 a.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, after 11:00 a.m. (New York City time) on any day, by 1:00 p.m. (New York City time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the full amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; provided, however, that Swing Loans shall be made only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligation in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(g)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same



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Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments
(in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower or PR Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower or PR Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.4.03. Computations. Interest on LIBOR Loans, commitment fees and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

          4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are in Section 2.01(g)) shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

          4.05. Certain Notices. Notices by Borrower or PR Borrower to Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent by telephone not later than 11:00 a.m. New York City time (promptly followed by written notice via telecopier) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below (and not later than 11:00 a.m. New York City time on the Business Day of the borrowing or prepayment in the case of Swing Loans).

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                            NOTICE PERIODS


            Notice                                 Number of Business Days Prior

Termination or reduction of                                     2
Commitments

Borrowing or optional
prepayment of, or Conversions into, ABR Loans                   1
(other than Swing Loans)

Borrowing or optional
prepayment of, Conversions into, Continuations
as, or duration of Interest Periods for, LIBOR                  3
Loans


          Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Unless otherwise consented to by Agents in their sole discretion, prior to the earlier of (x) five Business Days after the Closing Date, and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no borrowing of or Conversion into any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) three months after the Closing Date and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no Interest Period of more than one month may be elected. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower or PR Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

          4.06. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received written notice from a Lender, Borrower or PR Borrower (the "Payor") prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor




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



and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

          (i) if the Required Payment shall represent a payment to be made by Borrower or PR Borrower to the Lenders, Borrower or PR Borrower, as applicable, and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower or PR Borrower, as applicable, under
     Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower or PR Borrower, the Payor, Borrower or PR Borrower, as applicable, shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to
     Section 3.02, it being understood that the return by Borrower or PR Borrower, as applicable, of the Required Payment to Administrative Agent shall not limit any claim Borrower or PR Borrower may have against the Payor in respect of such Required Payment.

          4.07. Right of Setoff; Sharing of Payments; Etc. (a) If any Event of Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each of Borrower and PR Borrower consents to the foregoing arrangements.

          (c) Each of Borrower and PR Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's




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



lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5. Yield Protection, Etc.

          5.01. Additional Costs. (a) If the adoption of, or any change in, in each case after the date hereof, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

          (i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by or expressly excluded from coverage by Section 5.06 and changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii) shall impose on such Lender or Issuing Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender or Issuing Lender, upon its written demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or Issuing Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error.




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



Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) In the event that any Lender or Issuing Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance after the date hereof of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction.

          (c) PR Borrower shall reimburse Borrower for any amounts paid under
Section 5.01 which are attributable to extensions of credit made to PR Borrower hereunder.

          5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

          (i) Administrative Agent determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in
     Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Loan Lenders or, if the related Loans are Tranche A-PR Term Loans, the Majority Tranche A-PR Term Loan Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Loan Lenders or, if the related Loans are Tranche C Term Loans, the Majority Tranche C Term Loan Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrower, PR Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans (but shall make their portion of any additional Borrowings as ABR Loans), to Continue LIBOR Loans or to Convert ABR Loans into LIBOR Loans and Borrower and PR Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans of such affected Lenders or Convert such Loans of such affected Lenders into ABR Loans in accordance with
Section 2.09.




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




          5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Issuing Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or Issuing Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or Issuing Lender), then such Lender or Issuing Lender shall promptly notify Borrower and PR Borrower thereof (with a copy to Administrative Agent) and such Lender's or Issuing Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or Issuing Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

          5.04. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower or PR Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

          (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

          (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower or PR Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section
5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05. Compensation. (a) Borrower and PR Borrower agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower or PR Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower or PR Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower or PR Borrower has given a notice requesting the same in accordance with the provisions of this




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Agreement, (3) default by Borrower or PR Borrower in making any prepayment after
Borrower or PR Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin but not the Applicable Margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

          (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent, Borrower and PR Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          5.06. Net Payments. (a) All payments made by any Obligor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any politi cal subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any Covered Taxes are so levied or imposed, each Obligor agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, each Obligor agrees, notwithstanding the definition of Excluded Taxes, to reimburse on a joint and several basis each Lender, upon the written request of such Lender, (i) for Taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Each Obligor will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by such Obligor. The Obligors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.



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



          "Excluded Taxes" shall mean other than as provided in the fourth sentence of the first paragraph of this Section 5.06(a), any Tax (other than any Other Taxes) (i) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein and (ii) imposed on any Lender in the nature of franchise taxes or other similar taxes imposed as a result of such Lender doing business in a particular jurisdiction.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to deliver to Borrower and Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a "Section 5.06 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
Section 5.06(b) for so long as such payments may be made from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. No Obligor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that (i) the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b) or
(ii) if the Internal Revenue Service properly determines that a Lender is a "conduit entity" participating in a "conduit financing arrangement" within the meaning of Treasury Regulation Section 1.881-3 and such additional amounts are in excess of the amounts that would otherwise have been payable had such Lender not been a "conduit entity" participating in a "conduit financing arrangement" within the meaning of Treasury Regulation Section 1.881-3. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), each of Borrower




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and PR Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

          (c) In addition, Borrower and PR Borrower agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (d) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

          Section 6. Guarantee.

          6.01. The Guarantee. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Lender, Issuing Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and/or PR Borrower, as applicable, and all other Obligations from time to time owing to the Lenders, Issuing Lender or Agents by Borrower and/or PR Borrower, as applicable, under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all Obligations of the Obligors to any Creditor and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if Borrower and/or PR Borrower, as applicable, shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02. Obligations Unconditional. The obligations of the Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower and/or PR Borrower, as applicable, under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that



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the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v) the release of any other Guarantor.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Issuing Lender or any Agent or any Lender or Affiliate thereof exhaust any right, power or remedy or proceed against Borrower and/or PR Borrower, as applicable, under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Issuing Lender, any Lender or Affiliate thereof or any Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and/or PR Borrower, as applicable, and the Issuing Lender, Lenders, Affiliate thereof and Agents shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Issuing Lender, Lenders, Affiliate thereof and Agents, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Issuing Lender, Lenders, Affiliate thereof or Agents or any other Person at any time of any right or remedy against Borrower and/or PR Borrower, as applicable, or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during




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the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03. Reinstatement. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower and/or PR Borrower, as applicable, in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify the Issuing Lender, each Agent and each Lender or Affiliate thereof on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Issuing Lender, such Agent or such Lender or Affiliate thereof in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

          6.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower, PR Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower, PR Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower or PR Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Agents, the Issuing Lender and the Lenders and Affiliates thereof and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower and PR Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower or PR Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower or PR Borrower, as applicable) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.



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




          6.07. Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7. Conditions Precedent.

          7.01. Effectiveness and Initial Extension of Credit. The effectiveness of the Credit Documents and the obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

          (i) Documentation and Evidence of Certain Matters. Agents shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Agents (and to the extent specified below, to the Majority Lenders or to each Lender, as the case may be) in form and substance:

               (1) Corporate Documents. Certified true and complete copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

               (2) Officers' Certificate. An Officers' Certificate of Borrower, dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.02(i) and to the effect that all conditions precedent to the making of such extension of credit have been satisfied.

               (3) Opinions of Counsel. (i) Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Obligors, substantially in the form of Exhibit E-1, and (ii) opinion of Wilkinson, Barker, Knaver & Quinn, LLP, special FCC counsel to the Obligors, substantially in the form of Exhibit E-2 (and each Obligor hereby instructs each such counsel to deliver such opinion to the Lenders and Agents).



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



               (4) The Credit Agreement. This Agreement, (i) executed and delivered by a duly authorized officer of each Obligor with a counterpart for each Lender, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

               (5) Notes. The Notes, duly completed and executed for each Lender that has requested Notes prior to the Closing Date.

               (6) Security Documents. The Security Agreement, the Collateral Assignment of Location Agreements, such other pledge agreements required under local law in the judgment of counsel to Administrative Agent and requested reasonably in advance of the intended Closing Date (each of which shall be in full force and effect) and the Perfection Certificate, substantially in the form of Exhibit M, duly authorized, executed and delivered by the Obligors and Administrative Agent, and the certificates identified under the name of such Obligors in
          Schedule I-A to the Security Agreement, accompanied by undated stock powers executed in blank if applicable, and the Intercompany Notes identified under the name of such Obligors in Schedule II to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

               (7) Solvency Certificate and Opinion. A certificate in the form of Exhibit C-2 from the chief financial officer of Borrower as to the Solvency of each Obligor (on a consolidated basis) immediately after giving effect to the Transactions on the Closing Date and, at Borrower's expense, an opinion of Valuation Research in form and substance reasonably satisfactory to Agents with respect to the Solvency of each of Parent and Borrower (each on a consolidated basis) immediately after giving effect to the Transactions on the Closing Date.

               (8) Insurance. Evidence of insurance complying with the requirements of Section 9.04 and the Security Documents and certificates naming Administrative Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to Administrative Agent.

               (9) Transaction Documents, Etc. Executed copies of the Merger Agreement, the Parent Financing Documents, the Senior Subordinated Notes Financing Documents, any management or similar agreement entered into by any Obligor or any executive officer or director thereof with any Affiliate of Borrower (other than any Company) and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof.

               (10) Repayment of Existing Credit Facilities. Evidence in the form of a "payoff" letter satisfactory to Agents that the principal of and interest on, and all other amounts owing in respect of, the Existing Credit Facilities have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released with such evidence thereof satisfactory to Agents (or arrangements for such release




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          satisfactory to Agents have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Agents shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Agents have been made).

               (11) Consent and Agreements. The Century-ML Consent and Agreement executed by the parties thereto.

          (ii) Date of Closing. Such extension of credit shall be made on or before January 31, 1999 (extended to April 30, 1999 if the sole reason for failure to consummate the Merger is due to the failure to obtain all necessary FCC and state approvals to the transfer of the FCC and state licenses in connection with the Merger).

          (iii) Completion of Senior Subordinated Notes Financing. Borrower shall have received aggregate gross proceeds (in excess of the amount of interest in escrow pursuant to the Senior Subordinated Notes Interest Escrow Agreement) of not less than $310.0 million from the Senior Subordinated Notes Financing pursuant to the Senior Subordinated Notes Financing Documents, which documents shall be on terms and conditions satisfactory to Agents. There shall have been deposited into the Senior Subordinated Notes Interest Escrow Account, pursuant to the terms thereof, cash and/or securities in an amount sufficient to pay the first three scheduled interest payments on the Senior Subordinated Notes as and when due.

          (iv) Completion of Parent Financing. (a) The Investors shall have purchased for cash common equity of Parent in an aggregate amount of $400.0 million. The Investors shall beneficially own not less than a majority of the voting and economic interests in Parent immediately after giving effect to the Transactions; (b) Parent shall have received aggregate gross proceeds of not less than $180.0 million from the issuance and sale of the Parent Subordinated Notes pursuant to Parent Financing Documents, which documents shall be on terms and conditions satisfactory to Agents (which shall include provisions requiring all interest not paid in cash to be paid in kind, restricting the transfer of the Parent Subordinated Notes to third parties and allowing acceleration of the Parent Subordinated Notes only if the Senior Subordinated Notes and the Credit Facilities shall have been accelerated and such acceleration shall not have been rescinded within 90 days after notice); and (c) Agents shall have received satisfactory evidence that fees and expenses in connection with the Transactions and tender premiums in connection with the Note Tender will not exceed $135.0 million (such tender premiums reduced proportionally to the extent that less than all of the Existing Notes are tendered) (unless a greater amount is provided with additional equity or consented to by Agents).

          (v) Board Approval. The Board of Directors of each of Parent, its Subsidiaries and Target shall have authorized and approved the Transactions and Agents shall have received reasonably satisfactory evidence of the same.

          (vi) Terms of Merger. The Merger Agreement shall be in full force and effect. The terms, conditions and structure of the Merger and the Merger




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



     Agreement, including any amendments thereto (and the documentation therefor (including all proxy solicitation materials)) shall be in form and substance reasonably satisfactory to Agents (it being understood that the terms, conditions and structure of the Merger Agreement dated July 2, 1998, as amended by the amendment thereto dated November 29, 1998, are acceptable to Agents). Target shall not have any "poison pill" rights or shall have redeemed such rights at a nominal price, or Agents shall otherwise be reasonably satisfied that such rights are null and void as applied to the Merger. Agents shall have received copies of all filings made with any governmental authority in connection with the Transactions.

          (vii) Legality. Each of the Transactions and the financing therefor shall be in compliance with all laws and regulations, or Agents shall have determined such to be inapplicable to such transactions.

          (viii) Consummation of Transactions. The Transactions shall have been or shall simultaneously be consummated in all material respects in accordance with the terms hereof and the terms of the Transaction Documents and the other documentation therefor (without the waiver or amendment of any condition relating to FCC approvals or any other material condition unless consented to by Agents and the Lenders) that are in form and substance reasonably satisfactory to Agents (with any condition therein requiring the satisfaction or consent of Parent being deemed to require the satisfaction of Agents).

          (ix) Maximum Merger Price; Maximum Existing Stockholders Ownership. The cash consideration per share of common stock in the Merger shall not exceed $41.50 per share and an aggregate of $1,203.5 million for all shares. After giving effect to the Transactions, the Existing Stockholders shall own not more than 7.1% of the fully diluted common equity of Parent.

          (x) Note Tender Acceptance; No Other Debt or Preferred Stock; Note Defeasance. Target shall have accepted for payment all Existing Notes validly tendered in the Note Tender pursuant to the terms of the Offer to Purchase and Consent Solicitation dated September 8, 1998 of Target (and Agents shall have been provided with reasonably satisfactory evidence thereof). After giving effect to the Transactions and other transactions contemplated hereby, no Company or Subsidiary shall have outstanding Indebtedness or preferred stock (or direct or indirect guarantees or other credit support in respect thereof) outstanding other than the Loans, the Senior Subordinated Notes, the Parent Subordinated Notes and all remaining Existing Notes not validly tendered in the Note Tender in an amount acceptable to Agents for which arrangements satisfactory to Agents have been made and other Indebtedness as set forth in Schedule 9.08. To the extent that any Existing Notes are not tendered in the Note Tender in an amount in excess of an amount acceptable to Agents, the Note Defeasance shall be effected pursuant to documentation satisfactory to Agents.

          (xi) Effectiveness of Supplemental Indentures for Existing Notes. Paragraphs A and B of each of the Supplemental Indentures which eliminates the negative covenants and certain events of default under the Existing Indentures, shall have become effective in accordance with the terms thereof and the terms of such Supplemental Indentures shall be satisfactory to Agents.

          (xii) No Material Adverse Change. There shall not have occurred or become known any Material Adverse Change of Target and its subsidiaries,



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     taken as a whole, as the case may be (before and after giving effect to the
     Transactions), since May 31, 1998.

          (xiii) Pro Forma Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of Borrower dated as of the date of the most recently available financial statements of Borrower after giving effect to the Transactions, which balance sheet shall be consistent in all material respects with the sources and uses shown on Annex I to the Commitment Letter. The sources and uses to effect the Transactions shall not differ in any material respect from that set forth in Annex I to the Commitment Letter. Borrower shall also have provided such other financial information as the Agents may reasonably request in connection with the Transactions.

          (xiv) Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required under the Merger Agreement (including that the necessary consent of the FCC with respect to the transfer of the FCC licenses to occur upon consummation of the Recapitalization shall have become a "final order" (as customarily understood)) and all applicable appeal periods shall have expired and there shall be no governmental or judicial action or Proceeding, actual or threatened, that has had the effect of (or could reasonably be expected to have the effect of) restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby, except, in each case, as would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xv) No Default in Other Agreements. Any defaults in any material agreements of any Company or Target and its Subsidiaries that may result from the Transactions shall have been resolved or otherwise addressed in a manner satisfactory to Agents; and no law or regulation shall be applicable in the judgment of Agents that restrains, prevents or imposes materially adverse conditions upon any component of the Transactions or the financing thereof, including the extensions of credit under this Agreement.

          (xvi) Margin Rule Compliance. All Loans and other financing to Borrower and PR Borrower (including after giving effect to the Transactions) shall be in full compliance with all applicable requirements of Regulations T, U and X.

          (xvii) Payment of Fees and Expenses. All accrued fees and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to Agents) of Agents and accrued fees of the Lenders in connection with the Credit Documents shall have been paid.

          (xviii) Maximum Total Leverage Ratio. Agents shall have received satisfactory evidence (including satisfactory supporting schedules and other data) that after giving pro forma effect to the Transactions the Total Leverage Ratio is not greater than 9.0:1.0.

          (xix) Filings and Lien Searches. The Obligors shall have authorized, executed and delivered each of the following:

               (1) UCC Financing Statements (Form UCC-1) in appropriate form for filing under the UCC and any other applicable law, rule or regulation




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          in each jurisdiction as may be necessary or appropriate to perfect the
          Liens created, or purported to be created, by the Security Documents;

               (2) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state, county and other jurisdictions in which any of the Collateral of such Obligor is located and the state, county and other jurisdictions in which each such Person's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Permitted Liens or Prior Liens; and

               (3) evidence of arrangements for (A) the completion of all recordings and filings of, or with respect to, the Security Documents, including, to the extent required by Agents, filings with the United States Patent, Trade and Copyright offices, (B) delivery of such other security and other documents, and (C) the taking of all actions as may be necessary or, in the opinion of Agents, desirable, to perfect the Liens created, or purported to be created, by the Security Documents.

          (xx) Certain Agreements. Except as provided in the Merger Agreement, all material contracts with Borrower or its affiliates relating to the conduct of its Puerto Rican operations and its Subsidiaries' business shall remain in full force and effect on terms and conditions and pursuant to documentation satisfactory to Agents. Each of the Facilities Agreement and the Marketing Agreements shall be in full force and effect and Agents shall have received certified copies thereof and reasonably satisfactory evidence that each such agreement shall remain in full force and effect after the Closing Date on the terms previously disclosed to Agents.

          (xxi) Minority Interests. All Minority Interests shall be held of record and beneficially by Borrower or one of its Wholly Owned Subsidiaries.

          (xxii) Other Matters. The Lenders shall have received such other legal opinions, corporate documents and other instruments and/or certificates as Agents may request in their reasonable discretion.

          7.02. Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower or PR Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

          (i) No Default or Event of Default; Representations and Warranties True. Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

               (a) no Default or Event of Default shall have occurred and be continuing; and



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               (b) the representations and warranties made by the Obligors in
          Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (ii) No Legal Bar. The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

          (iii) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

          (iv) Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05.

          Each Notice of Borrowing or request for the issuance of a Letter of Credit by Borrower or PR Borrower (as the case may be) hereunder shall constitute a certification by Borrower to the effect set forth in clauses
(i)-(iii) above as of the date of such borrowing or issuance.

          Each notice submitted by Borrower or PR Borrower (as the case may be) hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower or PR Borrower (as the case may be), as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.01 and 7.02 have been satisfied or waived in accordance with the terms hereof.

          7.03. Determinations Under Section 7. For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower or PR Borrower (as the case may be), by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

          Section 8. Representations and Warranties. Each Obligor represents and warrants to the Creditors that at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including, with respect to the Closing Date, the Transactions)):

          8.01. Corporate Existence. Each Company: (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is




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qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and, in the case of clauses (a), (b) and (c) where the failure thereof individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          8.02. Financial Condition; Etc. (a) Borrower has heretofore delivered to the Lenders (A) the audited consolidated balance sheets of Target and its Subsidiaries as of May 31, 1995, May 31, 1996, May 31, 1997 and May 31, 1998, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Deloitte & Touche LLP, certified public accountants, and (B) the unaudited consolidated balance sheets of Target and its Subsidiaries as of August 31, 1998, and the related statements of earnings and cash flows for the fiscal period ended on August 31, 1998. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Target and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

          (b) Except as set forth in Schedule 8.02(b) or in the financial statements or other information referred to in Section 8.02(a), as of the Closing Date, there are no material liabilities of any Company of any kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, other than:

          (i) liabilities disclosed or provided for in the Schedules hereto, the reports filed by Target with the Commission filed prior to the date of the Merger Agreement;

          (ii) liabilities incurred in the ordinary course of business consistent with past practice since May 31, 1998, which in the aggregate are not reasonably likely to have a Material Adverse Effect; and

          (iii) liabilities under this Agreement, the Merger Agreement, the Parent Financing Documents, the Senior Subordinated Notes Financing Documents or liabilities incurred in connection with the transactions contemplated hereby.

          (c) Except as set forth in the filings by Target prior to the date of the Merger Agreement or as set forth in Schedule 8.02(c), since May 31, 1998 there has been no Material Adverse Change.

          (d) Each of the pro forma balance sheet of Parent and its Consolidated Subsidiaries and Borrower and its Consolidated Subsidiaries (the "Pro Forma Balance Sheets"), certified by the chief financial officer of Parent and Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of Target and its Consolidated Subsidiaries as of the date of the latest available balance sheet of Target prior to the Closing Date (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness to be incurred on such date. Each Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all




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material respects on a pro forma basis the consolidated financial position of
Parent and its Consolidated Subsidiaries and Borrower and its Consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

          8.03. Litigation. Except as set forth in the reports filed by Target with the Commission prior to the date hereof or in Schedule 8.03, there is no Proceeding pending against, or to the knowledge of any Obligor threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority that have a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company in accordance with the plaintiff's demands, is reasonably likely to have a Material Adverse Effect.

          8.04. No Breach; No Default. (a) None of the execution, delivery and performance by any Obligor of any Credit Document or Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which is not reasonably likely to have a Material Adverse Effect or which is not reasonably likely to subject any Agent, Lender or Issuing Lender to any material risk of damages or liability to third parties.

          (b) No Company is in default under or with respect to any Contractual Obligation (including any Transaction Document) or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which is reasonably likely to have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          8.05. Action. Each Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities



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exchange are necessary for the execution, delivery or performance by any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

          8.07. Representations and Warranties in the Merger Agreement. The representations and warranties set forth in the Merger Agreement made by Parent and Target, respectively, are, in each case, true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless such representations and warranty expressly indicates that it is being made as of any other specific date.

          8.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could be reasonably likely to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10.0 million the fair market value of the assets of all such underfunded Plans. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

          Each Foreign Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of Borrower or Subsidiary on the basis of actuarial assumptions, each of which is reasonable, did not materially exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

          8.09. Taxes. Except as set forth in the Target Balance Sheet (including the notes thereto) and except as is not reasonably likely to have a Material Adverse Effect, (i) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Company have been filed in accordance with all applicable laws; (ii) each Company has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company (other than Taxes which are being contested in good faith and for which



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adequate reserves are reflected on the Target Balance Sheet or on other financial statements subsequently delivered hereunder) and (iii) each Company has made provision for all Taxes payable by such Company for which no Tax Return has yet been filed.

          Except as set forth on Schedule 8.09, (i) no extension of a statute of limitations relating to material Taxes is in effect with respect to any Company;
(ii) no Company has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Parent was the common parent; and (iii) there are no material tax sharing agreements or similar arrangements (including tax indemnity arrangements) with respect to or involving any Company.

          8.10. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. No Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

          8.11. Environmental Matters. Except as disclosed in Schedule 8.11 and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Company is in compliance with and in the last five years has been in compliance with, and is not subject to liability under, any Environmental Laws applicable to it and there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which would reasonably be expected to result in material expenditures by any Company, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Company; (ii) no Company has received notice that it or any of their respective predecessors in interest has been identified as a potentially responsible party under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar law of any Governmental Authority, nor has any Company received notice that any Hazardous Materials that it or any of its respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Company, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by any Company or, to the knowledge of any Obligor, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Company is bound, which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Company under any Environmental Law, including, without limitation, liability under CERCLA or any similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the obligors, threatened, under any Environmental Law



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with respect to any asset, facility, inventory or property currently owned, leased or operated by any Company; (vi) there are no underground storage tanks or related piping at any property owned, operated or leased by any Company;
(vii) no such tanks or related piping has been removed from such properties; and
(viii) no Company is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of the Obligors, no such Proceeding is threatened.

          8.12. Environmental Investigations. As of the Closing Date, all material environmental investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or Property of any Company or any of their respective predecessors in interest or
(ii) to any facility, Property or other asset now or previously owned, operated, leased or used by any Company or any of their respective predecessors in interest have been made available to Agents and the Lenders.

          8.13. Use of Proceeds. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower or PR Borrower individually or of Borrower and its Consolidated Subsidiaries) will be Margin Stock. Borrower and PR Borrower will use the proceeds of (i) all Term Loans to finance the Transactions and (ii) Revolving Credit Loans to finance the Transactions (in an amount not to exceed on the Closing Date $65.0 million unless consented to by Agents in their sole discretion), pay fees and expenses related thereto, and for general corporate purposes. If requested by any Lender or Lead Arranger, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          8.14. Subsidiaries, Etc. As of the Closing Date (after giving effect to the Transactions), Parent, Borrower and PR Borrower have no Subsidiaries or interests (whether direct or indirect) in partnerships, Minority Interests or business trusts other than the entities set forth on Schedule 8.14. Each Subsidiary listed on Schedule 8.14 (other than any Foreign Subsidiary or any non-operating Subsidiary, as indicated on such schedule) is a Guarantor as of the Closing Date. Each of Parent, Borrower and PR Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of their respective Subsidiaries, partnerships or Minority Interests listed on Schedule 8.14 as set forth on such Schedule. No such Subsidiary, partnership or Minority Interest has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or Minority Interests are owned by Parent, Borrower or PR Borrower, as applicable, free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents. Parent does not have any direct equity interest in any Person other than Borrower. All Minority Interests that will be the source of Dividend Payments pursuant to Section 9.10(c)(iv) or 9.10(c)(v) are expressly identified on Schedule 8.14 and are owned directly by Borrower or a Qualified Subsidiary.



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          8.15. Properties. Except as otherwise contemplated or provided in the
Mortgages, the other Security Documents or this Agreement, and except for such exceptions that do not, or are not reasonably likely to, have a Material Adverse Effect, Borrower or a Subsidiary (i) has good and marketable title to all the Property reflected in Borrower Balance Sheet or in any later financial statements provided hereunder as being owned by Borrower or any Subsidiary (except Property sold or otherwise disposed of since the date thereof in the ordinary course of business or as otherwise not prohibited by the Credit Documents), or acquired after the date thereof, free and clear of all Liens, except (x) Permitted Liens and (y) such imperfections or irregularities of title or Liens as do not materially affect the use of the Properties subject thereto or affected thereby or otherwise materially impair business operations at such Properties and (ii) is the lessee of all leasehold estates and is in possession of the Properties purported to be leased thereunder, and to the knowledge of Borrower, each such lease is valid without default thereunder by the lessee or lessor. Title to all Property of any Company is held by such Company free and clear of all Liens except for Permitted Liens.

          Except for such exceptions that do not, or are not reasonably likely to have a Material Adverse Effect, the Properties of Borrower and the Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of Borrower and the Subsidiaries as presently conducted.

          8.16. Security Interest; Absence of Financing Statements; Etc. The Security Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Issuing Lender, Lenders and Agents, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, perfected first priority security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Permitted Liens.

          Except as set forth on Schedule 8.16 and except for Permitted Liens and the Liens created by the Security Documents, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of any Company or rights thereunder.

          8.17. Licenses and Permits; Compliance with Laws. The Companies hold all governmental permits, licenses, authorizations, consents and approvals necessary for the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain is not reasonably likely to have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect.

          The businesses of the Companies are not being conducted in violation of any applicable law, statute, ordinance, regulation, judgment, Permits, order, decree, concession, grant or other authorization of any governmental entity, except for violations that are not reasonably likely to have a Material Adverse Effect.



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          There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by any Company of any of its material obligations under the Credit Documents.

          8.18. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to the Confidential Information Memorandum dated November 1998 distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by Target or any Company, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

          8.19. Solvency; Etc. As of the Closing Date immediately prior to and immediately following the consummation of the Transactions and the extensions of credit to occur on such date each Obligor is and will be Solvent (after giving effect to Section 6.08(a)).

          8.20. Contracts. No Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect. Schedule 8.20 and the Form 10-K for the fiscal year ended May 31, 1998 filed by Target with the Commission accurately and completely list (x) all agreements, if any, among the stockholders (or any of their Affiliates other than any Company) of Parent on the one hand and any Company on the other in effect on the date hereof and (y) all material agreements which are in effect on the date hereof in connection with the conduct of the business of the Companies. PR Borrower and each of its Subsidiaries are in compliance in all material respects with the requirements of the Facilities Agreement and the Marketing Agreements. PR Borrower and each of its Subsidiaries are in compliance in all material respects with the requirements of (and no default has occurred under) all other contracts, agreements, indentures, mortgages, leases and other instruments binding on it or its property, assets or operations the violation of which could have a Material Adverse Effect.

          8.21. Labor Matters. Except as set forth in Schedule 8.21, there are no strikes or other labor disputes against any Company pending or, to the knowledge of Borrower, threatened which are reasonably likely to have a Material Adverse Effect.



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          8.22. FCC Matters and Governmental Matters. (a) Each Company holds all licenses, permits and other authorizations issued by the FCC or any other Communications Regulatory Authority (the "Licenses") that are required for the operations and businesses of the Companies as they are now operated, in each case where the failure to hold a License, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, each Company has received all necessary authorizations from the FAA for all existing towers that are part of the cellular or microwave systems operated by the Companies and for any facilities the construction of which have been approved by the FCC or of which applications or notifications have been filed for such approval.

          (b) Schedule 8.22(b) sets forth, as of the Closing Date, the expiration date for each of the Licenses held by any Company.

          (c) The Licenses are valid and in full force and effect, unimpaired by any condition or restriction or any act or omission by any Company which is reasonably likely to have a Material Adverse Effect. Except as is not reasonably likely to have a Material Adverse Effect, there are no modifications, amendments, applications, revocations, or other proceedings, or complaints pending or, to the knowledge of Borrower, threatened, with respect to the Licenses (other than proceedings that apply to the cellular industry generally). Except as is not reasonably likely to have a Material Adverse Effect, all fees due and payable to the FCC or any other Communications Regulatory Authority have been paid and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute grounds for revocation or modification of any Licenses. Borrower does not conduct any microwave operations on frequencies that are subject to relocation under the FCC's rules, except as is not reasonably likely to result in a Material Adverse Effect.

          (d) Except where a lack of compliance is not reasonably likely to have a Material Adverse Effect, (i) all reports required by the Communications Act or required to be filed with the FCC or any other Communications Regulatory Authority by any Company have been filed and are accurate and complete in all material respects and (ii) all reports required to be filed by each Company with all other governmental or administrative authorities, federal, state and local, have been filed and are accurate and complete in all material respects.

          (e) Except where a lack of compliance is not reasonably likely to have a Material Adverse Effect, each Company is in compliance with, and their Cellular Systems, PCS Systems, SMR Systems, LEC Systems, CAP Systems and paging systems have been operated in compliance with, the Communications Act and the rules, regulations, policies and orders of the relevant state public utilities commissions and the FAA, including, without limitation, the FCC's time and coverage requirements of 47 C.F.R. ss.ss. 22.142, 22.911, 22.912 and 22.946 (the "Statutes"). Except as is not reasonably likely to result in a Material Adverse Effect, no Company has received any written notice to the effect, or otherwise been advised in writing, that they are not in compliance with any Statutes and do not have any reason to anticipate that any presently existing circumstances are reasonably likely to result in violations of any Statutes.

          (f) No Company has engaged in any course of conduct that is reasonably likely to impair the ability of any Company to be the holder of the Licenses or is aware of any reason why the Licenses might not be renewed in the ordinary course, why any of the Licenses might be revoked, or why any pending applications or notifications might not be approved, in each case where the




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failure to hold a License, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          8.23. Senior Subordinated Notes; Parent Subordinated Notes. Each of Parent and Borrower has provided to Agents on the Closing Date true, complete and correct copies of the Parent Financing Documents and the Senior Subordinated Notes Financing Documents, respectively. All the representations and warranties in the Parent Financing Documents and the Senior Subordinated Notes Financing Documents were true and correct in all material respects on and as of the date made. The Parent Subordinated Notes and the Senior Subordinated Notes and, if issued, the Additional Senior Subordinated Notes and the Parent Refinanced Notes when both are issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom. The offering documents for the issuance and sale of the Senior Subordinated Notes and (if issued) the Additional Senior Subordinated Notes and the Parent Refinanced Notes, as of its respective date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading (it being understood that no representation or warranty is being made with respect to information in respect of the initial purchasers thereof expressly provided by them for inclusion therein).

          8.24. Year 2000. Each Company has reviewed their operations with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. In addition each Company has obtained assurances from their respective third party billing providers and their respective principal sources of cellular equipment that they are addressing the potential problems of the Year 2000. No Company has reason to believe that the risks associated with the Year 2000 issue are reasonably likely to have a Material Adverse Effect.

          Section 9. Covenants. Each Obligor, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower and PR Borrower hereunder:

          9.01. Financial Statements, Etc. The Companies shall deliver to Administrative Agent and each of the Lenders:

          (a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending November 30, 1998, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or



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     plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year beginning with the fiscal year ending May 31, 1999, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form
     (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without a going concern or similar qualification or exception as to scope, thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to Agents and the Majority Lenders, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

          (c) Compliance Certificate; Performance Certificate.

               (i) concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate;

               (ii) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Section 9.11 as of the end of the respective quarterly fiscal period or fiscal year, (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any material licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (2) (or, in the case of the first such list so delivered, since the Closing Date), and
          (3) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Borrower or any Subsidiary; and

               (iii) at the time the financial statements are furnished pursuant to Section (I) 9.01(a), an Officers' Certificate, setting forth the Specified Wireless System Information on a consolidated basis for Borrower and the Consolidated Subsidiaries for the fiscal quarter covered by such financial statements, and (II) 9.01(b), an Officers' Certificate setting forth the Specified Cellular Information (i) on a consolidated basis for Borrower and the Consolidated Subsidiaries and
          (ii) for each cluster of Cellular Systems, PCS Systems and SMR Systems owned by Borrower or any Subsidiary with combined Net Pops at such date for all such Cellular Systems, PCS Systems and SMR Systems (as the case may be) of 1,000,000 or more, in each case clause (i) and
          (ii) for the fiscal year covered by such financial statements;

          (d) Other Financial Information. Promptly upon delivery thereof to the holders of any debt securities or the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which Borrower, PR Borrower or Parent may make to or file with the Commission or any successor or analogous Governmental Authority;

          (e) Interest Rate Certificates. Together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

          (f) Notice of Default. Promptly after any Company knows or has reason to believe that any Default has occurred or that any Company is in default of any material term or provision of the Senior Subordinated Notes Financing Documents, Parent Financing Documents or any other agreement or instrument relating to or evidencing material Indebtedness, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Companies have taken and propose to take with respect thereto;

          (g) Environmental Matters. Written notice of any Environmental Claim materially affecting any Company, any Mortgaged Real Property or the operations of any Company and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or (iv) any other condition, circumstance, occurrence or event which is reasonably likely to have a Material Adverse Effect;

          (h) Auditors' Reports. Promptly upon receipt thereof, copies of all annual, interim or special reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management in connection with their annual audit;

          (i) Annual Budgets. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Borrower beginning with the fiscal year ending May 31, 1999, a consolidated plan and financial forecast for such fiscal year, including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and the Subsidiaries for such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section 9.11 and an explanation of the assumptions on which such forecasts are based and (b) forecasted consolidated statements of income and cash flows of Borrower and the Subsidiaries for each quarter of each such fiscal year, together with an explanation of the assumptions on which such forecasts are based;

          (j) Lien Matters. Written notice of (1) the incurrence of any Lien (other than Permitted Liens and other Liens expressly permitted by the terms of the applicable Security Document) on, or claim asserted against any of the Collateral or (2) the occurrence of any other event which is reasonably likely to materially adversely affect the aggregate value of the Collateral;

          (k) Notice of Material Adverse Effect. Written notice of the occurrence of any Material Adverse Effect or any event or condition which is reasonably likely to result in any Material Adverse Effect;

          (l) Governmental Filings and Notices. Promptly upon request by Administrative Agent, copies of any other material reports or documents that were filed by any Company with any Governmental Agency relating to the acquisition or maintenance of a material license including, but not limited to, the FCC or any other Communications Regulatory Authority and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to any Company;

          (m) ERISA Information. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, is reasonably likely to result in liability to the Companies in an aggregate amount exceeding $100,000, a written notice specifying the nature thereof, what action the Borrower, its Subsidiaries or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

          (n) ERISA Filings, Etc. Upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, its Subsidiaries or ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by Borrower or any of its Subsidiaries or ERISA Affiliates from a Mutiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;





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          (o) FCC Notices; Notice of Certain Information Regarding Permitted
     Acquisitions. Promptly upon (1) receipt thereof, copies of any material adverse notice or reports regarding any Company from the FCC, the PRPSC, the PRTRB or any other Communications Regulatory Authority, (2) receipt of notice of (A) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material adverse modification of any material License held by any Company, or any notice of default or forfeiture with respect to any such License, or (B) any refusal by any Communications Regulatory Authority to renew or extend any material license, permit, certification or other authorization (including any License) held by any Company, an Officers' Certificate specifying the nature of such event, the period of existence thereof, and what action the Companies are taking and propose to take with respect thereto, and (3) the consummation of any Permitted Acquisition, a written notice setting forth with respect to the business acquired, all of the data required to be set forth in Schedule 8.22(b) with respect to such business and the Licenses and any other licenses, permits, certifications and other authorizations from any other Communications Regulatory Authority required in connection with the operation of such business (as if the date of consummation of such Permitted Acquisition were the Closing Date);

          (p) Name and Location Changes. Promptly, written notice of any change
     (i) in such Company's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties,
     (ii) in the location of such Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such Company's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect Administrative Agent's Liens, or (v) in such Company's Federal Taxpayer Identification Number (to the extent applicable); each Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interests in all the Collateral; and

          (q) Miscellaneous. Promptly, such financial and other information with respect to any Company as any Creditor may from time to time reasonably request.

          9.02. Litigation, Etc. Borrower shall promptly give to Administrative Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of outside counsel to Borrower, waive attorney client privilege) any material development thereof, affecting any Company, except Proceedings which are not reasonably likely to have a Material Adverse Effect.

          9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc. (a) Each Company shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises; provided, however, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.06 or clause (c) of this
Section 9.03, (ii) except as is not reasonably likely to have a Material Adverse Effect, comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities, (iii) except as is not reasonably likely to have a Material Adverse Effect, timely file true, accurate and complete tax




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returns required by all Governmental Authorities and pay and discharge all
Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which any material penalties attach thereto (except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property is not reasonably likely to have a Material Adverse Effect; (v) permit representatives of any Creditor during normal business hours and, except during the existence of any Default, upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Creditor; (vi) upon reasonable notice, allow, with the presence of Borrower if Borrower so elects to participate, and subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, Lead Arranger or any representative chosen by the Majority Lenders to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to Lead Arranger or any representative chosen by the Majority Lenders and the Lenders (and Lead Arranger to the Creditors) any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of Lead Arranger or any representative chosen by the Majority Lenders, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company. Parent and Borrower shall cause the Merger to be consummated on the Closing Date in accordance in all material respects with the terms of this Agreement and the Merger Agreement. No material change may be made to the Merger Agreement without the prior consent of the Majority Lenders.

          (b) Parent will promptly make payment on all Existing Notes validly tendered in the Tender Offer in accordance with applicable law and, if thereafter there are any Existing Notes remaining outstanding, Parent will effect the Note Defeasance with respect to such outstanding Existing Notes.

          (c) Within 120 days following the Closing Date, the Lambda Reorganization shall have been consummated and Lambda Operating Corp. shall have simultaneously executed and delivered the following documents to the Agents: (i) a Joinder Agreement providing therein that Lambda Operating Corp. shall become a Guarantor as well as a co-borrower of the Loans and other extensions of credit hereunder made to PR Borrower substantially in the form of Exhibit O, (ii) a legal opinion satisfactory to Administrative Agent and (iii) any other documents, including customary charter documents, that Administrative Agent may request. Upon the consummation of the foregoing, all references herein to PR Borrower shall include Lambda Operating Corp. Lambda Operating Corp. will be jointly and severally liable with the Initial PR Borrower for all Obligations of PR Borrower under this Agreement.

          9.04. Insurance. (A) Each Company shall maintain, with financially sound and reputable insurers, insurance of the kinds and in the amounts




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customarily insured against by companies engaged in the same or similar business and similarly situated (including business interruption insurance). Each Company shall pay all insurance premiums payable by it as and when due.

          (B) All policies of insurance required to be maintained by any Company must name Administrative Agent on behalf of Issuing Lender, Lenders and Agents, as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice to Administrative Agent and if the insurance carrier shall have received written notice from Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Company under such policies directly to Administrative Agent.

          (C) The Obligors shall give immediate written notice of any loss in excess of $5.0 million to the insurance carrier and to Administrative Agent.

          (D) If at any time the area in which any Mortgaged Real Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall obtain flood insurance in such total amount as Administrative Agent or the Majority Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, Borrower shall obtain earthquake insurance in such total amount as Administrative Agent or the Majority Lenders may require.

          9.05. Limitation on Lines of Business; Limitation on Activity of License Subsidiaries; Limitation on Management Agreements. No Company shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by the Companies, respectively, as of the Closing Date (after giving effect to the Merger) or any business related, ancillary or complementary thereto; provided that for purposes of clarification the lease of cell sites owned by any Company shall be deemed a complementary business of such Company. No License Subsidiary shall engage in any business or incur any liabilities other than the ownership of its Licenses and the execution, delivery and performance of the Credit Documents to which it is a party and activities incidental to the foregoing. No Company shall, directly or indirectly, enter into any management or similar agreement with any Person other than with any one or more Principal Investors and Investor Affiliates (other than employment or consulting agreements entered into in the ordinary course of business).

          9.06. Limitation on Fundamental Changes, Acquisitions or Dispositions. No Company shall, directly or indirectly, in a single transaction or series of transactions, (1) merge, consolidate or amalgamate with or into any Person (other than pursuant to the Merger on the Closing Date or the Lambda Reorganization), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted if and to the extent complying with the Parent Financing Documents and the Senior Subordinated Notes Financing Documents (and any Permitted Refinancing thereof) as from time to time in effect (if then in effect):

          (a) purchases and sales of Property in the ordinary course of business;



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          (b) the pledge of the Collateral pursuant to the Security Documents and the incurrence of any Permitted Lien;

          (c) the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary if a Qualified Subsidiary shall be the continuing or surviving corporation, and (2) any Subsidiary that is not a Qualified Subsidiary with or into any other Subsidiary that is not a Qualified Subsidiary;

          (d) Dispositions by any Company to Borrower or to any Qualified Subsidiary or by any Subsidiary that is not a Qualified Subsidiary to any other Subsidiary that is not a Qualified Subsidiary;

          (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business; provided, however, that the proceeds thereof shall be reinvested in the business of Borrower or any Subsidiary within one year of such Disposition;

          (f) sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, however, that in no event may any Company enter into any factoring or securitization program with respect to receivables;

          (g) Borrower or any Subsidiary may effect any Disposition for fair market value resulting in gross proceeds not to exceed $50.0 million since the Closing Date for Borrower and the Subsidiaries in the aggregate; provided, however, that the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

          (h) Acquisitions by Borrower or any Qualified Subsidiary of any Allowable Wireless System(s) (including an Allowable Wireless System containing paging systems; provided, however, that such paging systems generated no more than 20% (and 10% at any time after the first twelve months after the Closing Date) of the operating income plus depreciation and amortization of the Person from whom such Allowable Wireless System was acquired for the last four full fiscal quarters prior to the acquisition of such Allowable Wireless System and including any Acquisition of any Allowable Cellular System(s) effected through a swap transaction of any of Borrower's or any Subsidiary's Cellular System(s) for any Allowable Cellular System(s) (or any Allowable Cellular System(s) together with any business any Company may engage in pursuant to Section 9.05 which business operates with such Allowable Cellular System(s) so acquired) of another Cellular System operator); provided, however, that each Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

               (i) no Default then exists or would result therefrom;

               (ii) after giving pro forma effect in accordance with GAAP to such Acquisition, Borrower shall be in compliance with all covenants set forth in Section 9.11 as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated



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          since the first day of the relevant measurement period for each financial covenant set forth in Section 9.11 ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant measurement period);

               (iii) no Company shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 9.08, and (2) obligations of the seller or acquired Person or business incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

               (iv) the Properties acquired in connection with any such Acquisition shall be free and clear of any Liens, other than Permitted Liens;

               (v) the board of directors of the acquired Person shall not have indicated privately at the time of consummation of the Acquisition to any Company or publicly its opposition to the consummation of such Acquisition;

               (vi) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person or business acquired shall at the time of consummation of such Acquisition be merged or combined or consolidated with or into a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary (unless the only reason why such Person is not a Qualified Subsidiary is that it is a Foreign Subsidiary, in which case such Subsidiary shall be a Wholly Owned Subsidiary);

               (vii) with respect to any Acquisition involving Acquisition Consideration of more than $25.0 million, Borrower shall have provided the Lenders not fewer than 15 days prior to the proposed closing thereof, (I) with respect to any Acquisition, with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) copies of all available material documentation pertaining to such Acquisition, and (4) all such other available information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by Lead Arranger or the Majority Lenders and (II) with respect to any Acquisition with Acquisition Consideration of more than $100.0 million, in addition to the materials provided in (I) above, with reasonably detailed projections pertaining to the Person or business to be acquired through the earlier of (x) the succeeding ten years or (y) the Final Maturity Date;

               (viii) Borrower shall have delivered to Lead Arranger and the Lenders (x) an Officers' Certificate at least 10 days prior to the




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          date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that (1) such Acquisition complies with this Section
          9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (vii) of this
          Section 9.06(h) for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause
          (vii) cover a period ending more than 135 days before the date of consummation of such Acquisition;

               (ix) prior to the completion of any Permitted Acquisition, Borrower shall, and shall cause its Subsidiaries to, obtain material approvals and consents of all Governmental Authorities and all consents of other Persons (including without limitation the FCC and each other Communications Regulatory Authority), in each case that are necessary or advisable in connection with the transfer of any Licenses and the continued operation of the Cellular System, PCS System or SMR System or business being acquired in substantially the manner proposed to be conducted following to the consummation of such Permitted Acquisition; and

               (x) contemporaneously with or as soon as practicable after the completion of a Permitted Acquisition, Borrower shall, and shall cause its Subsidiaries to, transfer to a License Subsidiary any Licenses acquired in connection with the Permitted Acquisition; provided, however, that Borrower need not, and need not cause its Subsidiaries to, transfer to License Subsidiaries such Licenses to the extent such a transfer is not permitted by applicable law (other than as a result of any Company failing to take all necessary action to permit such transfer);

          (i) Acquisitions by Borrower or any Qualified Subsidiary of any Cellular System(s), PCS System(s) or SMR System(s) (including any Acquisition of any Cellular System(s) effected through a swap transaction of any of Borrower's or any Subsidiary's Cellular System(s) for any Cellular System(s) (or any Cellular System(s) together with any business any Company may engage in pursuant to Section 9.05 which business operates with such Cellular System(s) so acquired) of another Cellular System operator); provided, however, that (1) each such Acquisition under this
     Section 9.06(i) shall satisfy each of the conditions set forth in clauses
     (i) through (x) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(i)), and (2) the Acquisition Consideration for such Acquisition shall not exceed $50.0 million, and the Acquisition Consideration for such Acquisition, together with the aggregate amount of the Acquisition Consideration for all Acquisitions effected pursuant to this Section 9.06(i) since the Closing Date, shall not exceed $100.0 million;

          (j) transfers resulting from any casualty or condemnation of Property;

          (k) licenses or sublicenses by any Company of software, trademarks and other intellectual property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of any Company;



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          (l) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

          (m) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Permitted Investments and (B) Investments made pursuant to Section 9.09(A)(a);

          (n) Dispositions of any Cellular System(s), PCS System(s) or SMR System(s) (other than any Cellular System, PCS System or SMR System with Net Pops of 1,000,000 or more) of Borrower or any Subsidiary for fair market value through any swap transaction (which may consist of one or a series of related transactions) consummated to effect a Permitted Acquisition (including those involving the receipt of cash by Borrower or any Subsidiary); provided, however, that (1) the aggregate amount of cash received in connection with any such Disposition shall not exceed 10% of the total consideration received by Borrower and the Subsidiaries in such Disposition, and (2) the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

          (o) Acquisitions not otherwise permitted hereunder by Borrower or any Subsidiary of any new Subsidiary; provided, however, that (1) the sole consideration provided therefor by any Company is common Equity Interests of Parent or the proceeds of any common Equity Interests of Parent to the extent issued to (x) any of the Permitted Holders or (y) at least one Permitted Holder and a group of private investors arranged by any Permitted Holder, and (2) such Acquisition shall comply with each of clauses (i),
     (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), and (x) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(o));

          (p) Dispositions of any Cellular System owned by any Company with Net Pops of less than 500,000; provided, however, that the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

          (q) Acquisitions not otherwise permitted hereby of a business directly related or complementary to a business of Borrower and the Subsidiaries on the Closing Date so long as the aggregate Acquisition Consideration for all Acquisitions consummated pursuant to this Section 9.06(q) since the Closing Date does not exceed $25.0 million;

          (r) Sale and Leaseback Transactions permitted by Section 9.08(o);

          (s) Borrower and the Subsidiaries may effect the sale of Equity Interests of PR Borrower in any public offering of shares so long as (1) after giving effect thereto, Borrower owns directly or indirectly not less than 80% of the Equity Interests then outstanding in such Subsidiary and
     (2) the Net Available Proceeds thereof are applied as required by Section 2.10(a)(iv); and

          (t) Acquisitions of any LEC Systems, CAP System and paging system located wholly in Puerto Rico so long as the aggregate Acquisition Consideration paid for all such Acquisitions since the Closing Date do not exceed $25.0 million.



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          For purposes of clarification, the lease of cell sites owned by any
Company shall not be prohibited hereunder. Subject to Section 12.04, to the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

          9.07. Limitation on Liens and Negative Pledges. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property, whether now owned or hereafter acquired, except, with respect to Collateral, for Liens expressly permitted by the applicable Security Document and except for the following (so long as complying with the Parent Financing Documents, the Parent Refinanced Notes Documents and the Senior Subordinated Notes Financing Documents (and any Permitted Refinancing of any thereof) from time to time in effect (if then in effect)), which are herein collectively referred to as "Permitted Liens":

          (a) Liens (including any Prior Liens) in existence on the Closing Date and identified in Schedule 9.07 (excluding, however, following the Closing Date, Liens securing the Existing Credit Facilities);

          (b) Liens imposed by any Governmental Authority for taxes, assessments or charges (other than any de minimis taxes, assessments or charges) not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;

          (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

          (d) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (including the Federal Employer's Liability Act) or the deposits securing the liability to insurance carriers, in each case arising in the ordinary course of business;

          (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business under insurance or self insurance agreements;

          (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company;




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          (g) Liens upon tangible personal Property acquired after the Closing
     Date by Borrower or any Subsidiary, which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired or constructed;

          (h) Liens existing on any Property of any Person at the time such Property is acquired or such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other Property of any Company;

          (i) Liens not otherwise permitted hereunder (on Property other than the Collateral) securing obligations of any Company at any time not exceeding in the aggregate $10.0 million;

          (j) Liens securing obligations under Swap Contracts with any Creditor to the extent such Swap Contract relates to the Loans and only so long as the Obligations are secured by the same collateral on at least a pari passu basis;

          (k) Liens consisting of judgment or judicial attachment Liens (including pre-judgment attachment) in existence less than 60 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under
     Section 10(h) or (n);

          (l) Liens securing obligations in respect of Capital Leases solely on Property (including improvements thereto and the proceeds thereof) subject to such Capital Leases;

          (m) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held and restrictions on the transfer of assets imposed by the FCC or the Communications Act in effect generally on all Persons subject thereto;

          (n) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

          (o) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

          (p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;




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          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

          (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

          (s) Liens created under this Agreement and/or the other Credit Documents;

          (t) Liens granted pursuant to the Senior Subordinated Notes Interest Escrow Agreement securing the Senior Subordinated Notes as such Senior Subordinated Notes Interest Escrow Agreement is in effect on the Closing Date and solely with respect to the Property contemplated thereby on the Closing Date and Liens granted pursuant to any interest escrow agreement securing the Additional Senior Subordinated Notes or the Parent Refinanced Notes so long as solely covering Property of the type contemplated by the Senior Subordinated Notes Interest Escrow Agreement;

          (u) Liens that are contractual rights of set-off;

          (v) Liens arising in connection with buy/sell agreements related to Equity Interests of any Person that is not a Wholly Owned Subsidiary;

          (w) any Lien arising by operation of law pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9607(l), for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 9.03(iii); provided that Borrower is in full compliance with all obligations hereunder including without limitation Sections 9.14 and 12.03(b); and provided, further, that the liability of Borrower and the Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of Administrative Agent, exceed $2.0 million; and

          (x) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted by this Section 9.07(x) shall not cover any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

          Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition or Excluded Disposition consummated in accordance with this Agreement, no Company will directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to the Credit Documents, the Senior Subordinated Notes Financing Documents, the Additional Senior Subordinated Notes Documents, the Parent Refinanced Notes Documents and any Permitted Refinancing of any thereof (so long as such Parent Refinanced Notes Documents or any such Permitted Refinancing is not more restrictive in such regard than the Senior Subordinated Notes Financing Documents as in effect on the Closing Date and expressly allows for Liens securing the Obligations).



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          For purposes of clarification, the lease of cell sites owned by any
Company shall not be prohibited hereunder.

          9.08. Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and Contingent Obligations. No Company shall directly or indirectly issue or permit to be outstanding any Disqualified Capital Stock. No Company shall, directly or indirectly, incur any Indebtedness or any Contingent Obligation, except (each of which shall be given independent effect) for the following (so long as complying with the Parent Financing Documents , the Parent Refinanced Notes Documents and the Senior Subordinated Notes Financing Documents (and any Permitted Refinancing of any thereof) from time to time in effect (if then in effect)):

          (a) the Loans and the other Obligations (including the Guarantees) under the Credit Documents;

          (b) the Existing Notes (so long as the Note Tender and Note Defeasance have been effected), the Senior Subordinated Notes, the Parent Subordinated Notes (but only so long as not a direct or indirect obligation of Borrower or any Subsidiary), other Indebtedness and Contingent Obligations (other than the Existing Notes) outstanding on the Closing Date and listed in
     Schedule 9.08 and specified on Schedule 9.08 as to remain outstanding after the Closing Date (less the aggregate amount of any permanent prepayments or repayments thereof) and, in the case of the Senior Subordinated Notes, the Parent Subordinated Notes and any such Indebtedness listed on Schedule 9.08, Permitted Refinancings thereof;

          (c) Indebtedness and Contingent Obligations of Borrower or any Subsidiary owing to Borrower or any Qualified Subsidiary; provided, however, that (1) such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to Administrative Agent on behalf of the Creditors pursuant to the Security Agreement, and (2) such Indebtedness and Contingent Obligations shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Loans on terms no less favorable to the Lenders than that of any other creditor;

          (d) Contingent Obligations in respect of operating leases;

          (e) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

          (f) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18);

          (g) Contingent Obligations of Borrower or any Qualified Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;



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          (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary (which consideration shall be deemed to exclude any obligation of any third Person incurred in connection with the acquisition of the Property which is the subject of such Disposition) in connection with such sale;

          (i) Indebtedness and Contingent Obligations of Borrower and the Subsidiaries (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(g) or (l) (and extensions, renewals or replacements thereof pursuant to Section 9.07(x)) not exceeding (together with any Permitted Refinancing thereof) $10.0 million in the aggregate at any time outstanding for Borrower and the Subsidiaries collectively;

          (j) Indebtedness of a Person that becomes a Subsidiary after the date hereof; provided, however, that (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.08(j) shall not exceed $25.0 million for all Subsidiaries;

          (k) Indebtedness and Contingent Obligations incurred by any Company, and any Permitted Refinancing thereof, not to exceed in the aggregate at any time outstanding the excess of (1) $25.0 million in the aggregate for all Companies over (2) the aggregate amount of Indebtedness outstanding pursuant to Section 9.08(j);

          (l) Indebtedness of any Company to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Company;

          (m) Indebtedness or Contingent Obligation of any Company in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent the amount of refinancing Indebtedness or Contingent Obligations is not greater than the amount of Indebtedness or Contingent Obligations being refinanced;

          (n) any Additional Senior Subordinated Notes incurred solely in connection with the financing of an Acquisition pursuant to Section 9.06(h) so long as at the time of the incurrence thereof and after giving pro forma effect thereto Borrower would be in compliance with all Financial Maintenance Covenants and no Default has occurred and is continuing or would arise therefrom, and Permitted Refinancings thereof;

          (o) Capital Lease Obligations incurred by Borrower and the Subsidiaries in respect of any Sale and Leaseback Transaction not to exceed
     (x) with respect to any such transaction involving Borrower's or any of its Subsidiaries' towers, in the aggregate, $20.0 million and (y) in the



                                      109
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     aggregate (including pursuant to the foregoing clause (x)) $50.0 million;
     provided, however, that such Sale and Leaseback Transaction involves a sale of Property by Borrower or a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and (i) such obligation results from a financing transaction to acquire Property and occurs within 270 days after the acquisition of such Property,
     (ii) results in an operating lease not involving any Company, or (iii) results in a Capital Lease Obligation or an operating lease entered into for any purpose; provided, that the proceeds of any such Sale and Leaseback Transaction in reliance upon this clause (iii) shall be deemed subject to
     Section 2.10(a)(iv); and

          (p) any Parent Refinanced Notes incurred solely to repay in full the Parent Subordinated Notes Obligations so long as at the time of the incurrence thereof the Parent Subordinated Notes Obligations are repaid in full and after giving pro forma effect thereto Borrower would be in compliance with all Financial Maintenance Covenants and no Default then exists or would arise therefrom, and Permitted Refinancings thereof.

          All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit B hereto) to the Obligations. Each Obligor, by its execution and delivery of this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by Borrower or any Subsidiary to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Debt unless otherwise permitted by the foregoing exceptions listed as clauses (a) through (o) above and unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to such other Indebtedness.

          9.09. Limitation on Investments; Limitation on Creation of Subsidiaries. (A) No Company shall, directly or indirectly, make or permit to remain outstanding any Investments, except for the following (so long as complying with the Parent Financing Documents and the Senior Subordinated Notes Financing Documents (and any Permitted Refinancing thereof) from time to time in effect (if then in effect)):

          (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

          (b) Permitted Investments and Investments that were Permitted Investments when made;

          (c) Investments by any Company in Borrower or any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary and Investments by any Non-Qualified Subsidiary in any Company or in any Person not a Subsidiary if as a result thereof or in connection therewith such Person becomes a Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower or PR Borrower has not complied with Section 9.20);

          (d) Investments outstanding on the Closing Date and identified in
     Schedule 9.09 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

          (e) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08;



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          (f) advances, loans or extensions of credit by any Company to (1)
     employees of any Company in the ordinary course of business; provided, however, that the aggregate amount of all such loans, advances and extensions of credit (other than pursuant to clause (2) of this Section 9.09(A)(f)) shall not at any time exceed in the aggregate $3.0 million (without giving effect to any write-down or write-off thereof) and (2) employees of any Company in connection with stock option plans so long as
     (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

          (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and (ii) prepayments and other credits to suppliers made in the ordinary course of business;

          (h) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

          (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) additional Investments in any Non-Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

          (l) Capital Expenditures and Liens not prohibited by this Agreement;

          (m) Investments by any Company in any Non-Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Default shall have occurred and be continuing; provided, however, that (1) other than with respect to any Subsidiary of which not less than 65% of the Equity Interests are owned directly or indirectly by Borrower, the amount of such Investments made pursuant to this clause (m) shall not exceed $5.0 million in the aggregate (plus amounts representing return of capital) outstanding at any time (without giving effect to any write-down or write-off thereof), (2) no such Investment shall be permitted which singularly or in the aggregate will result in all or a substantial part of the assets of Borrower and the Qualified Subsidiaries being transferred to Non-Qualified Subsidiaries and
     (3) all such Investments shall be evidenced by Intercompany Notes, which shall be pledged to Administrative Agent pursuant to the Security Agreement;

          (n) Borrower or any Subsidiary may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;



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          (o) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition (which shall not be subordinated by its terms to any obligations of the issuer thereof); provided, however, that (1) the aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 25% of the total consideration received in connection with such Disposition, (2) such non-cash consideration is pledged pursuant to the appropriate Security Document, and
     (3) the aggregate amount of such Investments made and outstanding at any time shall not exceed $10.0 million (without giving effect to any write-downs or write-offs thereof);

          (p) Investments consisting of or made in order to consummate Acquisitions permitted by Section 9.06(h), (i), (o), (q) or (t);

          (q) Investments not otherwise permitted by this Section 9.09 in an aggregate amount made in any fiscal year not to exceed $10.0 million (plus amounts representing return of capital) (exclusive of any write down or write off thereof); provided, however, that (i) the aggregate amount of Investments permitted to be made pursuant to this Section 9.09(A)(q) in any fiscal year shall be increased by 50% of the amount not expended in the prior (but not any other) fiscal year (it being understood that in determining whether any amount is available to be carried over, the amount expended shall be deemed first to have been made from the amount available prior to any carryover from the prior fiscal year) and (ii) at the time of any such Investment, and after giving pro forma effect thereto, no Default shall have occurred or would result therefrom;

          (r) Investments (other than Acquisitions) made with Equity Interests of Parent;

          (s) Investment in Minority Interests to the extent forming part of the assets acquired in a Permitted Acquisition so long as such Minority Interests do not comprise more than 20% of the consolidated assets of the entity acquired as set forth in the financial statements related thereto; and

          (t) Investments in Lambda Holdings and/or Lambda Operating Corp. made prior to the earlier of (x) the date that is 120 days following the Closing Date and (y) the date on which the Lambda Reorganization is consummated, in an aggregate amount not to exceed $14.0 million so long as no Default shall have occurred or would result therefrom.

          (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that (1) the provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof and (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section 9.20 is complied with at the time of formation or acquisition thereof; and (2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A).





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



          9.10. Limitation on Dividend Payments. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except:

          (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary and to minority interest holders in such Subsidiary if made on a pro rata basis to all holders of Equity Interests in such Subsidiary at the same time except that no Qualified Subsidiary may make any Dividend Payment to any Non-Qualified Subsidiary;

          (b) Dividend Payments on the date of consummation of the Merger necessary to consummate the Transactions in accordance with the Transaction Documents;

          (c) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Parent if the proceeds thereof are used at the time of such Dividend Payment by Parent (and Parent may use such Dividend Payments by Borrower as set forth below):

               (i) to pay out-of-pocket expenses, for administrative, legal and accounting services provided by third parties incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs;

               (ii) to pay taxes of the Companies as part of a consolidated, combined or unitary tax filing group or of the separate operations of Parent which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Parent (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group);

               (iii) to redeem Equity Interests (other than Disqualified Capital Stock) (x) on or prior to March 1, 1999 held by current employees or directors of any Company as of the Closing Date, pursuant to the 1991 Employee Stock Purchase Plan as in effect on the Closing Date or (y) held by current or former employees or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to any agreement in effect on the Closing Date as in effect on the Closing Date and pursuant to other agreements on substantially similar terms entered into after the Closing Date; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (c)(iii) shall not exceed $2.5 million in any fiscal year ending after the Closing Date, plus, in each case, the proceeds of any Excluded Equity Issuance;

               (iv) to pay regularly scheduled interest payments due on the Parent Subordinated Notes at the time of such Dividend Payment as set forth in the Parent Financing Documents; provided, however, any such Dividend Payments made pursuant to this clause (iv) shall not exceed the Minority Interest Basket and shall not be made any earlier than the Business Day prior to the due date of such interest;

               (v) to the extent regularly scheduled interest payments due on the Parent Subordinated Notes are not satisfied by Dividend Payments allowed by clause (iv) of this Section 9.10(c), if Borrower or any Subsidiary shall have effected the Disposition of any Minority



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          Interest pursuant to Section 9.06 (the "Sold Minority Interests"), to pay regularly scheduled interest payments due on the Parent Subordinated Notes; provided, however, that (1) any such Dividend Payments made pursuant to this clause (v) shall not exceed the sum of the amounts included in the definition of Minority Interest Basket pursuant to clause (A) thereof in respect of all such Sold Minority Interests for the twelve months prior to each such Disposition, (2) no such Dividend may be paid unless at the time of the making thereof Borrower could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.11 of the Senior Subordinated Notes Indenture (without giving effect to any waiver or amendment granted in respect thereof by the holders of the Senior Subordinated Notes unless made in accordance with the consent of the Majority Lenders) and (3) no such Dividend Payment shall be made any earlier than the Business Day prior to the due date of such interest; and

               (vi) to pay monitoring and management fees permitted to be paid under Section 9.15(j); and

          (d) so long as no Default under Section 10(a), (d), (e), (f) or (g) or with respect to Section 9.11 has occurred and is continuing or would arise therefrom, Borrower may after the Senior Subordinated Notes Interest Trigger Date (with respect to the Additional Senior Subordinated Notes (if issued by any parent of Borrower)) or the Parent Refinanced Notes Trigger Date (with respect to the Parent Refinanced Notes) make Dividend Payments to any direct or indirect parent of Borrower not earlier than the second Business Day prior to the due date of any scheduled interest payment on the Additional Senior Subordinated Notes or the Parent Refinanced Notes if the proceeds thereof are used at the time of such Dividend Payment by such parent to pay, on the scheduled semiannual interest payments dates, interest accrued on the Additional Senior Subordinated Notes or the Parent Refinanced Notes, as the case may be, subsequent to (1) with respect to the Additional Senior Subordinated Notes, the Senior Subordinated Notes Interest Trigger Date (or such later date when the interest escrow in respect thereof has been depleted) and (2) with respect to the Parent Refinanced Notes, the Parent Refinanced Notes Interest Trigger Date.

          9.11. Financial Covenants.

          (a) Maximum Total Leverage Ratio. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:





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




                    Period                         Ratio
Closing Date           -     5/31/00               9.00
6/1/00                 -     8/31/00               8.75
9/1/00                 -     11/30/00              8.50
12/1/00                -     2/28/01               8.00
3/1/01                 -     5/31/01               7.75
6/1/01                 -     8/31/01               7.25
9/1/01                 -     11/30/01              7.00
12/1/01                -     2/28/02               6.75
3/1/02                 -     5/31/02               6.50
6/1/02                 -     8/31/02               6.25
9/1/02                 -     11/30/02              6.00
12/1/02                -     2/28/03               5.75
3/1/03                 -     5/31/03               5.25
6/1/03                 -     8/31/03               5.00
9/1/03                 -     11/30/03              4.75
12/1/03 and thereafter                             4.50


          (b) Maximum Senior Leverage Ratio. The Senior Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:


                    Period                           Ratio
Closing Date           -       5/31/00               7.00
6/1/00                 -       8/31/00               6.50
9/1/00                 -       11/30/00              6.25
12/1/00                -       2/28/01               6.00
3/1/01                 -       5/31/01               5.75
6/1/01                 -       8/31/01               5.50
9/1/01                 -       11/30/01              5.25
12/1/01                -       2/28/02               5.00
3/1/02                 -       5/31/02               4.75
6/1/02                 -       8/31/02               4.50
9/1/02                 -       2/28/03               4.25
3/1/03                 -       5/31/03               4.00
6/1/03                 -       8/31/03               3.75
9/1/03                 -       2/29/04               3.50
3/1/04                 -       5/31/04               3.25
6/1/04 and thereafter                                3.00




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          (c) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:


                        Period                           Ratio
Closing Date               -       5/31/01               1.35
6/1/01                     -       8/31/01               1.40
9/1/01                     -       2/28/02               1.45
3/1/02                     -       8/31/02               1.50
9/1/02                     -       2/29/04               1.75
3/1/04                     -       2/28/05               2.00
3/1/05                     -       2/28/06               2.25
3/1/06 and thereafter                                    2.50


          (d) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:


                        Period                           Ratio
6/1/00 and thereafter                                    1.00


          (e) Minimum Pro Forma Debt Service Coverage Ratio. The Pro Forma Debt Service Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:


                        Period                           Ratio
12/1/00                    -       5/31/01               1.10
6/1/01                     -       5/31/02               1.15
6/1/02                     -       5/31/03               1.20
6/1/03                     -       5/31/04               1.25
6/1/04 and thereafter                                    1.30


          (f) Limitation on Capital Expenditures. The aggregate amount of Capital Expenditures made by the Companies in any period set forth below shall not exceed the amount set forth opposite such period below:





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




                        Period                            Amount
Closing Date               -       11/30/99               $135.0 million
12/1/99                    -       11/30/00               $115.0 million


; provided that to the extent Capital Expenditures made in any period above are less than the amount set forth above for such period, such unused amount may be carried forward to succeeding period set forth above.

          9.12. Pledge or Mortgage of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the Equity Interests of any Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral") and after the creation or acquisition of any Subsidiary, each Company shall take all action reasonably necessary or desirable (to the extent permitted by applicable Contractual Obligations existing on the Closing Date), if any, including the execution and delivery of all such agreements, assignments, documents, registers and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements or other documents under the provisions of the UCC or applicable requirements of any Governmental Authority in each of the offices where such filing is necessary or appropriate, to grant (in the reasonable judgment of Administrative Agent or the Majority Lenders) to Administrative Agent, for the benefit of the Creditors, a duly perfected first priority Lien on such Property pursuant to appropriate Security Documents; provided, however, that (1) in no event shall any Foreign Subsidiary be required to pledge assets, and (2) with respect to the Equity Interests of Subsidiaries, Borrower, PR Borrower and the Domestic Subsidiaries need only pledge 65% of the Equity Interests of Foreign Subsidiaries and no Equity Interests of any Subsidiary that is both a Foreign Subsidiary and not a direct Subsidiary of Borrower, PR Borrower or any Domestic Subsidiary need be pledged.In the event that, after the Closing Date, any Company (including any Subsidiary created or acquired on or after the Closing Date but excluding any Foreign Subsidiary) acquires or holds an interest with a fair market value of $5.0 million or more in any Real Property, such Company shall notify Administrative Agent and, if requested by Majority Lenders or Administrative Agent, (i) to the extent permitted by applicable Contractual Obligations existing on the Closing Date, take such actions and execute such documents as Administrative Agent or the Majority Lenders shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and
(ii) cause to be delivered to Administrative Agent, on behalf of the Creditors, the documents and instruments reasonably requested by Administrative Agent, including, without limitation, the items set forth in Section 7.01 in respect of Mortgaged Real Property. If reasonably requested by Agents or the Majority Lenders, Borrower shall obtain at its sole expense and as soon as practicable but in any event not later than 45 days after request therefor, Phase 1 environmental reports from an environmental engineering firm reasonably acceptable to Lead Arranger with respect to any Real Property held by any Company if not delivered on or prior to the Closing Date.

          With respect to each such Real Property, each such Company shall cause to be delivered to Administrative Agent, on behalf of the Creditors, the following documents and instruments (to the extent permitted by Contractual Obligations existing on the Closing Date):

          (i) a Mortgage encumbering each Mortgaged Real Property in favor of Administrative Agent, for the benefit of the Creditors, in form for




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     recording in the recording office of each jurisdiction where each such
     Mortgaged Real Property is situated, together with such other documentation as shall be required to create a lien under applicable law, and other similar statements as are contemplated by counsel for Administrative Agent and the Lenders, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens applicable to such Mortgaged Real Property;

          (ii) with respect to each Mortgaged Real Property, such consents, lien waivers, approvals, estoppels, tenant subordination agreements or other instruments as necessary or as shall be reasonably deemed required by Administrative Agent to consummate the transactions contemplated hereby or to grant the Lien contemplated by the Mortgage; and

          (iii) the following documents and instruments:

               (1) with respect to each Mortgaged Real Property, if required to obtain the title insurance coverage (if any) required by Administrative Agent, a Survey;

               (2) with respect to each Mortgaged Real Property, policies or certificates of insurance as reasonably required by the Mortgage relating thereto;

               (3) with respect to each Mortgaged Real Property, judgment, tax and other lien searches in form and substance satisfactory to Administrative Agent;

               (4) evidence acceptable to Administrative Agent of payment by Borrower of all title insurance premiums (if any), search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies (if any) referred to in this
          Section 9.12;

               (5) with respect to each Real Property or Mortgaged Real Property, copies of all material leases in which any Company holds the landlord's or the tenant's interest, each of which shall be reasonably acceptable to Administrative Agent;

               (6) with respect to each Mortgaged Real Property, an Officer's Certificate that as of the date thereof there (a) has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy of local or foreign equivalent (if any) for the use then being made of such Mortgaged Real Property, (b) has not occurred any uncured material Casualty Event of any Mortgaged Real Property and (c) except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause (iii)(1) of this Section 9.12 above, are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could reasonably be expected to give rise to any such claim;

               (7) if required by Administrative Agent or Majority Lenders, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in such amount not to exceed 100% of the fair market value thereof as



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          Administrative Agent may reasonably require which policy (or commitment) shall (a) be issued by the Title Company or another title insurance company acceptable to Administrative Agent, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals acceptable to Agents) as shall be reasonably requested by Administrative Agent, (d) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce such title insurance company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph (7), and (e) contain no exceptions to title other than exceptions for Prior Liens; and

               (8) with respect to each Mortgaged Real Property, all such other items as shall be necessary in the opinion of counsel to the Lenders to create a valid perfected first priority mortgage in such Mortgaged Real Property.

          The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

          9.13. Security Interests; Further Assurances. Each Company shall, promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith.

          Each Company shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

          Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

          9.14. Compliance with Environmental Laws. (a) Each Company shall comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so could not reasonably be expected to have a Material Adverse Effect or subject any Agent, Lender or Issuing Lender to any material risk of damages or liability; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each



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case which could reasonably be expected to have a Material Adverse Effect, each
Company shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such presence; provided, however, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Company shall promptly notify Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of Administrative Agent at any time and from time to time, such Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted if Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Obligor and approved by Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (a) there has occurred and is continuing an Event of Default, (b) Administrative Agent reasonably believes that any Company or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property which would have a Material Adverse Effect. If any Obligor fails to provide the same within 60 days after such request was made, Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

          9.15. Limitation on Transactions with Affiliates. No Company shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement and
(ii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however, that the following shall be permitted: (a) Dividend Payments permitted by Section 9.10; (b) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) loans or advances to employees permitted by Section 9.09; (d) so long as no Event of Default shall have occurred and be continuing, transactions and agreements contemplated by any management agreements so long as the terms and conditions thereof are reasonably satisfactory to Lead Arranger; (e) transactions and agreements in existence on the Closing Date and listed in Schedule 9.15 (as such agreements are in effect on the Closing Date, the "Existing Affiliate Agreements") and the transactions pursuant to the Existing Affiliate Agreements; (f) any employment agreements entered into by any Company in the ordinary course of business; (g) any purchase by any Permitted Holder of Equity Interests of Parent or any purchase by Parent of Equity Interests of Borrower or any contribution by Parent to the equity capital of Borrower, provided that any Equity Interests of Borrower purchased by Parent shall be pledged to Administrative Agent on behalf of the Lenders




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pursuant to the Security Documents; (h) transactions in which Borrower delivers to Lead Arranger, Administrative Agent and the Lenders a letter from an independent financial advisor acceptable to Lead Arranger, Administrative Agent and the Majority Lenders stating that such transaction is fair to such Company from a financial point of view; (i) the existence of, or the performance by any Company of its obligations under the terms of, the Merger Agreement, or any agreement contemplated thereunder (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by any such Company of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (i) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect; (j) so long as no Event of Default shall have occurred and be continuing, payment of monitoring or management or similar fees payable to the Principal Investors and their Affiliates in an aggregate amount in any fiscal year not in excess of $1.0 million (plus reasonable expenses in connection therewith); and (k) so long as no Event of Default shall have occurred and be continuing, payments by Parent, Borrower or any of their respective Subsidiaries to any Permitted Holder made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of Parent in good faith.

          9.16. Limitation on Accounting Changes; Limitation on Investment Company Status. No Company shall make or permit any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (May 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

          9.17. Limitation on Modifications of Certain Documents, Etc. No Company shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, any of the provisions of any Organic Document. No material change that could reasonably be expected to be adverse to the Creditors may be made to the Merger Agreement, any Supplemental Indenture, or any of the Marketing Agreements, Century M-L Consent and Agreement or the Facilities Agreement.

          9.18. Interest Rate Protection Agreements. Borrower shall obtain, on or within 90 days after the Closing Date, Interest Rate Protection Agreements having terms and with counterparties reasonably satisfactory to Lead Arranger as shall result in effectively limiting the interest cost to the Companies of at least 50% of the aggregate principal amount of then outstanding Total Debt of the Companies for a period of at least three years from the date the Initial Interest Rate Protection Agreements were obtained.

          9.19. Limitation on Certain Restrictions Affecting Subsidiaries. No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company. The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by




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reason of (x) applicable law, (y) the Credit Documents or (z) the Senior
Subordinated Notes Financing Documents as in effect on the date hereof, the Additional Senior Subordinated Notes Documents, the Parent Refinanced Notes Documents, and any Permitted Refinancing of any thereof so long as such restriction in such Additional Senior Subordinated Notes Documents, the Parent Refinanced Notes Documents or such Permitted Refinancing is not more disadvantageous to the Creditors or Borrower than the Senior Subordinated Notes Financing Documents as in effect on the date hereof, (ii) restrictions on the transfer of assets subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement.

          9.20. Additional Obligors; Licenses To Be Held by License Subsidiaries. (A) Upon any Company creating or acquiring any Subsidiary (other than any Foreign Subsidiary) after the Closing Date (each such Subsidiary referred to herein as an "Additional Obligor" and collectively as the "Additional Obligors"), Borrower and PR Borrower shall (i) cause each such Subsidiary that is a Wholly Owned Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement) as Administrative Agent or the Majority Lenders may reasonably request and do such other acts and things as Administrative Agent or the Majority Lenders may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly, to the extent permitted by Contractual Obligations existing on the Closing Date, (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by Borrower, PR Borrower or any Subsidiary and required to be pledged pursuant to the Security Agreement, (II) deliver to Administrative Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of Borrower or such Subsidiary, as the case may be, (III) to the extent permitted by Contractual Obligations existing on the Closing Date, cause such new Subsidiary to take such actions necessary or advisable to grant to Administrative Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent, and (IV) if reasonably requested by Administrative Agent, deliver to Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

          (B) The Obligors shall cause all Licenses of any Company to be held, within 90 days of the Closing Date, and at all times thereafter, by one or more License Subsidiaries, except that if any Company shall acquire (including by merger) any Person that holds a License, Borrower shall cause such License to be transferred to a License Subsidiary within 90 days of such acquisition.

          9.21. Limitation on Activities of Parent. Parent shall not conduct any business, incur any obligations (other than under the agreements relating to the Merger Agreement, the Credit Documents, Parent Financing Documents, Senior Subordinated Notes Financing Documents, the Additional Senior Subordinated Notes Documents and the Parent Refinanced Notes Documents, as applicable) or hold or



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acquire any assets (other than the Equity Interests of Borrower); provided, however, that Parent shall be permitted to take any action necessary in order to comply with Section 9.03(b).

          9.22. Limitation on Issuance or Dispositions of Equity Interests of Borrower and Subsidiaries. Borrower shall not issue any of its Equity Interests or Equity Rights or permit any Person to own any of its Equity Interests or Equity Rights other than Parent. Parent shall not, directly or indirectly, effect any Disposition of any Equity Interests or Equity Rights of Borrower, other than the pledge thereof pursuant to the Security Agreement. Except as permitted by Section 9.06(s), neither Borrower nor any Subsidiary shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by Borrower and the Subsidiaries are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantee by such Subsidiary shall be automatically deemed to be released.

          9.23. Limitation on Payments or Prepayments of Indebtedness or Modification of Debt Documents. No Company shall, directly or indirectly:

          (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase (whether in cash, securities or other Property) of the Senior Subordinated Notes, the Parent Subordinated Notes, any Existing Notes, any Additional Senior Subordinated Notes, any Parent Refinanced Notes or any Permitted Refinancing of any of the foregoing, except (1) regularly scheduled mandatory payments of interest, (2) pursuant to the Note Tender or Note Defeasance, (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Parent, and (4) the exchange of Senior Subordinated Notes, Additional Senior Subordinated Notes or Parent Refinanced Notes for exchange notes, as contemplated by the respective definitions thereof;

          (b) amend, supplement, waive or otherwise modify any of the provisions of any Senior Subordinated Notes Financing Document, Parent Financing Documents, Additional Senior Subordinated Notes Document, Parent Refinanced Notes Document or (other than in connection with the Note Tender) any Existing Indenture (or any Permitted Refinancing of any thereof):

               (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, liquidation preference or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

               (ii) which relates to the affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject any Company to any materially more onerous or more restrictive provisions; or

               (iii) which effects and changes to the subordination provisions (or related definitions) therein or otherwise materially adversely affects the interests of the Creditors as senior creditors or the interests of the Creditors under this Agreement or any other Credit Document in any respect; or



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          (c) effect any material change in the Senior Subordinated Notes
     Indenture in connection with the Exchange Offer or enter into an Exchange Indenture which is different in any material respect from the Senior Subordinated Notes Indenture in connection with the Exchange Offer in each case unless the terms thereof are reasonably acceptable to Agents and the Majority Lenders.

          9.24. Casualty and Condemnation. Each Company will furnish to Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          9.25. Limitation on Tax Sharing Arrangements. No Company shall enter into or permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by Agents and the Majority Lenders.

          9.26. Limitation on Designation of Designated Senior Indebtedness. Borrower shall not, nor shall it permit any Subsidiary to, designate any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, as "Designated Senior Indebtedness," as such term is defined in the Senior Subordinated Notes Indenture, the Additional Senior Subordinated Notes Documents or any Permitted Refinancing of any thereof, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Senior Subordinated Notes Indenture, the Additional Senior Subordinated Notes Documents or any other Indebtedness or other obligation of any Company.

          9.27. No Contractual Bar. No Company shall enter into or permit to exist any Contractual Obligation that will prevent any Company from complying with Sections 9.12 or 9.20.

          9.28. Year 2000 Compliance. Each Company will, on or prior to September 30, 1999, eliminate any significant risks that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, in any respect that would cause a Material Adverse Effect.

          9.29. Facilities Agreement. PR Borrower agrees to (i) request under
Section 1 of the Facilities Agreement to lease such additional capacity, cable and fibers on the Fiber Network (as defined therein) as may be necessary, in the reasonable commercial judgment of PR Borrower, for the operation of the PR Systems, (ii) notify Agents of any failure of either other party thereto to comply with its obligations thereunder in any material respect and (iii) take such action, if any, as may be reasonably requested by the Majority Lenders in their reasonable commercial judgment to enforce its rights and remedies against such other party in respect of any such failure to comply with such obligations in any material respect provided that any such action shall not be prohibited by law or by the Facilities Agreement.

          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:



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          (a) (i) Borrower or PR Borrower shall default in the payment when due
     (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or
     (ii) Borrower or PR Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

          (b) Any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $10.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $10.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of notice if required) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.06 through 9.11, 9.15, 9.17 through 9.24 or 9.26 through 9.29; or Borrower shall default in the performance of its obligations under Section 9.01(e) or (k) and such default shall continue unremedied for at least five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of at least thirty days after written notice thereof to such Obligor and Borrower by Administrative Agent or the Majority Lenders; or

          (e) Any Company shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or



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          (g) (i) Any Insolvency Proceeding is commenced or filed against any
     Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any Company, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company;
     (ii) any Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Company acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company shall be entered in any Insolvency Proceeding; or

          (h) A final judgment or judgments for the payment of money in excess of $10.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Company in an aggregate amount exceeding $10.0 million; or

          (j) Any Change of Control shall occur; or

          (k) Any Security Document after delivery thereof by any Obligor at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Permitted Liens and other Liens expressly permitted by the terms of the applicable Security Document) any material portion of the Collateral; or

          (l) Any Guarantee ceases to be in full force and effect (other than in connection with the release thereof authorized by Section 9.22); or

          (m) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company shall repudiate or deny in writing that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or



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          (n) Any non-monetary judgment, order or decree is entered against any
     Company which is reasonably likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (o) One or more Licenses shall be terminated or revoked such that any Company is no longer able to operate the related Cellular System, PCS System, SMR System or any portion thereof and retain the revenue received therefrom or one or more Licenses shall fail to be renewed at the stated expiration thereof such that any Company is no longer able to operate the related Cellular System, PCS System, SMR System or any portion thereof and retain the revenue received therefrom, except with respect to any of the foregoing in the event that the termination, revocation or failure to renew is with respect to any License that is not material (it being understood that material Licenses shall include (but not be limited to) any License relating to 10% or more of Operating Cash Flow of Borrower for the most recently ended two consecutive fiscal quarters); or

          (p) The Merger shall not be consummated in all material respects in accordance with this Agreement and the Merger Agreement substantially concurrently with the making of the initial extensions of credit hereunder or the Merger shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason; or

          (q) Century-ML shall suffer the cancellation, non-renewal or adverse modification of any one or more approvals, authorizations, licenses, franchises or other permissions of any governmental, judicial, regulatory or other agencies if such cancellation, non-renewal or adverse modification renders the continued performance by it of its obligations under the Facilities Agreement unlawful, or the Facilities Agreement shall be terminated, shall expire or shall be materially adversely modified, unless PR Borrower shall have secured alternative arrangements satisfactory to the Majority Lenders to substitute for benefits provided by the Facilities Agreement for the operation by PR Borrower of the PR Systems; or

          (r) The subordinated provisions relating to the Senior Subordinated Notes, Additional Senior Subordinated Notes (if issued by Borrower) or any Subordinated Debt (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation shall fail to constitute Senior Indebtedness (as defined in the Senior Subordinated Notes, the Additional Senior Subordinated Notes (if issued by Borrower) or any other Subordinated Debt), or any Obligor shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions;

          THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Section 10 with respect to Borrower or PR Borrower, Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower and PR Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable,


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whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower and PR Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (e),
(f) or (g) of this Section 10 with respect to Borrower or PR Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower and PR Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower and PR Borrower.

          In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (e), (f) or (g) of this Section 10 with respect to any Company, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

          Section 11. Agents.

          11.01. General Provisions. Each of the Lenders, the Agents and the Issuing Lender hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

          The Lender or other financial institution serving as any Agent or Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent or Issuing Lender, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent or Issuing Lender hereunder.

          No Agent or Issuing Lender shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent or Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent or Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent or Issuing Lender is required to exercise in writing by the Majority Lenders (or such other




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number or percentage of the Lenders as shall be required by Section 12.04), and
(c) except as expressly set forth herein, no Agent or Issuing Lender shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or Issuing Lender or any of its Affiliates in any capacity. No Agent or Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent or Issuing Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) making a determination that any condition precedent set forth in
Section 7 that is to be to such Agent's satisfaction is satisfied.

          Each Agent and Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and Issuing Lender may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent and Issuing Lender may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent or Issuing Lender. Each Agent and Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or such other number or percentage of the Lenders as shall be required by Section 12.04) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent and Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Each Agent and Issuing Lender may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent or Issuing Lender and reasonably acceptable to Borrower. Each Agent, Issuing Lender and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates,




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directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and Issuing Lender and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent or Issuing Lender.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lender (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent or Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

          11.02. Indemnification. Each Lender agrees to indemnify and hold harmless each Agent and the Issuing Lender (to the extent not reimbursed under Section 12.03, but without limiting the obligations of any Obligor under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Obligors are obligated to pay under Section 12.03, and including also any payments under any indemnity granted pursuant to Section 19 of the Security Agreement, or to any



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Financial Intermediary referred to in Section 10 of the Security Agreement to which remittances in respect of Receivables, as defined in the Securities Agreement, are to be made but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03. Consents Under Other Credit Documents. Except as otherwise provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          11.04. Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 10(g) of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 12. Miscellaneous.

          12.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02. Notices. All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or as to PR Borrower or any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

          12.03. Expenses, Indemnification, Etc. (a) The Obligors, jointly and severally, agree to pay or reimburse:

          (i) the Issuing Lender, Syndication Agent, Lead Arranger and Administrative Agent for all of their reasonable out-of-pocket costs and


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     expenses (including the reasonable fees and expenses of one legal counsel
     (and all local counsel (including in Puerto Rico) deemed necessary by Agents)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Loans and Commitments;

          (ii) each of the Lenders, the Issuing Lender, Lead Arranger, Syndication Agent and Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders, the Issuing Lender, Lead Arranger, Syndication Agent and Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes; and

          (iii) Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges (including reasonable fees and disbursements of counsel) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Company, as applicable, of any representation, warranty, covenant or other agreement contained in any of the Credit Documents in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee.

          Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such



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site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

          The Obligors agree that, without the prior written consent of Administrative Agent, Syndication Agent and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04. Amendments, Etc. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, however, that:

          (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Lender or by Administrative Agent acting with the written consent of each Lender (with the consent of Lenders having Obligations directly affected thereby in the case of clauses (I), (II) or
     (IV) (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date (it being understood that the termination date of the Increased Facility Amount, if part of the Revolving Credit Facility or a new term loan facility, may be a date later than the Revolving Credit Commitment Termination Date or the Final Maturity Date, respectively, without requiring the consent of any



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     Lender), or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable Revolving Credit Fee Percentage (other than in connection with the addition of relevant margins relating to new term loan facilities comprising part of the Increased Facility Amount), or make any change to the last two sentences of the first paragraph of Section 2.09, (II) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10) (it being understood that the addition of any Increased Facility Amount with a longer maturity by itself shall not be deemed to be an extension of a Commitment that is required of each Lender),
     (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or clause (iv) of Section 12.06(b), Section 4.07, 5 or 11.03 (other than to make conforming changes relating to the Increased Facility Amount), (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that any Increased Facility Amount shall be, and with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Lenders and Supermajority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing
     Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document except in a transaction permitted by Section 9.06, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and any Increased Facility Amount and any other extensions of credit under this Agreement consented to by the Majority Lenders) being secured by the Collateral or (IX) amend Section
     12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that, notwithstanding the foregoing, any prepayment required by Section 2.10(a) may be waived or amended by the Majority Lenders);

          (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

          (c) any modification or supplement of or waiver with respect to
     Section 11 which affects any Agent in its capacity as such shall require the consent of such Agent;

          (d) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary in accordance with the Credit Documents;

          (e) subject to clause (a)(I) above of this proviso to this Section 12.04(i),(x) the consent of all of the Lenders of the affected Term



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     Loan Tranche shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (except in accordance with Section 2.09 or Section 2.10) and (y) the consent of all Revolving Credit Lenders (but no other Lender or Agent) shall be required with respect to any change in
     Section 2.04 (ii) that would result in an increase in any amount under the column "Remaining Amount" (other than solely by addition of the Increased Facility Amount) (it being understood that, subject to clause (f) below of this Section 12.04, any prepayment required by Section 2.10 (and any corresponding reduction of the Revolving Credit Commitments) may be modified, supplemented or waived by the Majority Lenders);

          (f) no modification, supplement or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by Administrative Agent acting with the written consent of the Supermajority Lenders of the Affected Class (it being understood that the consent of no other Lender or Agent is needed), change the timing of the receipt or the application of mandatory prepayments hereunder as among the Tranche A Term Loans, the Tranche A-PR Term Loans, the Tranche B Term Loans and the Tranche C Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans, the Tranche A-PR Term Loans, Tranche B Term Loans or Tranche C Term Loans (although any required prepayment set forth in Section 2.10 may otherwise be modified, supplemented or waived by the Majority Lenders); provided, however, that if the Increased Facility Amount is extended as an increase in the Tranche B Term Loans or the Tranche C Term Loans or as a new term loan facility, such increase in the Tranche B Term Loans or the Tranche C Term Loans and such new term loan facility may be treated on the same terms (including pro rata application of prepayments) as the Tranche B Term Loans and the Tranche C Term Loans without such consent;

          (g) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders," "Majority Tranche A Term Loan Lenders," "Majority Tranche A-PR Term Loan Lenders," "Majority Tranche B Term Loan Lenders" or "Majority Tranche C Term Loan Lenders" shall be made without the consent of each Revolving Credit Lender, each Tranche A Term Loan Lender, each Tranche A-PR Term Loan Lender, each Tranche B Term Loan Lender or each Tranche C Term Loan Lender, respectively (it being understood that only the Lenders of the Class of such Loan to which such definition relates need consent to any such reduction and that any Increased Facility Amount shall be (to the extent being an increase in any such facility), and, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in any such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (h) no reduction of the percentage specified in the definition of (I) "Majority Term Lenders" shall be made without the consent of the Majority Tranche A Term Loan Lenders, the Majority Tranche A-PR Term Loan Lenders, the Majority Tranche B Term Loan Lenders and the Majority Tranche C Term Loan Lenders or (II) "Supermajority Lenders of the Affected Class" shall be made without the consent of each Term Loan Lender (it being understood, that no consent of any other Lender or Agent is needed and that any Increased Facility Amount shall be (to the extent being an increase in any such facility), and, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be, included in either




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     such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (i) no amendment or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender;

          (j) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section
     9.20 or as permitted by Section 2.01(f);

          (k) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 7.02 without the written consent of the Majority Revolving Credit Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.02 to the making of any extension of credit under the Revolving Credit Loans have been satisfied unless the Majority Revolving Credit Lenders shall have consented to such amendment or waiver;

          (l) no amendments or waiver shall make any change to Section 2.01(g) or the definitions of "Swing Loan Commitment," "Swing Loan Maturity Date" or "Swing Loans" or the "Swing Loan Notes" without the consent of the Swing Loan Lender.

          (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

          12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06. Assignments and Participations. (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower, Lead Arranger, Administrative Agent and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no consent




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of Borrower, Lead Arranger, Administrative Agent, or the Issuing Lender shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Lead Arranger and Administrative Agent); (ii) no consent of Borrower, Lead Arranger,
Administrative Agent or Issuing Lender need be obtained if any Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by any Agent or any of their respective Affiliates in connection with the syndication of the Commitments and/or Loans or otherwise, shall be in an aggregate amount of at least $2.5 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and Lead Arranger otherwise consent and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, Lead Arranger and the Issuing Lender to the extent required above
(none of which consents to be unreasonably withheld or delayed), one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower and Lead Arranger of an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, Lead Arranger and the Issuing Lender to the extent required above
(none of which consents to be unreasonably withheld or delayed), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund and other than any assignment by any Agent or any of their respective Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit L.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments shall be no




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greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I),
(II), (III) or (VIII) of clause (a) of the proviso to Section 12.04 to the extent such Lender's consent is required therefor.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower, Administrative Agent, Lead Arranger or Issuing Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees to be bound by the provisions of Section 12.11. In addition, each Agent may furnish any information concerning any Obligor or any of its Affiliates in such Agent's possession to any Affiliate of such Agent, subject, however, to the provisions of Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this
Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

          12.07. Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty and regardless of whether any such representation or warranty under the Merger Agreement survives the Merger.

          12.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09. Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Fee Letter and the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter and the provisions of Section 2 of the Commitment Letter, which are not superseded and survive. Except as provided in
Section 7.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth on the signature page hereto or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          12.11. Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Credit Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.11, such Lender being liable for any breach of confidentiality by any Person described in this clause (a)), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Creditor with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

          12.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law. Notwithstanding anything herein to the contrary, any matter identified on a Schedule to this Agreement shall be deemed to be set forth on all other Schedules to this Agreement for purposes of determining compliance with any of the representations, warranties or covenants contained herein.

          12.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          12.14. Acknowledgments. The Obligors hereby acknowledge that: (a) each of them has been advised by counsel in connection with the negotiation, execution and delivery of the Credit Documents; (b) no Creditor has any fiduciary or similar relationship to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

                                             [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                CENTENNIAL CELLULAR OPERATING CO. LLC

                                By: /s/ Peter W. Chehayl
                                    Name: Peter W. Chehayl
                                    Title: Vice President



                                Address for Notices: Corporate Office
                                                     1305 Campus Parkway
                                                     Neptune, New Jersey 07753


                                Contact Person: President

                                Telecopier No.: (732) 919-1022

                                Telephone No.:  (732) 919-1000

                                CENTENNIAL WIRELESS PCS OPERATIONS CORP.


                                By: /s/ Peter W. Chehayl

                                Name: Peter W. Chehayl
                                Title: Vice President

                                Address for Notices: Corporate Office
                                                     1305 Campus Parkway
                                                     Neptune, NJ 07753


                                Contact Person: President

                                Telecopier No.: (732) 919-1022

                                Telephone No.:  (732) 919-1000

                                             GUARANTORS:
                                   CENTENNIAL CELLULAR CORP.
                                   ALEXANDRIA CELLULAR CORPORATION
                                   ALEXANDRIA CELLULAR LICENSE CORPORATION
                                   BAUCE COMMUNICATIONS, INC.
                                   BAUCE COMMUNICATIONS OF BEAUMONT, INC.
                                   CENTENNIAL ASHE CELLULAR CORP.
                                   CENTENNIAL BEAUREGARD HOLDING CORP.
                                   CENTENNIAL BENTON HARBOR CELLULAR CORP.
                                   CENTENNIAL BENTON HARBOR HOLDING CORP.
                                   CENTENNIAL CALDWELL CELLULAR CORP.
                                   CENTENNIAL CELLULAR TELEPHONE COMPANY
                                     OF DEL NORTE
                                   CENTENNIAL CELLULAR TELEPHONE COMPANY
                                     OF LAWRENCE
                                   CENTENNIAL CELLULAR TELEPHONE COMPANY
                                     OF MODOC
                                   CENTENNIAL CELLULAR TELEPHONE
                                     COMPANY OF SACRAMENTO VALLEY
                                   CENTENNIAL CELLULAR TELEPHONE
                                     COMPANY OF SAN FRANCISCO
                                   CENTENNIAL CELLULAR WIRELESS HOLDING CORP.
                                   CENTENNIAL CLAIBORNE CELLULAR CORP.
                                   CENTENNIAL CLINTON CELLULAR CORP.
                                   CENTENNIAL DESOTO CELLULAR CORP.
                                   CENTENNIAL IBERIA HOLDING CORP.
                                   CENTENNIAL LAFAYETTE CELLULAR CORP.
                                   CENTENNIAL LAKE CHARLES CELLULAR CORP.
                                   CENTENNIAL LOUISIANA HOLDING CORP.
                                   CENTENNIAL MEGA COMM HOLDING CORP.
                                   CENTENNIAL MICHIGAN RSA 6 CELLULAR CORP.

                                   CENTENNIAL MICHIGAN RSA 7 CELLULAR CORP.
                                   CENTENNIAL PUERTO RICO WIRELESS CORPORATION
                                   CENTENNIAL RANDOLPH HOLDING CORP.
                                   CENTENNIAL WIRELESS PCS LICENSE CORP.
                                   CENTENNIAL WIRELESS PCS OPERATIONS CORP.
                                   CENTURY BEAUMONT CELLULAR CORP.
                                   CENTURY CHARLOTTESVILLE CELLULAR CORP.
                                   CENTURY EL CENTRO CELLULAR CORP.
                                   CENTURY ELKHART CELLULAR CORP.
                                   CENTURY LYNCHBURG CELLULAR CORP.
                                   CENTURY MICHIANA CELLULAR CORP.
                                   CENTURY ROANOKE CELLULAR CORP. (DE)
                                   CENTURY ROANOKE CELLULAR CORP. (VA)
                                   CENTURY SOUTH BEND CELLULAR CORP.
                                   CENTURY YUMA CELLULAR CORP.
                                   EL CENTRO CELLULAR CORP.
                                   ELKHART METRONET, INC.
                                   HENDRIX ELECTRONICS, INC.
                                   HENDRIX RADIO COMMUNICATIONS, INC.
                                   LAFAYETTE COMMUNICATIONS, INC.
                                   MICHIANA METRONET, INC.
                                   SOUTH BEND METRONET, INC.


                                   Each as a Guarantor and Pledgor


                                   By:  /s/ Peter W. Chehayl
                                      Name: Peter W. Chehayl
                                      Title: Vice President

                                            CENTENNIAL BEAUREGARD CELLULAR LLC,
                                                as a Guarantor and Pledgor


                                       By:  CENTENNIAL BEAUREGARD HOLDING CORP.,
                                                    a Managing Member

                                                By: /s/ Peter W. Chehayl
                                                    Name:   Peter W. Chehayl
                                                    Title:  Vice President

                                              CENTENNIAL CELLULAR TRI-STATE
                                       OPERATING PARTNERSHIP, as a Guarantor and
                                                         Pledgor


                                    By:  CENTENNIAL CLINTON CELLULAR CORP., as a
                                                    General Partner

                                                 By: /s/ Peter W. Chehayl
                                                     Name:   Peter W. Chehayl
                                                     Title:  Vice President




                                           CENTENNIAL HAMMOND CELLULAR LLC, as a
                                                   Guarantor and Pledgor


                                     By:  CENTENNIAL BEAUREGARD HOLDING CORP., a
                                                      Managing Member

                                                By: /s/ Peter W. Chehayl
                                                    Name:   Peter W. Chehayl
                                                    Title:  Vice President




                                           CENTENNIAL MOREHOUSE CELLULAR LLC, as
                                                  a Guarantor and Pledgor


                                     By:  CENTENNIAL BEAUREGARD HOLDING CORP., a
                                                      Managing Member

                                               By: /s/ Peter W. Chehayl
                                                   Name:   Peter W. Chehayl
                                                   Title:  Vice President




                                          CENTENNIAL RANDOLPH CELLULAR LLC, as a
                                                   Guarantor and Pledgor

                                       By:  CENTENNIAL RANDOLPH HOLDING CORP., a
                                                     Managing Member

                                                By: /s/ Peter W. Chehayl
                                                    Name:   Peter W. Chehayl
                                                    Title:  Vice President




                                       ELKHART CELLULAR TELEPHONE COMPANY, as a
                                                 Guarantor and Pledgor


                                       By:  ELKHART METRONET, INC., a General
                                                        Partner

                                                By: /s/ Peter W. Chehayl
                                                    Name:   Peter W. Chehayl
                                                    Title:  Vice President




                                     IBERIA CELLULAR TELEPHONE COMPANY LLC, as a
                                                 Guarantor and Pledgor


                                     By:  CENTENNIAL BEAUREGARD HOLDING CORP., a
                                                   Managing Member

                                                By: /s/ Peter W. Chehayl
                                                    Name:   Peter W. Chehayl
                                                    Title:  Vice President




                                  LAFAYETTE CELLULAR TELEPHONE PARTNERSHIP, as a
                                                 Guarantor and Pledgor


                                          By:  LAFAYETTE COMMUNICATIONS, INC., a
                                                     General Partner

                                                 By: /s/ Peter W. Chehayl
                                                     Name:   Peter W. Chehayl
                                                     Title:  Vice President




                                       MEGA COMM LLC, as a Guarantor and Pledgor


                                                 By:  MEGA COMM HOLDING CORP., a
                                                           Managing Member

                                                 By: /s/ Peter W. Chehayl
                                                      Name:   Peter W. Chehayl
                                                      Title:  Vice President

                                     MERRILL LYNCH & CO.
                                     MERRILL LYNCH, PIERCE, FENNER
                                     & SMITH INCORPORATED,
                                          as Lead Arranger and Syndication Agent
                                                 By:
                                                      Name:
                                                      Title:



                                     Address for Notices:


                                     World Financial Center
                                     c/o Merrill Lynch & Co.
                                     Merrill Lynch, Pierce, Fenner
                                      & Smith Incorporated
                                     South Tower
                                     225 Liberty Street
                                     New York, New York 10080-6114
                                     Attention:


                                     Telecopier No.:  (212) 449-8230

                                     Telephone No.:   (212) 449-8221

                                     NATIONSBANK, N.A.,
                                         as Co-Arranger and Administrative Agent
                                                 By:
                                                      Name:
                                                      Title:


                                     Lending Office for all Loans:

                                     901 Main Street, 14th Floor
                                     Dallas, Texas 75202
                                     Attention:  Agency Services

                                     Telecopier No.:  214-508-2118

                                     Address for Notices:

                                     901 Main Street, 64th Floor
                                     Dallas, Texas 75202-3748
                                     Attention:  Julie A. Schell

                                     Telecopier No:  214-508-9390
                                     Telephone No:   214-508-2126

                                     THE CHASE MANHATTAN BANK,
                                       as Co-Arranger and Co-Documentation Agent
                                                 By:
                                                      Name:
                                                      Title:



                                     Address for Notices:

                                     THE BANK OF NOVA SCOTIA,
                                               as Co-Documentation Agent
                                                 By:
                                                      Name:
                                                      Title:



                                     Address for Notices:

                                     MORGAN STANLEY SENIOR FUNDING, INC.,
                                           as Senior Managing Agent
                                                 By:
                                                      Name:
                                                      Title:



                                     Address for Notices:

                                     LENDERS


                          MERRILL LYNCH CAPITAL CORPORATION,
                                             as a Lender
                                                 By:
                                                      Name:
                                                      Title:

                          Lending Office for all Loans:

                          World Financial Center
                          c/o Merrill Lynch & Co.
                          North Tower - 7th Floor
                          250 Vesey Street
                          New York, New York 10281-1307


                              Address for Notices:

                          World Financial Center
                          c/o Merrill Lynch & Co.
                          North Tower
                          250 Vesey Street
                          New York, New York 10281-1316
                          Attention:

                          Telecopier No.: (212) 449-4972
                          Telephone No.:  (212) 449-9435

                          NATIONSBANK, N.A.,
                                         as a Lender
                                                 By:  /s/ Julie A. Schell
                                                      Name:  Julie A. Schell
                                                      Title: Vice President



                          Lending Office for all Loans:

                          901 Main Street, 14th Floor
                          Dallas, Texas 75202
                          Attention:  Agency Services

                          Telecopier No.:  214-508-2118


                                Address for Notices:

                          901 Main Street, 64th Floor
                          Dallas, Texas 75202-3748

                          Attention:  Julie A. Schell

                          Telecopier No:  214-508-9390
                          Telephone No:   214-508-2126

                          THE BANK OF NOVA SCOTIA,
                                       as a Lender
                                          By: /s/ Vincent J. Fitzgerald, Jr.
                                              Name: Vincent J. Fitzgerald, Jr.
                                              Title: Authorized Signatory


                          Lending Office for all Loans:

                          One Liberty Plaza
                          New York, New York  10006
                          Attn:  Loan Administration

                                Address for Notices:

                          One Liberty Plaza
                          New York, New York  10006
                          Attn:

                          Telecopier No.: (212) 225-5090
                          Telephone No.:  (212) 225-5039

                            THE CHASE MANHATTAN BANK,
                                         as a Lender


                                                 By: /s/ Robert Anastasio
                                                      Name: Robert Anastasio
                                                      Title: Vice President


                              Address for Notices:

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                   as a Lender


                                            By: /s/ Michael T. McLaughlin
                                                 Name:  Michael T. McLaughlin
                                                 Title: Principal


                              Address for Notices:






                                     ANNEX A


                                   COMMITMENTS

                                                                            Allocation

                                       Revolving      Tranche A     Tranche A-PR   Tranche B      Tranche C
                                         Credit       Term Loan     Term Loan      Term Loan      Term Loan
Institution                            Commitments    Commitments   Commitments    Commitments    Commitments     Total
   Merrill Lynch Capital Corporation
   NationsBank, N.A.
The Chase Manhattan Bank
The Bank of Nova Scotia
Morgan Stanley Senior Funding, Inc.
                  Total                $150,000,000   $325,000,000  $125,000,000   $225,000,000   $225,000,000  $1,050,000,000









                                SCHEDULE 1.01(a)

                                              LIBOR Loans          ABR Loans


             Revolving Credit Loans            3.000%              2.000%
             Tranche A Term Loans              3.000%              2.000%
             Tranche A-PR Term Loans           3.000%              2.000%
             Tranche B Term Loan               3.500%              2.500%
             Tranche C Term Loans              3.750%              2.750%







                                SCHEDULE 1.01(b)





                                    Revolving Loans,
                                Tranche A Term Loans and
                                Tranche A-PR Term Loans    Tranche B Term Loans          Tranche C Term Loans


Tier        Total Leverage    LIBOR           ABR          LIBOR            ABR           LIBOR           ABR
                Ratio         MARGIN         MARGIN        MARGIN          MARGIN         MARGIN         MARGIN

 I          >7.5:1.0          3.000%         2.000%        3.500%          2.500%         3.750%         2.750%
            -
 II         7.5:1.0 but                                    3.500%          2.500%         3.750%         2.750%
            >7.0:1.0          2.750%         1.750%
            -
 III        7.0:1.0 but                                    3.250%          2.250%         3.500%         2.500%
            >6.0:1.0          2.500%         1.500%
            -
 IV         6.0:1.0 but                                    3.250%          2.250%         3.500%         2.500%
            >5.0:1.0          2.250%         1.250%
            -
 V          5.0:1.0 but                                    3.250%          2.250%         3.500%         2.500%
            >4.0:1.0          2.000%         1.000%
            -
VI          4.0:1.0           1.750%         0.750%        3.250%          2.250%         3.500%         2.500%
----------- ----------------  -------------- -----------   --------------  -------------- -------------- --------------








                                SCHEDULE 1.01(c)



                  Total Leverage                     Applicable Revolving Credit
Ratio                               Fee Percentage
                  >= 5.0:1.0                                   0.500%
                     5.0:1.0                                   0.375%

                                SCHEDULE 1.01(d)


                                   GUARANTORS


                                Centennial Cellular Corp.


                                Alexandria Cellular Corporation


                                Alexandria Cellular License Corporation


                                Bauce Communications, Inc.


                                Bauce Communications of Beaumont, Inc.


                                Centennial Ashe Cellular Corp.


                                Centennial Beauregard Cellular LLC


                                Centennial Beauregard Holding Corp.


                                Centennial Benton Harbor Cellular Corp.


                                Centennial Benton Harbor Holding Corp.


                                Centennial Caldwell Cellular Corp.

                  Centennial Cellular Telephone Company of Del Norte


                  Centennial Cellular Telephone Company of Lawrence


                  Centennial Cellular Telephone Company of Modoc


                  Centennial Cellular Telephone Company of
                   Sacramento Valley


                  Centennial Cellular Telephone Company of San Diego


                  Centennial Cellular Tri-State Operating Partnership


                  Centennial Cellular Wireless Holding Corp.


                  Centennial Claiborne Cellular Corp.


                  Centennial Clinton Cellular Corp.


                  Centennial DeSoto Cellular Corp.


                  Centennial Hammond Cellular LLC

                         Centennial Iberia Holding Corp.


                         Centennial Lafayette Cellular Corp.


                         Centennial Lake Charles Cellular Corp.


                         Centennial Louisiana Holding Corp.


                         Centennial Mega Comm Holding Corp.


                         Centennial Michigan RSA 6 Cellular Corp.


                         Centennial Michigan RSA 7 Cellular Corp.


                         Centennial Morehouse Cellular LLC


                         Centennial Puerto Rico Wireless Corporation


                         Centennial Randolph Cellular LLC


                         Centennial Randolph Holding Corp.

                        Centennial Wireless PCS License Corp.


                        Centennial Wireless PCS Operations Corp.


                        Century Beaumont Cellular Corp.


                        Century Charlottesville Cellular Corp.


                        Century El Centro Corp.


                        Century Elkhart Cellular Corp.


                        Century Lynchburg Cellular Corp.


                        Century Michiana Cellular Corp.


                        Century Roanoke Cellular Corp. (DE)


                        Century Roanoke Cellular Corp. (VA)


                        Century South Bend Cellular Corp.

                                     Century Yuma Cellular Corp.


                                     El Centro Cellular Corporation


                                     Elkhart Metronet, Inc.


                                     Hendrix Electronics, Inc.


                                     Hendrix Radio Communications, Inc.


                                     Iberia Cellular Telephone Company LLC


                                     Lafayette Communications, Inc.


                                     Mega Comm LLC


                                     Michiana Metronet, Inc.


                                     South Bend Metronet, Inc.

                                SCHEDULE 3.01(b)

                             AMORTIZATION PAYMENTS





                         TRANCHE A                 TRANCHE A-PR               TRANCHE B                  TRANCHE C
DATE*                    TERM LOANS                TERM LOANS                 TERM LOANS                 TERM LOANS

February 1999            $0                          0                         $562,500                   $562,500
May 1999                  0                          0                          562,500                    562,500
August 1999               0                          0                          562,500                    562,500
November 1999             0                          0                          562,500                    562,500
February 2000             0                          0                          562,500                    562,500
May 2000                  0                          0                          562,500                    562,500
August 2000               0                          0                          562,500                    562,500
November 2000             0                          0                          562,500                    562,500
February 2001             0                          0                          562,500                    562,500
May 2001                  0                          0                          562,500                    562,500
August 2001               0                          0                          562,500                    562,500
November 2001             0                          0                          562,500                    562,500
February 2002             8,125,000                  3,125,000                  562,500                    562,500
May 2002                  8,125,000                  3,125,000                  562,500                    562,500
August 2002               8,125,000                  3,125,000                  562,500                    562,500
November 2002             8,125,000                  3,125,000                  562,500                    562,500
February 2003             12,187,500                 4,687,500                  562,500                    562,500
May 2003                  12,187,500                 4,687,500                  562,500                    562,500
August 2003               12,187,500                 4,687,500                  562,500                    562,500
November 2003             12,187,500                 4,687,500                  562,500                    562,500
February 2004             16,250,000                 6,250,000                  562,500                    562,500
May 2004                  16,250,000                 6,250,000                  562,500                    562,500
August 2004               16,250,000                 6,250,000                  562,500                    562,500
November 2004             16,250,000                 6,250,000                  562,500                    562,500
February 2005             20,312,500                 7,812,500                  562,500                    562,500
May 2005                  20,312,500                 7,812,500                  562,500                    562,500
August 2005               20,312,500                 7,812,500                  562,500                    562,500
November 2005             20,312,500                 7,812,500                  562,500                    562,500
February 2006             24,375,000                 9,375,000                  562,500                    562,500
May 2006                  24,375,000                 9,375,000                  562,500                    562,500











August 2006               24,375,000                 9,375,000                  562,500                    562,500
November 2006             24,375,000                 9,375,000                  562,500                    562,500
February 2007                                                                   562,500                    562,500
May 2007                                                                    206,437,500                    562,500
August 2007                                                                                                562,500
November 2007                                                                                          205,312,500
                         ===========               ===========              ===========                ===========
                        $325,000,000              $125,000,000             $225,000,000               $225,000,000
                         ===========               ===========              ===========                ===========

-------------------------

*Unless otherwise indicated, such date is the last Business Day of the specified month.

                                SCHEDULE 8.02(b)
                         Certain Contingent Obligations


          Cellular Supply Agreement, dated as of May 13, 1994, as amended as of July 9, 1998, between Centennial Cellular Corporation and Northern Telecom, Inc., providing for the purchase by Centennial Cellular Corporation of at least $50 million of equipment and services from Northern Telecom, Inc. over a three-year period ending July 5, 2001.

                                SCHEDULE 8.02(c)
                            Certain Financial Matters






          None.

                                  SCHEDULE 8.03
                                   Litigation






          None.

                                  SCHEDULE 8.09
                                   Tax Matters






          None.

                                  SCHEDULE 8.11
                              Environmental Matters






          None.

                                  SCHEDULE 8.14
                               Subsidiaries, Etc.






          See Attached List.





Corporation                                                   State of Incorporation                     % Owned

Alexandria Cellular Corp.                                              Delaware                           100%
Alexandria Cellular License Corp.                                      Delaware                          92.3%
Bauce Communications, Inc.                                             Oregon                             100%
Bauce Communications of Beaumont, Inc.                                 Oregon                             100%
Centennial Ashe Cellular Corp                                          Delaware                           100%
Centennial Asia Pacific Cellular Holding Corp.                         Nevada                             100%
Centennial Beauregard Cellular LLC                                     Delaware                           100%
Centennial Beauregard Holding Corp.                                    Delaware                           100%
Centennial Benton Harbor Cellular Corp.                                Delaware                           100%
Centennial Benton Harbor Holding Corp.                                 Delaware                           100%
Centennial Caldwell Cellular Corp.                                     Delaware                           100%
Centennial Cellular Telephone Company of Del Norte                     Delaware                           100%
Centennial Cellular Telephone Company of Lawrence                      Delaware                           100%
Centennial Cellular Telephone Company of Modoc                         Delaware                           100%
Centennial Cellular Telephone Company of Sacramento Valley             Delaware                           100%
Centennial Cellular Telephone Company of San Francisco                 Delaware                           100%
Centennial Cellular Wireless Holding Corp.                             New Jersey                         100%
Centennial Claiborne Cellular Corp.                                    Delaware                           100%
Centennial Clinton Cellular Corp.                                      Delaware                           100%
Centennial DeSoto Cellular Corp.                                       Delaware                           100%
Centennial Hammond Cellular LLC                                        Delaware                           100%
Centennial Iberia Holding Corp.                                        Delaware                           100%
Centennial Lafayette Cellular Corp.                                    Delaware                           100%
Centennial Lake Charles Cellular Corp.                                 Delaware                           100%
Centennial Louisiana Holding Corp.                                     Delaware                           100%
Centennial Mega Comm Holding Corp.                                     Delaware                           100%
Centennial Michigan RSA 6 Cellular Corp.                               Delaware                           100%
Centennial Michigan RSA 7 Cellular Corp.                               Delaware                           100%
Centennial Microwave Corp.                                             Delaware                           100%
Centennial Morehouse Cellular LLC                                      Delaware                           100%
Centennial Puerto Rico Realty Corporation                              Puerto Rico                        100%
Centennial Puerto Rico Wireless Corporation                            Delaware                           100%
Centennial Randolph Holdings Corp.                                     Delaware                           100%
Centennial Randolph Cellular LLC                                       Delaware                           100%
Centennial Wireless PCS License Corp.                                  Delaware                           100%
Centennial Wireless PCS Operations Corp.                               Delaware                           100%
Century Beaumont Cellular Corp.                                        Delaware                           100%
Century Cellular Realty Corp.                                          Delaware                           100%
Century Charlottesville Cellular Corp.                                 Delaware                           100%
Century El Centro Cellular Corp.                                       California                         100%
Century Elkhart Cellular Corp.                                         Delaware                           100%
Century Indiana Cellular Corp.                                         Delaware                           100%
Century Lynchburg-DE Cellular Corp.                                    Delaware                           100%
Century Michiana Cellular Corp.                                        Delaware                           100%
Century Michigan Cellular Corp.                                        Delaware                           100%
Century Montgomery Cellular Corp.                                      Delaware                           100%
Century Roanoke Cellular Corp.                                         Delaware                           100%
Century Roanoke Cellular Corp.                                         Virginia                           100%



                                        7




Century Rural Cellular Corp.                                           Delaware                           100%
Century South Bend Cellular Corp.                                      Delaware                           100%
Century Yuma Paging Corp.                                              Delaware                           100%
Century Yuma Cellular Corp.                                            Delaware                           100%
El Centro Cellular Corp.                                               Delaware                           100%
Elkhart Metronet, Inc.                                                 Indiana                            100%
Hendrix Electronics, Inc.                                              California                         100%
Hendrix Radio Communications, Inc.                                     California                         100%
Iberia Cellular Telephone Company LLC                                  Delaware                           100%
Lafayette Communications, Inc.                                         Delaware                           100%
Lambda Communications, Incorporated (Incorporado)                      Puerto Rico                        100%
Lambda Operations Corp.                                                Delaware                           100%
Lambda PCS Corp.                                                       Nevada                             100%
Lambda Realty Corp.                                                    Delaware                           100%
Mega Comm LLC                                                          Delaware                           100%
Michiana Metronet Inc.                                                 Indiana                            100%
South Bend Metronet, Inc.                                              Indiana                            100%
Centennial Cellular Tri-State Operating Partnership [FN*]                                                 100%
Lafayette Cellular Telephone Company (a general partnership)                                             94.5%
Elkhart Cellular Telephone Company (a general partnership)                                               91.7%
Cal-One Cellular L.P.                                                                                     6.9%
Lake Charles CellTellCo                                                                                  25.1%
Modoc RSA Limited Partnership                                                                            25.0%
Pennsylvania RSA No. 6 Limited Partnership (I & II)                                                      14.3%
Sacramento Valley Limited Partnership                                                                    23.5%
GTE Mobilnet of California Limited Partnership                                                            2.9%







[FN*] Owned by wholly owned subsidiaries

                                  SCHEDULE 8.16
                               Security Interests




1. UCC-1 Financing Statement for which Centennial Cellular Corp. is the debtor and Copelco Capital Inc. the secured party, filed with the Secretary of State of the state of New Jersey on June 26, 1998 which filing number is 1845393, evidencing a security interest in the assets described on the attached Schedule A. The unpaid indebtedness secured by the security interest, as of November 30, 1998, was $266,773.

                                  SCHEDULE 8.20
                                Certain Contracts


1. Facilities Agreement between Century-ML Cable Corporation, Century-ML Cable Venture and Lambda.

2. Stockholders Agreement, dated as of January 7, 1999 by and among Centennial Cellular Corp. (formerly CCW Acquisition Corp.) (the "Company") and the several persons named in Annexes I-IV attached to this Schedule 8.20 (the "Purchasers"), providing, among other things, for the payment of an annual advisory and monitoring fees of (i) $450,000, plus reasonable expenses, to WCA Management Corporation ("WCA Management"), or its designee and (ii) $300,000, plus reasonable expenses, to Blackstone Management Partners III L.L.C. ("Blackstone Management"), or its designee.

3. Securities Purchase Agreement, dated as of December 29, 1998 by and among the Company and the Purchasers, providing, among other things, for the payment of (a) (i) certain out-of-pocket expenses incurred by the Purchasers, WCA Management, Blackstone Management and their respective affiliates in connection with the transactions contemplated thereby, as specified therein and (ii) a fee to Signal Capital Partners, L.L.C., of $4,000,000 and (b) transactions fees of (i) $10,677,485 to WCA Management Corporation and (ii) $3,322,515 to Blackstone Management Partners III L.L.C.

                                     ANNEX I
                                to Schedule 8.20

                                 WCAS Purchasers

                                            Number of Shares      Aggregate
Name and Address of Purchaser               of Common Stock       Purchase Price


Welsh, Carson, Anderson & Stowe VII, L.P.     648,117               $28,500,000
Welsh, Carson, Anderson & Stowe VIII, L.P.  4,791,333              $210,691,735
WCAS Information Partners, L.P.                22,741                $1,000,000
WCAS Capital Partners III, L.P.               542,169          See Section 1.02
WCA Management Corporation                     56,852                $2,500,000
Patrick J. Welsh                               51,776                $2,276,751
Russell L. Carson                              51,776                $2,276,751
Bruce K. Anderson                              48,364                $2,126,751
Kristin M. Anderson Trust                       1,137                   $50,000
Mark S. Anderson Trust                          1,137                   $50,000
Daniel B. Anderson Trust                        1,137                   $50,000
Thomas E. McInerney                            51,776                $2,276,751
Andrew M. Paul                                 39,448                $1,734,667
Robert A. Minicucci                            20,012                  $880,000
Anthony J. de Nicola                            4,548                  $200,000
Paul B. Queally                                 4,207                  $185,000
Lawrence B. Sorrel                              4,548                  $200,000
Rudolph E. Rupert                               4,548                  $200,000
D. Scott Mackesy                                1,137                   $50,000
Priscilla A. Newman                             1,478                   $65,000
Laura M. VanBuren                                 455                   $20,000
                                        --------------          ----------------
TOTAL:                                       6,348,696              $255,333,406

c/o Welsh, Carson, Anderson & Stowe
       320 Park Avenue, Suite 2500
       New York, New York  10022
       Telecopy:  (212) 893-9575
       Attention:  Thomas E. McInerney

                                    ANNEX II
                                to Schedule 8.20

                              Blackstone Purchasers


                                       Number of Shares           Aggregate
Name and Address of Purchaser          of Common Stock            Purchase Price


Blackstone CCC Capital Partners L.P.         2,490,358           $ 109,509,775

Blackstone CCC Offshore Capital
 Partners L.P.                                 452,055           $  19,878,444

Blackstone Family Investment
 Partnership III L.P.                          187,814           $   8,258,840
                                             ----------         --------------

TOTAL                                        3,130,227           $ 137,647,059

c/o The Blackstone Group
       345 Park Avenue
       New York, New York 10154
       Attn: Mark T. Gallogly
       Telecopy: 212-754-8704

       with a copy to:

       Robert L. Friedman
       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Telecopy: 212-455-2502

                                    ANNEX III
                                to Schedule 8.20

                                Signal Purchasers

                                        Number of Shares          Aggregate
Name and Address of Purchaser           of Common Stock           Purchase Price


Signal/Centennial Partners, L.L.C.         142,131                  $6,250,000
10 East 53rd Street
32nd Floor
New York, NY 10022
Telecopy: (212) 253-4235
Attention: Alfred J. Puchala

       with a copy to:

       O'Sullivan, Graev & Karabell, LLP
       30 Rockefeller Plaza
       New York, NY 10112
       Telecopy:  (212) 408-2420
       Attention:  Phyllis Schwartz, Esq.

                                    ANNEX IV
                                to Schedule 8.20

                              Management Purchasers

                                          Number of Shares        Aggregate
Name and Address of Purchaser             of Common Stock         Purchase Price


    Michael J. Small                          6,000                  $263,841

    Michael J. Small Rollover IRA             4,000                  $175,894

    Peter W. Chehayl                          2,500                  $109,934

    Edward G. Owen                            5,000                  $219,867
                                             ------                  --------

    Total:                                   17,500                  $769,536

    c/o Centennial Cellular Corp.
    1305 Campus Parkway
    Neptune, NJ 07753

                                  SCHEDULE 8.21
                                  Labor Matters






          None.

                                SCHEDULE 8.22(b)
                   License Expiration Dates as of Closing Date






          See Attached List.




                                                 CELLULAR AND PCS LICENSES


Licensee                                                Call Sign         Renewal Date            Market Name & No.
------------------------------------------------------  ----------------  ----------------------- ----------------------------------
Alexandria Cellular License Corp.                       KNKA813           10/01/2000              Alexandria, LA MSA
                                                                                                  Market 205A
Bauce Communications of Beaumont, Inc.                  KNKA454           10/01/2007              Beaumont-Port Arthur, TX MSA
                                                                                                  Market 101A
Centennial Beauregard Cellular, L.L.C.                  KNKQ374           10/01/2003              Louisiana 5 - Beauregard RSA
                                                                                                  Market 458A
Centennial Benton Harbor Cellular Corp.                 KNKA809           10/01/1999              Benton Harbor, MI MSA
                                                                                                  Market 193A
Centennial Caldwell Cellular Corp.                      KNKN548           10/01/2001              Louisiana 4 - Caldwell RSA
                                                                                                  Market 457A
Centennial DeSoto Cellular Corp.                        KNKN478           10/01/2000              Louisiana 3 - DeSoto RSA
                                                                                                  Market 456A
Centennial Hammond Cellular L.L.C.                      KNKQ380           10/01/2003              Louisiana 7 - West Feliciana RSA
                                                                                                  Market 460A
Centennial Jackson Cellular Corp.                       KNKA823           10/01/2001              Jackson, MI MSA
                                                                                                  Market 207A
Centennial Michigan RSA 6 Cellular Corp.                KNKN842           10/01/2001              Michigan 6 - Roscommon RSA
                                                                                                  Market 477A
Centennial Michigan RSA 7 Cellular Corp.                KNKN998           10/01/2001              Michigan 7 - Newaygo RSA
                                                                                                  Market 478A
Centennial Morehouse Cellular L.L.C.                    KNKN475           10/01/2000              Louisiana 2 - Morehouse RSA
                                                                                                  Market 455A
Centennial Randolph Cellular L.L.C.                     KNKN440           10/01/2000              Indiana 6 - Randolph RSA
                                                                                                  Market 408A
Centennial Cellular Tri-State Operating                 KNKQ373           10/01/2003              Indiana 1 - Newton RSA
  Partnership                                                                                     Market 403A
Centennial Cellular Tri-State Operating                 KNKQ349           10/01/2002              Indiana 2 - Kosciusko RSA
  Partnership                                                                                     Market 404A
Centennial Cellular Tri-State Operating                 KNKQ350           10/01/2002              Mississippi 9 - Copiah RSA
  Partnership                                                                                     Market 501A



                                                            17





Centennial Cellular Tri-State Operating                 KNKN854           10/01/2000              Ohio 1- Williams RSA
  Partnership                                                                                     Market 585A
Century El Centro Cellular Corp.                        KNKN269           10/01/2000              California 7 - Imperial RSA
                                                                                                  Market 342A
Century Indiana Cellular Corp.                          KNKN509           10/01/2000              Indiana 4 - Miami RSA
                                                                                                  Market 406A
Century Michigan Cellular Corp.                         KNKN857           10/01/2001              Michigan 9 - Cass RSA
                                                                                                  Market 480A
Century Yuma Cellular Corp.                             KNKN212           10/01/1999              Arizona 4 - Yuma RSA
                                                                                                  Market 321A
Elkhart Metronet, Inc.                                  KNKA741           10/01/2008              Elkhart-Goshen, IN MSA
                                                                                                  Market 223A
Iberia Cellular Telephone Company, L.L.C.               KNKQ339           10/01/2002              Louisiana 6 - Iberville RSA
                                                                                                  Market 459A
Lafayette Cellular Telephone Company                    KNKA458           10/01/2007              Lafayette, LA MSA
                                                                                                  Market 174A
Mega Comm, L.L.C.                                       KNKN296           10/01/2000              Indiana 3 - Huntington RSA
                                                                                                  Market 405A
Michiana Metronet, Inc.                                 KNKA472           10/01/2007              Fort Wayne, IN MSA
                                                                                                  Market 096A
Michiana Metronet, Inc.                                 KNKA487           10/01/2007              Battle Creek, MI MSA
                                                                                                  Market 177A
Michiana Metronet, Inc.                                 KNKA428           10/01/2007              Kalamazoo, MI MSA
                                                                                                  Market 132A
South Bend Metronet, Inc.                               KNKA656           10/01/2006              South Bend-Mishawaka, IN MSA
                                                                                                  Market 129A
Centennial Claiborne Cellular Corp.                     KNKN636           10/01/2001              Mississippi 8 - Claiborne RSA
                                                                                                  Market 500A
Centennial Wireless PCS License Corp.                   KNLF250           06/23/2005              Puerto Rico-U.S. Virgin Islands
                                                                                                  MSA M025B






                                       18

                          Centennial Microwave Licenses


Licensee                                        Call Sign          Renewal Date
---------------------------------------------   -----------------  ------------
Alexandria Cellular License Corp.                   WLR335             2/01/2001
Alexandria Cellular License Corp.                   WLR336             2/01/2001
Alexandria Cellular License Corp.                   WLR337             2/01/2001
Alexandria Cellular License Corp.                   WPJF555            2/01/2001
Alexandria Cellular License Corp.                   WPJF556            2/01/2001
Alexandria Cellular License Corp.                   WPJF557            2/01/2001
Alexandria Cellular License Corp.                   WPJF558            2/01/2001
Alexandria Cellular License Corp.                   WPJF559            2/01/2001
Alexandria Cellular License Corp.                   WPJF560            2/01/2001
Alexandria Cellular License Corp.                   WMT281             2/01/2001
Alexandria Cellular License Corp.                   WMT282             2/01/2001
Centennial Benton Harbor Cellular Corp.             WLV892             2/01/2001
Centennial Benton Harbor Cellular Corp.             WLV893             2/01/2001
Centennial Benton Harbor Cellular Corp.             WLV894             2/01/2001
Centennial Tri-State Operating Partnership          WMR966             2/01/2001
Centennial Tri-State Operating Partnership          WMR967             2/01/2001
Centennial Tri-State Operating Partnership          WMR972             2/01/2001
Centennial Tri-State Operating Partnership          WMS270             2/01/2001
Centennial Tri-State Operating Partnership          WMS271             2/01/2001
Centennial Tri-State Operating Partnership          WMN686             2/01/2001
Centennial Tri-State Operating Partnership          WMQ755             2/01/2001
Centennial Tri-State Operating Partnership          WMQ756             2/01/2001
Centennial Tri-State Operating Partnership          WMS266             2/01/2001
Centennial DeSoto Cellular Corp.                    WMM966             2/01/2001

Centennial DeSoto Cellular Corp.                    WMN967             2/01/2001
Centennial DeSoto Cellular Corp.                    WMN968             2/01/2001
Centennial DeSoto Cellular Corp.                    WMN969             2/01/2001
Centennial DeSoto Cellular Corp.                    WMN970             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMK758             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMN312             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMN313             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMN314             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMN577             2/01/2001
Centennial Hammond Cellular L.L.C.                  WMQ744             2/01/2001
Centennial Michigan RSA 7 Cellular Corp.            WML466             2/01/2001
Centennial Michigan RSA 7 Cellular Corp.            WML467             2/01/2001
Centennial Michigan RSA 7 Cellular Corp.            WML468             2/01/2001
Centennial Michigan RSA 7 Cellular Corp.            WML748             2/01/2001
Centennial Michigan RSA 7 Cellular Corp.            WML749             2/01/2001
Century Yuma Cellular Corp.                         WMS280             2/01/2001
Century Yuma Cellular Corp.                         WMS281             2/01/2001
Century Yuma Cellular Corp.                         WMR834             2/01/2001
Century Yuma Cellular Corp.                         WMR835             2/01/2001
Century Yuma Cellular Corp.                         WMJ575             2/01/2001
Century Yuma Cellular Corp.                         WMJ576             2/01/2001
Century Yuma Cellular Corp.                         WMJ577             2/01/2001
Century Yuma Cellular Corp.                         WMJ578             2/01/2001
Hendrix Radio Communications Inc.                   WHT232             2/01/2001
Hendrix Radio Communications Inc.                   WHT233             2/01/2001
Hendrix Radio Communications Inc.                   WHT235             2/01/2001

Hendrix Radio Communications Inc.                   WHO886             2/01/2001
Hendrix Radio Communications Inc.                   WLN924             2/01/2001
Iberia Cellular Telephone Co., L.L.C.               WMQ376             2/01/2001
Iberia Cellular Telephone Co., L.L.C.               WMQ377             2/01/2001
Iberia Cellular Telephone Co., L.L.C.               WMQ378             2/01/2001
Mega Comm, L.L.C.                                   WMK675             2/01/2001
Mega Comm, L.L.C.                                   WMK676             2/01/2001
Mega Comm, L.L.C.                                   WMK873             2/01/2001
Mega Comm, L.L.C.                                   WMN452             2/01/2001
Mega Comm, L.L.C.                                   WLW649             2/01/2001
Michiana Metronet, Inc.                             WLK941             2/01/2001
Michiana Metronet, Inc.                             WLK942             2/01/2001
Michiana Metronet, Inc.                             WLK943             2/01/2001
Michiana Metronet, Inc.                             WLN896             2/01/2001
Michiana Metronet, Inc.                             WLN897             2/01/2001
Michiana Metronet, Inc.                             WLN898             2/01/2001
Michiana Metronet, Inc.                             WMN590             2/01/2001
Michiana Metronet, Inc.                             WMN591             2/01/2001
Michiana Metronet, Inc.                             WPJE802            2/01/2001
Michiana Metronet, Inc.                             WPJE803            2/01/2001
Michiana Metronet, Inc.                             WPJE804            2/01/2001
Michiana Metronet, Inc.                             WPJE805            2/01/2001
Michiana Metronet, Inc.                             WPJE806            2/01/2001
Michiana Metronet, Inc.                             KQN25              2/01/2001
Michiana Metronet, Inc.                             WLW448             2/01/2001
Michiana Metronet, Inc.                             WMQ474             2/01/2001

Michiana Metronet, Inc.                             WMQ475             2/01/2001
Michiana Metronet, Inc.                             WLL326             2/01/2001
Michiana Metronet, Inc.                             WLL327             2/01/2001
Michiana Metronet, Inc.                             WLL328             2/01/2001
Michiana Metronet, Inc.                             WLL329             2/01/2001
Michiana Metronet, Inc.                             WLL330             2/01/2001
Michiana Metronet, Inc.                             WLL331             2/01/2001
Michiana Metronet, Inc.                             WLL332             2/01/2001
Michiana Metronet, Inc.                             WPNG630            2/01/2001
South Bend Metronet, Inc.                           WLT434             2/01/2001
South Bend Metronet, Inc.                           WLT435             2/01/2001
South Bend Metronet, Inc.                           WML591             2/01/2001
South Bend Metronet, Inc.                           WML592             2/01/2001
South Bend Metronet, Inc.                           WMN592             2/01/2001
South Bend Metronet, Inc.                           WMN857             2/01/2001
Centennial Wireless PCS License Corp.               WPNC754            2/01/2001
Bauce Communications of Beaumont, Inc.              WLR591             2/01/2001
Bauce Communications of Beaumont, Inc.              WLR591             2/01/2001
Hendrix Electronics Inc.                            WLC667             2/01/2001
Hendrix Electronics Inc.                            WLC668             2/01/2001



                                  Centennial Paging, SMR and Business Radio Licenses


                                                                     Part 22 Paging Licenses

Call Sign               License Name                 Exp. Date             TX Location              Radio                Remarks
                                                                                                   Service
KLF520              Hendrix Electronics, Inc.          7/1/98              Black Mt., CA              CD
KOF906              Hendrix Electronics, Inc.          4/1/99           Telegraph Pass, AZ            CD
WRD373              Hendrix Radio                      4/1/99               Blythe, CA                CD
                    Communications,  Inc.
WCT614              Hendrix Radio                      11/1/99               Temporary                CD
                    Communications,  Inc.
KMA251              Hendrix Radio                      4/1/99            Hendrix Peak, CA             CD
                    Communications,  Inc.
WXS292              Hendrix Radio                      4/1/99              Black Mt., CA              CD
                    Communications,  Inc.

                                                                           SMR Licenses

WNNH878             Hendrix Electronics, Inc.          9/11/99              Blythe, CA                YX
WNKS319             Hendrix Electronics, Inc.          6/14/03             El Centro, CA              YX
WNCE527             Hendrix Electronics, Inc.         11/29/00              Glamis, CA                YX
KNER452             Hendrix Electronics, Inc.         12/13/99               Yuma, AZ                 YX

                                                                      Business Radio Licenses

KFR305              Hendrix Electronics, Inc.          4/7/03                Yuma, AZ                 IB
KA77635             Hendrix Electronics, Inc.          4/7/03                Yuma, AZ                 IB
WQV701              Hendrix Electronics, Inc.          4/7/03                Yuma, AZ                 IB
WQV702              Hendrix Electronics, Inc.          4/7/03                Yuma, AZ                 IB
KEZ873              Hendrix Electronics, Inc.          7/17/02              Glamis, CA                IB



                                  SCHEDULE 9.07
                             Certain Existing Liens


1. UCC-1 Financing Statement for which Centennial Cellular Corp. is the debtor and Copelco Capital Inc. the secured party, filed with the Secretary of State of the state of New Jersey on June 26, 1998 which filing number is 1845393, evidencing a security interest in the assets described on the attached Schedule A. The unpaid indebtedness secured by the security interest, as of November 30, 1998, was $266,773.

                                  SCHEDULE 9.08
                   Certain Indebtedness to Remain Outstanding



          Indebtedness under the Rental Agreement between Centennial Cellular Corporation, as user and Copelco Capital, Inc., as owner dated January 6, 1998 relating to the items listed on the attached Schedule A. The remaining Indebtedness as of November 30, 1998, was $266,773.

                                  SCHEDULE 9.09
                                   Investments


          The Companies listed on the left have the Investments in Minority Interests listed on the right.


        Name of Company                                 Minority Interest                     Percentage

Centennial Cellular Company of                     Pennsylvania RSA 6 Limited                      14.3%
  Lawrence                                           Partnership (I and II)
Centennial Cellular Company of Del                 Cal-One Cellular L.P.                           6.9%
  Norte
Centennial Cellular Company of Modoc               Modoc RSA Limited Partnership                   25.0%
Centennial Cellular Company of San                 GTE Mobilnet of California Limited              2.9%
  Francisco                                          Partnership
Centennial Cellular Company of                     Sacramento Valley Limited                       23.5%
  Sacramento                                         Partnership
Centennial Lake Charles Cellular Corp.             Lake Charles CellTellCo                         25.1%




                                       25

                                  SCHEDULE 9.15
                          Existing Affiliate Agreements


1. Facilities Agreement between Century-ML Cable Corporation, Century-ML Cable Venture and Lambda.

2. Stockholders Agreement, dated as of January 7, 1999 by and among Centennial Cellular Corp. (formerly CCW Acquisition Corp.) (the "Company") and the several persons named in Annexes I-IV attached to this Schedule 9.15 (the "Purchasers"), providing, among other things, for the payment of an annual advisory and monitoring fees of (i) $450,000, plus reasonable expenses, to WCA Management Corporation ("WCA Management"), or its designee and (ii) $300,000, plus reasonable expenses, to Blackstone Management Partners III L.L.C. ("Blackstone Management"), or its designee.

3. Securities Purchase Agreement, dated as of December 29, 1998 by and among the Company and the Purchasers, providing, among other things, for the payment of (a) (i) certain out-of-pocket expenses incurred by the Purchasers, WCA Management, Blackstone Management and their respective affiliates in connection with the transactions contemplated thereby, as specified therein and (ii) a fee to Signal Capital Partners, L.L.C., of $4,000,000 and (b) transactions fees of (i) $10,677,485 to WCA Management Corporation and (ii) $3,322,515 to Blackstone Management Partners III L.L.C.

                             ANNEX to Schedule 9.15

                                 WCAS Purchasers


                                             Number of Shares     Aggregate
Name and Address of Purchaser                of Common Stock      Purchase Price


Welsh, Carson, Anderson & Stowe VII, L.P.      648,117               $28,500,000
Welsh, Carson, Anderson & Stowe VIII, L.P.   4,791,333              $210,691,735
WCAS Information Partners, L.P.                 22,741                $1,000,000
WCAS Capital Partners III, L.P.                542,169          See Section 1.02
WCA Management Corporation                      56,852                $2,500,000
Patrick J. Welsh                                51,776                $2,276,751
Russell L. Carson                               51,776                $2,276,751
Bruce K. Anderson                               48,364                $2,126,751
Kristin M. Anderson Trust                        1,137                   $50,000
Mark S. Anderson Trust                           1,137                   $50,000
Daniel B. Anderson Trust                         1,137                   $50,000
Thomas E. McInerney                             51,776                $2,276,751
Andrew M. Paul                                  39,448                $1,734,667
Robert A. Minicucci                             20,012                  $880,000
Anthony J. de Nicola                             4,548                  $200,000
Paul B. Queally                                  4,207                  $185,000
Lawrence B. Sorrel                               4,548                  $200,000
Rudolph E. Rupert                                4,548                  $200,000
D. Scott Mackesy                                 1,137                   $50,000
Priscilla A. Newman                              1,478                   $65,000
Laura M. VanBuren                                  455                   $20,000
                                        --------------          ----------------
TOTAL:                                       6,348,696              $255,333,406
c/o Welsh, Carson, Anderson & Stowe
       320 Park Avenue, Suite 2500
       New York, New York  10022
       Telecopy:  (212) 893-9575
       Attention:  Thomas E. McInerney

                                    ANNEX II
                                to Schedule 9.15

                              Blackstone Purchasers


                                          Number of Shares           Aggregate
Name and Address of Purchaser             of Common Stock         Purchase Price


Blackstone CCC Capital Partners L.P.         2,490,358             $109,509,775

Blackstone CCC Offshore Capital
 Partners L.P.                                 452,055             $ 19,878,444

Blackstone Family Investment
 Partnership III L.P.                          187,814             $  8,258,840
                                             ----------          --------------

TOTAL                                         3,130,227            $137,647,059

c/o The Blackstone Group
       345 Park Avenue
       New York, New York 10154
       Attn: Mark T. Gallogly
       Telecopy: 212-754-8704

       with a copy to:

       Robert L. Friedman
       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Telecopy: 212-455-2502

                                    ANNEX III
                                to Schedule 9.15

                                Signal Purchasers


                                         Number of Shares         Aggregate
Name and Address of Purchaser            of Common Stock          Purchase Price

Signal/Centennial Partners, L.L.C.           142,131               $6,250,000
10 East 53rd Street
32nd Floor
New York, NY 10022
Telecopy: (212) 253-4235
Attention: Alfred J. Puchala

       with a copy to:

       O'Sullivan, Graev & Karabell, LLP
       30 Rockefeller Plaza
       New York, NY 10112
       Telecopy:  (212) 408-2420
       Attention:  Phyllis Schwartz, Esq.

                                    ANNEX IV
                                to Schedule 9.15

                              Management Purchasers


                                      Number of Shares               Aggregate
Name and Address of Purchaser         of Common Stock             Purchase Price


Michael J. Small                          6,000                      $263,841

Michael J. Small Rollover IRA             4,000                      $175,894

Peter W. Chehayl                          2,500                      $109,934

Edward G. Owen                            5,000                      $219,867
                                         ------                      --------

TOTAL:                                   17,500                      $769,536

c/o Centennial Cellular Corp.
1305 Campus Parkway
Neptune, NJ 07753

                                                                     Exhibit A-1




                         [Form of Revolving Credit Note]

          This Note and the Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 2.08 of the Credit Agreement.

                                 PROMISSORY NOTE


$[         ]                                                  [                ]
                                                              New York, New York


          FOR VALUE RECEIVED, each of CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower"), and CENTENNIAL WIRELESS PCS OPERATIONS CORP., a Delaware corporation ("PR Borrower"), hereby promises to pay
to the order of [          ] ("Lender"), for the account of Lender's Applicable
Lending Office provided for by the Credit Agreement referred to below, at the
Principal Office of the Administrative Agent, the principal sum of [           ]
Dollars ($[         ]) (or with respect to either Borrower or PR Borrower such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Lender to Borrower or PR Borrower, respectively, under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by Lender to either Borrower or PR Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of Lender to make any such recordation or endorsement shall not affect the obligation of Borrower or PR Borrower, as the case may be, to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and

Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and evidences Revolving Credit Loans made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                         Name:
                                         Title:


                                      CENTENNIAL WIRELESS PCS OPERATIONS CORP.


                                      By:
                                         Name:
                                         Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS


          This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to Borrower or PR Borrower, as the case may be, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                              Amount
                        Date                                                                   Paid,
                        Made,         Principal                                Duration      Prepaid,
                      Continued         Amount          Type                      of         Continued       Unpaid
                         or               of             of        Interest    Interest         or          Principal     Notation
     Borrower         Converted          Loan           Loan         Rate       Period       Converted       Amount        Made by
     --------         ---------          ----           ----         ----       ------       ---------       ------        -------


                                                                     Exhibit A-2



                       [Form of Tranche A Term Loan Note]


          This Note and the Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 2.08 of the Credit Agreement.

                                 PROMISSORY NOTE


$[        ]                                                   [                ]
                                                              New York, New York


          FOR VALUE RECEIVED, CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of
[                  ] ("Lender"), for the account of Lender's Applicable Lending
Office provided for by the Credit Agreement referred to below, at the Principal
Office of the Administrative Agent, the principal sum of [                     ]
Dollars ($[               ]) (or such lesser amount as shall equal the unpaid
principal amount of the Tranche A Term Loan made by Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche A Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Tranche A Term Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of Lender to make any such recordation or endorsement shall not affect the obligation of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche A Term Loan Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and

                                     A2-1

Administrative Agent, and The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and evidences the Tranche A Term Loan made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Tranche A Term Loan upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                         Name:
                                         Title:



                                     A2-2

                        SCHEDULE OF TRANCHE A TERM LOANS


          This Note evidences the Tranche A Term Loan made, Continued or Converted under the within-described Credit Agreement to Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                   Amount
         Date                                                                       Paid,
        Made,            Principal                                Duration        Prepaid,
      Continued            Amount        Type                        of           Continued         Unpaid
          or                 of           of       Interest       Interest           or            Principal       Notation
      Converted             Loan         Loan        Rate          Period         Converted         Amount          Made by
      ---------             ----         ----        ----          ------         ---------         ------          -------





                                      A2-3

                                                                     Exhibit A-3



                      [Form of Tranche A-PR Term Loan Note]


          This Note and the Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 2.08 of the Credit Agreement.

                                 PROMISSORY NOTE


$[        ]                                                   [                ]
                                                              New York, New York


          FOR VALUE RECEIVED, CENTENNIAL WIRELESS PCS OPERATIONS CORP., a Delaware corporation ("PR Borrower"), hereby promises to pay to the order of
[                       ] ("PR Lender"), for the account of Lender's Applicable
Lending Office provided for by the Credit Agreement referred to below, at the
Principal Office of the Administrative Agent, the principal sum of [           ]
Dollars ($[              ]) (or such lesser amount as shall equal the unpaid
principal amount of the Tranche A-PR Term Loan made by PR Lender to PR Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche A-PR Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A-PR Term Loan until such Tranche A-PR Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Tranche A-PR Term Loan made by PR Lender to PR Borrower, and each payment made on account of the principal thereof, shall be recorded by PR Lender on its books and, prior to any transfer of this Note, endorsed by PR Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of PR Lender to make any such recordation or endorsement shall not affect the obligation of PR Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche A-PR Term Loan Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as

                                      A3-1

Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and evidences the Tranche A-PR Term Loan made by PR Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Tranche A-PR Term Loan upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


                                      CENTENNIAL WIRELESS PCS OPERATIONS CORP.


                                      By:
                                         Name:
                                         Title:





                                      A3-2

                       SCHEDULE OF TRANCHE A-PR TERM LOANS


          This Note evidences the Tranche A-PR Term Loan made, Continued or Converted under the within-described Credit Agreement to PR Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                   Amount
         Date                                                                       Paid,
        Made,            Principal                                Duration        Prepaid,
      Continued            Amount        Type                        of           Continued         Unpaid
          or                 of           of       Interest       Interest           or            Principal       Notation
      Converted             Loan         Loan        Rate          Period         Converted         Amount          Made by
      ---------             ----         ----        ----          ------         ---------         ------          -------


                                      A3-3

                                                                     Exhibit A-4

                       [Form of Tranche B Term Loan Note]

          This Note and the Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 2.08 of the Credit Agreement.


                                 PROMISSORY NOTE


$[          ]                                                 [                ]
                                                              New York, New York

          FOR VALUE RECEIVED, CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of
[                            ] ("Lender"), for the account of Lender's
Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of
[                                   ] Dollars ($[             ]) (or such lesser
amount as shall equal the unpaid principal amount of the Tranche B Term Loan made by Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche B Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Tranche B Term Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of Lender to make any such recordation or endorsement shall not affect the obligation of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche B Term Loan Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and evidences the Tranche B Term Loan made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                                      A4-1

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Tranche B Term Loan upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                         Name:
                                         Title:






                                      A4-2

                        SCHEDULE OF TRANCHE B TERM LOANS


          This Note evidences the Tranche B Term Loan made, Continued or Converted under the within-described Credit Agreement to Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                     Amount
         Date                                                                         Paid,
         Made,            Principal                                Duration         Prepaid,
      Continued            Amount        Type                         of            Continued          Unpaid
          or                 of           of       Interest        Interest            or             Principal       Notation
      Converted             Loan         Loan        Rate           Period          Converted          Amount          Made by
      ---------             ----         ----        ----           ------          ---------          ------          -------

                                      A4-3

                                                                     Exhibit A-5

                       [Form of Tranche C Term Loan Note]

          This Note and the Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 2.08 of the Credit Agreement.


                                 PROMISSORY NOTE


$[         ]                                                  [                ]
                                                              New York, New York

          FOR VALUE RECEIVED, CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of
[                                  ] ("Lender"), for the account of Lender's
Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of
[                                 ] Dollars ($[               ]) (or such lesser
amount as shall equal the unpaid principal amount of the Tranche C Term Loan made by Lender to Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Tranche C Term Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche C Term Loan until such Tranche C Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Tranche C Term Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of Lender to make any such recordation or endorsement shall not affect the obligation of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

          This Note is one of the Tranche C Term Loan Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing

                                      A5-1

Agent, and evidences the Tranche C Term Loan made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Tranche C Term Loan upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                         Name:
                                         Title:





                                      A5-2

                        SCHEDULE OF TRANCHE C TERM LOANS


          This Note evidences the Tranche C Term Loan made, Continued or Converted under the within-described Credit Agreement to Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                                                    Amount
         Date                                                                        Paid,
        Made,            Principal                                 Duration        Prepaid,
      Continued           Amount        Type                          of           Continued         Unpaid
          or                of           of        Interest        Interest           or            Principal           Notation
      Converted            Loan         Loan         Rate           Period         Converted         Amount              Made by
      ---------            ----         ----         ----           ------         ---------         ------              -------


                                      A5-3

                                                                     Exhibit A-6


                            [Form of Swing Loan Note]



                                 PROMISSORY NOTE


$30,000,000                                                    [         ], 1998
                                                              New York, New York


          FOR VALUE RECEIVED, [CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower")/CENTENNIAL WIRELESS PCS OPERATIONS CORP., a Delaware corporation ("PR Borrower")], hereby promises to pay to NATIONSBANK N.A. (the "Lender"), for the account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of the Administrative Agent, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Loans made by the Lender to the [Borrower/PR Borrower] under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Loan until such Swing Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Swing Loan made by the Lender to the [Borrower/PR Borrower], and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the [Borrower/PR Borrower] to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swing Loans made by the Lender.

          This Note is one of the Swing Loan Notes referred to in the Credit Agreement, dated as of January 7, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and evidences the Swing Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                                      A6-1

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                         Name:
                                         Title:




                                      A6-2

                             SCHEDULE OF SWING LOANS


          This Note evidences the Swing Loans made under the within-described Credit Agreement to the [Borrower/PR Borrower], on the dates, in the principal amounts, and bearing interest at the Alternate Base Rate, subject to the payments and prepayments of principal set forth below:


                                              Interest
                                              Rate
             Principal          Type          (Alternate                       Unpaid
Date         Amount             of            Base Rate            Amount      Principal             Notation
Made         of Loan            Loan          Only)                Paid        Amount                Made by
----         -------            ----          -----------------    ------      -----------------     -------


                                      A6-3-

                                                                       Exhibit B


                           [Form of Intercompany Note]

                                 PROMISSORY NOTE



                                                              New York, New York


          FOR VALUE RECEIVED, [Name of Payor], a [            ] [corporation/
limited liability company] ("Payor"), hereby promises to pay on demand to the order of [Name of Payee] ("Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as Payee shall from time to time designate, the unpaid principal amount of all loans and advances, as reflected from time to time on the accounting books and records of Centennial Cellular Operating Co. LLC, made by Payee to Payor. Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by Payor and Payee.

          This note ("Note") is one of the Intercompany Notes referred to in the Credit Agreement, dated as of January 7, 1999 among Centennial Cellular Operating Co. LLC, a Delaware limited liability company, as Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent (as such may be amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), and is subject to the terms thereof, and shall be pledged by Payee pursuant to the Security Agreement. Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

          Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of Payor under the Credit Agreement, [including, without limitation, under Payor's guarantee of the Obligations under the Credit Agreement][FN*] (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause
(i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

          (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Payor, whether or not


---------
[FN*]     To be inserted if Payor is not Borrower.

     involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Payee would otherwise be entitled (other than debt securities of Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "Restructured Debt Securities")) shall be made to the holders of Senior Indebtedness.

          (ii) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

          To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Payee and Payor hereby agree that the subordination of this
Note is for the benefit of the Creditors, the Creditors are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the Creditors, proceed to enforce the subordination provisions herein.

          Nothing contained in the subordination provisions set forth above is intended to or will impair, as between Payor and Payee, the obligations of Payor, which are absolute and unconditional, to pay to Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of Payee and other creditors of Payor other than the holders of Senior Indebtedness.

          Payee is hereby authorized to record all loans and advances made by it to Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.


          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                      [NAME OF PAYOR]


                                      By:
                                         Name:
                                         Title:


                                      [NAME OF PAYEE]


                                      By:
                                         Name:
                                         Title:

                                                                     Exhibit C-1

                       [Form of Interest Rate Certificate]


                            INTEREST RATE CERTIFICATE


                    Fiscal quarter ended [          ], [    ]


          Reference is made to the Credit Agreement, dated as of January 7, 1999 (as such may be amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Centennial Cellular Operating Co. LLC, a Delaware limited liability company, as Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent and The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent.

          Pursuant to Section 9.01(e) of the Credit Agreement, each of the undersigned, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Total Leverage Ratio as at the end of the fiscal quarter ended [ ], [ ] determined in accordance with the requirements of the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the [ ] day of [ ], [ ].

                                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                      By:
                                          Name:
                                          Title:


                                      By:
                                          Name:
                                          Title:

                                     C1-1

                                                                     Exhibit C-2


                         [Form of Solvency Certificate]


                         OFFICER'S SOLVENCY CERTIFICATE


          I, the undersigned, the Chief Financial Officer of Centennial Cellular Operating Co. LLC, a Delaware limited liability company ("Borrower"), do hereby certify that:

          1. This Certificate is furnished to the Lenders pursuant to Section 7.01(i)(7) of the Credit Agreement, dated as of January 7, 1999, among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, and The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

          (a) "Fair Value"

          The amount at which the assets, in their entirety, of the applicable Obligor and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

          (b) "Present Fair Salable Value"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the applicable Obligor and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under normal selling conditions for the sale of comparable business enterprises.

                                      C2-1

          (c) "New Financing"

          The Indebtedness incurred or to be incurred by the applicable Obligor and its Subsidiaries under the Credit Documents (assuming the full utilization by Borrower and PR Borrower of the Commitments under the Credit Agreement), the Parent Financing Documents and the Senior Subordinated Notes Financing Documents (collectively, the "Documents") and all other financings contemplated by each of the Documents, in each case after giving effect to the Merger.

          (d) "Stated Liabilities"

          The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of the applicable Obligor and its Subsidiaries taken as a whole as of August 31, 1998, after giving effect to the consummation of the Merger, determined in accordance with GAAP consistently applied, together with the amount of all New Financings.

          (e) "Identified Contingent Liabilities"

          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the applicable Obligor and its Subsidiaries taken as a whole after giving effect to the Merger (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the applicable Obligor and/or any of its Subsidiaries.

          (f) "Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature"

          For the period from the date hereof through the Final Maturity Date, each applicable Obligor and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

          (g) "Does not have Unreasonable Small Capital"


                                      C2-2

          For the period from the date hereof through the Final Maturity Date, the applicable Obligor and its Subsidiaries taken as a whole, after consummation of the Merger and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the applicable Obligor and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or officers of the applicable Obligor under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

          (a) I have reviewed the financial statements referred to in Section 8.02(a) and (b) of the Credit Agreement.

          (b) I have made inquiries of certain officials of each Obligor and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of each Obligor and its Subsidiaries.

          (c) I have knowledge of and have reviewed to my satisfaction the Documents, and each of its respective Annexes, Schedules and Exhibits thereto.

          (d) With respect to Identified Contingent Liabilities, I:

               1. inquired of certain officials of each Obligor and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of each Obligor and its Subsidiaries; and

               2. confirmed with officers of each Obligor and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

                                      C2-3

          (e) I have made inquiries of certain officers of each Obligor and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause such Obligor and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger and the related financing transactions (including the making of Loans under the Credit Agreement), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than Stated Liabilities and Identified Contingent Liabilities;
(ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

          4. Based on and subject to the foregoing, taking into account Section
6.08 of the Credit Agreement I hereby certify that, after giving effect to the consummation of the Merger and the related financing transactions (including the making of Loans under the Credit Agreement), it is my opinion that (i) the Fair Value (on a going concern basis) of the assets of the Obligors and their Subsidiaries taken as a whole exceed their respective Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of the Obligors and their Subsidiaries taken as a whole exceeds the probable liability of the Obligors and their Subsidiaries taken as a whole on its Stated Liabilities and Identified Contingent Liabilities; (iii) the Obligors and their Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv) the Obligors and their Subsidiaries taken as a whole will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

          IN WITNESS WHEREOF, I have hereto set my hand this 7th day of January, 1999, in my official (and not individual) capacity and without personal liability.




                                      By:
                                          Name:
                                          Title:

                                     C2-4

                                                                       Exhibit D










                  --------------------------------------------


                               SECURITY AGREEMENT
                              Dated January 7, 1999

                  --------------------------------------------

                                     made by


                     CENTENNIAL CELLULAR OPERATING CO. LLC,
                                  as Borrower,

                                       and

                    CENTENNIAL WIRELESS PCS OPERATIONS CORP.,
                                 as PR Borrower

                                       and


       EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM
                   TIME TO TIME PARTY HERETO BY EXECUTION OF
                              A JOINDER AGREEMENT,
                                  as Guarantor


                                   in favor of


                                NATIONSBANK, N.A.

                                TABLE OF CONTENTS


                                                                            Page

R E C I T A L S................................................................1

Section 1.  Pledge.............................................................2
Section 2.  Secured Obligations................................................8
Section 3.  FCC Approvals and Municipal Approvals..............................8
Section 4.  No Release.........................................................9
Section 5.  Perfection; Supplements; Further Assurances;
              Use of Pledged Collateral........................................9
         (a)   Delivery of Certificated Securities Collateral..................9
         (b)   Perfection of Uncertificated Securities Collateral.............10
         (c)   Financing Statements and Other Filings.........................10
         (d)   Perfection in Financial Accounts...............................10
         (e)   Motor Vehicles.................................................10
         (f)   Supplements; Further Assurances................................10
         (g)   Use and Pledge of Pledged Collateral...........................11
Section 6.  Representations, Warranties and Covenants.........................11
         (a)   Perfection Actions; Prior Liens................................11
         (b)   No Liens.......................................................11
         (c)   Other Financing Statements.....................................12
         (d)   Chief Executive Office; Inventory, Equipment and Records.......12
         (e)   Due Authorization and Issuance.................................13
         (f)   No Violations, etc.............................................13
         (g)   No Options, Warrants, etc......................................13
         (h)   No Claims......................................................13
         (i)   Authorization, Enforceability..................................13
         (j)   No Conflicts, Consents, etc....................................14
         (k)   Pledged Collateral.............................................14
         (l)   Insurance......................................................14
         (m)   Insurance Proceeds.............................................15
         (n)   Payment of Taxes; Compliance with Laws; Claims.................15
         (o)      ............................................................15
Section 7.  Special Provisions Concerning General Collateral..................16
         (a)   Special Representations and Warranties.........................16
         (b)   Maintenance of Records.........................................16
         (c)   Legend.........................................................16
         (d)   Modification of Terms, etc.....................................16

         (e)   Collection.....................................................17
         (f)   Instruments....................................................17
         (g)   Cash Collateral................................................17
         (h)   Maintenance of Equipment.......................................17
         (i)   Warehouse Receipts Non-Negotiable..............................18
         (j)   Consents to Assignment of Contracts............................18
         (k)   Fair Labor Standards Act.......................................18
Section 8. Special Provisions Concerning Securities Collateral................18
         (a)   Pledge of Additional Securities................................18
         (b)   Voting Rights; Distributions; etc..............................18
         (c)   No New Securities..............................................20
         (d)   Operative Agreements...........................................20
         (e)   Defaults, etc..................................................20
Section 9.  Special Provisions Concerning Intellectual Property Collateral....20
         (a)   Grant of License...............................................20
         (b)   Registrations..................................................20
         (c)   No Violations or Proceedings...................................21
         (d)   Protection of Administrative Agent's Security..................21
         (e)   After-Acquired Property........................................22
         (f)   Modifications..................................................22
         (g)   Applications...................................................22
         (h)   Litigation.....................................................22
Section 10.  Special Provisions Concerning Financial Accounts.................23
         (a)   Financial Accounts.............................................23
         (b)   Concentration Account..........................................24
         (c)   Dispositions from Concentration Account........................24
         (d)   Revocation of Withdrawal Right.................................24
         (f)   Application of Amounts in Collateral Account...................25
         (g)   Investment of Balance in Collateral Account....................25
         (h)   Cover for Letter of Credit Liabilities.........................25
Section 11.  Transfers and Other Liens........................................26
Section 12.  Reasonable Care..................................................26
Section 13.  Remedies upon Default; Obtaining the Pledged Collateral upon Event of Default..........................................26
         (b)   Remedies; Disposition of the Pledged Collateral................27
         (c)   Waiver of Notice and Claims....................................28
         (d)   Certain Sales of Pledged Collateral............................29

Section 14.  Application of Proceeds..........................................30
Section 15.  Expenses.........................................................30
Section 16.  No Waiver; Cumulative Remedies...................................31
Section 17.  Administrative Agent.............................................31
Section 18.  Administrative Agent May Perform; Administrative Agent
               Appointed Attorney-in-Fact.....................................31
Section 19.  Indemnity........................................................32
         (a)   Indemnity......................................................32
         (b)   Survival.......................................................32
         (c)   Reimbursement..................................................33
Section 20.  Modification in Writing..........................................33
Section 21.  Termination; Release.............................................33
Section 22.  Notices..........................................................33
Section 23.  Continuing Security Interest; Assignment.........................33
Section 24.  GOVERNING LAW; TERMS.............................................34
Section 25.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF
               JURY TRIAL.....................................................34
Section 26.  Severability of Provisions.......................................35
Section 27.  Execution in Counterparts........................................35
Section 28.  Headings.........................................................35
Section 29.  Obligations Absolute.............................................35
Section 30.  Administrative Agent's Right to Sever Indebtedness...............36
Section 31.  Future Advances..................................................37

                          [Form of Security Agreement]

                               SECURITY AGREEMENT


          SECURITY AGREEMENT (the "Agreement"), dated as of January 7, 1999, made by CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company having an office at Corporate Office, 1305 Campus Parkway, Neptune, New Jersey 07753 ("Borrower"), CENTENNIAL WIRELESS PCS OPERATIONS CORP., a Delaware corporation having an office at Corporate Office, 1305 Campus Parkway, Neptune, New Jersey 07753 ("PR Borrower"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"; together with Borrower, the "Pledgors", and each, a "Pledgor"), as pledgors, assignors and debtors, in favor of NATIONSBANK, N.A., having an office at 901 Main Street, 14th Floor, Dallas, Texas 75202, in its capacity as administrative agent, as pledgee, assignee and secured party (in such capacity and together with any successors in such capacity, "Administrative Agent") for the lending institutions (the "Lenders") from time to time party to the Credit Agreement (as hereinafter defined).


                                R E C I T A L S :

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors, the Lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, the Lenders have agreed (i) to make to or for the account of Borrower certain Term Loans up to an aggregate principal amount of $900,000,000 and certain Revolving Credit Loans up to an aggregate principal amount of $150,000,000 and (ii) to issue certain Letters of Credit for the account of Borrower.

          B. It is contemplated that one or more of the Pledgors may enter into one or more Interest Rate Protection Agreements and Swap Contracts with one or more of the Lenders or their respective Affiliates (collectively, "Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Pledgors now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. Each Pledgor is or will be the legal and beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

          D. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into the Interest Rate Agreements that each Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

          E. This Agreement is given by each Pledgor in favor of Administrative Agent for its benefit and the benefit of the Lenders and the other Creditors (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).


                               A G R E E M E N T :

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and Administrative Agent hereby agree as follows:

          Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to Administrative Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

          (a) all "accounts", as such term is defined in the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction, including, without limitation, Puerto Rico, (the "UCC"), and in any event including, without limitation, all of such Pledgor's rights to payment for goods sold or leased or services performed by such Pledgor or any other party, and all rights evidenced by an account, contract, security agreement, chattel paper, guarantee (including a letter of credit) or other evidence of indebtedness or security together with (i) all security pledged, assigned, hypothecated or granted to or held by such Pledgor to secure the foregoing, (ii) general intangibles arising out of such Pledgor's rights in any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties and certificates from filing or other registration offices (collectively, the "Receivables");

          (b) all "inventory", as such term is defined in the UCC, and, in any event including, without limitation, all raw materials, work in process, returned goods, finished goods, samples and consigned goods to the extent of the consignee's interest therein, materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods and all other products, goods, materials and supplies (collectively, the "Inventory");

          (c) all books, records, ledgers, print-outs, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof;

          (d) any and all sale, service, performance and equipment or real property lease contracts (including, without limitation, all leases for cell sites to which Pledgor is a party), agreements and grants (whether written or oral), and any other contract (whether written or oral) between such Pledgor and third parties, including, without limitation, the Merger Agreement and the Facilities Agreement, but excluding any of the foregoing
     (i) which would be terminable by the counterparty thereto if such Pledgor's interest therein were subject to the security interest created hereby and
     (ii) for which such Pledgor has not received a consent from such counterparty to the grant of a security interest therein (collectively, the "Contracts");

          (e) all "equipment", as such term is defined in the UCC, and, in any event including, without limitation, all machinery, equipment, office machinery, furniture, conveyors, tools, materials, storage and handling equipment, automotive equipment, motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership, and all other equipment of every kind and nature owned by such Pledgor or in which such Pledgor may have any interest (to the extent of such interest), all modifications, alterations, repairs, substitutions, additions and accessions thereto, all replacements and all parts therefor and together with all substitutes for any of the foregoing (collectively, the "Equipment");

          (f) all "general intangibles", as such term is defined in the UCC, and, in any event including, without limitation, all manuals, blueprints, know-how, warranties and records in connection with the Equipment; all documents of title or documents representing the Inventory and all records, files and writings with respect thereto; any and all other rights, claims and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, including, without limitation, all rights under any Contracts; all information, customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to operations by such Pledgor; all field repair data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor; all accounting information pertaining to such Pledgor's operations or any of the Equipment, Inventory, Receivables or Intangibles and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of the Equipment, Inventory, Receivables, Contracts or Intangibles may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all rights and goodwill of such Pledgor; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or assets now or hereafter held by such Pledgor (other than FCC Licenses, as hereinafter defined); all causes of action, claims and warranties now or hereafter owned or acquired by such Pledgor; and any other property consisting of a general intangible under the UCC applicable in such other location where such Pledgor maintains its records relating to such property (collectively, the "Intangibles");

          (g) all present and future authorizations, permits, licenses and franchises (collectively the "FCC Licenses") heretofore or hereafter granted or assigned to such Pledgor by the Federal Communications Commission (the "FCC") or any present and future authorizations, permits, licenses and franchises (collectively "Governmental Licenses") heretofore or hereafter granted or assigned to such Pledgor by any other public or governmental agency or regulatory body for the operation or ownership of a wireless telecommunications system; excluding, however, any such FCC Licenses or Governmental Licenses to the extent, and only to the extent, that it is unlawful to grant a security interest in the same, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such FCC Licenses or Governmental Licenses, including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer of such FCC Licenses), whether now owned or hereafter acquired by such Pledgor, or in which such Pledgor may now have or hereafter acquire an interest.

          (h) all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, casualty insurance, liability insurance, property insurance and business interruption insurance), all such insurance policies entered into after the date hereof other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including all dividends, returned premiums and other rights to receive money in respect of any of the foregoing) (collectively, the "Insurance Policies");

          (i) such Pledgor's right to receive the surplus funds, if any, which are payable to such Pledgor following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law (collectively, the "Pension Plan Reversions");

          (j) the issued and outstanding shares of capital stock of each Person described in Schedule I-A hereto and each other corporation hereafter acquired or formed by such Pledgor (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares; provided that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Internal Revenue Code of 1986, as amended from time to time

     (the "Tax Code")) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Section 1(j) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code; provided further, that if following a change in the relevant sections of the Tax Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of any Foreign Subsidiary entitled to vote without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Pledgors for United States Federal income tax purposes, then the 65% limitation set forth above shall no longer be applicable and the Pledgors shall duly pledge and deliver to the Administrative Agent such maximum additional percentage of the capital stock not theretofore required to be pledged hereunder as will not cause such a deemed dividend to have been made;

          (k) subject to the proviso set forth in clause (j) above, all additional shares of capital stock of whatever class of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which are and shall remain at all times until this Agreement terminates, certificated shares) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

          (l) all membership interests and/or partnership interests, as applicable, of each Person described in Schedule I-B hereto and each other limited liability company or partnership hereafter acquired or formed by such Pledgor, together with all rights, privileges, authority and powers of such Pledgor in and to each such Person or under the membership or partnership agreement of each such Person (the "Operative Agreements") (collectively, the "Initial Pledged Interests"), and the certificates, instruments and agreements, if any, representing the Initial Pledged Interests;

          (m) all options, warrants, rights, agreements, additional membership or partnership interests or other interests relating to each such Person described in clause (l) above or any interest in any such Person, including, without limitation, any right relating to the equity or membership or partnership interests in any such Person or under the Operative Agreement of any such Person (collectively, the "Additional Interests"; together with the Initial Pledged Interests, the "Pledged Interests"; the Pledged Interests and the Pledged Shares, collectively, the "Pledged Securities") from time to time acquired by such Pledgor in any manner and the certificates, instruments and agreements, if any, representing the Additional Interests;

          (n) all intercompany notes described on Schedule II hereto (the "Intercompany Notes") and all certificates or instruments evidencing such Intercompany Notes and all proceeds thereof, all accessions thereto and substitutions therefor;

          (o) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes (collectively, "Distributions");

          (p) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Person listed on
     Schedule I-A or Schedule I-B hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from such consolidation or merger;

          (q) patents issued or assigned to and all patent applications made by such Pledgor, including, without limitation, the patents and patent applications listed on Schedule III hereto, along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof,
     (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iv) rights to sue for past, present and future infringements thereof (collectively, the "Patents");

          (r) trademarks (including service marks), logos, federal and state trademark registrations and applications made by such Pledgor, common law trademarks and trade names owned by or assigned to such Pledgor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed on Schedule IV hereto, along with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, and
     (iii) rights to sue for past, present and future infringements thereof (collectively, the "Trademarks");

          (s) copyrights owned by or assigned to such Pledgor, including, without limitation, the registrations and applications listed on Schedule V hereto, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Copyrights");

          (t) license agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright listed on Schedule VI hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future breaches thereof, (iii) rights to sue for past, present and future breaches thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights (collectively, the "Licenses");

          (u) the entire goodwill and all product lines of such Pledgor's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae connected with the use of and symbolized by the Trademarks of such Pledgor (collectively, the "Goodwill");

          (v) all financial accounts and all investment property (as defined in the UCC) of such Pledgor, including, without limitation, (i) the financial accounts maintained with the financial institutions (each, a "Financial Intermediary") identified on Schedule VII hereto, (ii) all moneys, financial assets (as defined in the UCC), checks, drafts, securities and instruments deposited or required to be deposited in such accounts, (iii) all investments and all certificates and instruments, if any, from time to time representing or evidencing any other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed under subclauses (i) and (ii), and (iv) each consent or other agreement from time to time entered into by such Pledgor with any financial institution at which any of the financial accounts is maintained and all rights of such Pledgor under each such consent or agreement;

          (w) any and all other property of such Pledgor;

          (x) all "documents", as such term is defined in the UCC, including, without limitation, all receipts of such Pledgor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

          (y) all "instruments", as such term is defined in the UCC, including, without limitation, all promissory notes, drafts, bills of exchange or acceptances (collectively, the "Instruments"); and

          (z) all "proceeds", as such term is defined in the UCC or under other relevant law, and in any event including, without limitation, any and all
     (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guaranty payable to Administrative Agent or to such Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving body including, without limitation, those governing the regulation and protection of the environment (each, a "Governmental Authority") (or any person acting on behalf of a Governmental Authority),
     (iii) instruments representing obligations to pay amounts in respect of the Pledged Collateral, (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral (collectively, the "Proceeds").

          Notwithstanding the foregoing, to the extent that the provision of any agreement binding on any Pledgor that governs any intangible personal property referred to in any of clauses (a) through (z) above expressly prohibits the pledge, assignment or transfer thereof, or the grant of a security interest therein, such Pledgor's right, title and interest in such property shall be excluded from the foregoing pledge, assignment, transfer and grant for so long as such prohibition continues, it being understood that upon request of the Administrative Agent, such Pledgor will in good faith use reasonable efforts to obtain consent for the pledge, assignment, transfer and creation of a security interest in favor of the Administrative Agent in such Pledgor's right, title and interest in such property.

          The Pledged Securities, the Intercompany Notes, the Distributions and the Proceeds relating thereto are collectively referred to as the "Securities Collateral". The Patents, Trademarks, Copyrights, Licenses, Goodwill and the Proceeds relating thereto are collectively referred to as the "Intellectual Property Collateral". The property described in clause (u) above and the Proceeds relating thereto are collectively referred to as the "Financial Account Collateral". The Pledged Collateral other than the Securities Collateral, the Intellectual Property Collateral and the Financial Account Collateral is collectively referred to as the "General Collateral".

          Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all Obligations of the Pledgors now existing or hereafter arising under or in respect of the Credit Agreement and all Interest Rate Obligations of the Pledgors now existing or hereafter arising under or in respect of any Interest Rate Agreement (including, without limitation, the obligations of the Pledgors to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement), and
(ii) without duplication of the amounts described in clause (i), all obligations of the Pledgors now existing or hereafter arising under or in respect of this Agreement or any other Credit Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement or in any other Credit Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

          Section 3. FCC Approvals and Municipal Approvals. The provisions of this Agreement shall be subject to this Section 3. The rights of the Administrative Agent and the Secured parties under this Agreement are subject to all applicable rules and regulations of the FCC. Notwithstanding anything to the contrary contained herein, neither the Administrative Agent nor any Secured Party will take any action pursuant to this Agreement which would constitute or result in any assignment of any FCC License or any direct or indirect change of control of Borrower or any Pledgor or any FCC License, or any Government License, whether de jure or de facto, if such assignment or change of control would require the prior approval of the FCC under the Communications Act of 1934, as amended (including the written rules and regulations promulgated by the FCC) or any other public or governmental agency or regulatory body unless and until each such approval has been obtained. Borrower and each Pledgor agrees to take any action which the Administrative Agent may reasonably request in order to obtain and enjoy to the fullest possible extent the rights and benefits granted to the Administrative Agent and the Secured Parties by this Agreement and each other agreement, instrument and document delivered to the Administrative Agent for the benefit of the Secured Parties in connection herewith or in any document evidencing or securing the Collateral, including specifically, at the cost and expense of such Pledgor, the use of such Pledgor's best efforts to assist in obtaining approval of the FCC or any other agency or government for any action or transaction contemplated by, and consistent with the terms of, this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file (or cause to be filed) with the FCC or any other agency or government the assignor's or transferor's portion of any application or applications for consent to the assignment of any license, permit or franchise or change of control necessary or appropriate under the rules and regulations of the FCC or any agency or government for approval of (a) the assignment of any FCC license or transfer of control thereof or of such Pledgor, (b) any sale or sales of property constituting the Collateral by the Administrative Agent, or (c) any assumption by the Administrative Agent or the Secured Parties of voting rights or management rights in property constituting the Collateral which are being effected in accordance with the terms of this Agreement. Furthermore, notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent agrees on behalf of the Secured parties that (aa) voting rights in any Pledged Securities shall remain with the issuer thereof even upon an Event of Default unless all required prior approvals of the FCC to the transfer of such voting rights shall have been obtained, (bb) upon an Event of Default, and only if so permitted by this Agreement, the Agent or the Secured Parties may dispose of such Pledged Securities, but only after all consents required by the FCC or any other public or governmental agency or regulatory body with respect to such sale have been obtained.

          Section 4. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Administrative Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on Administrative Agent or any Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 4 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

          Section 5. Perfection; Supplements; Further Assurances; Use of Pledged Collateral.

          (a) Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to Administrative Agent, shall immediately upon receipt thereof by any Pledgor be delivered to and held by or on behalf of Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent. Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

          (b) Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted or required by applicable law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Securities, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give Administrative Agent the right to transfer such Pledged Securities under the terms hereof and provide to Administrative Agent an opinion of counsel, in form and substance satisfactory to Administrative Agent, as to the perfection of such pledge.

          (c) Financing Statements and Other Filings. Each Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of the Pledgors file and refile, or permit Administrative Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form acceptable to Administrative Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as Administrative Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to Administrative Agent hereunder, as against third parties, with respect to any Pledged Collateral. Each Pledgor authorizes Administrative Agent to file any such financing or continuation statement or other document without the signature of such Pledgor where permitted by law.

          (d) Perfection in Financial Accounts. In addition to any other actions required herein to be taken by any Pledgor, each applicable Pledgor shall cause each Financial Intermediary to execute and deliver to Administrative Agent within thirty (30) days of the date hereof a financial account consent agreement substantially in the form of Exhibit 2 hereto acknowledging the security interest and exclusive dominion and control of Administrative Agent in all Financial Account Collateral on deposit by such Pledgor with such Financial Intermediary.

          (e) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon the request of Administrative Agent, deliver to Administrative Agent originals of the certificates of title or ownership for the motor vehicles, and any other Equipment covered by certificates of title or ownership owned by it, with Administrative Agent listed as lienholder.

          (f) Supplements; Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver to Administrative Agent such additional assignments, agreements, supplements, powers and instruments, as Administrative Agent may reasonably deem necessary or appropriate, wherever required or permitted by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to Administrative Agent hereunder, to carry into effect the purposes of this Agreement or better to assure and confirm unto Administrative Agent or permit Administrative Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to Administrative Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, as Administrative Agent shall reasonably request. Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as Administrative Agent may be advised by counsel shall be reasonably necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

          (g)  Use and Pledge of Pledged Collateral. Unless an Event of
Default shall have occurred and be continuing, Administrative Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms of this Agreement. The Pledgors and Administrative Agent acknowledge that this Agreement is intended to grant to Administrative Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

          Section 6. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

               (a) Perfection Actions; Prior Liens. Upon the completion of the deliveries, filings and other actions contemplated in Sections 5(a) through 5(d) hereof, the security interest granted to Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected security interest therein, superior and prior to the rights of all other Persons therein other than with respect to (i) the Liens identified on Annex A relating to the items of Pledged Collateral identified on such annex, (ii) with respect to General Collateral acquired after the date hereof, Liens of the type described in clauses
          (g), (h), (l), (n), (o), (p), (q), (r) and (u) of the definition of Permitted Liens and (iii) Subordinate Liens (as hereinafter defined) permitted hereunder which are created or authorized under any law or regulation of any applicable Governmental Authority and which are required under such law or regulation to be superior to the Lien and security interest created and evidenced hereby (the Liens described in this clause (iii), collectively, the "Governmental Prior Liens"; together with the Liens described in clauses (i) and (ii) above, "Prior Liens").

               (b) No Liens. Such Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Lien and security interest created by this Agreement and (iii) Subordinate Liens, and such Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to Administrative Agent or any Secured Party other than the holders of such Liens. There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of Administrative Agent hereunder except to the extent permitted by Credit Documents.

               "Subordinate Liens" shall mean (A) with respect to the General Collateral, Liens of the type described in clauses (b), (c), (g), (h),
          (k), (l), (m), (n), (o), (p), (q), (r), (s) and (u) of the definition of Permitted Liens and (B) with respect to all other Pledged Collateral, Liens of the type described in clause (b) of the definition of Permitted Liens.

               (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to (i) Prior Liens that do not constitute Governmental Prior Liens, (ii) this Agreement and (iii) Subordinate Liens that do not constitute Governmental Prior Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor pursuant to this Agreement and financing statements relating to Prior Liens or Subordinate Liens that in each such case do not constitute Governmental Prior Liens.

               (d) Chief Executive Office; Inventory, Equipment and Records. The chief executive office and all Inventory and Equipment of such Pledgor are located at the addresses indicated in the perfection certificate of such Pledgor delivered in connection herewith. Such Pledgor shall not move its chief executive office or move any Inventory or Equipment to any location other than those listed on Annex B except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 6(d). All tangible evidence of all Receivables, Pension Plan Reversions, Contracts, Intangibles and Insurance Policies of such Pledgor and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 6(d). All Receivables, Pension Plan Reversions, Contracts, Intangibles and Insurance Policies of such Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office location, or such new location as such Pledgor may establish in accordance with the last sentence of this Section 6(d). Such Pledgor shall not establish a new location for its chief executive office, move any Inventory or Equipment to any location other than those listed on Annex B or change its name, identity or structure until (i) it shall have given Administrative Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Administrative Agent may request, and (ii) with respect to such new location or name, such Pledgor shall have taken all action satisfactory to Administrative Agent to maintain the perfection and priority of the security interest of Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

               (e) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation due and owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

               (f) No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

               (g) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities.

               (h) No Claims. Such Pledgor owns or has rights to use all the Pledged Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor's business as currently conducted and as contemplated to be conducted pursuant to the Credit Documents. The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person. No claim has been made and remains outstanding that such Pledgor's use of any Pledged Collateral does or may violate the rights of any third person.

               (i) Authorization, Enforceability. Such Pledgor has the requisite organizational power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pledged by it pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (j) No Conflicts, Consents, etc. Neither the execution and delivery of this Agreement by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any charter or by-laws or other organizational document of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (iii) conflicts with any law, order, rule or regulation applicable to any such Pledgor of any Governmental Authority having jurisdiction over such Pledgor or its property, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor except with respect to each of the foregoing which is not reasonably likely to have a Material Adverse Effect, or a material adverse effect on the value of the Pledged Collateral or an adverse effect on the security interests hereunder. No consent of any party (including, without limitation, equityholders or creditors of such Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor,
          (y) except as expressly recognized in Section 3 of this Agreement, the exercise by Administrative Agent of the rights provided for in this Agreement or (z) except as expressly recognized in Section 3 of this Agreement, the exercise by Administrative Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement.

               (k) Pledged Collateral. All information set forth herein, including the schedules and annexes attached hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules attached hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

               (l) Insurance. No Pledgor shall take any action that impairs the rights of Administrative Agent or any Secured Party in the Pledged Collateral. Each Pledgor shall at all times keep the Inventory and Equipment insured, at such Pledgor's own expense, to Administrative Agent's satisfaction against such risks to which the Pledged Collateral may be subject, and in such amounts and with such deductibles as would be maintained by operators of businesses similar to the business of such Pledgor or as Administrative Agent may otherwise require. Each policy or certificate with respect to such insurance shall be endorsed to Administrative Agent's satisfaction for the benefit of Administrative Agent (including, without limitation, by naming Administrative Agent as an additional named insured and loss payee as Administrative Agent may request) and such policy or certificate shall be delivered to Administrative Agent. Each such policy shall state that it cannot be cancelled without 30 days' prior written notice to Administrative Agent. At least 30 days prior to the expiration of any such policy of insurance, each Pledgor shall deliver to Administrative Agent an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If any Pledgor shall fail to insure such Pledged Collateral to Administrative Agent's satisfaction, Administrative Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance, and such Pledgor agrees to reimburse Administrative Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Credit Agreement.

               (m) Insurance Proceeds. Any proceeds of insurance received by any Pledgor shall be applied by it as provided in Section 2.10(a)(i) of the Credit Agreement. In the event that any Pledgor is permitted to and elects to apply such proceeds to the repair or replacement of any item of Pledged Collateral, such Pledgor shall upon its receipt of such proceeds from Administrative Agent promptly commence and diligently continue to perform such repair or promptly effect such replacement. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent shall have the option to apply any proceeds of insurance received by any Pledgor in respect of the Pledged Collateral toward the payment of the Secured Obligations in accordance with Section 14 hereof or to continue to hold such proceeds as additional collateral to secure the performance by the Pledgors of the Secured Obligations.

               (n) Payment of Taxes; Compliance with Laws; Claims. Each Pledgor shall pay prior to the date on which material penalties would attach thereto all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Pledged Collateral. Each Pledgor shall comply with all laws, rules and regulations applicable to the Pledged Collateral the failure to comply with which would have an adverse effect on the value or use of the Pledged Collateral or the Lien on such Pledged Collateral granted to Administrative Agent hereunder. Notwithstanding the foregoing, each Pledgor may at its own expense contest the amount or applicability of any of the obligations described in the preceding sentences by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Pledged Collateral or any part thereof to satisfy the same; provided, however, that in connection with such contest, such Pledgor shall (a) have made provision for the payment of such contested amount on such Pledgor's books if and to the extent required by generally accepted accounting principles, and (b) at the option and upon the request of Administrative Agent, have deposited with Administrative Agent a sum sufficient to pay and discharge such obligation and Administrative Agent's estimate of all interest and penalties related thereto, such sum to be released as soon as all such obligations have been satisfied or withdrawn.

               (o) Upon reasonable request to such Pledgor, Administrative Agent shall have full and free access during normal business hours to all of the books, correspondence and records of such Pledgor relating to the Pledged Collateral, and Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to Administrative Agent, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by Administrative Agent with regard thereto.

          Section 7. Special Provisions Concerning General Collateral.

               (a) Special Representations and Warranties. As of the time when each of its Receivables arises, each Pledgor shall be deemed to have represented and warranted that such Receivable and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein or out of an advance or a loan, not subject to the fulfillment of any contract or condition whatsoever or to any defenses, set-offs or counterclaims except with respect to refunds, returns and allowances in the ordinary course of business, or stamp or other taxes, (iii) will, in the case of a Receivable, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser's account, be the only original writings evidencing and embodying such obligation of the account debtor named therein, and
          (iv) are in compliance and conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

               (b) Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon Administrative Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Administrative Agent's security interest therein without the consent of any Pledgor.

               (c) Legend. Each Pledgor shall legend, at the request of Administrative Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to Administrative Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein.

               (d) Modification of Terms, etc. No Pledgor shall rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein without the prior written consent of Administrative Agent except in the ordinary course of business consistent with prudent business practice. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

               (e) Collection. Each Pledgor shall cause to be collected from the account debtor of each of the Receivables, as and when due (including, without limitation, Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys' fees) of collection, in any case, whether incurred by any Pledgor, Administrative Agent or any Secured Party, shall be paid by the Pledgors.

               (f)  Instruments. Each Pledgor shall deliver to
          Administrative Agent, within five days after receipt thereof by such Pledgor, any Instrument evidencing Receivables which is in the principal amount of $100,000 or more. Any Instrument delivered to Administrative Agent pursuant to this Section 7(f) shall be appropriately endorsed (if applicable) to the order of Administrative Agent, as agent for the Secured Parties, and shall be held by Administrative Agent as further security hereunder; provided, however, that so long as no Default shall have occurred and be continuing, Administrative Agent shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by Administrative Agent, against trust receipt or like document).

               (g) Cash Collateral. Upon the occurrence and during the continuance of any Event of Default, if Administrative Agent so directs, each Pledgor shall cause all payments on account of the Receivables to be held by Administrative Agent as cash collateral in accordance with subsection 10(f) hereof. Without notice to or assent by any Pledgor, Administrative Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in
          Section 12. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by Administrative Agent or any Secured Party, shall be paid by the Pledgors.

               (h) Maintenance of Equipment. Each Pledgor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and to the extent consistent with current business practice in accordance with any manufacturer's manual, and, subject as set forth in Section 2.10(i) of the Credit Agreement, shall forthwith, or in the case of any loss or damage which (individually or in the aggregate) exceeds $100,000 to any of the Equipment (of which prompt notice shall be given to Administrative Agent) as quickly as commercially practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable in the conduct of such Pledgor's business.

               (i) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

               (j) Consents to Assignment of Contracts. To the extent that any contract or other agreement of any Pledgor would constitute a Contract hereunder but for the exclusions contained in clauses (i) and
          (ii) of the definition of "Contracts" hereunder, such Pledgor shall in good faith use its reasonable efforts to cause the counterparty thereto to deliver the consent contemplated in clause (ii) of such definition.

               (k) Fair Labor Standards Act. Any goods now or hereafter produced by each Pledgor included in the Pledged Collateral have been and will be produced in substantial compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

          Section 8. Special Provisions Concerning Securities Collateral.

               (a) Pledge of Additional Securities. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person, accept the same in trust for the benefit of Administrative Agent and promptly (and in any event within five Business Days) deliver to Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 3 hereto (each, a "Pledge Amendment"), and the certificates and other documents required under subsections 5(a) and 5(b) in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional property. Each Pledgor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

               (b)  Voting Rights; Distributions; etc.

                    (i) So long as no Event of Default shall have occurred and be continuing:

                         (A) Each Pledgor shall be entitled to exercise any and
                    all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement or any other Credit Document; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may reasonably be expected to have an adverse effect on the value of the Pledged Collateral or an adverse effect on the security intended to be provided by this Agreement.

                         (B) Each Pledgor shall be entitled to receive and
                    retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Administrative Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                         (C) Administrative Agent shall be deemed without
                    further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 8(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 8(b)(i)(B) hereof.

                    (ii) Upon the occurrence and during the continuance of any
               Event of Default and except as expressly recognized in Section 3 of this Agreement:

                           (A) All rights of each Pledgor to exercise the voting
                  and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(b)(i)(A) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                           (B) All rights of each Pledgor to receive
                  Distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(b)(i)(B) hereof shall cease and all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                    (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Administrative Agent appropriate instruments as Administrative Agent may reasonably request in order to permit Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 8(b)(ii)(B) hereof.

                    (iv) All Distributions which are received by any Pledgor
               contrary to the provisions of Section 8(b)(ii)(B) hereof shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (c) No New Securities. Each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to Pledgor.

          (d) Operative Agreements. Each Pledgor has delivered to Administrative Agent true, correct and complete copies of the Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified, and, to such Pledgor's knowledge, there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to Administrative Agent a copy of any notice of default given or received by it under any Operative Agreement within ten (10) days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may reasonably be expected to have a material adverse effect on the value of the Pledged Interests or an adverse effect on the security intended to be provided by this Agreement.

          (e) Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Pledged Securities pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to Administrative Agent) which evidence any Pledged Securities of such Debtor.

          Section 9. Special Provisions Concerning Intellectual Property Collateral.

          (a) Grant of License. For the purpose of enabling Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 13 hereof at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

          (b) Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business, that are listed in Schedule VI hereto, on and as of the date hereof (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Schedules III, IV and V, and (ii) all registrations listed in said Schedules III, IV and V are valid and in full force and effect.

          (c) No Violations or Proceedings. To each Pledgor's knowledge, on and as of the date hereof, (i) except as set forth in Schedule VI hereto, there is no violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedules III, IV and V hereto, respectively, pledged by it under the name of such Pledgor, (ii) such Pledgor is not infringing in any material respect upon any Copyright, Patent or Trademark of any other Person and (iii) no proceedings have been instituted or are pending against such Pledgor or, to such Pledgor's knowledge, threatened, and no claim against such Pledgor has been received by such Pledgor, alleging any such violation, except as may be set forth in said Schedule VI.

          (d) Protection of Administrative Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify Administrative Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use any of the Intellectual Property Collateral, its right to register the Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral necessary for the operation of such Pledgor's business, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the operation of such Pledgor's business, and not settle or compromise any pending or future litigation or administrative proceeding with respect to the Intellectual Property Collateral necessary for the operation of such Pledgor's business, in each case, without the consent of Administrative Agent, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify Administrative Agent in writing of any event which may reasonably be expected to materially adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof necessary for the operation of such Pledgor's business, the ability of such Pledgor or Administrative Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of Administrative Agent in relation thereto, including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on the Intellectual Property Collateral intended to be granted to Administrative Agent for the benefit of the Secured Parties, without the consent of Administrative Agent, (vi) until Administrative Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to Administrative Agent from time to time statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as Administrative Agent may from time to time reasonably request, all in reasonable detail.

          (e) After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit have expired or been sooner terminated (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (i) or (ii) with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement and be subject to the Lien created by this Agreement without further action by any party other than actions required to perfect such Lien. Each Pledgor shall promptly provide to Administrative Agent written notice of any of the foregoing. Each Pledgor agrees, promptly following a request by Administrative Agent, to confirm the attachment of the Lien created by this Agreement to any rights described in clauses (i) and (ii) above if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement by execution of an instrument in form reasonably acceptable to Administrative Agent.

          (f) Modifications. Each Pledgor authorizes Administrative Agent to modify this Agreement by amending Schedules III, IV, V and VI hereto to include any future Intellectual Property Collateral of such Pledgor, including, without limitation, any of the items listed in Section 8(e).

          (g) Applications. Each Pledgor shall file and prosecute diligently all applications for the Patents, the Trademarks or the Copyrights now or hereafter pending that would be necessary to the business of such Pledgor to which any such applications pertain, and shall do all acts necessary to preserve and maintain all rights in the Intellectual Property Collateral necessary for the operation of such Pledgor's business. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Pledgors. No Pledgor shall abandon any right to file a Patent, Trademark or Copyright application, or any pending Patent, Trademark or Copyright application or any Patent, Trademark or Copyright necessary for the operation of such Pledgor's business without the consent of Administrative Agent.

          (h)  Litigation.

              (i) Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Intellectual Property Collateral. Each Pledgor shall promptly notify Administrative Agent in writing as to the commencement and prosecution of any such actions, or threat thereof (except where such action is not reasonably likely to have a Material Adverse Effect) relating to the Intellectual Property Collateral, and shall provide to Administrative Agent such information with respect thereto as may be reasonably requested by Administrative Agent. Each Pledgor shall indemnify and hold harmless each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements (including attorneys' fees and expenses) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of such suits, proceedings or other actions.

              (ii) Upon the occurrence and during the continuance of any Event of Default, Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the request of Administrative Agent, do any and all lawful acts and execute any and all documents requested by Administrative Agent in aid of such enforcement and the Pledgors shall promptly, upon demand, reimburse and indemnify Administrative Agent, as the case may be, for all costs and expenses (including fees and expenses of counsel) incurred by Administrative Agent in the exercise of its rights under this Section 8(h). In the event that Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the request of Administrative Agent, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement unless such Pledgor has determined that such Intellectual Property Collateral that is the subject of any pending or contemplated infringement or enforcement action or proceeding does not contain or represent any value or utility (other than of an immaterial nature), consistent with prudent business practice.

          Section 10. Special Provisions Concerning Financial Accounts. Each Pledgor shall comply with the following covenants and makes the following representations and warranties.

          (a) Financial Accounts. Each Pledgor shall notify each Financial Intermediary that any Financial Account Collateral maintained with such Financial Intermediary by such Pledgor is under the exclusive dominion and control of Administrative Agent and that all moneys, instruments, securities and other property deposited with such Financial Intermediary are to be held by such Financial Intermediary for the benefit of Administrative Agent. Each Pledgor shall, within one Business Day of actual receipt thereof, deposit any payment received by it into a financial account that is subject to a financial account consent agreement substantially in the form of Exhibit 2 hereto or into the Concentration Account referred to in subsection (b) below. In addition, all Persons that owe money to any Pledgor shall be directed to remit their payments to a financial account that is subject to a financial account consent agreement substantially in the form of Exhibit 2 hereto. If any Pledgor is unable to obtain such an agreement from any Financial Intermediary, then such Pledgor shall terminate all financial accounts maintained with such Financial Intermediary and transfer all moneys, instruments, securities and other property deposited therein to another financial account maintained with a Financial Intermediary that has executed such an agreement. Each Pledgor hereby represents and warrants that it does not now maintain, and will not in the future maintain, any other financial account with any Financial Intermediary or any other banking or financial institution other than the accounts set forth on Schedule VII; provided, however, that any Pledgor may establish and maintain additional financial accounts with any Financial Intermediary or any new Financial Intermediary if (i) in the case of an existing Financial Intermediary, such Pledgor, the Financial Intermediary and Administrative Agent shall have entered into an amendment to the relevant financial account consent letter to include such new financial account under such financial account consent letter, such amendment to be in form and substance satisfactory to Administrative Agent, and
(ii) in the case of a new Financial Intermediary, (A) the applicable Pledgor shall have given Administrative Agent 30 days' prior written notice of its intention to establish a new financial account with a new Financial Intermediary, (B) such new Financial Intermediary shall be reasonably acceptable to Administrative Agent and (C) such new Financial Intermediary shall enter into a financial account consent agreement substantially in the form of Exhibit 2 hereto.

          (b) Concentration Account. The Pledgors will establish a concentration account or sub-account (the "Concentration Account") with Administrative Agent into which all Financial Account Collateral of the Pledgors in excess of $1.0 million in the aggregate shall be deposited by 12:00 p.m. New York time on each Business Day, subject to the provisions of subsection (c) below. Each Pledgor hereby agrees that the Concentration Account is under the exclusive dominion and control of Administrative Agent and all moneys, instruments, securities and other property received in the Concentration Account are to be held for the benefit of Administrative Agent on behalf of the Secured Parties. Each Pledgor hereby transfers to Administrative Agent the exclusive dominion and control over the Concentration Account. Notwithstanding the foregoing, Administrative Agent shall be permitted to designate a Lender that agrees to be a collateral sub-agent for Administrative Agent to be the Financial Intermediary for the Concentration Account.

          (c) Dispositions from Concentration Account. Until an Event of Default shall have occurred and be continuing, each Pledgor is hereby authorized by Administrative Agent to direct on any Business Day the disposition into one or more financial accounts that is subject to a financial account consent agreement substantially in the form of Exhibit 2 hereto any and all moneys, instruments, securities and other property deposited in the Concentration Account for use by such Pledgor in a manner permitted by the Credit Agreement. Administrative Agent shall make such disposition by 2:00 p.m. New York time on each such date.

          (d) Revocation of Withdrawal Right. Upon the occurrence and during the continuance of any Event of Default, the authorization of the Pledgors under subsection (c) above shall be revoked and all deposits maintained in the Concentration Account or with a Financial Intermediary, and any additional moneys, instruments, securities and other property subsequently maintained with a Financial Intermediary, shall, at the request of the Administrative Agent, be transferred to a collateral account or sub-account maintained by Administrative Agent (or a Lender that agrees to be a collateral sub-agent for Administrative Agent) in its name as collateral agent for the Secured Parties (the "Collateral Account"). All such deposits in any such Collateral Account shall constitute "Pledged Collateral" for all purposes of this Agreement and shall be held by Administrative Agent as Pledged Collateral for the Secured Obligations or applied to the payment of the Secured Obligations in accordance with Section 14 of this Agreement. The costs and expenses (including attorney's fees) of collection, whether incurred by any Pledgor or Administrative Agent (or any sub-agent), shall be borne by the Pledgors.

          (e) Deposits to Collateral Account. Each Pledgor shall deposit into the Collateral Account from time to time (i) the cash proceeds (including pursuant to any disposition thereof) of any of the Pledged Collateral, (ii) the cash proceeds of any Taking or Destruction or loss of title with respect to any Real Property that is subject to a Mortgage (including proceeds of casualty events and proceeds of insurance covering the Pledged Collateral or any Real Property that is subject to a Mortgage), (iii) any cash in respect of any Pledged Collateral which the Administrative Agent is entitled to pursuant to subsection 7(g) or subsection 8(b)(ii) hereof and (iv) any additional amounts that such Pledgor desires to pledge to Administrative Agent for the benefit of the Secured Parties as additional collateral security hereunder or which such Pledgor is required to pledge as additional collateral security hereunder pursuant to the Credit Documents.

          (f) Application of Amounts in Collateral Account. The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor, in periodic installments, if applicable, upon submission of reasonable evidence that such amount is to be applied as permitted by Section 2.10(a) of the Credit Agreement; provided that any amounts deposited in the Collateral Account in respect of prepayments or reductions of Loans or Commitments under Section 2.10(a) of the Credit Agreement which are to be applied to LIBOR Loans as provided in the penultimate sentence of Section 2.10(b) of the Credit Agreement shall be held by Administrative Agent until the end of the respective Interest Periods of such LIBOR Loans at which time, whether or not an Event of Default has occurred, Administrative Agent shall cause such monies to be applied to such LIBOR Loans. However, at any time following the occurrence and during the continuance of an Event of Default, Administrative Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 14 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          (g) Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of Administrative Agent (or any sub-agent); provided, however, that at any time after the occurrence and during the continuance of an Event of Default, Administrative Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 14 hereof.

          (h) Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under the Credit Agreement pursuant to Section 11 thereof shall be held by Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and, notwithstanding any other provision of this Agreement to the contrary, all amounts held in such sub-account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second as collateral security for the other Secured Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.

          Section 11. Transfers and Other Liens. No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement, (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than (i) Prior Liens, (ii) the Lien and security interest granted to Administrative Agent under this Agreement and (iii) Subordinate Liens or (c) except to the extent otherwise permitted under the Credit Agreement, permit any issuer of the Pledged Securities to merge, consolidate or change its legal form, unless all of the outstanding equity interests of the surviving or resulting entity are, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other entity that was merged into or consolidated with such issuer.

          Section 12. Reasonable Care. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          Section 13. Remedies upon Default; Obtaining the Pledged Collateral upon Event of Default. (a) If any Event of Default shall have occurred and be continuing, then and in every such case, Administrative Agent may:

          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

          (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral, including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and Contracts) constituting part of the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to Administrative Agent, and in connection with any of the foregoing, compromising, settling, extending the time for payment and making other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to Administrative Agent;

          (iii) Sell, assign or otherwise liquidate, or direct any Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation;

          (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to Administrative Agent at any place or places so designated by Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by Administrative Agent and there delivered to Administrative Agent, (B) store and keep any Pledged Collateral so delivered to Administrative Agent at such place or places pending further action by Administrative Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement;

          (v) Withdraw all moneys, instruments, securities and other property in any financial account of any Pledgor for application to the Secured Obligations as provided in Section 14 hereof;

          (vi) Retain and apply the Distributions to the Secured Obligations as provided in Section 14 hereof; and

          (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral.

          Upon application to a court of equity having jurisdiction, Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation.

          (b)  Remedies; Disposition of the Pledged Collateral.

          (i) Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and Administrative Agent may also in its sole discretion, without notice except as specified below, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable. Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Administrative Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (ii) Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

          (iii) Notwithstanding anything contained to the contrary herein, Administrative Agent hereby agrees that, consistent with the provisions of
     Section 22.937(f) of the FCC's Rules (47 C.F.R. 22.937(f)), and to the extent then required by such rule or any successor regulation, Administrative Agent shall provide the applicable Pledgor and the FCC with at least ten (10) days prior written notification before any Pledged Collateral constituting equipment utilized in any cellular system operated by a Pledgor will be repossessed.

          (c) Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Administrative Agent's taking possession or Administrative Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Administrative Agent's rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 13 in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

          (d) Certain Sales of Pledged Collateral. Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign Governmental Authority, Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Administrative Agent shall have no obligation to engage in public sales.

          (e) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Administrative Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (f) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of Administrative Agent, for the benefit of Administrative Agent, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral, including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements. Each Pledgor shall cause Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as Administrative Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) If Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to Administrative Agent all such information as Administrative Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          Section 14. Application of Proceeds. The proceeds received by Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Administrative Agent of its remedies as a secured creditor as provided in Section 13 hereof shall be applied, together with any other sums then held by Administrative Agent pursuant to this Agreement, promptly by Administrative Agent as follows:

          First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Lenders and their agents and counsel and all costs, liabilities and advances made or incurred by the Lenders in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          Third, without duplication of amounts applied pursuant to clauses First and Second above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Secured Obligations (other than Interest Rate Obligations) in accordance with the terms of the Credit Agreement and (ii) the Interest Rate Obligations in accordance with the terms of the Interest Rate Agreements; and

          Fourth, the balance, if any, to the Person lawfully entitled thereto (including the Pledgors or their respective successors or assigns).

          In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Third of this Section 14, the Pledgors shall remain liable for any deficiency.

          Section 15. Expenses. Each Pledgor will upon demand pay to Administrative Agent the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which Administrative Agent may incur in connection with (a) the collection of the Secured Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (d) the exercise or enforcement of any of the rights of Administrative Agent or any Secured Party hereunder or (e) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by any Pledgor under this Section 15 shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

          Section 16. No Waiver; Cumulative Remedies. (a) No failure on the part of Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (b) In the event that Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Administrative Agent, then and in every such case, the Pledgors, Administrative Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Administrative Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

          Section 17. Administrative Agent. Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Administrative Agent hereunder are subject to the provisions of the Credit Agreement. Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Administrative Agent.

          Section 18. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached, Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Administrative Agent shall be paid by the Pledgors promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this
Section 18 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Each Pledgor hereby appoints Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

          Section 19. Indemnity.

          (a) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless Administrative Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of Administrative Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, any Interest Rate Agreement or any other Credit Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, any Interest Rate Agreement or any other Credit Document) (the "indemnified liabilities"); provided that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          (b)  Survival. The obligations of the Pledgors contained in this
Section 19 shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations under this Agreement, any Interest Rate Agreement and under the other Credit Documents.

          (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

          Section 20. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Administrative Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 21. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Administrative Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

          Section 22. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 22; provided that notices to Administrative Agent shall not be effective until received by Administrative Agent.

          Section 23. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) be binding upon the Pledgors, their respective successors and assigns and
(ii) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement. Each Affiliate of Borrower which from time to time after the initial date of this Agreement is required under the Credit Agreement to pledge any assets to Administrative Agent for the benefit of the Secured Parties may become a party hereto upon execution and delivery to Administrative Agent of a joinder agreement substantially in the form attached hereto as Exhibit 4, and upon such execution and delivery shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

          Section 24. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 25. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE

AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR DESIGNATES AND APPOINTS CORPORATION SERVICES COMPANY, WITH AN ADDRESS AT 80 STATE STREET, ALBANY, NEW YORK 12207 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PLEDGOR AT THE ADDRESS OF BORROWER PROVIDED FOR IN THE CREDIT AGREEMENT EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGORS AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 26. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 27. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 28. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 29. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Credit Party;

          (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

          (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Interest Rate Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 19 hereof; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor other than the defense that no Event of Default has occurred and is continuing.

          Section 30. Administrative Agent's Right to Sever Indebtedness. (a) Each Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of the Pledgors in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (iii) each Pledgor intends that Administrative Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Administrative Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument. In furtherance of such intent, each Pledgor agrees to the greatest extent permitted by law that Administrative Agent may at any time by notice (an "Allocation Notice") to such Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to all or a specified portion of the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of such Pledgor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to such Pledgor and shall not be available hereunder to satisfy any Secured Obligations of such Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Administrative Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and such Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 30, the proceeds received by Administrative Agent pursuant to this Agreement shall be applied by Administrative Agent in accordance with the provisions of Section 14 hereof.

          (b) Each Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Administrative Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Administrative Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Administrative Agent, no Pledgor shall (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against such Pledgor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

          (c)  In the event any instrument in addition to the Allocation
Notice is necessary to effectuate the provisions of this Section 30, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Administrative Agent may execute and deliver such instrument as the attorney-in-fact of any Pledgor. Such power of attorney is coupled with an interest and is irrevocable.

          (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 30 shall be effective only to the maximum extent permitted by law.

          Section 31. Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

          IN WITNESS WHEREOF, the Pledgors and Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                      CENTENNIAL CELLULAR OPERATING CO. LLC,
                                        as Borrower and Pledgor



                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President




                                      CENTENNIAL WIRELESS PCS OPERATIONS CORP.,
                                        as PR Borrower and Pledgor



                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      CENTENNIAL CELLULAR CORP.,
                                          as a Guarantor and Pledgor




                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President

                                      ALEXANDRIA CELLULAR CORPORATION
                                      ALEXANDRIA CELLULAR LICENSE CORPORATION
                                      BAUCE COMMUNICATIONS, INC.
                                      BAUCE COMMUNICATIONS OF BEAUMONT, INC.
                                      CENTENNIAL ASHE CELLULAR CORP.
                                      CENTENNIAL BEAUREGARD HOLDING CORP.
                                      CENTENNIAL BENTON HARBOR CELLULAR CORP.
                                      CENTENNIAL BENTON HARBOR HOLDING CORP.
                                      CENTENNIAL CALDWELL CELLULAR CORP.
                                      CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF DEL NORTE
                                      CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF LAWRENCE
                                      CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF MODOC
                                      CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF SACRAMENTO VALLEY
                                      CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF SAN FRANCISCO
                                      CENTENNIAL CELLULAR WIRELESS
                                        HOLDING CORP.
                                      CENTENNIAL CLAIBORNE CELLULAR CORP.
                                      CENTENNIAL CLINTON CELLULAR CORP.
                                      CENTENNIAL DESOTO CELLULAR CORP.
                                      CENTENNIAL IBERIA HOLDING CORP.
                                      CENTENNIAL LAFAYETTE CELLULAR CORP.
                                      CENTENNIAL LAKE CHARLES CELLULAR CORP.
                                      CENTENNIAL LOUISIANA HOLDING CORP.
                                      CENTENNIAL MEGA COMM HOLDING CORP.
                                      CENTENNIAL MICHIGAN RSA 6 CELLULAR CORP.
                                      CENTENNIAL MICHIGAN RSA 7 CELLULAR CORP.
                                      CENTENNIAL PUERTO RICO WIRELESS
                                        CORPORATION
                                      CENTENNIAL RANDOLPH HOLDINGS CORP.
                                      CENTENNIAL WIRELESS PCS LICENSE CORP.
                                      CENTENNIAL WIRELESS PCS OPERATIONS CORP.
                                      CENTURY BEAUMONT CELLULAR CORP.
                                      CENTURY CHARLOTTESVILLE CELLULAR CORP.
                                      CENTURY EL CENTRO CELLULAR CORP.
                                      CENTURY ELKHART CELLULAR CORP.

                                      CENTURY LYNCHBURG CELLULAR CORP.
                                      CENTURY MICHIANA CELLULAR CORP.
                                      CENTURY ROANOKE CELLULAR CORP. (DE)
                                      CENTURY ROANOKE CELLULAR CORP. (VA)
                                      CENTURY SOUTH BEND CELLULAR CORP.
                                      CENTURY YUMA CELLULAR CORP.
                                      EL CENTRO CELLULAR CORP.
                                      ELKHART METRONET, INC.
                                      HENDRIX ELECTRONICS, INC.
                                      HENDRIX RADIO COMMUNICATIONS, INC.
                                      LAFAYETTE COMMUNICATIONS, INC.
                                      MICHIANA METRONET INC.
                                      SOUTH BEND METRONET, INC.

                                      Each as a Guarantor and Pledgor

                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      CENTENNIAL BEAUREGARD CELLULAR LLC,
                                        as a Guarantor and Pledgor

                                      By:  CENTENNIAL BEAUREGARD HOLDING
                                               CORP., a Managing Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      CENTENNIAL CELLULAR TRI-STATE OPERATING
                                        PARTNERSHIP, as a Guarantor and Pledgor

                                      By:  CENTENNIAL CLINTON CELLULAR
                                             CORP., as a General Partner


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President

                                      CENTENNIAL HAMMOND CELLULAR LLC,
                                        as a Guarantor and Pledgor

                                      By:  CENTENNIAL BEAUREGARD HOLDING CORP.,
                                             a Managing Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      CENTENNIAL MOREHOUSE CELLULAR LLC,
                                        as a Guarantor and Pledgor

                                      By:  CENTENNIAL BEAUREGARD HOLDING CORP.,
                                             a Managing Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      CENTENNIAL RANDOLPH CELLULAR LLC,
                                        as a Guarantor and Pledgor

                                      By:  CENTENNIAL RANDOLPH HOLDING CORP.,
                                             a Managing Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President

                                      ELKHART CELLULAR TELEPHONE
                                         COMPANY, as a Guarantor and Pledgor

                                      By:  ELKHART METRONET, INC., a General
                                                Partner


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      IBERIA CELLULAR TELEPHONE COMPANY LLC,
                                        as a Guarantor and Pledgor

                                      By:  CENTENNIAL BEAUREGARD HOLDING CORP.,
                                             a Managing Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      LAFAYETTE CELLULAR TELEPHONE PARTNERSHIP,
                                        as a Guarantor and Pledgor

                                      By:  LAFAYETTE COMMUNICATIONS, INC.,
                                             a General Partner


                                      By:
                                             Name:  Peter W. Chehayl


                                             Title:  Vice President

                                      MEGA COMM LLC, as a Guarantor and Pledgor

                                      By:  MEGA COMM HOLDING CORP., a Managing
                                             Member


                                      By:
                                             Name:  Peter W. Chehayl
                                             Title:  Vice President


                                      NATIONSBANK, N.A.,
                                          as Administrative Agent


                                      By:
                                             Name:
                                             Title:

                                  Schedule I-A

                Guarantors that Own Capital Stock of Subsidiaries

Pledgor: Centennial Cellular Operating Co, LLC



                                                                                    Certificate      Number         % of all issued
Issuer                                             Type of Issuance                 Number           of Shares            capital

Alexandria Cellular Corporation                    Common, no par value                  3            3,000               100%
Alexandria Cellular License Corporation            Common, no par value                  37           88.911               0.8%
Centennial Ashe Cellular Corp.                     Common, par value $1.00               2             100                100%
Centennial Asia Pacific Cellular                   Class A Common, par                   2             100                100%
  Holding Corp.                                    value $.01
                                                   Class B Common, par                   2             100                100%
                                                   value $.01
                                                   Preferred $.01                        2             100                100%
Centennial Beauregard Holding Corp.                Common, par value $1.00               2             100                100%
Centennial Benton Harbor Cellular Corp.            Common, par value $1.00               3             100                100%
Centennial Benton Harbor Holding Corp.             Common, par value $1.00               2             100                100%
Centennial Cellular Telephone                      Common, par value                     4             100                100%
  Company of Del Norte                             $10.00
Centennial Cellular Telephone                      Common, par value                     4             100                100%
  Company of Lawrence                              $10.00
Centennial Cellular Telephone Company of           Common, par value                     4             100                100%
  Modoc                                            $10.00
Centennial Cellular Telephone Company of           Common, par value                     4             100                100%
  Sacramento Valley                                $10.00
Centennial Cellular Telephone Company of           Common, par value                     4             100                100%
  San Francisco                                    $10.00
Centennial Cellular Wireless Holding Corp.         Class B Common Stock,                B2            1,000               100%
                                                   par value $.01
Centennial Clinton Cellular Corp.                  Common, par value $1.00               2             100                100%


                                      D-60



Centennial Iberia Holding Corp.                    Common, par value $1.00               3             100                100%
Centennial Jackson Cellular Corp.                  Common, par value $1.00               2             100                100%
Centennial Lafayette Cellular Corp.                Common, par value $1.00               3             200                100%
Centennial Lake Charles Cellular Corp.             Common, par value $1.00               2             100                100%
Centennial Louisiana Holding Corp.                 Common, par value $1.00               2             100                100%
Centennial Mega Comm Holding Corp.                 Common, par value $1.00               2             100                100%
Centennial Michigan RSA 6 Cellular Corp.           Common, par value $1.00               2             100                100%
Centennial Michigan RSA 7 Cellular Corp.           Common, par value $1.00               2             100                100%
Centennial Microwave Corp.                         Common, par value $1.00               2             100                100%
Centennial Montgomery Corp.                        Common, par value $1.00               2             100                100%
Centennial Randolph Holding Corp.                  Common, par value $1.00               2             100                100%
Century Beaumont Cellular Corp.                    Common, par value $1.00               2             100                100%
Century Cellular Realty Corp.                      Common, par value $1.00               2             100                100%
Century Charlottesville Cellular Corp.             Common, par value $1.00               2             100                100%
Century Elkhart Cellular Corp.                     Common, par value $1.00               2            1,000               100%
Century Indiana Cellular Corp.                     Common, par value $1.00               2             100                100%
Century Lynchburg Cellular Corp.                   Common, par value $1.00               2             100                100%
Century Michiana Cellular Corp.                    Common, par value $1.00               2            1,000               100%
Century Michigan Cellular Corp.                    Common, par value $1.00               2             100                100%
Century Roanoke Cellular Corp. (DE)                Common, par value $1.00               2            1,000               100%
Century Roanoke Cellular Corp. (VA)                Common, par value $1.00               2            5,000               100%
Century Rural Cellular Corp.                       Common, par value $1.00               2             100                100%
Century South Bend Cellular Corp.                  Common, par value $1.00               2            1,000               100%
Century Yuma Cellular Corp.                        Common, par value $1.00               2             100                100%
Century Yuma Paging Corp.                          Common, no par value                  2             10                 100%
El Centro Cellular Corporation                     Common, par value $1.00               2             100                100%


Pledgor: Alexandria Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Alexandria Cellular License Corporation            Common, no par value                 36           9279.1               91.4%

Pledgor: Bauce Communications, Inc.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital

Bauce Communications of Beaumont, Inc.             Common, par value $1.00               1            1,000               100%


Pledgor: Centennial Cellular Wireless Holding Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Centennial Puerto Rico Wireless Corp.              Common, par value $1.00               2             100                100%


Pledgor: Centennial Lafayette Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Lafayette Communications                           Common, par value $1.00               3             1                 100%


Pledgor: Centennial Louisiana Holding Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Centennial Caldwell Cellular Corp.                 Common, par value $1.00               1             100                100%
Centennial Claiborne Cellular Corp.                Common, par value $1.00               1             100                100%
Centennial DeSoto Cellular Corp.                   Common, par value $1.00               1             100                100%


Pledgor: Centennial Puerto Rico Wireless Corporation


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Lambda Communications, Incorporated                Common, par value $1.00                3            6 1/2               65%*
Centennial Wireless PCS License Corp.              Common, par value $1.00                2            100                100%
Centennial Wireless PCS Operations Corp.           Common, par value $1.00                1            100                100%


* Centennial Puerto Rico Wireless Corp. owns 100% of issued capital of Lambda of which 65% is being pledged hereunder.


Pledgor: Century Beaumont Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Bauce Communications, Inc.                         Common, par value $1.00               5            675.68               100%


Pledgor: Century Michiana Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Michiana Metronet Inc.                             Common, par value $1.00               2            100                100%



Pledgor: Century South Bend Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
South Bend Metronet Inc.                           Common, par value $1.00               2            100                100%

Pledgor: Century Yuma Paging Corp.

Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Hendrix Electronics, Inc.                          Common, no par value                 18            1147                100%


Pledgor: El Centro Cellular Corporation


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Century El Centro Cellular Corp.                   Common, no par value                  2            10                 100%


Pledgor: Century Elkhart Cellular Corp.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Elkhart Metronet, Inc.                             Common, par value $1.00               2             100                100%


Pledgor: Hendrix Electronics, Inc.


Issuer                                             Type of Issuance               Certificate        Number         % of all issued
                                                                                  Number             of Shares      capital
Hendrix Radio Communications, Inc.                 Common, par value $1.00               1            350                 100%

                                  Schedule I-B

               Guarantors that own uncertificated equity interests
        in Subsidiaries that are Partnership of Limited Liability Company
                      (i.e., excluding Minority Interests)

                            Initial Pledged Interests


Pledgor: Centennial Cellular Corp.


Issuer                                          Type of Interest                 % of all issued equity interests
                                                                                 of Issuer
Centennial Cellular Operating Co. LLC           LLC membership interest                          100%
Elkhart Cellular Telephone Company              Partnership interest                            14.16%


Pledgor: Centennial Ashe Cellular Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Tri-State Operating Partnership      Partnership interest                             23.74%


Pledgor: Centennial Beauregard Holding Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Beauregard Cellular LLC              LLC membership interest                          50%
Centennial Hammond Cellular LLC                 LLC membership interest                          50%
Centennial Morehouse Cellular LLC               LLC membership interest                          50%
Iberia Cellular Telephone LLC                   LLC membership interest                          50%


Pledgor: Centennial Clinton Cellular Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Tri-State Operating Partnership      Partnership interest                           16.74%


Pledgor: Centennial Iberia Holding Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Beauregard Cellular LLC              LLC membership interest                          50%
Centennial Hammond Cellular LLC                 LLC membership interest                          50%
Centennial Morehouse Cellular LLC               LLC membership interest                          50%
Iberia Cellular Telephone LLC                   LLC membership interest                          50%

Pledgor: Centennial Lafayette Cellular Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Lafayette Cellular Telephone Company            Partnership interest                           43.57%


Pledgor: Centennial Lynchburg Cellular Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Tri-State Operating Partnership      Partnership agreement                          23.99%


Pledgor: Centennial Mega Comm Holding Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Mega Comm LLC                                   LLC membership interest                          99%
Centennial Randolph Cellular LLC                LLC membership interest                          1%


Pledgor: Centennial Randolph Holding Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Mega Comm LLC                                   LLC membership interest                          1%
Centennial Randolph Cellular LLC                LLC membership interest                          99%


Pledgor: Centennial Roanoke Cellular Corp.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Centennial Tri-State Operating Partnership      Partnership interest                           34.53%


Plegor: Elkhart Metronet Inc.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Elkhart Cellular Telephone Company              Partnership interest                           77.57%


Pledgor: Lafayette Communications, Inc.


Issuer                                          Type of Interest               % of all issued equity interests of
                                                                               Issuer
Lafayette Cellular Telephone Company            Partnership interest                           50.94%

                                   SCHEDULE II

                               Intercompany Notes


          Promissory Notes, dated January 7, 1999, made by each of Payor in favor of each Payee listed hereafter:


                Payor                                                      Payee

Alexandria Cellular Corp.                                  Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Alexandria Cellular Corp.
Alexandria Cellular License Corp.                          Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Alexandria Cellular License Corp.
Bauce Communications, Inc.                                 Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Bauce Communications, Inc.
Bauce Communications of Beaumont, Inc.                     Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Bauce Communications of Beaumont, Inc.
Centennial Beauregard Cellular LLC                         Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Beauregard Cellular LLC
Centennial Benton Harbor Cellular Corp.                    Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Benton Harbor Cellular Corp.
Centennial Cellular Telephone Company of Modoc             Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Cellular Telephone Company of Modoc
Centennial Cellular Telephone Company of                   Centennial Cellular Operating Co. LLC
  Sacramento Valley
Centennial Cellular Operating Co. LLC                      Centennial Cellular Telephone Company of
                                                             Sacramento Valley
Centennial Cellular Tri-State Operating                    Centennial Cellular Operating Co. LLC
  Partnership




                                       D-68





Centennial Cellular Operating Co. LLC                      Centennial Cellular Tri-State Operating
                                                             Partnership
Centennial Claiborne Cellular Corp.                        Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Claiborne Cellular Corp.
Centennial Clinton Cellular Corp.                          Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Clinton Cellular Corp.
Centennial DeSoto Cellular Corp.                           Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial DeSoto Cellular Corp.
Centennial Hammond Cellular LLC                            Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Hammond Cellular LLC
Centennial Lafayette Cellular Corp.                        Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Lafayette Cellular Corp.
Centennial Lake Charles Cellular Corp.                     Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Lake Charles Cellular Corp.
Centennial Randolph Cellular LLC                           Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Centennial Randolph Cellular LLC
Century Charlottesville Cellular Corp.                     Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century Charlottesville Cellular Corp.
Century El Centro Cellular Corp.                           Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century El Centro Cellular Corp.
Century Elkhart Cellular Corp.                             Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century Elkhart Cellular Corp.
Century Lynchburg Cellular Corp.                           Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century Lynchburg Cellular Corp.
Century Roanoke Cellular Corp.                             Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century Roanoke Cellular Corp.
Century South Bend Cellular Corp.                          Centennial Cellular Operating Co. LLC


                                       D-69





Centennial Cellular Operating Co. LLC                      Century South Bend Cellular Corp.
Century Yuma Cellular Corp.                                Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Century Yuma Cellular Corp.
El Centro Cellular Corp.                                   Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      El Centro Cellular Corp.
Elkhart Metronet Inc.                                      Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Elkhart Metronet Inc.
Hendrix Electronics, Inc.                                  Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Hendrix Electronics, Inc.
Hendrix Radio Communications, Inc.                         Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Hendrix Radio Communications, Inc.
Iberia Cellular Telephone Company LLC                      Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Iberia Cellular Telephone Company LLC
Lafayette Communications, Inc.                             Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      Lafayette Communications, Inc.
South Bend Metronet, Inc.                                  Centennial Cellular Operating Co. LLC
Centennial Cellular Operating Co. LLC                      South Bend Metronet, Inc.
GTE Mobilnet of California Limited                         Centennial Cellular Operating Co. LLC
  Partnership
Cal-One Cellular Limited Partnership                       Centennial Cellular Operating Co. LLC
Pennsylvania RSA No. 6(I) Limited                          Centennial Cellular Operating Co. LLC
  Partnership
Pennsylvania RSA No. 6(II) Limited                         Centennial Cellular Operating Co. LLC
  Partnership
Centennial Wireless PCS Operations Corp.                   Centennial Cellular Wireless Holding Corp.
Centennial Cellular Wireless Holding Corp.                 Centennial Wireless PCS Operations Corp.
Centennial Wireless PCS Operations Corp.                   Centennial Wireless PCS License Corp.


                                  SCHEDULE III

                                     Patents



         None.

                                   SCHEDULE IV

                                   Trademarks


Trademark Owner:  Centennial Cellular Corp.


Trademark                       Application No.             Filing Date

CENTENNIAL                      SN. 161,232                 September 5, 1996
CENTENNIAL WIRELESS             SN. 161,225                 September 5, 1996
CENTENNIAL COMMUNICATION        SN. 161,075                 September 5, 1996
  CORPORATION
CENTENNIAL LOGO                 SN. 161,231                 September 5, 1996
CENTENNIAL DIGITAL              SN. 161,230                 September 5, 1996
CENTENNIAL EXPRESS              SN. 361,697                 September 23, 1997

                                   SCHEDULE V

                                   Copyrights


         None.

                                   SCHEDULE VI

                                    Licenses



         See Attached List.

                                  SCHEDULE VII

                               Financial Accounts


System                Bank Name                           Bank Account #/
                                                          Legal Entity                       Phone. #

807                   NBD Bank, N.A.                      185010203734                       (800) 652-2265
Michigan City         11260-1201                          Centennial Tri-State               Debbie Alston
                      One Indiana Square                  Operating Prtnshp Ind 1-11         (765) 668-5731
                      Ms  7163
                      Indianapolis, IN 46266
808
Warsaw                Lake City Bank                      000062332                          (219) 267-6144
                      11260-1200
                      P.O. Box 1387                       Centennial Tri-State
                      Warsaw, IN 46581-1387               Operating Prtnshp Ind 1-11
811
Ft. Wayne             NBD, N.A.                           711400270052                       (800) 652-2265
                      11260-1205                                                             Debbie Alston
                      One Indiana Square MS 7163          Michiana Metronet Inc.             (765) 668-5731
                      Indianapolis, IN 46266              DBA Cellular One of Greater Ft. Wayne

                      Star Financial                      61003858                           (765) 622-4100
                      11260-1207                                                             Erin Heinkel
                      735 Main St.                        Michiana Metronet Inc              (219) 431-5538
                      P.O. Box 151600
                      Anderson, IN 46015-1600

Bluffton              Norwest Bank                        008-6057310                        (800) 688-8510
                      11260-1204                          Michiana Metronet Inc              Sharon Menier
                      P.O. Box 960                                                           (219) 925-0960
                      Fort Wayne, IN 46801

Auburn                Norwest Bank                        008-6185431                        (800) 688-8510
                      11260-1208                          Michiana Metronet                  Sharon Menier
                      P.O. Box 960                                                           (219) 925-0960
                      Fort Wayne, IN 46801

812
Kalamazoo             National City Bank                  0083046716                         (800) 925-9259
                      11260-1210                                                             Madelyn Read
                      P.O. Box 8043                       Michiana Metronet Inc              (317) 267-7109
                      Royal Oak, MI 48068-8043            DBA Cellular One of Kalamazoo

                      First Savings                       003236                             (616) 279-5117
                      11260-1212
                      P.O. Box 10                         Centennial Wireless
                      123 Portage Ave.
                      Three Rivers, MI 49093

                      Flagstar Bank                       58-300736-6                        (800) 642-0039
                      11260-1215
                      301 West Michigan Ave.              Centennial Jackson Cellular Corp
                      Jackson, MI 49201




                                       D-75



                      Star Financial                      61003869                           (765) 622-4100
                      11260-1216                                                             Erin Heinkel
                      735 Main Street                     Michiana Metronet Inc              (219) 431-5538
                      P.O. Box 151600
                      Anderson, IN 46015-1600


                      United Bank & Trust                 8008086                            (517) 423-8373
                      11260-1213
                      P.O. Box 248                        Michiana Metronet Inc
                      Tecumseh, MI 49286

814
South Bend            Keybank National Bank               80-000-4993                        (800) 774-2424
                      11260-1220                                                             Credit Dept
                      10 West Market Street               South Bend Metronet Inc
                      Suite 900                           DBA Cellular One of South Bend
                      Indianapolis, IN 46204

                      National City Bank                  77-3001852-5                       (800) 925-9259
                      11260-1225                                                             Madelyn Read
                      One National City Ctr               South Bend Metronet Inc            (317) 267-7109
                      Indianapolis, IN 46255              D/B/A Cellular One of South Bend

                      Peoples State Bank                  03011224                           (219) 567-9151
                      11260-1221                          South Bend Metronet Inc
                      P.O. Box 188
                      Franceville, IN 47946

                      1st Federal Savings Bank            54-000191-6                        (219) 563-3185
                      11260-1222                          South Bend Metronet Inc
                      1205 N. Case Street
                      P.O. Box 259
                      Wabash, IN 46992

816
Elkhart               Keybank National Bank               116-4429                           (888) 539-4249
                      11260-1230                                                             Credit Dept
                      10 West Market Street               Elkhart Metronet Inc
                      Suite 900                           Century Communications
                      Indianapolis, IN 46204              Centennial Cellular Corp

817
Benton Harbor         NBD, N.A.                           895000084064                       (800) 652-2265
                      11260-1231                                                             Debbie Alston
                      P.O. Box 206A                       Centennial Benton Harbor           (765) 668-5731
                      Detroit, MI 48232                   Cellular Corp

819
Richmond              Bank One Richmond                   0469009                            (800) 234-7350
                      11260-1235
                      450 E. Washington Street            Centennial Randolph Cellular Corp
                      Indianapolis, IN 46277-0224

                      Fayette Federal Savings             2106411177                         (765) 825-5121
                      11260-1236                          Centennial Randolph Cellular Corp
                      630 Central Ave.
                      Connersville, IN 47331-0267




                                       D-76



821
Marion                NBD, N.A.                           120000733091                       (800) 652-2265
                      11260-1240                                                             Debbie Alston
                      One Indiana Square MI400            Mega Comm Inc                      (765) 668-5731
                      Indianapolis, IN 46266              DBA Cellular One of Marion & Huntington

                      Bippus State Bank                   109260                             (219) 356-8900
                      11260-1241                          Centennial Wireless Inc
                      P.O. Box 1148
                      Huntington, IN 46750
830
Lafayette             Bank One, LA                        7101525536                         (800) 434-3030
                      11260-1245                                                             Jamie Futch
                      P.O. Box 3399                       Cellular One                       (318) 236-7680
                      Baton Rouge, LA 70821               Deposit Account

838
Beaumont              First Bank & Trust                  40000818                           (409) 963-1141
                      11260-1255                                                             Maryann Hargrave
                      4000 Twin City Hgwy.                Bauce Communications of BMT Inc
                      P.O. Box 1027
                      Groves, TX 77619-1027

839
Natchitoches          Sabine State Bank                   9006206                            (318) 256-6331
                      11260-1265
                      P.O. Box 670                        Centennial De Sota Cellular Corp
                      Many, LA 71449                      DBA Cellular One


                      Bank One, LA                        9300406519                         (888) 434-3030
                      11260-1270
                      P.O. Box 3399                       Centennial De Sota Cellular Corp
                      Baton Rouge, LA 70821

840
Jonesville            Catahoula-La Salle Bank             120251                             (318) 339-8571
                      11260-1285                                                             Larry Reynolds
                      P.O. Box 68                         Centennial Caldwell Cellular Corp  (318) 339-8776
                      Jonesville, LA 71343

841
Natchez               United Mississippi Bank             1-4809-8                           (601) 445-7000
                      11260-1290
                      P.O. Box 670                        Centennial Clairborne Cellular Corp
                      Natchez, MS 39121

                      First Bank                          0886101                            (601) 684-2231
                      11260-1300
                      P.O. Box 808                        Centennial Cellular Claiborne 841
                      McComb, MS 39649

842
Yuma                  Norwest Bank Arizona, N.A.          49736887                           (800) 326-6000
                      11260-1305                                                             Cindy Cosper



                                       D-77




                      P.O. Box 2908                       Century Yuma Cellular Corp         (520) 726-8710
                      Phoenix, AZ 85062-2908

El Centro
                      Union Bank                          3690240067                         (760) 352-4441
                      11260-1310
                      P.O. Box 4000
                      576 Main Street                     Century Yuma Cellular Corp
                      El Centro, CA 92243-0664

843
New Iberia            Bank One, LA                        4113329322                         (888) 434-3030
                      11260-1311
                      P.O. Box 3399                       Iberia Cellular Telephone Co. Inc.
                      Baton Rouge, LA 70821

845
Alexandria            Hibernia National Bank              772047924                          (800) 262 -5689
                      11260-1315
                      P.O. Box 61540                      Centennial Cellular Corp
                      New Orleans, LA 70161

849
Beauregard            Hibernia National Bank              902630401                          (800) 262-5689
                      11260-1340
                      10015 North 11th Street             Centennial Beauregard Cellular Corp
                      Oakdale, LA 71463

                      Mid-South National Bank             1056409                            (800) 452-2267
                      11260-1341
                      P.O. Box 3745                       Centennial Beauregard Cellular Corp
                      Lafayette, LA 70502

850
Hendrix Elec          Union Bank of California            3690222417                         (619) 352-4441
                      11260-1350                                                             Lenora Poole
                      576 Main Street                     Hendrix Electronics Inc
                      El Centro, CA 92243-0664

851
Hendrix Radio         Union Bank of California            3690222425                         (619) 352-4441
                      11260-1355                                                             Lenora Poole
                      576 Main Street                     Hendrix Radio Communications Inc
                      El Centro, CA 92243-0664

872
Mt Pleasant           National City Bank                  3130056405                         (800) 669-1518
                      11260-1360                                                             Madelyn Read
                      P.O. Box 8043                       Centennial Michigan RSA 7 Cellular Corp
                      Royal Oak, MI 48068-8043                                               (317) 267-7109


                      Chemical Bank                       100020320                          (616) 796-9944
                      11260-1365
                      P.O. Box 917                        Centennial Cellular Michigan RSA6 & RSA7
                      Big Rapids, MI 49307-0917

890
Defiance              First Nat'l Bank of N.W. Ohio       6140000                            (419) 636-1164
                      11260-1370                                                             Susan Buehter
                      310 South Main Street               Centennial Tri-State Operating Partnership
                      Bryan, OH 43506                                                        (419) 636-1164







                                       D-78



All Systems
                      National City Bank                  Centennial Cellular Corp           (800) 774-2424
                      11260-1400                          501932305 - MasterCard/Visa        Madelyn Read
                      11260-1405                          502029932 - Discover               (317) 267-7109
                      One National City Ctr.
                      Indianapolis, IN 46255

                      Bank One AZ                         Centennial Cellular Corp           (602) 261-6346
                      11305-0000                          00114526
                      P.O. Box 71
                      Phoenix, AZ 85001

885
Lambda                Banco Popular                       108005860                          (888) 756-9130
Communications        11260-1375                          Lambda Operations Corp
Inc                   P.O. Box 362708
                      San Juan, Puerto Rico 00936-2708


Lambda                1st Union National Bank             2030000622605                      (800) 222-3862
Communications        11260-1376                          Lambda Operations Corp             Jack Farr
Inc                   P.O. Box 248                                                           (973) 565-6479
                      Upper Darby, PA 19802

                      Banco Santander                     3003291021                         (800) 726-8263
Lambda                11200-1200                          Lambda Operations Corp             Nelida Perez
Communications        P.O. Box 362589                                                        (787) 759-7070
Inc                   San Juan, Puerto Rico 00936-2589                                       EXT 206

888
Cent'l Wire           Banco Popular                       108005852                          (888) 756-9130
                      11260-1380                          Centennial Wireless PCS Operations Corp
                      P.O. Box 362708
                      San Juan, Puerto Rico 00936-2708

                      1st Union National Bank             2030000622595                      (800) 222-3862
                      11260-1381                          Centennial Wireless PCS Operations Corp
                      P.O. Box 248                                                           Jack Farr
                      Upper Darby, PA 19802                                                  (973) 565-6479


                      Citibank                            4072-7968                          (203) 966-8746
                      111 Wall Street                     Centennial Puerto Rico Wireless Corp
                      6th Floor                                                              Antonio Thompson
                      New York, NY 10043                                                     (302) 323-4634


811
Fort Wayne            Norwest Bank of Indiana, N.A.       500568                             (800) 688-8510
                      11200-1005                          Michiana Metronet
                      P.O. Box 960
                      Fort Wayne, IN 46801

814
South Bend            Keybank Nat'l Bank                  800004104                          (800) 539-2968
                      11200-1015                          South Bend Metronet Inc            Credit Dept
                      10 West Market Street               DBA Cellular One of South Bend
                      Suite 900
                      Indianapolis, IN 46204

838
Beaumont              Chase                               050-00780890                       (800) 2135-8522
                      11200-1035                          Bauce Communications               Sarah Valentine
                      P.O. Box 1231                                                          (212) 552-7395
                      Houston, TX 77251-1231




                                       D-79




850
Hendrix Electronics
                      Valley Independent Bank             0001526936                         (760) 337-3200
                      11200-1080                          Hendrix Electronics Inc
                      1448 Main Street
                      El Centro, CA 92243
872
Mt Pleasant           National City Bank                  3130056397                         (800) 925-9529
                      11200-1090                          Centennial Cellular Corp           Madelyn Read
                      P.O. Box 8043                                                          (317) 267-7109
                      Royal Oak, MI 48068-8043



830
Lafayette             Bank One LA, N.A.                   7101525528                         (800) 404-4111
                      11200-1030                          Lafayette Cellular Telephone Partnership
                      P.O. Box 3399
                      Baton Rouge, LA 70821

CORPORATE

                      New Canaan Bank & Trust Co.          1400020517                         (203) 966-7100
                      11410-0000                          Centennial Cellular Corp
                      P.O. Box 967
                      New Canaan, CT 06840-0967

                      Citibank, N.A.                                                         (203) 966-8746
                      11200-1000                          4052-6373                          Antonio Thompson
                      11250-1125                          4052-8803                          (302) 323-4634
                      111 Wall Street                     Centennial Cellular Corp
                      6th Floor
                      New York, NY 10043

                      The Chase Manhattan Bank            910-2-698074                       (718) 242-0166
                      11220-1110                          Centennial Cellular Corp           Sarah Valentine
                      Church Street Station                                                  (212) 552-7395
                      P.O. Box 932
                      New York, NY 10008-0932

                      Fleet Bank                          132-7402                           (800) 841-4000
                      11190-0000                          Centennial Cellular Corp
                      P.O. Box 40000
                      Hartford, CT 06151-0602


INVESTMENTS
                      Merrill Lynch                       61M07525                           (212) 236-5218
                      12010-0000                          Centennial Cellular Corp
                      World Financial Center
                      North Tower
                      New York, NY 10281-1332

                      Bear Stearns Securities Corp        470-04813                          (212) 272-1000
                      12030-0000                          Centennial Cellular Corp
                      One Metrotech Center North
                      Brooklyn, NY 11201-3859

PAYROLL

Lambda                Banco Popular                       030-130689                         (888) 756-9130
Communications        11190-0000                          Lambda Communications Inc
Inc                   P.O. Box 362708
                      San Juan, Puerto Rico 00936-2708


Wireless              Banco Popular                       030-130670                         (888) 756-9130
                      11190-0000                          Centennial Wireless PCS Operations Corp
                      P.O. Box 362708
                      San Juan, Puerto Rico 00936-2708




                                       D-80




Hendrix Electronics   Union Bank of California            3690239938                         (619) 352-4441
                      11190-0000                          Hendrix Electronics Inc            Lenora Poole
                      576 Main Street
                      El Centro, CA 92243-0664

Domestic              Fleet Bank                          000-132-7402                       (800) 825-5194
                      11190-0000                          Centennial Cellular Corp
                      150 Windsor Street
                      Hartford, CT 06120

                                     ANNEX A

                                   Prior Liens


Debtor: Centennial Cellular Corp.


Secured Party               Jurisdiction           Location       Date                  Number             Comment

Copelco Capital, Inc.       Secretary of State     State of       June 26, 1998         1845393            The unpaid indebted-
                                                   New Jersey                                              ness as of November
                                                                                                           30, 1998, was $266,773



                                    ANNEX B

                             Locations of Pledgors



Pledgor                                                   Chief Executive Office      Tax ID Number  Other Locations


Centennial Cellular Operating Co. LLC                     1305 Campus Parkway          22-362-6519   None
                                                          Neptune, NJ 07753

Centennial Finance Corp.                                  1305 Campus Parkway                        None
                                                          Neptune, NJ 07753

Alexandria Cellular Corp.                                 1305 Campus Parkway          94-3115620    None
                                                          Neptune, NJ 07753

Alexandria Cellular License Corp.                         1305 Campus Parkway          94-3126111    Alexandria, LA 71301
                                                          Neptune, NJ 07753                          Pineville, LA 71360

Bauce Communications, Inc.                                1305 Campus Parkway          93-0975980    None
                                                          Neptune, NJ 07753

Bauce Communications of Beaumont, Inc.                    1305 Campus Parkway          93-0998708    Orange, TX 77630
                                                          Neptune, NJ 07753                          Beaumont, TX 77706
                                                                                                     Nederland, TX 77627

Centennial Ashe Cellular Corp                             1305 Campus Parkway          06-1395074    None
                                                          Neptune, NJ 07753

Centennial Beauregard Cellular LLC                        1305 Campus Parkway          22-3521764    Abbeville, LA 70510
                                                          Neptune, NJ 07753                          Crowley, LA 70526

                                                                                                     DeRidder, LA 70634
                                                                                                     Jennings, LA 70546
                                                                                                     Marksville, LA 71361
                                                                                                     Oakdale, LA 71463
                                                                                                     Opelousas, LA 70570

Centennial Beauregard Holding Corp.                       1305 Campus Parkway          22-3521766    None
                                                          Neptune, NJ 07753

Centennial Benton Harbor Cellular Corp.                   1305 Campus Parkway          06-1449608    Niles, MI 49085
                                                          Neptune, NJ 07753                          Benton Harbor, MI
                                                                                                     49120

Centennial Benton Harbor Holding Corp.                    1305 Campus Parkway          06-1464063    None
                                                          Neptune, NJ 07753

Centennial Caldwell Cellular Corp.                        1305 Campus Parkway          06-1395272    None
                                                          Neptune, NJ 07753

Centennial Cellular Corp.                                 1305 Campus Parkway          06-1242753    None
                                                          Neptune, NJ 07753

Centennial Cellular Telephone Company of Del Norte        1305 Campus Parkway          06-1311809    None
                                                          Neptune, NJ 07753

Centennial Cellular Telephone Company of Lawrence         1305 Campus Parkway          06-1311807    None
                                                          Neptune, NJ 07753

Centennial Cellular Telephone Company of Modoc            1305 Campus Parkway          06-1311801    None
                                                          Neptune, NJ 07753

Centennial Cellular Telephone Company of Sacramento       1305 Campus Parkway          06-1311804    None
                                                          Neptune, NJ 07753

Centennial Cellular Telephone Company of San Francisco    1305 Campus Parkway          06-1311798    None
                                                          Neptune, NJ 07753





                                       D-83






Centennial Cellular Tri-State Operating Partnership       1305 Campus Parkway          06-1427070    Kendalville, IN
                                                          Neptune, NJ 07753                          Michigan City, IN 46360

                                                                                                     Rensselaer, IN 47978
                                                                                                     Syracuse, IN 46567
                                                                                                     Warsaw, IN 46580
                                                                                                     Defiance, OH 43512
                                                                                                     Napoleon, OH 43545

Centennial Cellular Wireless Holding Corp.                1305 Campus Parkway          06-1487759    None
                                                          Neptune, NJ 07753

Centennial Claiborne Cellular Corp.                       1305 Campus Parkway          06-1395247    Brookhaven, MS 39601
                                                          Neptune, NJ 07753                          McComb, MS 39648
                                                                                                     Natchez, MS 39120

Centennial Clinton Cellular Corp.                         1305 Campus Parkway          06-1406503    None
                                                          Neptune, NJ 07753

Centennial DeSoto Cellular Corp.                          1305 Campus Parkway          06-1395229    Jonesville, LA 71343
                                                          Neptune, NJ 07753                          Leesville, LA 71446
                                                                                                     Natchitoches, LA 71457

Centennial Hammond Cellular LLC                           1305 Campus Parkway          22-3521765    None
                                                          Neptune, NJ 07753

Centennial Iberia Holding Corp.                           1305 Campus Parkway          22-3521767    None
                                                          Neptune, NJ 07753

Centennial Lafayette Cellular Corp.                       1305 Campus Parkway          91-1383885    None
                                                          Neptune, NJ 07753

Centennial Lake Charles Cellular Corp.                    1305 Campus Parkway          06-1379071    None
                                                          Neptune, NJ 07753

Centennial Louisiana Holding Corp.                        1305 Campus Parkway          06-1395248    None
                                                          Neptune, NJ 07753

Centennial Mega Comm Holding Corp.                        1305 Campus Parkway          22-3563375    None
                                                          Neptune, NJ 07753

Centennial Michigan RSA 6 Cellular Corp.                  1305 Campus Parkway          06-1414541    None
                                                          Neptune, NJ 07753

Centennial Michigan RSA 7 Cellular Corp.                  1305 Campus Parkway          06-1414585    None
                                                          Neptune, NJ 07753

Centennial Morehouse Cellular LLC                         1305 Campus Parkway          22-3521761    None
                                                          Neptune, NJ 07753

Centennial Puerto Rico Wireless Corporation               1305 Campus Parkway          06-1423206    None
                                                          Neptune, NJ 07753

Centennial Randolph Cellular LLC                          1305 Campus Parkway          22-3563378    Connersville, IN 47331
                                                          Neptune, NJ 07753                          Richmond, IN 47374

Centennial Randolph Holdings Corp.                        1305 Campus Parkway          22-3563379    None
                                                          Neptune, NJ 07753

Centennial Wireless PCS License Corp.                     1305 Campus Parkway          06-1464062    None
                                                          Neptune, NJ 07753

Centennial Wireless PCS Operations Corp.                  1305 Campus Parkway          06-1464113    Ponce, PR 00731
                                                          Neptune, NJ 07753                          Rio Piedras, PR 00926

                                                                                                     Hato Rey, PR 00919
                                                                                                     Arecibo, PR 00612
                                                                                                     Mayaguez, PR 00680
                                                                                                     Caguas, PR 00725
                                                                                                     Humacao, PR 00791

Century Beaumont Cellular Corp.                           1305 Campus Parkway          06-1283928    None
                                                          Neptune, NJ 07753

Century Charlottesville Cellular Corp.                    1305 Campus Parkway          06-1301783    None
                                                          Neptune, NJ 07753
Century El Centro Cellular Corp.                          1305 Campus Parkway          93-1023432    El Centro, CA 92243
                                                          Neptune, NJ 07753                          Imperial, CA 92251

Century Elkhart Cellular Corp.                            1305 Campus Parkway          06-1267969    None
                                                          Neptune, NJ 07753


                                      D-84



Century Lynchburg-DE Cellular Corp.                       1305 Campus Parkway          06-1277026    None
                                                          Neptune, NJ 07753

Century Michiana Cellular Corp.                           1305 Campus Parkway          06-1245995    None
                                                          Neptune, NJ 07753

Century Roanoke Cellular Corp.                            1305 Campus Parkway          06-1242617    None
                                                          Neptune, NJ 07753

Century South Bend Cellular Corp.                         1305 Campus Parkway          06-1245350    None
                                                          Neptune, NJ 07753

Century Yuma Cellular Corp.                               1305 Campus Parkway          06-1300916    Yuma, AZ 85365
                                                          Neptune, NJ 07753

El Centro Cellular Corp.                                  1305 Campus Parkway          06-1300817    None
                                                          Neptune, NJ 07753

Elkhart Cellular Telephone Co.                            1305 Campus Parkway                        None
                                                          Neptune, NJ 07753

Elkhart Metronet, Inc.                                    1305 Campus Parkway          05-0435985    Elkhart, IN 46517
                                                          Neptune, NJ 07753

Hendrix Electronics, Inc.                                 1305 Campus Parkway          95-2395920    None
                                                          Neptune, NJ 07753

Hendrix Radio Communications, Inc.                        1305 Campus Parkway          95-3803455    None
                                                          Neptune, NJ 07753

Iberia Cellular Telephone Company Inc.                    1305 Campus Parkway          91-1557127
                                                          Neptune, NJ 07753

Iberia Cellular Telephone Company LLC                     1305 Campus Parkway          22-3521762    Morgan City, LA 70380
                                                          Neptune, NJ 07753                          New Iberia, LA 70560

Lafayette Cellular Telephone Company Partnership          1305 Campus Parkway          91-1430742    Lafayette, LA 70503
                                                          Neptune, NJ 07753                          Lafayette, LA 70506
                                                                                                     Lafayette, LA 70508

Lafayette Communications, Inc.                            1305 Campus Parkway          94-3033720    None
                                                          Neptune, NJ 07753

Mega Comm LLC                                             1305 Campus Parkway          22-2916947    Huntington, IN 46750
                                                          Neptune, NJ 07753                          Marion, IN 46952

Michiana Metronet Inc.                                    1305 Campus Parkway          05-0429135    Angola, IN 46703
                                                          Neptune, NJ 07753                          Auburn, IN 46706

                                                                                                     Bluffton, IN 46714
                                                                                                     Decatur, IN 46733
                                                                                                     Fort Wayne, IN 46802
                                                                                                     Fort Wayne, IN 46805
                                                                                                     Fort Wayne, IN 46804
                                                                                                     Adrian, MI 49221
                                                                                                     Battle Creek, MI 49015
                                                                                                     Coldwater, MI 49036
                                                                                                     Kalamazoo, MI 49007
                                                                                                     Portage, MI 49002

South Bend Metronet, Inc.                                 1305 Campus Parkway          05-0432137    South Bend, IN 46601
                                                          Neptune, NJ 07753                          South Bend, IN 46635



                                    EXHIBIT 1


                          Form of Issuer Acknowledgment


          The undersigned hereby (i) acknowledges receipt of a copy of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of January 7, 1999, among Centennial Cellular Operating Co. LLC (the "Borrower"), Centennial Wireless PCS Operations Corp. (the "PR Borrower") the Guarantors from time to time party thereto and NationsBank, N.A., as collateral agent ("Administrative Agent"), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement, (iii) agrees that it will comply with instructions of Administrative Agent with respect to the applicable Securities Collateral without further consent by applicable Pledgor,
(iv) agrees to notify Administrative Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Securities Collateral thereunder in the name of Administrative Agent or its nominee or the exercise of voting rights by Administrative Agent or its nominee.

                                      [NAME OF ISSUER]


                                      By:
                                          Name:
                                          Title:












NOTE: This form should be signed by each issuer of uncertificated Securities Collateral.

                                    EXHIBIT 2


                   Form of Financial Account Consent Agreement

                                [Name of Pledgor]
                              [Address of Pledgor]


                                                                         [Date]


[Name and
address of
Financial Institution]


Ladies and Gentlemen:

          We refer to account numbers ___________ and _____________ (the "Financial Accounts") maintained with [Name of Financial Institution] (the "Financial Institution") by [Name of Pledgor] (the "Company") and into which certain moneys, instruments, securities and other property are or may be deposited from time to time. The Company has granted to NationsBank, N.A., as Administrative Agent ("Administrative Agent") for the benefit of the Secured Parties under, and as defined in, the Security Agreement, dated as of January 7, 1999, among Centennial Cellular Operating Co. LLC (the "Borrower"), Centennial Wireless PCS Operations Corp. (the "PR Borrower"), certain guarantors party thereto and Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"), a security interest in the Financial Account Collateral (as defined in the Agreement), including, without limitation, all moneys, instruments, securities and other property deposited therein and all certificates or other instruments, if any, representing or evidencing the Financial Accounts. It is a condition to the continued maintenance of the Financial Accounts with the Financial Institution that the Financial Institution agrees to this letter agreement.

          The parties hereto agree as follows:

          1. The Financial Institution hereby confirms that the Company has established with it the Financial Accounts. The Financial Institution agrees that from and after the date hereof the Financial Accounts shall be under the exclusive dominion and control of Administrative Agent and all moneys, instruments, securities and other property of the Company received in connection therewith, whether or not deposited in the Financial Accounts, shall be held solely for the benefit of Administrative Agent. Except as otherwise provided herein, the Financial Accounts shall be subject to written instructions only from Administrative Agent.

          2. The Financial Institution agrees to do the following:

               (a) follow its usual operating procedures for the handling of any remittance received in the Financial Accounts that contains restrictive endorsements, irregularities, such as a variance between the written and numerical amounts, undated or postdated items, missing signature and incorrect payee;

               (b) endorse and process all eligible checks and other remittance items not covered by subparagraph (a) above and deposit such checks and other remittance items in the Financial Accounts; and

               (c) maintain a record of all checks and other remittance items received in the Financial Accounts and, in addition to providing the Company with photostats, vouchers and enclosures of checks and other remittance items received on a daily basis, as well as a monthly statement, furnish to Administrative Agent, free of any service charge payable by Administrative Agent, its regular Lender statement with respect to the Financial Accounts, with the words "NationsBank, N.A., as Administrative Agent, Re: Centennial Cellular Operating Co. LLC" included thereon so that there is no confusion as to ownership of the Financial Accounts and so that Administrative Agent is able to properly identify the Financial Accounts.

          3. [The Financial Institution hereby agrees that no later than 12:00 p.m. on each business day on which transactions may be made with respect to the Financial Accounts, without further notice or instruction of any kind, to transfer (by wire transfer) the total of all immediately available funds or credits in each Financial Account to the concentration account, account no. _________________, ABA # ___________, reference: Centennial Cellular Operating Co. LLC (the "Concentration Account") maintained by the Company with Administrative Agent at its office located at 901 Main Street, 14th Floor, Dallas, Texas 75202.

          [Administrative Agent hereby instructs the Financial Institution to follow the instructions of the Company with respect to the disposition of any and all moneys, instruments, securities and other property deposited in the Financial Accounts as directed by the Company unless and until the Financial Institution has received written instructions to the contrary from Administrative Agent, in which case the Financial Institution agrees to follow such instructions from Administrative Agent.][FN1]

          The Financial Institution hereby agrees that Administrative Agent will be entitled to all rights and remedies to which a person in control of "financial assets" (within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) is entitled pursuant to Part 5 of Article 8 of the UCC and Article 9 of the UCC, and [, subject to the provisions of the immediately preceding paragraph,] the Financial Institution agrees to follow the instructions of Administrative Agent with respect to the disposition of any and all moneys, instruments, securities, and other property deposited in the Financial Accounts.

          Without limiting the foregoing, if at any time the Financial Institution shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by Administrative Agent and relating to the Financial Accounts, the Financial Institution shall comply with such entitlement order without further consent of Borrower, the Company or any other person. The

[FN1] Note: The first paragraph in this section is only for Financial Institutions that have collection accounts for receivables of the Company, and the second paragraph is only for Financial Institutions that maintain disbursement accounts of the Company. The disbursement accounts are the accounts where the Pledgors may keep their Financial Account Collateral that is not subject to the daily sweep requirement of Section 10(b) of the Agreement. Any funds in excess of such amount will have to be swept into the concentration account by the Pledgors.

Financial Institution hereby agrees that it shall be a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC and that the Financial Accounts shall be maintained as "securities accounts" (as such term is defined in Section 8-501(a) of the UCC) to the extent that any "investment property" (as defined in Section 9-115 of the UCC) is maintained in or in respect of the Financial Accounts and that each item of investment property credited to a Financial Account shall be treated as a financial asset. The Financial Institution further agrees that all securities or other investment property underlying any financial assets credited to any Financial Account shall be registered in the name of the Financial Institution, endorsed to it or in blank or credited to another securities account maintained in its name.

          4. Except for the claims and interest of Administrative Agent and the Company in the Financial Accounts, the Financial Institution acknowledges that it does not know of any claim to, or interest in, the Financial Accounts or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Financial Accounts or in any financial asset carried therein, the Financial Institution will promptly notify Administrative Agent, Borrower and the Company thereof.

          5. The Financial Institution waives and agrees not to assert, claim or endeavor to exercise, and by executing this letter agreement bars and estops itself from asserting, claiming or exercising, and the Financial Institution acknowledges that it has not heretofore received a notice from any other party asserting, claiming or exercising, any right of setoff, banker's lien or other purported form of claim with respect to the Financial Accounts and funds from time to time therein. The Financial Institution shall have no rights in the Financial Accounts or the funds therein. To the extent that it may ever have any such rights, the Financial Institution hereby expressly subordinates all such rights to all rights of Administrative Agent.

          6. The Financial Institution shall not be liable for any action taken or omitted by it with respect to the Financial Accounts on the instructions of Administrative Agent, and the Financial Institution shall not have any duty or responsibility to ascertain whether any such instructions are consistent with the Agreement or the other credit documents relating thereto. The Financial Institution may rely on any certificate, statement, request, agreement or other instrument it believes in good faith to be genuine and to have been signed or presented by or on behalf of Administrative Agent. In maintaining the Financial Accounts hereunder, the Financial Institution may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel and shall have no liability hereunder except for its bad faith, willful misconduct or gross negligence with respect to its obligations hereunder.

          7. The Company agrees to indemnify the Financial Institution against and save the Financial Institution harmless from any and all claims, liabilities, reasonable costs and expenses, including reasonable out-of-pocket fees and expenses of counsel, for anything done or omitted by you in good faith in connection with this letter agreement, including reasonable costs and expenses of defending itself against any claim or liability; provided, that the Financial Institution shall not have the right to be indemnified hereunder for its bad faith, gross negligence or willful misconduct.

          8. The Financial Institution may terminate this letter agreement only upon thirty days' prior written notice to that effect to the Company and Administrative Agent and by canceling the Financial Accounts maintained with it and transferring all funds, if any, in such Financial Accounts to Administrative Agent. After any such termination, the Financial Institution shall nonetheless remain obligated promptly to transfer to Administrative Agent at its address anything from time to time received in respect of the Financial Accounts.

          9. This letter agreement shall be binding upon the parties hereto and their respective successors and assigns. This letter agreement may be executed in counterparts, each of which will be deemed an original and all of which taken together shall constitute one and the same instrument.

          THE "SECURITIES INTERMEDIARY'S JURISDICTION" WITHIN THE MEANING OF
SECTION 8-110(E) OF THE UCC IS AND SHALL CONTINUE TO BE THE STATE OF NEW YORK. THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                               Very truly yours,

                                               [NAME OF PLEDGOR]


                                               By:___________________________
                                                   Name:
                                                   Title:


                                               NATIONSBANK, N.A.,
                                                 as Administrative Agent




                                               By:___________________________
                                                   Name:
                                                   Title:


Acknowledged and agreed to
as of the date first above written.

[FINANCIAL INSTITUTION]



By:_____________________________
    Name:
    Title:

                                    EXHIBIT 3


                       Form of Securities Pledge Amendment

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated __________, is delivered pursuant to
Section 8 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated as of January 7, 1999, among the undersigned, certain other Pledgors and NationsBank, N.A., as Administrative Agent (the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement) and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                             _______________________________
                                             as Pledgor


                                           By:______________________________
                                               Name:
                                               Title:


                               Pledged Securities


                                                         PERCENTAGE OF ALL
                                                         ISSUED CAPITAL OR OTHER
         CLASS        PAR     CERTIFICATE    NUMBER OF   EQUITY INTERESTS OF
ISSUER   OF STOCK     VALUE      NO(S).      SHARES      ISSUER




                               Intercompany Notes


                 PRINCIPAL        DATE OF       INTEREST           MATURITY
ISSUER           AMOUNT          ISSUANCE         RATE               DATE

                                    EXHIBIT 4


                            Form of Joinder Agreement


                              [Name of New Pledgor]
                            [Address of New Pledgor]


                                                                         [Date]


NationsBank, N.A.,
as Administrative Agent
901 Main Street
14th Floor
Dallas, Texas 75202
Attention:  _________________


Ladies and Gentlemen:

          Reference is made to the Security Agreement (the "Agreement"), dated as of January 7, 1999, made by Centennial Cellular Operating Co. LLC (the "Borrower"), Centennial Wireless PCS Operations Corp. (the "PR Borrower"), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement and NationsBank, N.A., as collateral agent for the Secured Parties. Capitalized terms used herein but not otherwise defined herein have the meanings given such terms in the Agreement.

          This letter supplements the Agreement and is delivered by the undersigned, ______________ (the "New Pledgor"), pursuant to Section 23 of the Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Agreement to the same extent that it would have been bound if it had been a signatory to the Agreement on the execution date of the Agreement. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Agreement.

          Attached hereto are supplements to each of the schedules and annexes to the Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Agreement.

          This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the New Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                              [NEW PLEDGOR]


                                              By:  ____________________________
                                                    Name:
                                                    Title:


AGREED TO AND ACCEPTED:


NATIONSBANK, N.A.,
as Administrative Agent


By:  __________________________
       Name:
       Title:


                     [Schedules and Annexes to be attached]

                                                                    Exhibit E-1

                  [Form of Opinion of Counsel to the Obligors]



          [Letterhead of Reboul, MacMurray, Hewitt, Maynard & Kristol]



                                                                January 7, 1999

To the Lead Arranger, the Administrative
Agent and each of Lenders party
to the Credit Agreement referred
to below

Ladies & Gentlemen:

          We have acted as counsel to Centennial Cellular Operating Co. LLC ("Borrower"), Parent and the other guarantors party to the Credit Agreement (as defined)(each, a "Guarantor", and collectively, the "Guarantors", and collectively with Borrower, the "Obligors"), in connection with the execution and delivery of the Credit Agreement, dated as of January 7, 1999 (the "Credit Agreement"), among Borrower, PR Borrower, the Guarantors, the lenders party thereto ("Lenders"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, and the transactions contemplated thereby. This opinion is delivered to you pursuant to Section 7.01(i)(3) of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (collectively, the "Credit Documents"): (a) the Credit Agreement, (b) the Notes, (c) the Security Documents and (d) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

                                      E1-1

          In our examination we have assumed the genuineness of all signatures (other than as to any Obligor), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of each Obligor, public officials and other appropriate persons.

          Based upon the foregoing, we are of the opinion that:

          1. Each of the Obligors has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as now conducted, and to own, or hold under lease, its assets.

          2. Each of the Obligors is duly qualified to transact business and is in good standing in each United States jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that failure to so qualify or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3. The execution, delivery and performance of each of the Credit Documents have been duly authorized by all necessary corporate action of each of Obligors, and each of the Credit Documents has been duly executed and delivered by Borrower.

          4. Each of the Credit Documents constitutes a legally valid and binding obligation of Borrower and PR Borrower in accordance with its terms. On and after the effective time of the Recapitalization, each of the Credit Documents will be the legally valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms.

          5. The execution and delivery of each of the Obligors to such Credit Documents, the borrowing of the Loans and the application of the proceeds thereof as provided in the Credit Agreement, the making by the Guarantors of the guaranty evidenced by Section 6 of the Credit Agreement, the performance by the Obligors of their respective obligations under the Credit Documents on or prior to the date hereof and the consummation of the Recapitalization do not: (i) contravene any applicable provision of any law, statute, rule, regulation

                                      E1-2

(including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) after giving effect to any waivers, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Obligors pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Obligor is a party or by which it or any of its property or assets are bound or to which it may be subject or
(iii) will violate any provision of any of the Obligor's Organic Documents.

          6. There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened with respect to any Obligor that, after giving effect to expected insurance proceeds and indemnity payments, could, singly or in the aggregate, reasonably be likely to have a Material Adverse Effect.

          7. No consent, authorization or order of, or registration or filing with, approval of or notice to any governmental or public authority is required to be obtained or made by any Obligor pursuant to any presently existing federal, New York or Delaware statute, rule or regulation for the execution, delivery and performance on or prior to the date hereof by any Obligor of the Credit Documents to which such Obligor is a party, the extension of credit under the Credit Agreement, the payment of the Loans or the consummation of the Recapitalization, except for the filing of the certificate of merger relating to the Merger with the Delaware Secretary of State.

          8. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting any of the Obligors or any of their properties or assets that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Credit Documents to be executed and delivered on or prior to the Closing Date.

          9. Assuming that each Lender is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Act")), no registration under the Act is required for the execution or performance by Borrower of the Credit Agreement.

                                      E1-3

          10. No Obligor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          11. No Obligor is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          12. We call to your attention the fact that the Credit Documents select the internal laws of the State of New York as the governing law. It is our opinion that a federal or state court sitting in New York will honor the parties' choice of the internal laws of the State of New York and to the determination of whether the obligations created by the Credit Documents are usurious.

          13. All corporate, shareholder and other action on the part of Parent and Target and their respective boards of directors and shareholders necessary to consummate the Merger will have been taken prior to the Merger. Upon the filing of the certificate of merger relating to the Merger with the Delaware Secretary of State, the Merger will be validly consummated in accordance with the Merger Certificate and Delaware General Corporation Law.

          14. The Security Documents create, in favor of the Administrative Agent for the benefit of the Creditors, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, a perfected, security interest in and Lien upon all of the Collateral (and the proceeds thereof).

          15. When the Obligors deliver the Pledged Securities and the Intercompany Notes, (each as defined in the Security Agreement) to the Administrative Agent pursuant to the Security Agreement, the Security Agreement creates a valid, enforceable and perfected security interest in favor of the Administrative Agent for the benefit of the Creditors in the rights in the Pledged Securities and the Intercompany Notes, subject to no equal or prior consensual security interest granted by the Pledgors as security for the payment and performance, to the extent set forth in the Security Agreement, of the Secured Obligations (as defined in the Security Agreement).

                                      E1-4

          16. The filing of the Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the filing of the UCC financing statements with the applicable Government Authorities, will create a valid, enforceable and perfected security interest in favor of the Administrative Agent for the benefit of the Creditors in all Patents, Trademarks and Copyrights (each, as defined in the Security Agreement).

          17. Upon consummation of the Merger, all of the issued and outstanding equity interests of Borrower will be duly authorized and validly issued and will be fully paid and nonassessable and will be owned by Parent, to our knowledge, free and clear of any Lien other than the Lien of the Security Agreement.

          This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm (other than Cahill Gordon and Reindel as counsel to the Lead Arranger, the Administrative Agent and Lenders) or corporation for any purpose, without our prior written consent.


                                               Very truly yours,



                                      E1-5

                                                                    Exhibit E-2


                         [Form of Opinion of Special FCC
                            Counsel to the Obligors]


          (i) The entering into and borrowing under the Credit Agreement and the consummation by the Obligors of all of the transactions contemplated by the Credit Agreement will not result in a violation of the Communications Act of 1934, as amended (the "Communications Act"), or any order, rule or regulation of the Federal Communications Commission (the "FCC").

          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act or the rules and regulations of the FCC for the entering into and borrowing under the Credit Agreement or the consummation by the Obligors of the transactions contemplated by the Credit Agreement, except those that have been obtained and are in full force and effect.

          (iii) The Obligors own or have the right to use or manage all of the Governmental Licenses listed in Schedule A, without any known conflict known to us with the rights of others, except to the extent as is not reasonably likely to have a Material Adverse Effect. Such Governmental Licenses are in full force and effect and such counsel is not aware of any other licenses required by the Obligors to conduct its business as now operated or as contemplated to be operated by it.

          (iv) Such counsel is not aware of any material respect in which the operation of the Obligors' businesses is not in accordance with the Governmental Licenses, the Communications Act and all orders, rules and regulations of the FCC.

          (v) Except as described in the Credit Agreement, such counsel does not know of any material proceedings threatened, pending or contemplated before the FCC or before any court or administrative agency against or involving the properties, businesses or Governmental Licenses of the Obligors.

          (vi) To such counsel's knowledge, no event has occurred that permits, or with notice or lapse of time or both would permit the revocation or termination of any of the Governmental Licenses or that might result in any other material impairment of the rights of the Obligors therein.


                                      E2-1

                                   Schedule A

                                      E2-2

                                                                      Exhibit F

                         [Form of Notice of Assignment]

                              NOTICE OF ASSIGNMENT


                                                                         [Date]


[Centennial Cellular Operating Co. LLC/Centennial Borrower
  Wireless PCS Operations Corp.]
Corporate Office
1305 Campus Parkway
Neptune, N.J.  07753

Attention:  President

NationsBank, N.A.
901 Main Street, 14th Floor
Dallas, Texas  75202-3748
Attention:  Loan Administration and Loan Syndicate Group

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
225 Liberty Street
South Tower
New York, New York  10080-6114
Attention:  Loan Syndicate Group

          Re: Credit Agreement, dated as of January 7, 1999 (as amended, modified or supplemented, the "Credit Agreement"), among Centennial Cellular Operating Co. LLC, a Delaware limited liability company, as Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent.

Ladies and Gentlemen:

          We hereby give notice that, effective as of the date hereof (but subject to your consent hereto to the extent required pursuant to the Credit Agreement) [Name of Assignor] (the "Assignor") has assigned its rights and obligations with respect to $[ ] of the Assignor's outstanding [[Revolving Credit] [Tranche A Term Loan] [Tranche A-PR Term Loan] [Tranche B Term Loan] [Tranche C Term Loan] [Commitment and] [[Revolving Credit] [Tranche A Term] [Tranche A-PR Term] [Tranche B Term] [Tranche C Term]Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under the Credit Agreement to [Name of Assignee] (the "Assignee"). The Assignee hereby (subject only to the effectiveness hereof) (i) becomes a "Lender" pursuant to Section 12.06(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and (ii) assumes all the obligations of the Assignor thereunder with respect to the Assigned Interest and agrees to comply with all of the provisions relating to a "Lender" under the Credit Documents. Nothwithstanding the above, this assignment shall be effective only upon appropriate entries thereto being made in the Register pursuant to Section 12.06(b) of the Credit Agreement.

          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

                 Address for Notices:
                 --------------------
                 --------------------
                 --------------------


                 Attention:
                 Telephone:
                 Telecopier:

                 Lending Office for Alternate Base Rate Loans:
                 --------------------
                 --------------------
                 --------------------

                 Lending Office for Loans other than Alternate Base Rate Loans:
                 --------------------
                 --------------------
                 --------------------

                 Payment Instructions:

                 --------------------
                 --------------------
                 --------------------

          Enclosed herewith are duly executed copies of all tax certificates and other tax forms, if any, required to be delivered by Assignee under the Credit Agreement.

          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $3,500, except as provided in the Credit Agreement.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]


                                          By:_____________________________
                                              Name:
                                              Title:


                                          [NAME OF ASSIGNEE]


                                          By:_____________________________
                                              Name:
                                              Title:

ACKNOWLEDGED OR CONSENTED TO
(AS APPLICABLE):

NATIONSBANK, N.A.,
as Administrative Agent


By:___________________________
    Name:
    Title:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED,
as Lead Arranger


By:  _________________________
         Name:
         Title:


[NAME],
as Issuing Lender


By:  _________________________
    Name:
    Title:


[CENTENNIAL CELLULAR OPERATING
CO. LLC, as Borrower/CENTENNIAL
  WIRELESS PCS OPERATIONS CORP., as
  PR Borrower]


By:  _________________________
    Name:
    Title:

                                                                      Exhibit G



                          [Form of Notice of Borrowing]


                               NOTICE OF BORROWING


NationsBank, N.A.,
  as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202-3748

Ladies and Gentlemen:

          The undersigned, [Centennial Cellular Operating Co. LLC, a Delaware limited liability company ("Borrower")/ Centennial Wireless PCS Operations Corp. ("PR Borrower")], refers to the Credit Agreement, dated as of January 7, 1999 (as such may be amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent. Borrower hereby gives you irrevocable notice pursuant to Sections 2.02 and 4.05 of the Credit Agreement that Borrower desires to make a borrowing (the "Proposed Borrowing") under the Credit Agreement, and in that connection sets forth below the information relating to the Proposed Borrowing:

          (A) Proposed Borrowing:

               (i) The Business Day of the Proposed Borrowing is [ ];

               (ii) The aggregate amount of the Proposed Borrowing is [ ] Dollars ($[ ]);

               (iii) The Proposed Borrowing shall consist of:

[a ( ) ([$ ]) Tranche A Term Loan, of which $[ ] is requested to be Alternate Base Rate Loans and $[ ] is requested to be LIBOR Loans [The amount of Tranche A Term Loans that is requested to be LIBOR Loans is requested to have the following Interest Period(s): [ ]],

[a ( ) ($[ ]) Tranche A-PR Term Loan, of which $[ ] is requested to be Alternate Base Rate Loans and $[ ] is requested to be LIBOR Loans [The amount of Tranche A-PR Term Loans that is requested to be LIBOR Loans is requested to have the following Interest Period(s): [ ]],

[a ( ) ($[ ]) Tranche B Term Loan, of which $[ ] is requested to be Alternate Base Rate Loans and $[ ] is requested to be LIBOR Loans [The amount of Tranche B Term Loans that is requested to be LIBOR Loans is requested to have the following Interest Period(s): [ ]],

[a ( ) ($[ ]) Tranche C Term Loan, of which $[ ] is requested to be Alternate Base Rate Loans and $[ ] is requested to be LIBOR Loans [The amount of Tranche C Term Loans that is requested to be LIBOR Loans is requested to have the following Interest Period(s): [ ]], and

[and a ( ) ($[ ]) Revolving Credit Loan, of which $[ ] is requested to be Alternate Base Rate Loans [and $[ ] of which is requested to be LIBOR Loans. [The amount of Revolving Credit Loans that is requested to be LIBOR Loans is requested to have the following Interest Period(s):[ ]]; and

               (iv) The proceeds of the Proposed Borrowing are to be deposited into the accounts set forth in the attached letter and in the respective amounts set forth therein.

          (B) Borrower hereby certifies and represents that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (i) All representations and warranties made by the Obligors contained in the Credit Agreement or otherwise made in any other Credit Documents are true and correct in all material respects, with the same effect as though made on and as of the date of the Proposed Borrowing (except insofar as such representations or warranties expressly relate to an earlier date, in which case the same are true and correct as of such date); and

               (ii) No Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom or would otherwise exist immediately after giving effect to the Proposed Borrowing.

Dated:

                                        [CENTENNIAL CELLULAR OPERATING
                                          CO. LLC/CENTENNIAL WIRELESS PCS
                                          OPERATIONS CORP.]


                                        By:_________________________________
                                            Name:
                                            Title:

                                                                      Exhibit H

                   [Form of Notice of Conversion/Continuation]


NationsBank, N.A.,
  as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas  75202-3748

Ladies and Gentlemen:

          The undersigned, [Centennial Cellular Operating Co. LLC, a Delaware limited liability company ("Borrower")/ Centennial Wireless PCS Operations Corp., a Delaware corporation ("PR Borrower")], refers to the Credit Agreement, dated as of January 7, 1999, (as such may be amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent. Borrower hereby gives you irrevocable notice pursuant to Sections 2.09 and 4.05 of the Credit Agreement that Borrower desires [A: to convert $[ ] in principal amount of presently outstanding Alternate Base Rate Loans to LIBOR Loans on [ ], [ ]. The Interest Period for such LIBOR Loans commencing on such date is requested to be a [ ] period.] [B: to continue as LIBOR Loans $[ ] in principal amount of presently outstanding LIBOR Loans having an Interest Period the last day of which is [ ], [ ]. The Interest Period for such LIBOR Loans commencing on such Interest Payment Date is requested to be a [ ] period.]

          Borrower hereby certifies that no Default has occurred and is continuing, or would result from the [Conversion] [Continuation] or would otherwise exist immediately after giving effect to the [Conversion] [Continuation].


Dated:

                              [CENTENNIAL CELLULAR OPERATING
                                CO. LLC/CENTENNIAL WIRELESS
                                PCS OPERATIONS CORP.]



                              By:_____________________________
                                   Name:
                                   Title:

                                                                      Exhibit I

                           [Form of Joinder Agreement]


          JOINDER AGREEMENT, dated as of [ ], made by each of the corporations that are signatories hereto (the "Additional Obligors"), in favor of NationsBank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions ("Lenders") from time to time parties to the Credit Agreement, dated as of January 7, 1999 (as the same may be amended, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing all or any portion of the Indebtedness under such agreement or any successor agreement, the "Credit Agreement"; capitalized terms not defined herein have the meanings given to them in the Credit Agreement), among Centennial Cellular Operating Co. LLC, as Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent.


                              W I T N E S S E T H :

          WHEREAS, the parties to this Joinder Agreement wish to amend Schedule 1.01(d) to the Credit Agreement in the manner hereinafter set forth; and

          WHEREAS, this Joinder Agreement is entered into pursuant to Section
9.20 of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. Each of the undersigned Additional Obligors hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the Security Agreement dated as of January 7, 1999 among Centennial Cellular Operating Co. LLC, a Delaware limited liability company, Parent, as a Guarantor, the other Guarantors party thereto from time to time and NationsBank, N.A., as Administrative Agent (the "Security Agreement") and acknowledges and agrees to:

     (a) join the Credit Agreement as an Obligor, and, more specifically, as a Guarantor, and the Security Agreement as a Pledgor, as indicated with its signature below;

     (b) be bound by all covenants, agreements and acknowledgments attributable to an Obligor in the Credit Agreement and a Pledgor in the Security Agreement; and

     (c) perform all obligations and duties required of it by the Credit Agreement and the Security Agreement as an Obligor and Pledgor.

          2. Each of the undersigned hereby represents and warrants that the representations and warranties with respect to it contained in Section 8 of the Credit Agreement and each of the other Credit Documents to which such signatory is a party, by virtue of this Joinder Agreement or otherwise, or which are contained in any certificate furnished by or on behalf of such signatory are true and correct on the date hereof as if made on and as of the date hereof.

          3. The address and jurisdiction of incorporation of each of the undersigned is set forth below its name on the signature pages hereto.

          4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.

Dated:  [         ]

                                          [                  ],
                                            as Obligor and Pledgor


                                          By:________________________________
                                              Name:
                                              Title:


                                          Address:


                                          Jurisdiction of Incorporation:


ACKNOWLEDGED AND AGREED TO:

NATIONSBANK, N.A.,
  as Administrative Agent


By:____________________________
     Name:
     Title:

                                                                      Exhibit J



                 [Form of Section 5.06 Certificate for Lenders]


          Reference is made to the Credit Agreement dated as of January 7, 1999 among Centennial Cellular Operating Co. LLC, a Delaware limited liability company ("Borrower"), PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent (as such may be amended, modified or supplemented, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement). [ ] ("Lender") is providing this certificate pursuant to subsection 5.06(b) of the Credit Agreement. Under penalties of perjury, Lender hereby represents and warrants that:

          1. Either (i) Lender is the sole record and beneficial owner of the Note(s) registered in its name in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of such Note(s) registered in its name at all times during which it is the record holder of such Note(s) registered in its name, or (ii) the beneficial owner of such Loan(s) or such obligations evidenced by the Note(s) (a) is a United States person or has provided Internal Revenue Service Form 1001 or 4224 to the Lender, or (b) has provided to the Lender a completed and duly executed certificate substantially in the form of this Section 5.06 Certificate.

          2. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          3. Lender is not a 10% shareholder of Borrower within the meaning of
Section 881(c)(3)(B) of the Code.

          4. Lender is not a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the Code.

          5. The income from the Note(s) held by Lender is not effectively connected with the conduct of a trade or business within the United States.

          6. Lender has furnished Borrower with a certificate of foreign status on Internal Revenue Service Form W-8 (or the applicable successor form or certificate).

          7. Lender will promptly notify Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[LENDER]



By: _____________________________
       Name:
       Title:

                  [Address]

Date:

                                                                      EXHIBIT K


             [Form of Collateral Assignment of Location Agreements]



                  COLLATERAL ASSIGNMENT OF LOCATION AGREEMENTS


          COLLATERAL ASSIGNMENT OF LOCATION AGREEMENTS ("Assignment") dated as of January 7, 1999 by CENTENNIAL CELLULAR OPERATING CO. LLC, a Delaware limited liability company ("Borrower"), CENTENNIAL WIRELESS PCS OPERATIONS CORP. ("PR Borrower"), and each of the Guarantors party hereto and each of Borrower, PR Borrower and such Guarantors, (individually, an "Assignor"; collectively, the "Assignors"), in favor of NATIONSBANK, N.A., in its capacity as administrative agent (in such capacity and together with any successor in such capacity, the "Administrative Agent") for the Lenders.

                                R E C I T A L S :

          A. Borrower, PR Borrower, Parent, as a Guarantor, the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent, are parties to a Credit Agreement dated as of the date hereof (as amended, amended and restated or otherwise modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to either Borrower and PR Borrower. Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.

          B. To secure, among other things, their obligations under the Credit Agreement, Assignors have entered into a Security Agreement, dated as of the date hereof, with the Administrative Agent, pursuant to which Assignors have pledged, among other things, their interests in the Agreements (as hereinafter defined).

          C. Pledgors are, or are the successors in interest to, the holders of the access and use rights under those certain agreements (individually, an "Agreement"; collectively, the "Agreements"), a complete list of which as of the date hereof is attached as Schedule A hereto, with the respective landlords and sublandlords (individually, a "Landlord"; collectively, the "Landlords") thereto. The Agreements pertain to the properties (the "Premises") which are described in each respective Agreement and shall include any other similar agreement providing for use of and access to cellular telephone transmission sites executed by any Assignor after the date hereof.

          D. Assignors may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more Swap Contracts or Interest Rate Protection Agreements with one or more Lenders or Affiliates of a Lender.

          E. It is a condition to each of the above-described extensions of credit to the Assignors that the Assignors shall have executed and delivered this Assignment.

          F. This Assignment is made by Assignors in favor of Administrative Agent for the benefit of the Creditors (collectively, the "Secured Parties") together with the Bank Creditors, the "Secured Creditors"). This Assignment is given to Administrative Agent to secure the Secured Obligations (as defined in the Security Agreement).

                               A G R E E M E N T :

          Assignors and Administrative Agent hereby agree as follows:

          1. Assignment. Assignors hereby transfer and assign to Administrative Agent a continuing security interest in all of the right, title and interest of Assignors, whether now owned or hereafter acquired, in and to each of the Agreements and any other similar agreements providing for use of and access to cellular telephone transmission sites executed by any Assignor after the date hereof. This Assignment of such Agreements is made as collateral security for the payment and performance of the Secured Obligations. Notwithstanding the foregoing, the foregoing assignment does not and shall not include any Agreement or other such similar agreement which would be breached or rendered void or unenforceable by reason of its being including in the foregoing assignment or which is not assignable by its terms, unless a consent to the assignment has been received by such Assignor and/or the Administrative Agent; provided, however, that no Assignor shall enter into any Agreement or other such similar agreement after the date hereof material to either Borrower and its Subsidiaries, taken as a whole, or PR Borrower and its Subsidiaries, taken as a whole, as the case may be, containing any such terms which are not customary without the prior consent of the Administrative Agent and the Majority Lenders.

          2. No Assumption of Obligations or Duties of the Assignors. This Assignment is an assignment for collateral security only of all right, title and interest of the Assignors in the Agreements. Assignors agree that the Secured Creditors have not assumed and will not be deemed to have assumed any of the obligations or duties of Assignors under or with respect to the Agreements unless and until the Secured Creditors shall have given the Landlords written notice that the Secured Creditors have affirmatively assumed such obligations and duties as the result of a continuing Event of Default under the Credit Agreement or the Agreements.

          3. Representations, Warranties and Covenants of Assignors. Assignors represent, warrant and covenant to Administrative Agent as follows:

               (a) Schedule A attached hereto contains a complete list as of the date hereof of the Agreements. Each Assignor is the sole owner of the lessee's interest in each Agreement, free and clear and of all Liens, except for the Liens created in favor of Administrative Agent pursuant to, or in connection with, the Credit Documents and Permitted Liens applicable to the Agreements. Each Agreement is valid and enforceable, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws, and has not been altered, modified or amended in any manner, except as described on Schedule A. Neither such Assignor nor, to such Assignor's knowledge, the Landlord under any Agreement is in default under such Agreement nor, to the knowledge of such Assignor, has any event occurred (other than pursuant to this Assignment or the Security Agreement) which with the passage of time or the giving of notice would constitute a default under such Agreement except for any such default as is not reasonably likely to have a Material Adverse Effect.

               (b) Each Assignor agrees (i) to observe and perform all obligations imposed upon such Assignor under each Agreement and not to do, or permit to be done, anything to materially impair such Assignor's rights thereunder except as would not reasonably be likely to have a Material Adverse Effect; (ii) not to assign such Assignor's interest under any Agreement (except pursuant to this Assignment and the Security Agreement); (iii) other than upon the expiration of the terms of the respective Agreements in accordance with their terms or except as would not reasonably be likely to have a Material Adverse Effect, not alter, modify or change the terms of any Agreement in any material respect, or cancel or terminate any Agreement, or surrender possession of any of the Premises, or any part thereof, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld; and (iv) to use reasonable efforts to enforce the performance by the Landlord under each Agreement of all of such Landlord's obligations under such Agreement except as is not reasonably likely to have a Material Adverse Effect.

               (c) Each Assignor has full power and authority to execute, deliver and perform its obligations under this Assignment.

               (d) This Assignment shall be a legal, valid and binding obligation of each Assignor, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws.

               (e) Each Assignor agrees that, upon request of Administrative Agent, such Assignor shall provide to Administrative Agent an updated Exhibit A to this Assignment containing a complete list as of a recent date of all then effective Agreements.

               (f) Each Assignor agrees that at any time during the continuance of an Event of Default that Administrative Agent believes in its commercially reasonable business judgment that there is a substantial risk that any Assignor will not be able to perform its obligations under the Credit Agreement and the other Credit Documents, such Assignor shall (i) notify the Landlord under any or all of the Agreements that such Assignor has executed and delivered this Assignment to Administrative Agent and (ii) take any and all action reasonably requested by Administrative Agent to cause this Assignment to be recorded in any applicable filing office and the security interest in the Agreements granted hereunder and under the Security Agreement to be perfected.

          4. Appointment of Administrative Agent as Attorney-in-Fact. Each Assignor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact to demand, receive and enforce the respective rights and interests of Assignor with respect to the Agreements at any time after the occurrence and during the continuance of an Event of Default under the Credit Agreement, and give appropriate notices for and on behalf of and in the name of any Assignor or, at the option of Administrative Agent in the name of Administrative Agent, with the same force and effect as such Assignor could do if this Assignment had not been made.

          5. Effect of Assignment; Remedies for Default. This Assignment shall constitute an assignment for collateral security and Administrative Agent shall have no right under this Assignment to enforce the provisions of any Agreement unless there shall occur and be continuing an Event of Default under the Credit Agreement. Upon the occurrence and during the continuance of any such Event of Default, Administrative Agent may, without affecting any of its or the Secured Creditors' rights or remedies against Assignors under any other instrument, document or agreement, exercise its rights under this Assignment as attorney-in-fact of Assignors in any manner permitted by law, and Administrative Agent shall have the right to exercise and enforce any or all rights and remedies available after default to a secured party under the UCC or other applicable law. If notice to Assignors of any intended disposition of collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten days prior to the date of intended disposition. During the continuance of an Event of Default, Administrative Agent may (i) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of any or all of the Premises and have, hold, manage, lease and operate the same, on such terms, and for such period of time, as Administrative Agent may deem proper (but in no event in a manner inconsistent with the stated terms of any applicable Agreement) and (ii) in connection with the exercise of its rights under clause (i) above, terminate all of Assignors' right to retain, use and enjoy all rights under any Agreement. Notwithstanding anything to the contrary contained herein, to the extent that the exercise of any such remedies would constitute a transfer of control to Administrative Agent of any Licenses issued by the FCC to an Assignor, which transfer of control requires the FCC's prior approval, then Administrative Agent will not exercise any such remedies until the FCC's prior approval has been obtained.

          6. Indemnification. After the occurrence and during the continuance of any Event of Default, Administrative Agent may, but shall not be obligated to, perform or discharge any obligation, duty or liability under any Agreement or under or by reason of this Assignment. Furthermore, each Assignor shall, and hereby agrees to, indemnify, defend and hold Administrative Agent harmless from, and against, any and all liability, loss, cost, damage or expense which may, or might be, incurred by Administrative Agent, directly or indirectly, under any Agreement or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Administrative Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the covenants or agreements contained in any Agreement other than any such liability, loss, cost or expense incurred as a result of the gross negligence or willful misconduct of Administrative Agent. If Administrative Agent incurs any such liability under any Agreement or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, shall be added to the Secured Obligations and Assignors shall reimburse Administrative Agent therefor immediately upon demand. The parties hereto understand further that this Assignment shall not operate to place responsibility for the control, care, management or repair of any of the Premises upon Administrative Agent (except as provided in the Agreement for matters first arising after Administrative Agent has taken physical possession of such Premises, other than for possession solely for the purpose of disposing of the assets of Assignors), or for the carrying out of any of the terms or conditions of any Agreement (except for matters first arising after Administrative Agent has taken physical possession of the Premises, other than for possession solely for the purpose of disposing of the assets of Assignors), and it shall not operate to make Administrative Agent responsible or liable for any waste committed on any of the Premises by Assignors or for any negligence in the management, upkeep, repair or control of any of the Premises, resulting in loss, injury or death to any lessee, sublessee, invitee, licensee, employee, stranger or any other Person.

          7. Remedies Cumulative. No right or remedy of Administrative Agent hereunder is exclusive of any other right or remedy hereunder or now or hereafter existing at law or in equity or under the Credit Agreement, the Notes or the other Credit Documents, but is cumulative and in addition thereto and Administrative Agent may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity or under the Credit Agreement, the Notes or the other Credit Documents, without first exhausting or affecting or impairing the security or any right or remedy afforded under this Assignment. No delay in exercising, or omission to exercise, any such right or remedy will impair any such right or remedy or will be construed to be a waiver of any default by Assignors hereunder, or acquiescence therein, nor will it affect any subsequent default hereunder by Assignors of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by Administrative Agent. In case Administrative Agent shall have proceeded to enforce any right under this Assignment and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Administrative Agent then, and in every such case, Assignors and Administrative Agent shall be restored to their former positions with respect to the Agreements, and all rights, remedies, and powers of Administrative Agent shall continue as though no such proceedings had been taken.

          8. Costs and Expenses. Each Assignor hereby agrees to pay all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) which Administrative Agent may incur in administering this Assignment and in exercising and enforcing any of its rights and remedies under this Assignment.

          9. Successors and Assigns. This Assignment shall be binding upon Assignors and their successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and assigns. Administrative Agent may assign its right, title and interest in the Agreements upon notice to the Assignors, but without any requirements for the consent of Assignors.

          10. Amendment. This Assignment can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Administrative Agent, Borrower. A waiver signed by Administrative Agent shall be effective only in the specific instance and for the specific purpose given.

          11. Termination. This Assignment shall terminate and be of no further force and effect as of the date upon which the Commitments of the Lenders under the Credit Agreement and all Swap Contracts and Interest Rate Protection Agreements between any Assignor and any Lender or its Affiliate have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Secured Obligations then owing have been paid in full. Upon such termination, at the request of Assignors, Administrative Agent shall provide written confirmation of such termination to Assignors in form reasonably requested by Assignors, at Assignors' cost and expense.

          12. Governing Law. This Assignment shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws except to the extent that, with respect to enforcement relating to any Agreement, the laws of the jurisdiction where the applicable Premises are located govern.

          13. Notices. Any notice delivered by Assignors or Administrative Agent hereunder shall be delivered in the manner provided in the Credit Agreement.

          IN WITNESS WHEREOF, Assignors and Administrative Agent have executed this Assignment as of the date first set forth above.

                                         ASSIGNORS:


                                         CENTENNIAL CELLULAR OPERATING CO.
                                           LLC, as Borrower


                                         By:_______________________________
                                             Name:
                                             Title:

                                         CENTENNIAL WIRELESS PCS
                                           OPERATIONS CORP.,
                                           as PR Borrower


                                         By:_______________________________
                                             Name:
                                             Title:

                                    ASSIGNORS


                                    CENTENNIAL CELLULAR CORP.


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    ALEXANDRIA CELLULAR CORPORATION
                                    ALEXANDRIA CELLULAR LICENSE CORPORATION
                                    BAUCE COMMUNICATIONS, INC.
                                    BAUCE COMMUNICATIONS OF BEAUMONT, INC.
                                    CENTENNIAL ASHE CELLULAR CORP.
                                    CENTENNIAL BEAUREGARD HOLDING CORP.
                                    CENTENNIAL BENTON HARBOR CELLULAR CORP.
                                    CENTENNIAL BENTON HARBOR HOLDING CORP.
                                    CENTENNIAL CALDWELL CELLULAR CORP.
                                    CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF DEL NORTE
                                    CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF LAWRENCE
                                    CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF MODOC
                                    CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF SACRAMENTO VALLEY
                                    CENTENNIAL CELLULAR TELEPHONE
                                        COMPANY OF SAN FRANCISCO
                                    CENTENNIAL CELLULAR WIRELESS
                                        HOLDING CORP.
                                    CENTENNIAL CLAIBORNE CELLULAR CORP.
                                    CENTENNIAL CLINTON CELLULAR CORP.
                                    CENTENNIAL DESOTO CELLULAR CORP.
                                    CENTENNIAL IBERIA HOLDING CORP.
                                    CENTENNIAL LAFAYETTE CELLULAR CORP.
                                    CENTENNIAL LAKE CHARLES CELLULAR CORP.
                                    CENTENNIAL LOUISIANA HOLDING CORP.

                                    CENTENNIAL MEGA COMM HOLDING CORP.
                                    CENTENNIAL MICHIGAN RSA 6 CELLULAR CORP.
                                    CENTENNIAL MICHIGAN RSA 7 CELLULAR CORP.
                                    CENTENNIAL PUERTO RICO WIRELESS
                                        CORPORATION
                                    CENTENNIAL RANDOLPH HOLDING CORP.
                                    CENTENNIAL WIRELESS PCS LICENSE
                                        CORP.
                                    CENTENNIAL WIRELESS PCS OPERATIONS CORP.
                                    CENTURY BEAUMONT CELLULAR CORP.
                                    CENTURY CHARLOTTESVILLE CELLULAR CORP.
                                    CENTURY EL CENTRO CELLULAR CORP.
                                    CENTURY ELKHART CELLULAR CORP.
                                    CENTURY LYNCHBURG CELLULAR CORP.
                                    CENTURY MICHIANA CELLULAR CORP.
                                    CENTURY ROANOKE CELLULAR CORP. (DE)
                                    CENTURY ROANOKE CELLULAR CORP. (VA)
                                    CENTURY SOUTH BEND CELLULAR CORP.
                                    CENTURY YUMA CELLULAR CORP.
                                    EL CENTRO CELLULAR CORP.
                                    ELKHART METRONET, INC.
                                    HENDRIX ELECTRONICS, INC.
                                    HENDRIX RADIO COMMUNICATIONS, INC.
                                    LAFAYETTE COMMUNICATIONS, INC.
                                    MICHIANA METRONET, INC.
                                    SOUTH BEND METRONET, INC.


                                    By:_______________________________
                                         Name:  Peter W. Chehayl
                                         Title:  Vice President

                                    CENTENNIAL BEAUREGARD CELLULAR LLC

                                    By: CENTENNIAL BEAUREGARD HOLDING
                                          CORP., a Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    CENTENNIAL CELLULAR TRI-STATE
                                        OPERATING PARTNERSHIP

                                    By: CENTENNIAL CLINTON CELLULAR CORP.


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President

                                    CENTENNIAL HAMMOND CELLULAR LLC,

                                    By: CENTENNIAL BEAUREGARD HOLDING
                                         CORP., a Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    CENTENNIAL MOREHOUSE CELLULAR LLC

                                    By: CENTENNIAL BEAUREGARD HOLDING
                                         CORP., a Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    CENTENNIAL RANDOLPH CELLULAR LLC

                                    By: CENTENNIAL RANDOLPH HOLDING
                                         CORP., a Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    ELKHART CELLULAR TELEPHONE
                                       COMPANY

                                    By: ELKHART METRONET, INC., a
                                             General Partner


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President

                                    IBERIA CELLULAR TELEPHONE COMPANY LLC

                                    By: CENTENNIAL BEAUREGARD HOLDING CORP., a
                                              Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    LAFAYETTE CELLULAR TELEPHONE PARTNERSHIP

                                    By: LAFAYETTE COMMUNICATIONS, INC., a
                                             General Partner


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President


                                    MEGA COMM LLC

                                    By: MEGA COMM HOLDING CORP., a
                                         Managing Member


                                    By:_______________________________
                                           Name:  Peter W. Chehayl
                                           Title:  Vice President



                                    NATIONSBANK, N.A.,
                                        as Administrative Agent


                                    By:_______________________________
                                           Name:
                                           Title:

                          FORM OF NOTARY ACKNOWLEDGMENT


STATE OF __________ )
                    :  ss.:
COUNTY OF _________ )


          On this ___ day of ____________, 1998, before me appeared _____________, to me personally known, who being by me duly sworn, did say that s/he is the ____________ of ____________, a ________ and that said instrument was signed and sealed on behalf of said ________ by authority of its Board of Directors, and said acknowledged said instrument to be the free act and deed of said ________.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my notarial seal at my office in ________ County, State of ________, the day and year last above written.


[NOTARY SEAL]                             _____________________________
                                          Notary Public

My Commission Expires:                    Notary's Printed Name:

------------------------                  -----------------------------

Note:  Notary form to be executed by each Assignor.

                                    EXHIBIT A


                               Location Agreements

                                                                      Exhibit M

                        [Form of Perfection Certificate]

                             PERFECTION CERTIFICATE

               (Complete one for each Obligor and each Subsidiary)

                           (UCC Financing Statements)


The undersigned, the President of _________________________, a ________________
[corporation/limited liability company] (the "Company"), hereby certifies, with reference to a certain Security Agreement dated as of January 7, 1999 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and NationsBank, N.A. as administrative agent (the "Administrative Agent") for the Lenders and the Agents, to the Administrative Agent as follows:

          1. Names.

          (a) The exact corporate name of the Company as that name appears on its Certificate of Incorporation is as follows:





          Source: UCC ss. 9-402(7) (first sentence)

          (b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:





          Source: UCC ss. 9-402(7) (second and third sentences)

          (c) The following is the Company's federal employer identification number:





          2. Current Locations.

          (a) The chief executive office of the Company is located at the following address:

          Source: UCC ss.ss. 9-103(3), 9-103(4), 9-401(6)

          (b) The following are all other locations in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:

                    (i) In the United States of America:




                    (ii) Outside the United States of America:




          Source: UCC ss.ss. 9-103(3), 9-103(4), 9-401(6)

          (c) The following are all other places of business of the Company:

                    (i) In the United States of America:




                    (ii) Outside the United States of America:


          Source: UCC ss. 9-401(1) (Third Alternative)

          (d) The following are all other locations where any of the Collateral consisting of inventory or equipment is located:

                    (i) In the United States of America:




                    (ii) Outside the United States of America:




          Source: UCC ss. 9-103(1)

          (e) The following are the names and addresses of entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:





          Source: UCC ss.ss. 9-103(1), 9-103(4), 9-304(2) and 9-304(3); see also
UCC ss.ss. 2-326(3), 9-114, 9-305, 9-308 and 9-408

          3. Prior Locations.

          (a) Set forth below is the information required by subparagraphs (a),
(b) and (c) of ss. 2 with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

          Source: UCC ss.ss. 9-103(3)(e) and 9-401(3)

          (b) Set forth below is information required by subparagraphs (d) and
(e) of ss. 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the next four months:





          Source: UCC ss.ss. 9-103(1)(d) and 9-401(3)

          4. Fixtures. Attached hereto as Schedule 4 is the information required by UCC ss. 9-402(5) of each state in which any of the Collateral consisting of fixtures is or is to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.





          Source: UCC ss.ss. 9-401(1) and 9-402(5)

          5. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 5 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company's business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

          Source: UCC ss. 1-201(9), 9-306(2) and 9-402(7) (third sentence); see also UCC ss. 9-301(1)(c)

          6. File Search Reports. Attached hereto as Schedule 6 is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Administrative Agent) (i) in each jurisdiction identified in ss. 2 or 3 above with respect to each name set forth in ss. 1 above, (ii) from each filing officer in each real estate recording office identified on Schedule 4 with respect to the real estate on which Collateral consisting of fixtures is or is to be located and (iii) in each jurisdiction in which any of the transactions described in Schedule 5 took place with respect to the legal name of the person or entity from whom the Company purchased or otherwise acquired any of the Collateral.

          7. UCC Filings. A duly signed financing statement on Form UCC-1 in form acceptable to the Administrative Agent and containing the description of the Collateral set forth on Schedule 7 has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in ss. 2 hereof and in each real estate office referred to in Schedule 4 hereto.

          8. Termination Statements. A duly signed termination statement on Form UCC-3 in form acceptable to the Administrative Agent has been duly filed in each applicable jurisdiction identified in ss. 2 hereof or on Schedule 5 hereto has been delivered to the Administrative Agent.

          IN WITNESS WHEREOF, we have hereunto signed this Certificate on [ ] ___, 1999.

                                          [NAME OF COMPANY]


                                          By: __________________________
                                              Name:
                                              Title:

                                   Schedule 4

                                   Schedule 5

                                   Schedule 6

                                   Schedule 7

                                                                      EXHIBIT N







                ---------------------------------------------------



                              CONSENT AND AGREEMENT

                           Dated as of January 7, 1999

                                      among

                            CENTURY ML CABLE VENTURE

                          CENTURY-ML CABLE CORPORATION

                               NATIONSBANK, N.A.,
                            as Administrative Agent,

                                       and

                    CENTENNIAL WIRELESS PCS OPERATIONS CORP.


                ---------------------------------------------------

          CONSENT AND AGREEMENT (this "Agreement") dated as of January 7, 1999 among CENTURY ML CABLE VENTURE, a New York joint venture (the "Joint Venture"); CENTURY-ML CABLE CORPORATION, a Delaware corporation ("Century ML Cable" and, together with the Joint Venture, the "Owners"); NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent") for the Secured Parties referred to herein; and CENTENNIAL WIRELESS PCS OPERATIONS CORP., a Delaware corporation (the "Company").

          WHEREAS, the Company was organized for the purpose of constructing and operating (directly or, through subsidiaries, indirectly) the PR Systems (as defined in the Credit Agreement referred to below, and referred to herein as the "PR Systems");

          WHEREAS, the Company has entered into the Credit Agreement dated as of January 7, 1999 (the "Credit Agreement") with certain financial institutions and the Administrative Agent (such financial institutions and the other Creditors (as defined in the Credit Agreement) being referred to herein as the "Secured Parties"), providing for extensions of credit (in the forms of loans and letters of credit) in an aggregate principal or face amount not exceeding $1.05 billion;

          WHEREAS, in connection with the PR Systems, the Company and the Owners have entered into the Facilities Agreement dated as of January 2, 1995 (as amended, modified and from time to time in effect, the "Assigned Agreement");

          WHEREAS, in order to secure the Company's obligations under the Credit Agreement, the Company has agreed to transfer and assign for security purposes, and grant a first priority security interest in, all of its right, title and interest in and to (among other things) the Assigned Agreement, to the Administrative Agent pursuant to certain Security Documents (as defined in the Credit Agreement, and referred to herein as the "Assignments") for the benefit of the Secured Parties; and

          WHEREAS, it is a condition precedent to the extension of credit under the Credit Agreement that the Owners shall have executed and delivered this Agreement;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Definitions; Interpretation. Capitalized terms used in this Agreement without definition shall have the respective meanings ascribed thereto in the Assigned Agreement.

          2. Undertakings Relating to the Financing. The Owners hereby jointly and severally acknowledge and agree for the benefit of the Secured Parties as follows:

               (a) Upon receipt by the Owners of notice from the Administrative Agent that an Event of Default (as defined in the Credit Agreement) exists under the Credit Agreement, the Administrative Agent and/or its designee(s) may exercise any and all rights and remedies of the Company under the Assigned Agreement in accordance with its terms and the Owners shall comply in all respects with such exercise.

               (b) The Owners will not, without the prior written consent of the Administrative Agent:

                    (i) consent to or accept any cancellation, termination or
               suspension of the Assigned Agreement tendered by the Company; or

                    (ii) exercise any of its rights set forth in the Assigned
               Agreement to cancel or terminate, or suspend performance under, the Assigned Agreement, unless, in the case of a right to cancel or terminate the Assigned Agreement by reason of an event of default by the Company, the Owners shall have delivered to the Administrative Agent at least 120 days' prior written notice of its intent to exercise such right, specifying the default giving rise to such right and permitting the Administrative Agent (and/or its designee(s) or assignee(s) to cure such default.

               In furtherance of the foregoing clause (ii), if the Administrative Agent or its designee(s) or assignee(s) is precluded from securing physical possession of the PR Systems or from exercising remedies or curing any default pending any required regulatory approval and is pursuing in good faith the obtaining of such regulatory approval, the foregoing time period shall be extended by the period of such pendency.

               Except as otherwise expressly provided pursuant to subsection
          (c), (d) or (e) below, no curing of or attempt to cure any of the Company's defaults under the Assigned Agreement shall be construed as an assumption by the Administrative Agent or any of its designee(s) or assignee(s) of any obligations of the Company under the Assigned Agreement.

               (c) The Owners consent to the collateral assignment, pursuant to the Assignments, by the Company of its interest under the Assigned Agreement. The Owners jointly and severally agree that upon the exercise of the Secured Parties' remedies under the Assignments the Owners shall recognize the Administrative Agent or its assignee(s) or designee(s) as the Company under the Assigned Agreement (subject as follows). In the event that the Administrative Agent or its assignee(s) or designee(s) succeeds to the Company's interest under the Assigned Agreement by foreclosure, the Administrative Agent or its designee(s) or assignee(s) shall assume liability for all of the Company's obligations under the Assigned Agreement and cure all monetary defaults by the Company, and all other material defaults by the Company that are curable by the Administrative Agent or its designee(s) or assignee(s), as the case may be, through commercially reasonable efforts; provided that, if the Administrative Agent or its designee(s) or assignee(s) shall have cured all monetary defaults by the Company, and all other material defaults by the Company that are curable by the Administrative Agent or its designee(s) or assignee(s), as the case may be, through commercially reasonable efforts at the time of such assumption, such liability shall not include any liability for claims of the Owners against the Company arising from the Company's failure to perform during the period prior to such succession.

               (d) Upon the exercise by the Administrative Agent of any of the remedies under the Assignments in respect of the Assigned Agreement, the Administrative Agent may assign its rights and interests and the rights and interests of the Company under the Assigned Agreement to any person or entity, if such person or entity shall assume liability for all obligations of the Company under the Assigned Agreement, if
          (i) such person or entity has the financial resources and managerial expertise to fulfill its obligations under such Assigned Agreement (an "Eligible Assignee"), (ii) such person or entity assumes liability for all obligations of the Company under such Assigned Agreement and (iii) such person or entity cures all monetary defaults by the Company, and all other material defaults by such Company that are curable by such person or entity through commercially reasonable efforts; provided that, if such person or entity shall have cured all monetary defaults by the Company, and all other material defaults by the Company that are curable by such person or entity through commercially reasonable efforts at the time of such assumption, such liability shall not include any liability for claims of the Owners against the Company arising from the Company's failure to perform during the period prior to such assignment. Upon such assignment and assumption, the Secured Parties shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.

               (e) In the event that the Assigned Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar person or entity in any bankruptcy, insolvency or similar proceeding involving either Owner or the Company, or the Assigned Agreement is otherwise terminated as a result of any bankruptcy, insolvency or similar proceeding involving either Owner or the Company, and, if within 120 days after such rejection or termination, the Administrative Agent or its designee(s) or assignee(s) shall so request, the Owners will execute and deliver to the Administrative Agent or such designee(s) or an Eligible Assignee a new Assigned Agreement for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination containing the same terms and conditions as the original Assigned Agreement (except for any requirements which have been fulfilled by the Company and the Owners prior to such rejection or termination). References in this Agreement to an "Assigned Agreement" shall be deemed also to refer to the new Assigned Agreement in replacement thereof.

               (f) In the event that the Administrative Agent or its designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Administrative Agent or its designee(s) in the PR Systems, assume or are liable under the Assigned Agreement (as contemplated in subsection (c), (d) or (e) above and shall have cured all defaults under the Assigned Agreement to the extent required by any of said subsections), liability in respect of any and all obligations of any such person or entity under the Assigned Agreement shall be limited solely to such person's or entity's interest in the

          PR Systems (and no officer, director, employee, shareholder, affiliate or agent thereof shall have any liability with respect thereto).

               (g) Upon the exercise of remedies by the Administrative Agent or the Secured Parties referred to in paragraph (c), (d) or (e) of this
          Section 2 and at all times thereafter until the termination of this Agreement, the owners shall duly and timely perform all of their respective obligations and responsibilities under the Assigned Agreement for the benefit of the Secured Parties.

          3. Special Agreements. Each of the Owners hereby further agrees for the benefit of the Company and, upon the exercise of remedies by the Administrative Agent or the Secured Parties referred to in paragraph (c), (d) or
(e) of Section 2 hereof and at all times thereafter until the termination of this Agreement, the Secured Parties as follows:

               (a) The Owners shall maintain and preserve the Fiber Network and the Wireless Fibers in good working order and condition, ordinary wear and tear excepted, subject to Section 16 of the Assigned Agreement. The Owners and the Company shall obtain, preserve, renew and keep in full force and effect all approvals, authorizations, licenses, franchises (including, without limitation, in the case of the Owners, the franchises for the Cable Systems (each, a "Franchise") and other permissions of all governmental judicial, regulatory and other agencies and authorities, and all easements and rights-of-way necessary to enable the Owners to operate and maintain the Fiber Network and the Wireless Fibers and to perform their respective obligations under the Assigned Agreement. The Owners shall vigorously contest by appropriate proceedings any cancellation, termination or suspension of either Franchise.

               (b) If the Owners transfer their interests in either Franchise, the Owners shall also transfer the Fiber Network and the Wireless Fibers to the same transferee and (unless such transfer is accomplished by means of a transfer of stock or other equity interests in which the Owners continue to be the owners of the Fiber Network and the Wireless Fibers) cause such transferee to expressly assume the obligations of the Owners hereunder pursuant to a written agreement reasonably acceptable to the Administrative Agent.

          4. Indemnity. The Owners jointly and severally agree to indemnify and hold harmless the Secured Parties and each of their respective affiliates, and each of their respective officers, directors, employees, agents, advisors, representatives, and controlling persons (each, an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of counsel and reasonable allocated costs of in-house counsel) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Party in connection with or arising out of, or in connection with the preparation of a defense of, (a) any breach by either Owner of any of its obligations hereunder or (b) any representation or warranty by either Owner hereunder proving to have been false when made hereunder.

          5. Representations and Warranties. Each Owner hereby represents and warrants to the Administrative Agent and each of the other Secured Parties that:

               (a) such Owner has the full power, authority, and legal right to execute, deliver and perform its obligations hereunder;

               (b) this Agreement has been duly executed and delivered by such Owner and constitutes the legal, valid and binding obligation of such Owner enforceable against such owner in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally;

               (c) there is no action, suit or proceeding by or before any government authority, arbitral tribunal or other body now pending or to the best knowledge of such owner threatened against or affecting such Owner or any of its properties, rights or assets which (i) if adversely determined, individually or in the aggregate, could have a material adverse effect on its ability to perform its obligations under this Agreement or (ii) questions the validity, binding effect or enforceability of this Agreement or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

          6. Representations and Warranties in Assigned Agreement. Each Owner hereby represents and warrants to Secured Parties that representations and warranties made by it in the Assigned Agreement are true as of the date of this Agreement with the same force and effect as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date).

          7. Termination. The Administrative Agent shall notify the Owners promptly upon the payment in full by the Company of all outstanding obligations secured by the Assignments, the termination of the commitments to extend further credit under the Credit Agreement and the expiration of all letters of credit issued under the Credit Agreement, whereupon this Agreement shall terminate.

          8. Miscellaneous.

          (a) No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          (b) All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received.

          (c) The Owners jointly and severally agree to reimburse each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any enforcement proceeding resulting from the Owners' failure to perform any of their obligations hereunder, including, without limitation, the enforcement of this paragraph (c).

          (d) The terms of this Agreement may be waived or amended only by an instrument in writing.

          (e) This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each Owner and each Secured Party.

          (f) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (g) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Owner hereby further irrevocably and unconditionally:

                    (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be
               brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail return receipt requested (or any substantially similar form of mail), postage prepaid, to such Owner at its address set forth herein or at such other address of which the Administrative Agent shall have been notified pursuant thereto with (in the case of any such service of process to the Company) a copy to Leavy Rosensweig & Hyman, 11 East 44th Street, New York, New York 10017, Attention: David Z. Rosensweig, Esq.; and

                    (iv) agrees that nothing herein shall affect the right to
               effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (h) EACH OF THE OWNERS, THE COMPANY AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (i) The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          (j) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Agreement to be duly executed and delivered as of the date first written above.


                                          CENTURY ML CABLE VENTURE

                                          By:  CENTURY COMMUNICATIONS CORP.
                                               (a Texas corporation),
                                               a Venturer and Manager

                                          By:______________________________
                                               Name:
                                               Title:

                                          Address for Notices:
                                          Telecopier No.:
                                          Telephone No.:
                                          Attention:


                                          CENTURY ML CABLE CORPORATION

                                          By:  CENTURY COMMUNICATIONS CORP.
                                               (a Texas corporation), Manager

                                          By:_______________________________
                                               Name:
                                               Title:

                                          Address for Notices:
                                          Telecopier No.:
                                          Telephone No.:
                                          Attention:
Accepted:
NATIONSBANK, N.A.
  as Administrative Agent


By:  __________________________
       Name:
       Title:

Address for Notices:
NationsBank, N.A.
901 Main Street, 14th floor
Dallas, Texas 75202-3748
Telecopier No.:  (214) 508-9390
Telephone No.:  (214) 508-2126
Attention:  Agency Services

Acknowledged and Agreed:


CENTENNIAL WIRELESS PCS OPERATIONS CORP.

By:  __________________________________
       Name:
       Title:

Address for Notices:
Centennial Cellular Corp.
Corporate Office
1305 Campus Office
Neptune, N.J.  07753
Telecopier No.:  (732) 919-1022
Telephone No.:  (732) 919-1000
Attention.:  President

                                                                       Exhibit O

             [Form of Joinder Agreement for Lambda Operations Corp.]


          JOINDER AGREEMENT, dated as of [ ], made by Lambda Operations Corp. (an "Additional Obligor"), in favor of NationsBank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions ("Lenders") from time to time parties to the Credit Agreement, dated as of January 7, 1999 (as the same may be amended, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing all or any portion of the Indebtedness under such agreement or any successor agreement, the "Credit Agreement"; capitalized terms not defined herein have the meanings given to them in the Credit Agreement), among Centennial Cellular Operating Co. LLC, as Borrower, PR Borrower, Parent, as a Guarantor, each of the other Guarantors party thereto, certain lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, NationsBank, N.A., as Co-Arranger and Administrative Agent, The Chase Manhattan Bank, as Co-Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Co-Documentation Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Senior Managing Agent.


                              W I T N E S S E T H :

          WHEREAS, the parties to this Joinder Agreement wish to amend Schedule 1.01(d) to the Credit Agreement and to include Lambda Operations Corp. as a co-borrower of the Loans and other extensions of credit made thereunder to PR Borrower in the manner hereinafter set forth; and

          WHEREAS, this Joinder Agreement is entered into pursuant to Section 9.03(c) of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. The undersigned Additional Obligor hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the Security Agreement dated as of January 7, 1999 among Centennial Cellular Operating Co. LLC, a Delaware limited liability company, Parent, as a Guarantor, the other Guarantors party thereto from time to time and NationsBank, N.A., as Administrative Agent (the "Security Agreement") and acknowledges and agrees to:

     (a) join the Credit Agreement as an Obligor, and, more specifically, as PR Borrower and a Guarantor, and the Security Agreement as a Pledgor, as indicated with its signature below;

     (b) be bound by all covenants, agreements and acknowledgments attributable to an Obligor in the Credit Agreement and a Pledgor in the Security Agreement; and

     (c) perform all obligations and duties required of it by the Credit Agreement and the Security Agreement as an Obligor and Pledgor.

          2. Each of the undersigned hereby represents and warrants that the representations and warranties with respect to it contained in Section 8 of the Credit Agreement and each of the other Credit Documents to which such signatory is a party, by virtue of this Joinder Agreement or otherwise, or which are contained in any certificate furnished by or on behalf of such signatory are true and correct on the date hereof as if made on and as of the date hereof.

          3. The address and jurisdiction of incorporation of each of the undersigned is set forth below its name on the signature pages hereto.

          4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.

Dated:  [         ]

                                    LAMBDA OPERATING CORP.,
                                      as PR Borrower, Obligor and
                                      Pledgor


                                    By:____________________________________
                                        Name:
                                        Title:


                                    Address:


                                    Jurisdiction of Incorporation:

ACKNOWLEDGED AND AGREED TO:

NATIONSBANK, N.A.,
  as Administrative Agent


By:______________________________
    Name:
    Title:

                                                    ANNEX A


                                                  COMMITMENTS



                                                                                                Allocation
                                            Revolving       Tranche A      Tranche A-PR    Tranche B  Tranche C Term
                                              Credit        Term Loan        Term Loan     Term Loan       Loan
Institution                                Commitments     Commitments      Commitments   Commitment   Commitments           Total
-----------                                ---------       -----------      -----------   ----------   -----------           -----

Merrill Lynch Capital Corporation         14,289,215.68   29,402,233.12   11,308,551.20   33,750,000   33,750,000        122,500,000
NationsBank, N.A.                         13,509,803.92   27,798,474.95   10,691,721.13  108,500,000  101,000,000        261,500,000
The Chase Manhattan Bank                  13,509,803.92   27,798,474.95   10,691,721.13                                   52,000,000
The Bank of Nova Scotia                   12,470,588.23   25,660,130.72    9,869,281.05                                   48,000,000
Morgan Stanley Senior Funding, Inc.       12,470,588.23   25,660,130.72    9,869,281.05                                   48,000,000
Fleet National Bank                       10,000,000.00   21,666,666.67    8,333,333.33                                   40,000,000
Societe Generale                          10,000,000.00   21,666,666.67    8,333,333.33                                   40,000,000
Toronto Dominion (Texas) Inc.             10,000,000.00   21,666,666.67    8,333,333.33    6,250,000    9,250,000         55,500,000
BHF - Bank Aktiergesellschaft              6,250,000.00   20,763,888.89    7,986,111.11    5,000,000    5,000,000         45,000,000
Credit Lyonnais New York Branch            8,750,000.00   18,958,333.33    7,291,666.67                                   35,000,000
Cooperative Centrale
   Raiffeisen-Boerenleenbank B.A.,
   "RABOBANK NEDERLAND", New
   York Branch                             8,750,000.00   18,958,333.33    7,291,666.67                                   35,000,000
Telecom Financial Services
   Corporation                             6,250,000.00   13,541,666.67    5,208,333.33                                   25,000,000
PNC Bank, National Association             6,250,000.00   13,541,666.67    5,208,333.33                                   25,000,000
Dresdner Bank AG, New York and
   Grand Cayman Branch                     6,250,000.00   13,541,666.67    5,208,333.33                                   25,000,000

                                      O-4


Union Bank of California                   5,000,000.00   10,833,333.33    4,166,666.67                                   20,000,000
The Fuji Bank, Limited                     3,750,000.00    8,125,000.00    3,125,000.00                                   15,000,000
The CIT Group/Equipment Financing, Inc.    2,500,000.00    5,416,666.67    2,083,333.33                                   10,000,000
Tyler Trading, Inc.                                                                        5,000,000    5,000,000         10,000,000
KZH III LLC                                                                                             4,500,000          4,500,000
KZH CypressTree-1 LLC                                                                      4,500,000    4,500,000          9,000,000
CypressTree Investment Management
  Company, Inc.                                                                              500,000      500,000          1,000,000
Canadian Imperial Bank of Commerce                                                         5,000,000    5,000,000         10,000,000
Credit Agricole Indosuez                                                                   5,000,000    5,000,000         10,000,000
Floating Rate Portfolio                                                                    2,500,000    2,500,000          5,000,000
Oak Hill Securities Fund, L.P.                                                             5,000,000    5,000,000         10,000,000
Octagon Loan Trust                                                                         5,000,000    5,000,000         10,000,000
KZH Longdale LLC                                                                           2,500,000    2,500,000          5,000,000
KZH Riverside LLC                                                                          5,000,000    5,000,000         10,000,000
Travelers Corporate Loan Fund Inc.                                                         2,500,000    2,500,000          5,000,000
The Travelers Insurance Company                                                            2,500,000    2,500,000          5,000,000
Fremont Investment & Loan                                                                  3,750,000    3,750,000          7,500,000
The ING Capital Senior Secured High
   Income Fund, L.P.                                                                       3,750,000    3,750,000          7,500,000
Morgan Guaranty Trust Company of New
   York, as Trustee for the Commingled
   Pension Trust Fund                                                                      2,250,000    2,250,000          4,500,000
Morgan Guaranty Trust Company of New
   York, as Trustee for the MGT High
   Yield Bond Fund                                                                         1,500,000    1,500,000          3,000,000
Osprey Investments Portfolio                                                               2,500,000    2,500,000          5,000,000
Foothill Income Trust, L.P.                                                                2,500,000    2,500,000          5,000,000
KZH Soleil-Z LLC                                                                           3,750,000    3,750,000          7,500,000
Allstate Life Insurance Company                                                            2,500,000    2,500,000          5,000,000
Metropolitan Life Insurance Company                                                        2,500,000    2,500,000          5,000,000
Keyport Life Insurance Company                                                             1,500,000    1,500,000          3,000,000


                       Total            $149,999,999.98 $325,000,000.03 $124,999,999.99 $225,000,000 $225,000,000     $1,050,000,000

                                      O-5